Exhibit 99.1

SETTLEMENT AGREEMENT, as Amended on May 1, 2020

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VIII.	ATTORNEYS’ FEES AND EXPENSES AND INDIVIDUAL PLAINTIFF AWARDS	70

IX.	WITHDRAWAL ORDER, PRELIMINARY APPROVAL ORDER, GUC TRUST APPROVAL ORDER, FINAL ORDER, FINAL JUDGMENT AND RELATED ORDERS	74

X.	BEST EFFORTS TO EFFECTUATE THIS SETTLEMENT	79

XI.	MODIFICATION OR TERMINATION OF THIS AGREEMENT	79

XII.	GENERAL MATTERS AND RESERVATIONS	86

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TABLE OF EXHIBITS

Exhibit 1:	List of Economic Loss Actions in In re: General Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF).

Exhibit 2:	Allocation Decision

Exhibit 3:	GUC Trust Approval Order

Exhibit 4:	GUC Trust Motion

Exhibit 5:	Long Form Notice

Exhibit 6:	Preliminary Approval Order

Exhibit 7:	Qualified Settlement Fund Trust Agreement

Exhibit 8:	GUC Trust Release Agreement

Exhibit 9:	Settlement Claim Form

Exhibit 10:	Settlement Claim Review Protocol

Exhibit 11:	Short Form Notice

Exhibit 12:	Summary Settlement Notice

Exhibit 13:	Withdrawal Order

Exhibit 14:	Declaration of the Class Action Settlement Administrator

Exhibit 15:	Notice Pursuant to the Class Action Fairness Act, 28 U.S.C. §1715

Exhibit 16:	Initial Press Release

Exhibit 17:	Reminder Press Release

Exhibit 18:	Supplemental Notice Pursuant to the Class Action Fairness Act, 28 U.S.C. §1715

Exhibit 19:	AAT Release Agreement

Exhibit 20:	AAT Approval Order

Exhibit 21:	[Proposed] Order Supplementing Order Granting Preliminary Approval Of Class Settlement, Directing Notice Under Rule 23(E) And Granting Related Relief

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NOW, THEREFORE, without any admission or concession by Plaintiffs or Plaintiffs’ Class Counsel of any lack of merit to their allegations and claims, and without any admission or concession by New GM, the GUC Trust, and/or the AAT of any liability or wrongdoing or lack of merit in their defenses, in consideration of the mutual covenants and terms contained herein, Plaintiffs, Plaintiffs’ Class Counsel, New GM, the GUC Trust, and the AAT agree as follows1:

I. DEFINITIONS

As used in this Agreement (as defined below) and its attached exhibits, which exhibits are an integral part of this Agreement and are incorporated by reference in their entirety, the following terms have the following meanings, unless this Agreement specifically provides otherwise:

1.    “AAT” means the Motors Liquidation Company Avoidance Action Trust established pursuant to the Old GM Plan.

2.    “AAT Agreement” means that certain Fourth Amended and Restated Motors Liquidation Company Avoidance Action Trust Agreement, dated as of February 25, 2019, as such agreement may be amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

3.    “AAT Counsel” means Binder & Schwartz LLP.

4.    “AAT Administrator” means Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the AAT pursuant to the AAT Agreement.

5.    “AAT Approval Order” means the order to be entered by the Bankruptcy Court approving the AAT Motion, as described in Paragraph 152 of this Agreement, which is to be substantially in the form attached hereto as Exhibit 20.

[1]

The Parties are amending this Agreement originally executed on March 27, 2020 in order to add the AAT as an additional Party. This Agreement makes reference to certain motions already filed and heard by the Bankruptcy Court and the MDL Court on April 23, 2020 and to orders already entered, as well as to two new motions and two new proposed orders (Exhibits 20 and 21) to be filed and heard.

6.    “AAT Approval Order Effective Date” shall be the date on which the AAT Approval Order becomes a final order. For purposes of this Agreement, the AAT Approval Order shall be considered a final order at such time that:

a.	if no appeal has been taken from the AAT Approval Order, “AAT Approval Order Effective Date” means the date on which the time to appeal therefrom has expired;

b.

if any appeal has been taken from the AAT Approval Order, “AAT Approval Order Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the AAT Approval Order in all respects; or

c.	any other date if agreed upon in writing by all of Plaintiffs’ Class Counsel, New GM, the GUC Trust and the AAT.

7.     “AAT Distribution Date” means the earlier to occur of (i) the AAT Approval Order Effective Date, and (ii) the date on which the AAT makes the “Initial Distribution” as that term is defined in that certain Order Pursuant to Sections 105 and 1142 of the Bankruptcy Code and Bankruptcy Rules 3020 Approving the Distribution Plan to the Avoidance Action Trust’s Beneficiaries, entered on April 24, 2020 in the Bankruptcy Case [ECF No. 14731], which shall be deemed made on the date that the AAT commences distributions of Avoidance Action Proceeds (as defined in the AAT Agreement) to holders of Allowed General Unsecured Claims.

8.    “AAT Monitor” means Arthur J. Gonzalez, solely in his capacity as trust monitor of the AAT pursuant to the AAT Agreement.

9.    “AAT Motion” means a motion, in a form agreed to by the AAT, New GM, the GUC Trust and Plaintiffs’ Class Counsel, filed by the AAT in the Bankruptcy Case seeking, inter alia, an order of the Bankruptcy Court, pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019, (i) approving the AAT Administrator’s Actions, (ii) approving the Settlement Agreement and the AAT Release Agreement, and (iii) authorizing the reallocation of AAT assets.

10.    “AAT Release Agreement” means the Release Agreement by and between New GM and the AAT attached hereto as Exhibit 19, which shall become effective on the AAT Approval Motion Effective Date.

11.    “AAT Released Parties” or “AAT Trust Released Party” means the AAT, the AAT Administrator, the AAT Monitor, and any and all of each of their past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, unitholders, beneficiaries, trustees, insurers, reinsurers, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns. The Parties expressly acknowledge that each of the foregoing is included as an AAT Released Party even though not identified by name herein.

12.    “Action” or “Actions” means (a) all economic loss claims relating to the Recalls, whether asserted as class, mass, or individual actions, however denominated, that are consolidated for pretrial proceedings in the MDL Court in In re: General Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF) (“MDL 2543”), including those listed in Exhibit 1 hereto and all economic loss claims relating to the Recalls filed in the past, present or future in any federal or state court or other tribunal, and (b) all economic loss claims, whether asserted as class, mass, or individual claims, including all Late Claims Motions and all Proposed Proofs of Claims involving alleged economic loss, however denominated, filed or asserted in the Bankruptcy Case. For purposes of clarification, Actions does not include any action in the MDL or the Bankruptcy Case to the extent the litigant is seeking recovery for personal injury and/or wrongful death but does include economic loss claims asserted by any such litigant.

13.    “Adjustment Shares” has the meaning set forth in Section 3.2(c) of the Sale Agreement.

14.    “Agreement” or “Settlement” means this Amended Settlement Agreement and the exhibits attached hereto or incorporated herein, which are an integral part of this Agreement, including any subsequent amendments and any exhibits to such amendments.

15.    “Allocation Counsel” means the following counsel who have been appointed by Plaintiffs’ Class Counsel to serve as separate counsel for and representing each Subclass for the purposes of advocating allocation of the Net Common Fund across the Subclasses: Marc Seltzer of Susman Godfrey LLP (Subclass 1), Kevin Dean of Motley Rice LLC (Subclass 2), Matthew Weinshall of Podhurst Orseck, P.A. (Subclass 3), Steven Davis of Boies Schiller Flexner LLP (Subclass 4), and John Tangren of DiCello Levitt Gutzler (Subclass 5). Mr. Seltzer was appointed by the MDL Court to the Executive Committee in MDL 2543 pursuant to Order No. 8 (Docket No. 249), and the other Allocation Counsel are each respectively law firm partners of individual counsel appointed by the MDL Court to the Executive Committee pursuant to Order No. 8. Mr. Dean is a partner with Joe Rice of Motley Rice LLC; Mr. Weinshall is a partner with Peter Prieto of Podhurst Orseck, P.A.; Mr. Davis is a partner with David Boies of Boies Schiller Flexner LLP; and Mr. Tangren is a partner with Adam Levitt of DiCello Levitt Gutzler. The Allocation Decision, attached hereto as Exhibit 2, was decided by the Court-Appointed Economic Loss Mediator.

16.    “Attorneys’ Fees and Expenses” means such funds as may be awarded by the MDL Court and that shall not, under any circumstances, exceed Thirty Four Million Five Hundred Thousand U.S. Dollars ($34,500,000.00) to compensate any and all attorneys who represent any Person asserting economic loss claims pertaining to the Actions, as described in Section VIII of this Agreement.

17.     “Bankruptcy Case” means the chapter 11 case pending in the Bankruptcy Court captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG).

18.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

19.    “Claims Estimate Order” has the meaning set forth in Section 3.2(c) of the Sale Agreement.

20.    “Class” means, for settlement purposes only, all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions. The Class is comprised of five Subclasses as follows (the “Subclasses”), and a Class Member who own(ed), purchase(d), and/or lease(d) more than one Subject Vehicle is included within different Subclasses listed below and shall be a member of each applicable Subclass:

a.

Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047. Proposed Subclass 1 Counsel is Marc Seltzer of Susman Godfrey LLP.

b.

Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400. Proposed Subclass 2 Counsel are Joe Rice and Kevin Dean of Motley Rice LLC.

c.

Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346. Proposed Subclass 3 Counsel are Peter Prieto and Matthew Weinshall of Podhurst Orseck, P.A..

d.

Subclass 4: The Electronic Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153. Proposed Subclass 4 Counsel are David Boies and Steven Davis of Boies Schiller Flexner LLP.

e.

Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118. Proposed Subclass 5 Counsel are Adam Levitt and John Tangren of DiCello Levitt Gutzler.

Excluded from the Class are: (a) the MDL Court and the Bankruptcy Court and each of their personnel and the judicial officers presiding over the Actions and members of their immediate family and staffs; (b) authorized GM dealers who executed a dealer agreement with New GM or Old GM; (c) daily rental fleet purchasers, owners and lessees (including all registrants of a Subject Vehicle identified as “rental” in the IHS Markit / Polk vehicle registration data provided by New

GM to the Class Action Settlement Administrator); (d) governmental or quasi-governmental bodies, political subdivisions, and any agency or instrumentality thereof (including all registrants of a Subject Vehicle designated as “governmental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (e) each Person who did not own, purchase, and/or lease a Subject Vehicle until after the Recall Announcement Date applicable to that Subject Vehicle; (f) all counsel (and their law firms) representing Plaintiffs in the Actions, including Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, and members of their immediate family; (g) all Persons who released claims relating to the Actions against all of the GUC Trust, the AAT, Old GM and New GM concerning a Subject Vehicle, including without limitation all Persons who signed a consumer release and received a payment from the Arizona Attorney General pursuant to the Consent Decree entered on March 8, 2018 by the Superior Court of the State of Arizona in the matter of Arizona v. General Motors LLC, No. CV 2014-014090 (Maricopa County, Ariz.), all Persons who signed a GM Ignition Compensation Claims Resolution Facility Release of All Claims and received payment from Claims Administrator Kenneth Feinberg, and Persons who signed and notarized a release to settle a lawsuit or unfiled claims with New GM pertaining to a motor vehicle accident involving the Subject Vehicle in which the release released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning the Subject Vehicle; and (h) all Persons who are Opt-Outs.

21.    “Class Action Settlement Administrator” means the third-party agent who must be agreed to by New GM and Plaintiffs’ Class Counsel as a condition precedent to appointment by the MDL Court, and then who shall be approved by and appointed by the MDL Court to implement the Class Notice, the Settlement Claims Process, receiving and maintaining requests of Class Members to become an Opt-Out and other aspects of settlement administration to implement the requirements of this Agreement as set forth in a joint retention agreement and as further described below. New GM and Plaintiffs’ Class Counsel agree that Jennifer M. Keough of JND Legal Administration shall serve as Class Action Settlement Administrator, subject to approval by the MDL Court.

22.    “Class Member” means a member of the Class.

23.    “Class Members’ Release” means the release, waiver, and covenant not to sue set forth in Section VI.A of this Agreement and in the Final Order and Final Judgment.

24.    “Class Notice” means the notice program described in Section III.

25.    “Common Fund” means the Qualified Settlement Fund described in Section II.A.

26.    “Court-Appointed Economic Loss Settlement Mediator” means Layn R. Phillips, both a former United States Attorney and a former United States District Judge, who the MDL Court appointed as economic loss mediator pursuant to Order No. 132 entered on September 11, 2017 (Docket No. 292).

27.    “Designated Counsel” means Brown Rudnick LLP and Stutzman, Bromberg, Esserman & Plifka.

28.    “Excess Distribution” means the distribution in the amount of Three Hundred Million U.S. Dollars ($300,000,000.00) to be paid by the GUC Trust to the Unitholders as set forth in Paragraph 154 of this Agreement.

29.    “Excess Distribution Date” means the earlier to occur of (i) the GUC Trust Approval Order Effective Date, and (ii) the date on which the GUC Trust makes the Excess Distribution.

30.     “Fairness Hearing” means the hearing to be held pursuant to Fed. R. Civ. P. 23(e) for the purposes of the MDL Court determining whether to approve this Agreement as fair, reasonable, and adequate and to approve and enter the Final Order and Final Judgment.

31.    “5ACC” means the Fifth Amended Consolidated Complaint filed in In re: General Motors Ignition Switch, Case No. 14-MD-2543 (JMF) on September 8, 2017.

32.    “Final Effective Date” means the latest date on which the Final Order and Final Judgment approving this Agreement becomes final. For purposes of this Agreement:

a.	if no appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which the time to appeal therefrom has expired; or

b.

if any appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the Final Order or Final Judgment in all respects; or

c.

if Plaintiffs’ Class Counsel, New GM, and the GUC Trust all agree in writing, then the “Final Effective Date” can occur on any other agreed date, provided, however, that, pursuant to the direction of the MDL Court, the MDL Court must issue an Order approving any such date agreed upon by the parties.

33.    “Final Judgment” means the MDL Court’s final judgment as described in Section IX of this Agreement.

34.    “Final Order” means the MDL Court’s order approving the Settlement and this Agreement, as described in Section IX of this Agreement.

35.    “GUC Trust” means the Motors Liquidation Company GUC Trust established pursuant to the Old GM Plan.

36.    “GUC Trust Administrator” means Wilmington Trust Company, solely in its capacity as GUC Trust Administrator and Trustee of the GUC Trust pursuant to the GUC Trust Agreement.

37.    “GUC Trust Agreement” means that certain Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of July 30, 2015, as such agreement may be amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

38.    “GUC Trust Approval Order” means the order entered by the Bankruptcy Court approving the GUC Trust Motion, as described in Paragraph 151 of this Agreement, substantially in the form attached hereto as Exhibit 3.

39.    “GUC Trust Approval Order Effective Date” shall be the date on which the GUC Trust Approval Order becomes a final order. For purposes of this Agreement, the GUC Trust Approval Order shall be considered a final order at such time that:

a.	if no appeal has been taken from the GUC Trust Approval Order, “GUC Trust Approval Order Effective Date” means the date on which the time to appeal therefrom has expired;

b.

if any appeal has been taken from the GUC Trust Approval Order, “GUC Trust Approval Order Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the GUC Trust Approval Order in all respects; or

c.	any other date if agreed upon in writing by all of Plaintiffs’ Class Counsel, New GM, and the GUC Trust.

40.    “GUC Trust Counsel” means McDermott Will & Emery LLP.

41.    “GUC Trust Excess Distribution Motion” means the motion filed in the Bankruptcy Court by the GUC Trust dated July 8, 2019 [ECF No. 14552], seeking Bankruptcy Court approval to distribute Three Hundred Twenty Million Eight Hundred and Eighty Thousand Six Hundred and Thirty Nine U.S. Dollars ($320,880,639.00) to the GUC Trust’s existing Unitholders.

42.    “GUC Trust Monitor” means FTI Consulting, Inc., solely in its capacity as trust monitor of the GUC Trust pursuant to GUC Trust Agreement.

43.    “GUC Trust Motion” means a motion, in a form agreed to by the GUC Trust, New GM, and Plaintiffs’ Class Counsel, and in the form attached hereto as Exhibit 4, filed by the GUC Trust in the Bankruptcy Case seeking, inter alia, an order of the Bankruptcy Court, pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019, (i) approving the GUC Trust Administrator’s Actions, (ii) approving the Settlement Agreement and the GUC Trust Release Agreement, and (iii) authorizing the reallocation of GUC Trust Assets, including, without limitation, findings by the Bankruptcy Court that (a) the GUC Trust’s execution, delivery and performance of the Settlement Agreement and the GUC Trust Release Agreement are approved, (b) the Excess Distribution by the GUC Trust to the Unitholders is authorized, (c) the GUC Trust’s granting of the releases and covenants not to sue incorporated in the Settlement Agreement and in the GUC Trust Release Agreement (the “GUC Trust Release” and the “New GM Release”) are

approved, and (d) the reallocation of Fifty Million U.S. Dollars ($50,000,000.00) in “GUC Trust Assets” (as the term is defined in the GUC Trust Agreement) to fund the GUC Trust’s payment of (1) Two Million U.S. Dollars ($2,000,000.00) in Settlement Implementation Expenses (as defined in Paragraph 88) if and only if the Bankruptcy Court enters the GUC Trust Approval Order and the MDL Court enters the Withdrawal Order and the Preliminary Approval Order and (2) Forty-Eight Million U.S. Dollars ($48,000,000.00) into the Common Fund within 30 days of the Final Effective Date.

44.    “GUC Trust Release Agreement” means the Release Agreement by and between New GM and the GUC Trust attached hereto as Exhibit 8, which shall become effective on the Excess Distribution Date.

45.    “GUC Trust Released Parties” or “GUC Trust Released Party” means the GUC Trust, the GUC Trust Administrator, the GUC Trust Monitor, and any and all of each of their past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, Unitholders, beneficiaries, trustees, insurers, reinsurers, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns. The Parties expressly acknowledge that each of the foregoing is included as a GUC Trust Released Party even though not identified by name herein.

46.    “Late Claims Motions” means, collectively, those motions filed in the Bankruptcy Case by or on behalf of Plaintiffs and Class Members seeking authority to file late proofs of claim, including, without limitation, the motions set forth at Bankruptcy Court docket ECF Nos. 13806, 13811, 13818, and 14280.

47.    “Letter Regarding Adjustment Shares” means that certain letter regarding the Adjustment Shares dated September 23, 2011 by, among others, New GM, Old GM and the GUC Trust.

48.    “Long Form Notice” means the Long Form Notice substantially in the form attached hereto as Exhibit 5.

49.    “MDL Court” means the United States District Court for the Southern District of New York.

50.    “Net Common Fund” means the funds remaining in the Common Fund after subtracting payments for all Settlement Implementation Expenses (as defined in Paragraph 88 below), as well as, if there is a Final Effective Date, after subtracting payments for any Plaintiff Incentive Awards (as defined in Paragraph 89 below).

51.    “New GM” means General Motors LLC.

52.    “New GM’s Counsel” means Kirkland & Ellis LLP.

53.    “New GM Released Parties” or “New GM Released Party” means:

a.	General Motors Company, General Motors LLC, General Motors Holdings LLC, Vehicle Acquisition Holdings, LLC, and NGMCO, Inc.;

b.

Any and all Persons, including dealerships, involved in the design, manufacture, assembly, testing, sale, repair, marketing, advertising, inspection, maintenance, recall, or distribution of a Subject Vehicle;

c.	Any and all suppliers of materials, components, and/or services used in the manufacture of a Subject Vehicle; and

d.	Any and all past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, Unitholders, beneficiaries, trustees, insurers, reinsurers, dealers, suppliers, vendors, advertisers, service providers, distributors and sub-distributors, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns of any person, company, or entity identified in subparagraphs a.-c. of this Paragraph.

e.	The Parties expressly acknowledge that each of the foregoing is included as a New GM Released Party even though not identified by name herein.

54.    “Old GM” means Motors Liquidation Company f/k/a General Motors Corporation.

55.    “Old GM Bankruptcy Estates” means the Debtors’ (as defined in the Old GM Plan) estates created upon the commencement of the Bankruptcy Case, including, without limitation, all property, rights, defenses and claims included therein.

56.    “Old GM Plan” means the Debtors’ Second Amended Joint Chapter 11 Plan, dated March 18, 2011, and as confirmed by the Bankruptcy Court on March 29, 2011.

57.    “Opt-Outs” means all Persons within the definition of the Class who have submitted timely requests for exclusion in conformity with the procedural and substantive requirements of this Agreement, and all applicable orders of the MDL Court prior to the Opt-Out Deadline, and who thereafter do not revoke such request for exclusion prior to entry of the Final Judgment.

58.    “Opt-Out Deadline” means the date the MDL Court orders as the deadline for Persons to request becoming an Opt-Out, which date the Parties shall propose will be 175 days after the date on which the MDL Court enters the Preliminary Approval Order.

59.    “Participating Unitholders” means certain unaffiliated holders in excess of 65% of the beneficial units of the GUC Trust, as of the date of this Agreement, represented by Akin Gump Strauss Hauer & Feld LLP.

60.    “Parties” means Plaintiffs, New GM, the GUC Trust, and the AAT, collectively, as each of those terms is defined in this Agreement.

61.    “Person” or “Persons” means an individual, corporation, business, company, firm, partnership, association, proprietorship, trust, governmental or quasi-governmental body or political subdivision or any agency or instrumentality thereof, or any other entity or organization.

62.    “Plaintiffs” means Valeria Glenn, Gerald Smith, Marion Smoke, Camille Burns, Joe Glover, Nettleton Auto Sales, Inc., Grace Belford, Barbara Hill, Ray Wieters, Patricia Barker, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Kellie Cereceres, Crystal Hardin, Yvonne James-Bivins, Javier Malaga, Winifred Mattos, Santiago Orosco, David Padilla, Esperanza Ramirez, William Rukeyeser, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Margaret Lesnansky, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Wandell Littles Beazer, Stacey Bowens, Robert Deleo, Celeste Deleo, Michael Pesce, Lisa Teicher, Tracey Perillo, LaTonia Tucker, Joni Ferden-Precht, Debra Forbes, Kim Genovese, Rhonda Haskins, Maria E. Santiago, Harvey Sobelman, Verlena Walker, Neysa Williams, Rochelle Bankhead, Carla Cartwright, Dale Dowdy, Jennifer Dunn, Towana Ferguson, Jenny Mathis, Billy Mosley, Clifford Turner, Barry Wilborn, Dennis Walther, Patricia Backus, Susan Benner, Debra Cole, Charlene Kapraun, Keith Nathan, Patrick Painter, Cliff Redmon, Lane Blackwell, Jr., Martha Cesco, Heather Holleman, Valerie Mortz Rogers, Cheryl Reed, Karen Rodman, Heidi Wood, Alphonso Wright, James Dooley, Lyle Wirtles, Carl Bosch, Evelyn Bosch, Phyllis Hartzell, Philip Zivnuska, Elizabeth Stewart, Dawn Talbot, Frances Ann Fagans, Lori Green, Raymond Naquin, Lisa West,

Debra Quinn, Harry Albert, Marc Koppleman, Madelaine Koppelman, Melody Lombardo, Jerrod Pinkett, Robert Wyman, Debra Companion, Colin Elliott, Richard Leger, Susan Viens, Brittany Vining, Sheree Anderson, Marquetta Chestnut, Diana Cnossen, Rafael Lanis, Sophia Marks, David Price, Brian Semrau, Jacqueline Smith, Bryan Wallace, Franklin Wloch, Anna Allshouse, David Cleland, Janelle Davis, William Hill, Christine Leonzal, Cynthia Shatek, Jennifer Sullivan, Larry Haynes, Frances Howard, Elizabeth D. Johnson, Ashley Murray, Youloundra Smith, Linda Wright, Brad Akers, Deloris Hamilton, Cynthia Hawkins, Kenneth Robinson, Ronald Robinson, Mario Stefano, Christopher Tinen, Patrice Witherspoon, Laurie Holzwarth, Susan Rangel, Bonnie Hensley, Sandra Horton, Wayne Wittenberg, Crystal Mellen, Michael Amezquita, Heather Francis, Anthony Juraitis, Gene Reagan, Steven Sileo, Javier Delacruz, Lorraine De Vargas, Arteca Heckard, Bernadette Romero, Irene Torres, Renate Glyttov, Sandra Levine, Nicole Mason, Donna Quagliana, Michael Rooney, William Ross, Richelle Draper, Gwen Moore, Leland Tilson, Jolene Mulske, Lisa Axelrod, Gail Bainbridge, Tracie Edwards, Georgianna Parisi, Peggy Robinson, Bradley Siefke, Steven M. Steidle, Bonnie Taylor, William Troiano, Reggie Welch, Carleta Burton, Deneise Burton, Debra Cummings, Jerrile Gordon, Paulette Hand, Jennifer Reeder, Bruce Wright, Denise Wright, William Bernick, Shelton Glass, Janice Bagley, Raymond Berg, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, David Schumacher, Greg Theobald, Mary Dias, Garrett Mancieri, Annette Hopkins, Frances James, Cassandra Legrand, Kimberly Mayfield, Edith Williams, Norma Lee Holmes, Catherine Senkle, Helen A. Brown, Alexis Byrd, Felisha Johnson, Sharon Newsome, Louise Tindell, Silas Walton, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, Michael Graciano, Shenyesa Henry, Keisha Hunter, Lisa McClellan, Lisa Simmons, Malinda Stafford, Alexis Crockett, Blair Tomlinson, Paul Jenks, Reynaldo Spellman, Michael Garcia, Tony Hiller, Stephanie Renee Carden, Melinda Graley, Nancy Bellow, Thomas Linder, Les Rouse, and Christy Smith.

63.    “Plaintiffs’ Class Counsel” means counsel for Plaintiffs in the Actions, who are: Steve W. Berman, of Hagens Berman Sobol Shapiro LLP, and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP.

64.    “Preliminary Approval Order” means the order to be entered by the MDL Court preliminarily approving the Settlement as described in Section IX of this Agreement and which is to be substantially in the form attached hereto as Exhibit 6.

65.     “Proposed Proofs of Claim” mean the proposed class claims attached as exhibits to the Late Claims Motions, as well as any other proofs of claim that Plaintiffs or Class Members assert, or seek to assert, in connection with the Late Claims Motions.

66.    “Qualified Settlement Fund Administrator and Trustee” means the Person who must be agreed to by and among New GM, the GUC Trust and Plaintiffs’ Class Counsel, and who shall be approved by and appointed by the MDL Court to serve as administrator and trustee to open and administer the Common Fund (and Net Common Fund) as a trust structured and operated in a manner so that it qualifies as a “qualified settlement fund” under section 468B of the Internal Revenue Code (the “Code”) and Treasury Regulation § l.468B-1 (“Qualified Settlement Fund”) consistent with the terms of the Qualified Settlement Fund trust agreement, attached hereto as Exhibit 7 (the “Qualified Settlement Fund Trust Agreement”), executed by New GM, the GUC Trust, and Plaintiffs’ Class Counsel, upon entry of the Preliminary Approval Order by the MDL Court which, among other things, shall approve establishment of the Common Fund as a Qualified Settlement Fund Trust. New GM, the GUC Trust, the AAT and Plaintiffs’ Class Counsel agree that Flora Bian of JND Legal Administration shall serve as Qualified Settlement Fund Administrator and Trustee.

67.    “Recalls” means the following seven motor vehicle recalls conducted by New GM in 2014 as described by National Highway Transportation Safety Administration (“NHTSA”) recall number: NHTSA Recall No. 14v047 (Delta Ignition Switch), NHTSA Recall No. 14v355 (Impala Key Rotation), NHTSA Recall No. 14v394 (Cadillac CTS/SRX Key Rotation), NHTSA Recall No. 14v400 (Malibu Key Rotation), NHTSA Recall No. 14v346 (Knee-to-Key Camaro), NHTSA Recall No. 14v118 (Side Airbag), and NHTSA Recall No. 14v153 (Electronic Power Steering).

68.    “Recall Announcement Date” means the last day of the month in which New GM notified NHTSA in 2014 that it was including the Subject Vehicle in one of the Recalls. For a Subject Vehicle subject to more than one of the Recalls, the Recall Announcement Date shall be the last day of the month of such notice by New GM to NHTSA for whichever Recall came later in time.

69.    “Released Parties” or “Released Party” means:

a.	General Motors Company, General Motors LLC, General Motors Holdings LLC, Vehicle Acquisition Holdings, LLC, and NGMCO, Inc.;

b.

Any and all Persons, including dealerships, involved in the design, manufacture, assembly, testing, sale, repair, marketing, advertising, inspection, maintenance, recall, or distribution of a Subject Vehicle;

c.	Any and all suppliers of materials, components, and/or services used in the manufacture of a Subject Vehicle;

d.

General Motors Corporation, Motors Liquidation Company, the GUC Trust Monitor, the GUC Trust Administrator, the GUC Trust, the AAT, the AAT Administrator, the AAT Monitor, the Old GM Bankruptcy Estates, and any other trust established by the Old GM Plan to hold or pay liabilities of Old GM; and

e.

Any and all past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, Unitholders, beneficiaries, trustees, insurers, reinsurers, dealers, suppliers, vendors, advertisers, service providers, distributors and sub-distributors, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns of any person, company, or entity identified in subparagraphs a.-d. of this Paragraph.

f.	The Parties expressly acknowledge that each of the foregoing is included as a Released Party even though not identified by name herein.

70.    “Releasing Parties” or “Releasing Party” means the Class, Plaintiffs, and each Class Member, on behalf of themselves and their heirs, beneficiaries, estates, executors, administrators, representatives, agents, counsel, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any legal, juridical, or natural person or entity who may claim by, through, under, or on behalf of them.

71.     “Sale Agreement” means that certain Amended and Restated Master Sale and Purchase Agreement, dated as of July 5, 2009, by and among General Motors Corporation, certain of its affiliates, and NGMCO, Inc., and approved by the Bankruptcy Court on July 5, 2009, as amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

72.    “Settlement Claim” means the claim of a Class Member or the Class Member’s representative submitted on a Settlement Claim Form as provided in this Agreement.

73.    “Settlement Claim Form” means the document, in substantially the same form as Exhibit 9 attached to this Agreement, to be completed by a Class Member in order to make a Settlement Claim pursuant to this Settlement.

74.    “Settlement Claim Period” means the time period in which Class Members may submit a Settlement Claim Form for review to the Class Action Settlement Administrator. The Settlement Claim Period shall begin on the date the Preliminary Approval Order is entered and end 90 days after the Final Effective Date. The Settlement Claim Period shall be specified in the Summary Settlement Notice, Short Form Notice, Long Form Notice, and on the Settlement website.

75.    “Settlement Claim Process” means the process for submitting and reviewing Settlement Claims described in this Agreement and in the Settlement Claim Review Protocol, attached hereto as Exhibit 10.

76.    “Settlement Claimant” means a Class Member who has submitted a Settlement Claim.

77.     “Short Form Notice” means the Short Form Notice substantially in the form as attached hereto as Exhibit 11.

78.     “Subject Vehicles” means the GM vehicles subject to the Recalls as defined by the VINs provided by New GM to the Class Action Settlement Administrator and which are comprised of the following GM vehicles:

a.

“Production Part Recall 14v047 Vehicles,” which are those 2005-2007 Chevrolet Cobalt vehicles not also subject to Recall 14v153, those 2004-2007 Saturn Ion vehicles not also subject to Recall 14v153, 2006-2007 Chevrolet HHR vehicles, those 2007 Pontiac G5 vehicles not also subject to Recall 14v153, some 2005-2006 Pontiac Pursuit vehicles imported into the United States not also subject to Recall 14v153, 2007 Saturn Sky vehicles, 2003 Saturn Ion vehicles, and 2006-2007 Pontiac Solstice vehicles. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles is February 28, 2014.

b.

“Production Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2005-2007 Chevrolet Cobalt vehicles subject to both Recalls, those 2007 Pontiac G5 vehicles subject to both Recalls, some 2004-2007 Saturn Ion vehicles, and some 2005-2006 Pontiac Pursuit vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

c.

“Service Part Recall 14v047 Vehicles,” which are those 2008-2010 Chevrolet Cobalt vehicles not also subject to Recall 14v153, 2008 and 2011 Chevrolet HHR vehicles, those 2009-2010 Chevrolet HHR vehicles not also subject to Recall 14v153, those 2008-2010 Pontiac G5 vehicles imported into the United States not also subject to Recall 14v153, 2008-2010 Saturn Sky vehicles, and 2008-2010 Pontiac Solstice vehicles. The Recall Announcement Date for these Service Part Recall 14v047 Vehicles is March 31, 2014. Additionally, for 105 vehicles of various other makes, models and model years as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, the Recall Announcement Date is August 31, 2014.

d.

“Service Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2008-2010 Chevrolet Cobalt vehicles subject to both Recalls, those 2009-2010 Chevrolet HHR vehicles subject to both Recalls, and those 2008-2010 Pontiac G5 vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Service Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

e.	“Recall 14v346 Vehicles,” which are 2010-2014 Chevrolet Camaro vehicles. The Recall Announcement Date for the Recall 14v346 Vehicles is June 30, 2014.

f.

“Recall 14v355 Vehicles,” which are 2005-2009 Buick Lacrosse vehicles, 2000 and 2006-2013 Chevrolet Impala vehicles, 2014 Chevrolet Impala Limited vehicles, 2000-2005 Cadillac Deville vehicles, 2006-2011 Cadillac DTS vehicles, 2006-2011 Buick Lucerne vehicles, 2006-2007 Chevrolet Monte Carlo vehicles, 2005-2009 Buick Allure vehicles, 2004 Buick Regal vehicles, 2002-2009 Cadillac Commercial Chassis vehicles, and 2000-2011 Cadillac Professional Chassis vehicles. The Recall Announcement Date for the Recall 14v355 Vehicles is June 30, 2014.

g.

“Recall 14v394 Vehicles,” which are those 2003-2014 Cadillac CTS vehicles as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and those 2004-2006 Cadillac SRX as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and 2004-2007 Cadillac CTS-V vehicles. The Recall Announcement Date for the Recall 14v394 Vehicles is July 31, 2014, except that the Recall Announcement Date is August 31, 2014 for 2012-2014 Cadillac CTS vehicles and those 2011 Cadillac CTS vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator.

h.

“Recall 14v400 Vehicles,” which are 1997-2003 Chevrolet Malibu vehicles, 2000-2005 Chevrolet Impala vehicles, 2000-2005 Chevrolet Monte Carlo vehicles, 2004-2005 Chevrolet Classic vehicles, 1999-2004 Oldsmobile Alero vehicles, 1998-2002 Oldsmobile Intrigue vehicles, 1999-2005 Pontiac Grand Am vehicles, and 2004-2008 Pontiac Grand Prix vehicles. The Recall Announcement Date for the Recall 14v400 Vehicles is July 31, 2014.

i.

“Recall 14v118 Vehicles,” which are those 2008-2009 Buick Enclave vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013

Buick Enclave vehicles, those 2009 Chevrolet Traverse vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Chevrolet Traverse vehicles, those 2008-2009 GMC Acadia vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 GMC Acadia vehicles, and 2008-2010 Saturn Outlook vehicles. The Recall Announcement Date for the Recall 14v118 Vehicles is March 31, 2014.

j.

“Recall 14v153 Only Vehicles,” which are those 2004-2006 and 2008-2009 Chevrolet Malibu vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, the 2004-2005 Chevrolet Malibu Maxx, some 2006 Chevrolet Malibu Maxx vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2005 Pontiac G6 vehicles, those 2006 and 2008-2009 Pontiac G6 vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2008-2009 Saturn Aura vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2005-2006 Pontiac G4 vehicles imported into the United States, and those 2006 Pontiac G5 Pursuit vehicles imported into the United States. The Recall Announcement Date for the Recall 14v153 Only Vehicles is March 31, 2014.

79.     “Summary Settlement Notice” means the publication notice which is to be substantially in the form as attached hereto as Exhibit 12.

80.    “Unitholders” means any former, current, or future holder of Units (as defined in the GUC Trust Agreement) issued by the GUC Trust.

81.    “Vehicle Identification Number” or “VIN” means the definition of the term “VIN” as set forth in the Code of Federal Regulations which is as follows: the “series of Arabic numbers and Roman letters that is assigned to a motor vehicle for identification purposes.” 49 C.F.R. § 565.12(r) (2020).

82.    “Withdrawal Order” means the order entered by the MDL Court partially withdrawing the reference as described in Paragraph 140 of this Agreement, and, substantially in the form attached hereto as Exhibit 13.

83.    Other capitalized terms used in this Agreement but not defined in this Section I shall have the meanings ascribed to them elsewhere in this Agreement.

84.    The terms “he or she,” “his or her,” and “their” include “it” or “its” where applicable.

II. SETTLEMENT BENEFITS

A.	Benefits Provided to Class Members

85.    In consideration for the dismissal of the Actions with prejudice, as provided for and agreed to in this Agreement, and for the full and complete Class Members’ Release, the GUC Trust Approval Order, the AAT Approval Order, the Final Order and Final Judgment and other terms and conditions provided below, New GM, the GUC Trust and the AAT agree to provide the value to the Class set forth in this Section II.

86.    Establishing the Common Fund as a Qualified Settlement Fund – The Parties shall move the MDL Court to establish and create, as part of the Preliminary Approval Order, the

Common Fund as a Qualified Settlement Fund. All payments to be made by New GM, the GUC Trust and the AAT pursuant to this Section II.A shall be made by wire transfer into the Common Fund, which shall be as warranted, established and controlled consistent with and pursuant to the Qualified Settlement Fund Trust Agreement attached hereto as Exhibit 7. The Qualified Settlement Fund Administrator and Trustee shall invest the payments in short-term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments), or in a fully United States Government-insured account, and shall collect and reinvest any and all interest accrued thereon. All (i) taxes on the income of the Common Fund and (ii) expenses and costs incurred to pay the taxes owed by the Common Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively, “Taxes”) shall be timely paid out of the Common Fund without prior order of the MDL Court. The Parties agree that the Qualified Settlement Fund Administrator and Trustee shall be responsible for filing tax returns for the Common Fund and for paying from the Common Fund any Taxes owed with respect to the Common Fund. The Parties all agree that such Taxes shall be Settlement Implementation Expenses as defined in Paragraph 88 below.

87.    The Qualified Settlement Fund Administrator and Trustee – The Qualified Settlement Fund Trust Agreement shall be executed by the Qualified Settlement Fund Administrator and Trustee, Plaintiffs’ Class Counsel, New GM, and the GUC Trust and shall, among other things, (i) establish a maximum amount to be paid to the Qualified Settlement Fund Administrator and Trustee in costs, fees and expenses in the period before the Final Effective Date and then in the period after the Final Effective Date through to the end of implementation of the Settlement and a time table for such payments, (ii) provide that all costs, fees, and expenses owed to the Qualified Settlement Fund Administrator and Trustee and all taxes owed by the Common

Fund shall be paid exclusively out the Common Fund and shall be Settlement Implementation Expenses as that term is defined in Paragraph 88, (iii) set forth further detail regarding the duties and responsibilities of the Qualified Settlement Fund Administrator and Trustee, and (iv) require that the Qualified Settlement Fund Administrator and Trustee perform all duties consistent with the terms of this Settlement. The Qualified Settlement Fund Administrator and Trustee shall provide data and reports, the time frame and content of which are to be specified by each of Plaintiffs’ Class Counsel, New GM, New GM’s Counsel, the GUC Trust, and the GUC Trust Counsel sufficient to allow each of them to verify and audit that the Qualified Settlement Fund Administrator and Trustee is performing their duties consistent with the terms of the Qualified Settlement Fund Trust Agreement attached hereto as Exhibit 7 and the terms of this Settlement. If the Qualified Settlement Fund Administrator and Trustee makes a material misrepresentation to, or conceals material information from, Plaintiffs’ Class Counsel, the GUC Trust, GUC Trust Counsel, New GM or New GM’s Counsel, engages in any fraudulent conduct, fails to comply with the terms of the Settlement Agreement and/or the Qualified Settlement Fund Trust Agreement, and/or fails to perform adequately on behalf of the Class, New GM, and/or the GUC Trust, then a Party shall have the right to demand that the Qualified Settlement Fund Administrator and Trustee immediately be replaced in addition to any other appropriate relief, which may include, but not be limited to, terminating the Qualified Settlement Fund Trust Agreement, ceasing future payments to the Qualified Settlement Fund Administrator and Trustee and/or seeking reimbursement of fees already paid to the Qualified Settlement Fund Administrator and Trustee. Under such circumstances, the other Parties shall not unreasonably withhold consent to remove the Qualified Settlement Fund Administrator and Trustee, but this event shall occur only after the Parties have attempted to resolve any disputes regarding the retention or dismissal of the Qualified Settlement

Fund Administrator and Trustee in good faith, and, if they are unable to do so, after the matter has been referred to the MDL Court for resolution. New GM, the GUC Trust, and the AAT, as well as their respective counsel, shall have no liability to each other, the Class, Plaintiffs’ Class Counsel, Proposed Subclass 1 Counsel, Proposed Subclass 2 Counsel, Proposed Subclass 3 Counsel, Proposed Subclass 4 Counsel, Proposed Subclass 5 Counsel, Allocation Counsel, Designated Counsel, the Class Action Settlement Administrator or the Qualified Settlement Fund Administrator and Trustee for any actions, errors, or omissions of the Qualified Settlement Fund Administrator and Trustee. Plaintiffs’ Class Counsel, Proposed Subclass 1, Counsel, Proposed Subclass 2 Counsel, Proposed Subclass 3 Counsel, Proposed Subclass 4 Counsel, Proposed Subclass 5 Counsel, and Designated Counsel shall have no liability to each other, New GM, the GUC Trust, the AAT, the Class Action Settlement Administrator or the Qualified Settlement Fund Administrator and Trustee for any actions, errors, or omissions of the Qualified Settlement Fund Administrator and Trustee.

88.    Payments for Settlement Implementation Expenses into and from the Common Fund – All costs of Class Notice and of other costs of Settlement administration, including, but not limited to, purchase of vehicle registration data from a third party aggregator for use in implementation of the Settlement, costs for mailings by the Class Action Settlement Administrator staff, the fee for the Class Action Settlement Administrator and its staff, the fee for the Qualified Settlement Fund Administrator and Trustee, and the fee for the Court-Appointed Economic Loss Settlement Mediator and his staff to conduct the Allocation Counsel mediation and prepare the Allocation Decision (collectively, the “Settlement Implementation Expenses”) shall be paid from the Common Fund. All Settlement Implementation Expenses incurred prior to the Final Effective Date must be agreed to in writing by all of Plaintiffs’ Class Counsel, New GM, and the GUC Trust. All Settlement Implementation Expenses incurred on or after the Final Effective Date must be agreed to in writing by Plaintiffs’ Class Counsel and New GM.

a.

If and only if the Bankruptcy Court enters the GUC Trust Approval Order and the MDL Court enters the Withdrawal Order and the Preliminary Approval Order, within 30 days of the later of the last of the foregoing Orders to be entered and the Excess Distribution Date, New GM agrees to deposit Eight Million Eight Hundred Thousand U.S. Dollars ($8,800,000.00) into the Common Fund and the GUC Trust agrees to deposit Two Million U.S. Dollars ($2,000,000.00) into the Common Fund, and these shall be the total amounts that New GM and the GUC Trust respectively deposit into the Common Fund unless and until there is a Final Effective Date. Unless and until there is a Final Effective Date, these funds shall be used by the Qualified Settlement Fund Administrator and Trustee only to pay for Settlement Implementation Expenses with any remainder, including interest, disbursed pro rata from the Net Common Fund to New GM and the GUC Trust in the event this Agreement is terminated. Upon the Final Effective Date, any portion of these funds remaining after payment of all Settlement Implementation Expenses shall be disbursed by the Qualified Settlement Fund Administrator and Trustee and Class Action Settlement Administrator to Class Members pursuant to the Settlement Claim Review Protocol and Allocation Decision and shall become non-reversionary to New GM and the GUC Trust. If there is no Final Effective Date, the total amount paid by New GM in consideration of this Settlement shall not under any circumstances exceed Eight Million Eight Hundred Thousand U.S. Dollars ($8,800,000.00), and the total amount paid by the GUC Trust shall not under any circumstances exceed Two Million U.S. Dollars ($2,000,000.00).

b.

Plaintiffs’ Class Counsel agree that they shall pay into the Common Fund all costs for Settlement Implementation Expenses in excess of Ten Million Eight Hundred Thousand U.S. Dollars ($10,800,000.00) that are incurred and due to be paid prior to the Final Effective Date, and Plaintiffs’ Class Counsel shall be reimbursed for such payments from the Common Fund by the Qualified Settlement Fund Administrator and Trustee if and only if there is a Final Effective Date such that the GUC Trust and New GM make the additional Cash Payments specified in Paragraph 89 below.

89.    Payments by New GM, the GUC Trust, and the AAT Into the Common Fund After the Final Effective Date, and Settlement Payments from the Net Common Fund to Settlement Claimants – Within 30 days of the Final Effective Date, (i) New GM shall, subject to the terms and conditions herein, deposit into the Common Fund the sum of Sixty Million and One Hundred Thousand U.S. Dollars ($60,100,000.00); (ii) the GUC Trust shall, subject to the terms and conditions herein, deposit into the Common Fund the sum of Forty Eight Million U.S. Dollars ($48,000,000.00); and (iii) the AAT shall, subject to the terms and conditions herein, deposit into the Common Fund the sum of Two Million and Two Hundred Thousand U.S. Dollars ($2,200,000.00). These deposits, which shall be in addition to the deposits made by New GM and the GUC Trust pursuant to Paragraph 88 above, shall be non-reversionary to New GM, the GUC Trust, and the AAT.

a

New GM, the GUC Trust, and the AAT have no obligation under this Settlement to deposit into the Common Fund, and shall not deposit into the Common Fund, any payments of any kind other than the cash payment amounts expressly referenced in Paragraph 88 and this Paragraph 89. If the Final Order and Final Judgment approving this Agreement do not become final for any reason, New GM, the GUC Trust, and the AAT shall not make any payment of any amount into the Common Fund other than the respective cash payments by New GM and the GUC Trust identified in Paragraph 88. If there is a Final Effective Date, New GM, the GUC Trust, and the AAT shall make their respective cash payments identified in this Paragraph 89, and (i) the total amount paid by New GM into the Common Fund, including payment for Settlement Implementation Expenses, any individual incentive/service awards to Plaintiffs awarded by the MDL Court in addition to the settlement payment amounts they receive for their Settlement Claims and which Plaintiffs’ Class Counsel will propose be in the amount of Two Thousand U.S. Dollars ($2,000.00) for each Plaintiff who was deposed and One Thousand U.S. Dollars ($1,000.00) for all other Plaintiffs (such amounts, the “Plaintiff Incentive Awards”), and for Net Common Fund allocations to Settlement Claimants, shall not under any circumstances exceed Sixty Eighty Million Nine Hundred Thousand U.S. Dollars ($68,900,000.00); (ii) the total amount paid by the GUC Trust into the Common Fund, including payment for Settlement Implementation Expenses, any Plaintiff Incentive Awards, and for Net Common Fund

allocations to Settlement Claimants, shall not under any circumstances exceed Fifty Million U.S. Dollars ($50,000,000.00); and (iii) the total amount paid by the AAT into the Common Fund including payment for Settlement Implementation Expenses, any Plaintiff Incentive Awards, and for Net Common Fund allocations to Settlement Claimants, shall not under any circumstances exceed Two Million and Two Hundred Thousand U.S. Dollars ($2,200,000.00). Thus, (x) the maximum amount to be paid by New GM in consideration of this Settlement, which is to be paid only if there is a Final Effective Date and all other terms and conditions of this Settlement are satisfied, shall be Sixty Eight Million Nine Hundred U.S. Dollars ($68,900,000.00) into the Common Fund and Thirty Four Million Five Hundred Thousand U.S. Dollars ($34,500,000.00) for Attorneys’ Fees and Expenses (as described in Section VIII below); (y) the maximum amount to be paid by the GUC Trust in consideration of this Settlement, which is to be paid only if there is a Final Effective Date and all other terms and conditions of this Settlement are satisfied, shall be Fifty Million U.S. Dollars ($50,000,000.00) into the Common Fund; and (z) the maximum amount to be paid by the AAT in consideration of this Settlement, which is to be paid only if there is a Final Effective Date and all other terms and conditions of this Settlement are satisfied, shall be Two Million and Two Hundred Thousand U.S. Dollars ($2,200,000.00).

b	After advocacy by Allocation Counsel, the Court-Appointed Economic Loss Mediator has issued his Allocation Decision for allocating the Net

Common Fund among the Subclasses. The Allocation Decision is attached hereto as Exhibit 2. If eligible, a Settlement Claimant will receive a settlement payment pursuant to the Settlement Claim Review Protocol and the Allocation Decision to be disbursed from the Net Common Fund by the Qualified Settlement Fund Administrator and Trustee after the amount is finally determined by the Class Action Settlement Fund Administrator.

90.    Condition to Settlement Payment for Those Who Have Not Received Repairs under a Recall – No Class Member who is a current owner, purchaser or lessee of a Subject Vehicle shall receive a settlement payment of any kind under this Settlement unless and until the applicable Recall repair(s) have been performed on the Class Member’s Subject Vehicle by an authorized GM dealer. New GM maintains data identifying the VIN for each Subject Vehicle for which applicable Recall repair(s) have not been performed, and New GM’s data shall be determinative of whether the applicable Recall repair(s) have been performed for each Subject Vehicle. A Settlement Claimant who is informed by the Class Action Settlement Administrator that such Person is listed in vehicle registration data as the current owner, purchaser or lessee of a Subject Vehicle for which applicable Recall repair(s) have not been performed, may receive a settlement payment prior to and regardless of performance of the Recall repair(s) if New GM agrees that the Settlement Claimant has provided to the Class Action Settlement Administrator sufficient documentation to establish that such Settlement Claimant is no longer in the possession, custody, or control of the Subject Vehicle (with such documentation due no later than 30 days after the Class Action Settlement Administrator issues a notice of the open Recall repair(s) to such Settlement Claimant). Sufficient documentation shall include a declaration signed under penalty of perjury when other documentation is no longer available with sufficient detail regarding the facts as to how and when the Subject Vehicle left such Settlement Claimant’s possession, custody or control and attestation by such Person that documentation of the transfer of the vehicle from such Person’s possession, custody or control is no longer available. For each Subject Vehicle identified by New GM as not having the applicable Recall repair(s) yet performed, a Settlement Claimant who is the current owner, purchaser or lessee of a Subject Vehicle must submit no later than 30 days after the Class Action Settlement Administrator issues a notice of the open Recall repair(s) to such Person the documentation or a declaration acceptable to the Class Action Settlement Administrator (and to New GM who shall retain a right to audit) as sufficient to establish that the Recall repair(s) were performed on the Subject Vehicle by an authorized New GM dealer in order to be eligible to receive a settlement payment from the Common Fund. New GM shall coordinate with the Class Action Settlement Administrator on the above-stated steps for all Subject Vehicles, including for Subject Vehicles manufactured and sold before the formation of New GM. The GUC Trust and the AAT shall not be required to perform the above stated steps for any Subject Vehicle for which a Settlement Claim is asserted, irrespective of whether the Subject Vehicle was sold before or after the formation of New GM.

B.	Settlement Claim Form Submission and Review

91.    In order to become a Settlement Claimant eligible for a settlement payment pursuant to Section II.A, Class Members must submit a timely Settlement Claim pursuant to the Settlement Claim Process during the Settlement Claim Period, and the Class Action Settlement Administrator shall review and evaluate the Settlement Claim. A Settlement Claim submitted after the Settlement Claim Period concludes will be rejected by the Class Action Settlement Administrator as untimely, and cannot qualify for a settlement payment. The Class Action Settlement Administrator shall receive, evaluate and administer Settlement Claims pursuant to the terms of the Settlement Claim Review Protocol, which is attached hereto as Exhibit 10.

92.    The Settlement Claim Form shall be in substantially the same form as Exhibit 9 attached to this Agreement. The Settlement Claim Form will be available on the Settlement website. The Settlement Claim Form shall advise the Class Member that the Class Action Settlement Administrator has the right to request verification of eligibility, including verification of the purchase, ownership, lease or resale of Subject Vehicles. If the Settlement Claimant does not timely comply and/or is unable to timely produce documents to substantiate and/or verify the information on the Settlement Claim Form or the Settlement Claim is otherwise not approved for any reason set forth in the Settlement Claim Review Protocol, the Settlement Claim shall be disqualified. The decision of the Class Action Settlement Administrator whether a Settlement Claimant is eligible to receive a settlement payment pursuant to the Settlement Claim Review Protocol and the Allocation Decision, and the amount of the settlement payment to be paid to a Settlement Claimant, shall be final and binding on the Settlement Claimant and all Parties; there shall be no right of appeal to the MDL Court or to any other court for Settlement Claimants or for any other Person of any such decision by the Class Action Settlement Administrator.

93.    The Class Action Settlement Administrator shall not begin to review and evaluate Settlement Claims for eligibility until after the occurrence of the Final Effective Date, and no Settlement Claims shall be paid unless and until New GM, the GUC Trust and the AAT make the payments into the Common Fund referenced in Paragraph 89. Settlement Claims approved by the Class Action Settlement Administrator shall be paid from the Net Common Fund by the Qualified Settlement Fund Administrator and Trustee in accordance with the final determinations made by the Class Action Settlement Administrator pursuant to the Settlement Claim Review Protocol and the Allocation Decision and in accordance with the terms of this Settlement and the Qualified Settlement Fund Trust Agreement. The Class Action Settlement Administrator shall use their best efforts to complete the Settlement Claim Process within 180 days of the Final Effective Date.

III. NOTICE TO THE CLASS

A.	Components of Class Notice

94.    Class Notice will be accomplished through a combination of the Short Form Notice, Summary Settlement Notice, notice through the Settlement website, Long Form Notice, and other applicable notice, each of which is described below, as specified in the Preliminary Approval Order, the Declaration of the Class Action Settlement Administrator (attached hereto as Exhibit 14), and this Agreement and in order to comply with all applicable laws, including but not limited to, Fed. R. Civ. P. 23, the Due Process Clause of the United States Constitution, and any other applicable statute, law or rule.

B.	Short Form Notice

95.    If and only if the Bankruptcy Court enters the GUC Trust Approval Order, the MDL Court enters the Withdrawal Order and the Preliminary Approval Order, and the Excess Distribution Date has occurred, as soon thereafter as practicable, the Class Action Settlement Administrator shall send the Short Form Notice, substantially in the form attached hereto as Exhibit 11, by U.S. Mail, proper postage prepaid, to the Class Members as identified by vehicle registration data to be purchased by the Class Action Settlement Administrator and after utilizing a service for updating addresses. The Short Form Notice shall inform potential Class Members how to obtain the Long Form Notice via the Settlement website, via regular mail or via a toll-free telephone number, pursuant to Sections III.B, III.D, III.E and III.F, below. In addition, the Class Action Settlement Administrator shall: (a) re-mail promptly any Short Form Notices returned by the United States Postal Service with a forwarding address; and (b) by itself or using one or more address research firms, as soon as practicable following receipt of any returned Short Form Notices that do not include a forwarding address, research such returned mail for better addresses and promptly mail copies of the applicable notice to any better addresses so found.

C.	Summary Settlement Notice and Press Releases

96.    If and only if the Bankruptcy Court enters the GUC Trust Approval Order, the MDL Court enters the Withdrawal Order and the Preliminary Approval Order, and the Excess Distribution Date has occurred, as soon thereafter as practicable, the Class Action Settlement Administrator shall (i) cause the publication of the Summary Settlement Notice in substantially the form agreed upon by the Parties and attached hereto as Exhibit 12, and (ii) cause the dissemination of an Initial Press Release as described in the Declaration of the Class Action Settlement Administrator in substantially the form agreed upon by the Parties and attached hereto as Exhibit 16 and of a Reminder Press Release in substantially the form agreed upon by the Parties and attached hereto as Exhibit 17 shortly before the Settlement Claim Period deadline.

D.	Settlement Website

97.    If and only if the Bankruptcy Court enters the GUC Trust Approval Order, the MDL Court enters the Withdrawal Order and the Preliminary Approval Order, and the Excess Distribution Date has occurred, as soon thereafter as practicable, the Class Action Settlement Administrator shall establish a Settlement website that will inform Class Members of the terms of this Agreement, their rights, dates and deadlines and related information the content of which shall be subject to the written approval of the Parties. The Parties shall agree upon the website domain name, and the website shall include, in ..pdf format, content agreed upon by the Parties and/or required by the MDL Court.

E.	Long Form Notice

98.    Contents of Long Form Notice – The Long Form Notice shall be in a form substantially similar to the document attached to this Agreement as Exhibit 5 and shall advise Class Members of the following:

a.

General Terms: The Long Form Notice shall contain a plain and concise description of the nature of the Actions, the history of the litigation of the claims, the preliminary certification of the Class (including its Subclasses) for settlement purposes, and the proposed Settlement, including information on the identity of Class Members, how the proposed Settlement would provide benefits to the Class and Class Members, what claims are released under the proposed Settlement and other relevant terms and conditions, including that upon the Final Effective Date the payments by New GM, the GUC Trust, and the AAT into the Common Fund specified in Paragraphs 88 and 89 above shall be non-reversionary and shall be disbursed from the Net Common Fund pursuant to the Settlement Claim Review Protocol and the Allocation Decision after deductions for all Settlement Implementation Expenses and any Plaintiff Incentive Awards.

b.

Opt-Out Rights: The Long Form Notice shall inform Class Members that they have the right to become an Opt-Out. The Long Form Notice shall provide the deadlines and procedures for exercising this right.

c.

Objection to Settlement: The Long Form Notice shall inform Class Members of their right to object to the proposed Settlement and appear at the Fairness Hearing in support of that objection. The Long Form Notice shall provide the deadlines and procedures for exercising this right.

d.

Attorneys’ Fees and Expenses: The Long Form Notice shall inform Class Members about the amounts being sought by Plaintiffs’ Class Counsel as Attorneys’ Fees and Expenses which shall not exceed Thirty Four Million Five Hundred Thousand U.S. Dollars ($34,500,000.00) (such amount, the “Maximum Attorneys’ Fees and Expenses Amount”), and shall explain that New GM will pay the Attorneys’ Fees and Expenses awarded by the MDL Court up to the Maximum Attorneys’ Fees and Expenses Amount but that in no event shall New GM pay any Attorneys’ Fees and Expenses in excess of the Maximum Attorneys’ Fees and Expenses Amount.

99.    Settlement Claim Form – The Long Form Notice and Settlement website shall include the Settlement Claim Form, which shall be in a form substantially similar to the document attached to this Agreement as Exhibit 9, and which shall inform the Class Member that he, she or it must fully complete and timely return the Settlement Claim Form within the Settlement Claim Period to be eligible to obtain a payment pursuant to this Agreement.

100.    Dissemination of Long Form Notice – The Long Form Notice shall be available on the Settlement website. The Class Action Settlement Administrator shall send via first-class mail the Long Form Notice to those Persons who request it in writing or through the toll-free telephone number.

F.	Toll-Free Telephone Number

101.    The Class Action Settlement Administrator shall establish a dedicated toll-free telephone number with an interactive voice recording that will provide Settlement-related information to Class Members, and the ability to request and receive the Long Form Notice and the Settlement Claim Form be sent by mail.

G.	Class Action Fairness Act Notice

102.    New GM shall send to each appropriate State and Federal official on behalf of itself and the GUC Trust the materials specified in 28 U.S.C. §1715 and otherwise comply with its terms. The identities of such officials and the content of the submission, which is mutually agreeable to New GM and the GUC Trust, shall be substantially in the form attached hereto as Exhibit 15. The AAT shall send a supplemental notice to each appropriate State and Federal official on behalf of itself, New GM and the GUC Trust pursuant to 28 U.S.C. §1715 substantially in the form attached hereto as Exhibit 18, which is agreed to by the AAT, New GM, and the GUC Trust.

H.	Duties of the Class Action Settlement Administrator

103.    Plaintiffs’ Class Counsel, the GUC Trust and New GM shall execute a joint retention agreement with the Class Action Settlement Administrator which shall, among other things, (i) establish a maximum amount to be paid to the Class Action Settlement Administrator in costs, fees and expenses in the period before the Final Effective Date and then in the period after the Final Effective Date through to the end of implementation of the Settlement and a time table for such payments, (ii) provide that all costs, fees, and expenses owed to the Class Action Settlement Administrator shall be paid exclusively out of the Common Fund and shall be Settlement Implementation Expenses as that term is defined in Paragraph 88, (iii) set forth further detail regarding the duties and responsibilities of the Class Action Settlement Administrator, and (iv) require that the Class Action Settlement Administrator perform all duties consistent with the terms of this Settlement.

104.    The Class Action Settlement Administrator shall be responsible for, without limitation, the following duties prior to the Final Effective Date: (a) providing the completed

Declaration of the Class Action Settlement Administrator in support of the Preliminary Approval Order attached hereto as Exhibit 14; (b) printing, mailing or arranging for the mailing of the Short Form Notice; (c) processing returned mail not delivered to Class Members; (d) attempting to obtain updated address information for any Short Form Notice returned without a forwarding address; (e) making any additional mailings required under the terms of this Agreement; (f) arranging for publication of the Summary Settlement Notice and dissemination of the Initial Press Release and Reminder Press Release as described in the Declaration of the Class Action Settlement Administrator; (g) responding to requests for the Long Form Notice; (h) receiving and maintaining on behalf of the MDL Court any Class Member correspondence regarding requests to become an Opt-Out; (i) forwarding written inquiries to Plaintiffs’ Class Counsel, New GM or the GUC Trust, or their designees; (j) establishing a post-office box for the receipt of any correspondence; (k) responding to requests from Plaintiffs’ Class Counsel, New GM’s Counsel and the GUC Trust’s Counsel; (l) establishing a website and toll-free telephone number with message capabilities to which Class Members may refer for information about the Actions and the Settlement and staff to respond as appropriate to messages; (m) providing the Parties with copies of requests by Persons seeking to become an Opt-Out on a weekly basis, categorized by Subject Vehicle; (n) notifying the Parties of the total number of requests to become an Opt-Out on a weekly basis; (o) otherwise consulting on Class Notice and implementing and/or assisting with the dissemination of the notice of the Settlement as requested by the Parties; and (p) all other tasks agreed to in writing by the Parties and the Class Action Settlement Administrator.

105.    Also prior to the Final Effective Date, the Class Action Settlement Administrator shall be responsible for, without limitation, initiating the Settlement Claim Process pursuant to the Settlement Claim Review Protocol and related administrative activities by posting the Settlement Claim Form on the website and accepting but not processing or evaluating Settlement Claim Forms.

106.    The Class Action Settlement Administrator and the Parties shall promptly after receipt of any requests to become an Opt-Out, objections, and/or related correspondence provide copies of such requests and/or related correspondence to each other.

107.    Not later than 30 days before the date of the Fairness Hearing, the Class Action Settlement Administrator shall file with the MDL Court, under seal, a list of those Persons who seek to become Opt-Outs, as well as a Declaration outlining the scope, method, and results of the Class Notice program.

108.    After the Final Effective Date, the Class Action Settlement Administrator shall be responsible for, without limitation, evaluating each Settlement Claim Form filed to determine if the Person filing the Settlement Claim Form is a Class Member and eligible for a settlement payment pursuant to the terms of this Settlement, the Settlement Claim Review Protocol and the Allocation Decision, and coordinating with the Qualified Settlement Fund Administrator and Trustee to ensure that all Settlement Claims approved for payment by the Class Action Settlement Administrator shall be paid out of the Net Common Fund consistent with the terms of this Settlement, the Settlement Claim Review Protocol and the Allocation Decision. This work shall include (a) implementing the Settlement Claim Review Protocol attached as Exhibit 10; (b) checking VINs supplied on Settlement Claim Forms against those supplied by New GM to verify that a Settlement Claimant’s vehicle is a Subject Vehicle; (c) checking the Settlement Claim Forms against the vehicle registration data to verify that the Settlement Claimant was the owner or lessee of the Subject Vehicle on or before the Recall Announcement Date; (d) checking the “rental” and “governmental” flags in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator and other pertinent data and documents to ensure the Person submitting the Settlement Claim Form is not excluded from the Class; (e) following up with Persons who submit Settlement Claim Forms as necessary to obtain additional information and documentation that may be required to verify Class Membership and eligibility for a settlement payment pursuant to the Settlement Claim Review Protocol and the Allocation Decision; (f) ensuring that no Class Member who is a current owner or lessee receives a settlement payment of any kind unless and until the applicable Recall repair(s) have been performed on the Class Member’s Subject Vehicle by an authorized GM dealer pursuant to the process set forth in Paragraph 90; and (g) fulfilling any escheatment obligations that may arise.

109.    The Class Action Settlement Administrator shall provide data and reports, the time frame and content of which are to be specified by each of Plaintiffs’ Class Counsel, New GM, New GM’s Counsel, the GUC Trust and the GUC Trust’s Counsel sufficient to allow each of them to verify and audit that the Class Action Settlement Administrator is performing his or her duties consistent with the terms of this Settlement and the joint retention agreement.

110.    If the Class Action Settlement Administrator makes a material misrepresentation to, or conceals material information from, Plaintiffs’ Class Counsel, New GM, New GM’s Counsel, the GUC Trust or the GUC Trust’s Counsel, engages in any fraudulent conduct, fails to comply with the terms of the Settlement Agreement and/or the joint retention agreement, and/or fails to perform adequately on behalf of the Class, New GM and/or the GUC Trust, then a Party shall have the right to demand that the Class Action Settlement Administrator immediately be replaced in addition to any other appropriate relief, which may include, but not be limited to, terminating the Class Action Settlement Administrator, ceasing future payments to the Class Action Settlement Administrator and/or seeking reimbursement of fees already paid to the Class

Action Settlement Administrator. Under such circumstances, the other Parties shall not unreasonably withhold consent to remove the Class Action Settlement Administrator, but this event shall occur only after the Parties have attempted to resolve any disputes regarding the retention or dismissal of the Class Action Settlement Administrator in good faith, and, if they are unable to do so, after the matter has been referred to the MDL Court for resolution. New GM, the GUC Trust and the AAT, as well as their respective counsel, shall have no liability to each other, the Class, Plaintiffs’ Class Counsel, Proposed Subclass 1 Counsel, Proposed Subclass 2 Counsel, Proposed Subclass 3 Counsel, Proposed Subclass 4 Counsel, Proposed Subclass 5 Counsel, Allocation Counsel, Designated Counsel, the Class Action Settlement Administrator or the Qualified Settlement Fund Administrator and Trustee for any actions, errors, or omissions of the Class Action Settlement Administrator. Plaintiffs’ Class Counsel, Proposed Subclass 1 Counsel, Proposed Subclass 2 Counsel, Proposed Subclass 3 Counsel, Proposed Subclass 4 Counsel, Proposed Subclass 5 Counsel, Allocation Counsel and Designated Counsel shall have no liability to each other, New GM, the GUC Trust, the AAT, the Class Action Settlement Administrator or the Qualified Settlement Fund Administrator and Trustee for any actions, errors, or omissions of the Class Action Settlement Administrator.

I.	Self-Identification

111.    Because current owners, purchasers and lessees are required to have the Recall repair performed on their Subject Vehicle prior to receiving any settlement payment under the Settlement, and because the vehicle registration records to be provided by third party data aggregator(s) may not be fully accurate in all respects and may not identify every Class Member eligible to receive a payment under the Agreement, Class Members must complete and file a Settlement Claim Form (using the Settlement Claim Form attached as Exhibit 9) and provide necessary documentation identified in the Settlement Claim Form by the established deadline indicating that they wish to and are eligible to receive a payment pursuant to Section II.A.

IV. REQUESTS TO BECOME OPT-OUTS

112.    Any potential Class Member who wishes to become an Opt-Out must mail a written, hand-signed request to become an Opt-Out to the Class Action Settlement Administrator at the address provided in the Long Form Notice, postmarked by the Opt-Out Deadline specifying that such Person wants to become an Opt-Out, the dates of ownership or lease of the Subject Vehicle, the make, model, model year, and VIN of the Subject Vehicle, the Person’s current address, the Person’s address at the time of ownership or lease of the Subject Vehicle, and otherwise complying with the terms stated in the Long Form Notice and Preliminary Approval Order. The Class Action Settlement Administrator shall provide to Plaintiffs’ Class Counsel, New GM’s Counsel, AAT Counsel, and GUC Trust Counsel a weekly list of the Opt-Outs categorized by Subject Vehicle. A list reflecting all requests to become an Opt-Out shall be filed with the MDL Court by the Class Action Settlement Administrator no later than 30 days before the Fairness Hearing. If a potential Class Member files a request to become an Opt-Out, such Person may not file an objection to the Settlement under Section V. Potential Class Members who exercise the right to opt-out must do so for all claims that the Potential Class Member possesses against the GUC Trust, the AAT, Old GM, or New GM.

113.    Any potential Class Member who has submitted a timely and valid request to become an Opt-Out may revoke such request by filing written notice of such revocation with the Court at any time prior to entry of the Final Judgment.

114.    Any potential Class Member who does not file a timely written request to become an Opt-Out as provided in Section IV shall be bound by all subsequent proceedings, orders and judgments, including, but not limited to, the Class Members’ Release as set forth in Section VI.A below, the Final Order and the Final Judgment, even if such Class Member has litigation pending or subsequently initiates or attempts to initiate litigation against any Released Party relating to the claims and transactions released under this Settlement.

115.    The Parties have agreed to a confidential number of Opt-Outs, and will provide this number to the MDL Court in a document to be kept under seal by the MDL Court pursuant to the Parties’ joint request until the Final Effective Date. If the number of Opt-Outs is greater than the number agreed to by the Parties, then New GM and the GUC Trust shall independently have the absolute unilateral right (but not the obligation) to terminate the Settlement. The number agreed to by the Parties shall be confidential and known only to New GM, Plaintiffs’ Class Counsel, the AAT, and the GUC Trust, and the Parties shall file a document identifying this agreed-upon number under seal with the MDL Court. If either New GM or the GUC Trust decides to terminate the Settlement pursuant to this provision, such Party must notify Plaintiffs’ Class Counsel of such termination no later than 5 days before the Fairness Hearing.

V. OBJECTIONS TO SETTLEMENT

116.    Any Class Member who has not filed a timely written request to become an Opt-Out and who wishes to object to the fairness, reasonableness, or adequacy of this Settlement, to the award of Attorneys’ Fees and Expenses, or the Plaintiff Incentive Awards, must deliver to Plaintiffs’ Class Counsel, New GM’s Counsel, AAT Counsel, and GUC Trust Counsel, each as identified in the Class Notice, and file with the MDL Court, on a date ordered by the MDL Court, a written statement of the Class Member’s objections. Any such objection shall include the specific reason(s) for the objection, including any legal support the Class Member wishes to bring to the MDL Court’s attention, any evidence or other information the Class Member wishes to introduce in support of the objection, and a statement of whether the Class Member intends to appear and argue at the Fairness Hearing. Class Members may do so either on their own or through an attorney retained at their own expense. The objection must include proof that the Person is a Class Member, including, the Person’s dates of ownership or lease of the Subject Vehicle, the make, model, model year and the VINs of the Subject Vehicle(s) to which the objection applies, the Person’s current address, and the Person’s address at the time of ownership or lease of the Subject Vehicle.

117.    Any Class Member who files and serves a written objection, as described in this Section V, may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s expense, to speak in support of such objection. Class Members or their attorneys who intend to make an appearance at the Fairness Hearing must deliver a notice of intention to appear to Plaintiffs’ Class Counsel, New GM’s Counsel, GUC Trust Counsel and AAT Counsel, each as identified in the Class Notice, and file said notice with the MDL Court on a date ordered by the MDL Court.

118.    Any Class Member who fails to comply with the provisions of this Section V shall waive and forfeit any and all rights such Class Member may have to appear separately and/or to object to the Settlement, and shall be bound by all the terms of this Agreement and by all proceedings, orders and judgments, including, but not limited to, the Class Members’ Release, the Final Order, and the Final Judgment.

119.    Any Class Member who objects to the Settlement shall be entitled to all of the benefits of the Settlement if this Agreement and the terms contained herein are approved, as long as the objecting Class Member complies with all requirements of this Agreement applicable to Class Members, including the timely submission of Settlement Claim Forms and other requirements herein.

VI. RELEASES, WAIVERS, AND COVENANTS NOT TO SUE.

120.    The Parties agree to the following releases, waivers, and covenants not to sue.

A.	Class Members’ Release

121.    In consideration for the Settlement, effective automatically upon the Final Effective Date, the Releasing Parties fully, finally and forever release, relinquish, acquit, waive, discharge with prejudice, covenant not to sue, and hold harmless the Released Parties from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any kind and/or type (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or un-liquidated, whether or not such claims were or could have been raised or asserted in the Actions, whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, or that are, or could have been, defined, alleged or described in the 5ACC, the Late Claims Motions, or in the Proposed Proofs of Claims, including, but not limited to, those relating to the design, manufacturing, advertising, testing, marketing, functionality, servicing, sale, lease or resale of the Subject Vehicles.

122.    Notwithstanding the foregoing, Releasing Parties are not releasing claims for personal injury, wrongful death or actual physical property damage arising from an accident involving a Subject Vehicle.

123.    The Class, Plaintiffs, and Class Members expressly agree that the Class Members’ Release, the Final Order, and the Final Judgment is, will be, and may be raised as a complete defense to, and shall preclude any action or proceeding encompassed by, this Class Members’ Release without regard to whether any Plaintiff or Class Member submits a Settlement Claim, has a Settlement Claim rejected by the Class Action Settlement Administrator, or receives any payment pursuant to this Settlement.

124.    The Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other Person with respect to the claims, causes of action and/or any other matters released through the Class Members’ Release.

125.    If a Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a Released Party for any claims, causes of action, and/or any other matters released through the Class Members’ Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the cost of the respective Releasing Party and respective Class Member, and (2) the Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective Releasing Party and respective Class Member arising as a result of that Releasing Party’s breach of their obligations under the Agreement and the Class Members’ Release, provided that, the Released Party provides written notice to the Releasing Party and Class Member of their alleged breach and an opportunity to cure the breach.

126.    In connection with this Agreement, the Class, Plaintiffs, and Class Members acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Actions and/or the Class Members’ Release herein. Nevertheless, the intention of Plaintiffs’ Class Counsel and Plaintiffs in entering into this Agreement on behalf of the Releasing Parties is that the Releasing Parties shall fully, finally and forever settle, release, discharge with prejudice, covenant not to sue, and hold harmless the Released Parties from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights and damages of any kind and/or type relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding), with respect to the subject matter of the Actions, the Recalls, or that are, or could have been, defined, alleged or described in the 5ACC, the Late Claims Motions, or in the Proposed Proofs of Claims, as more fully described in Paragraph 121, except as stated in Paragraph 122.

127.    The Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise, and shall be deemed to have waived, relinquished, released with prejudice, and covenanted not to exercise, any and all rights and/or claims that they may have under any law, codal law, statute, regulation, adjudication, quasi-adjudication, decision, administrative decision, common law principle, or any other theory or source, that would otherwise limit the effect of the Class Members’ Release, including but not limited to any law that might limit a release to those claims or matters actually known or suspected to exist at the time of execution of the release. Without limiting the foregoing sentence, Plaintiffs and Class Members expressly understand and acknowledge that all Releasing Parties will be deemed by the Final Order and Final Judgment to acknowledge, waive, relinquish, release with prejudice, and covenant not to exercise the benefits of Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state, jurisdiction, or territory that is similar, comparable or equivalent to Section 1542.

128.    Plaintiffs and the Class Members represent and warrant that they are the sole and exclusive owners of all claims that they personally are releasing under this Agreement. Plaintiffs further acknowledge that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, subrogated, or encumbered, whether through insurance, indemnification, or otherwise, any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions or the claims, causes of action, and/or any other matters released through the Class Members’ Release, including without limitation, any claim for benefits, proceeds or value under the Actions, and that Plaintiffs are not aware of any insurers, indemnitors, subrogees, or anyone other than themselves claiming any interest, in whole or in part, in the Actions or the claims, causes of action, and/or any other matters released through the Class Members’ Release or in any benefits, proceeds or values under the Actions. Class Members submitting a Settlement Claim Form shall represent and warrant therein that they are the sole and exclusive owner of all claims that they personally are releasing under the Settlement and that they have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, subrogated, or encumbered, whether through insurance, indemnification, or otherwise, any right, title, interest or claim arising out of or in any way whatsoever pertaining to the Actions or the claims, causes of action, and/or any other matters released through the Class Members’ Release, including without limitation, any claim for benefits, proceeds or value under the Actions, and that such Class Member(s) are not aware of anyone other than themselves claiming any interest, in whole or in part, in the Actions or the claims, causes of action, and/or any other matters released through the Class Members’ Release or in any benefits, proceeds or values under the Actions.

129.    Without in any way limiting its scope, and, except to the extent otherwise specified in this Agreement, the Class Members’ Release includes by example and without limitation, a release of Released Parties by the Releasing Parties from any and all claims for attorneys’ fees, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys, Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, Plaintiffs, or Class Members who claim to have assisted in conferring the benefits under this Settlement upon the Class.

130.    Any and all benefits paid and/or provided by New GM, the GUC Trust and the AAT pursuant to this Agreement are in full, complete, and total satisfaction of all claims demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages described in Paragraph 129. Such benefits are sufficient and adequate consideration for each and every term of the Class Members’ Release, and the Class Members’ Release shall be irrevocably binding upon the Class, all Plaintiffs, Releasing Parties, and each and every Class Members who does not opt out of the Class.

131.    The Class Members’ Release shall be effective with respect to all Releasing Parties, including Class Members who do not opt out, regardless of whether the Class Member submits a Settlement Claim, has a Settlement Claim rejected by the Class Action Settlement Administrator, or receives any payment under this Agreement.

132.    Plaintiffs’ Class Counsel acknowledge that they have conducted sufficient independent investigation and discovery to enter into this Agreement and that they execute this Agreement with authorization from Plaintiffs freely, voluntarily, and without being pressured or influenced by, or relying upon any statements, representations, promises, or inducements made by the Released Parties or any person or entity representing the Released Parties, other than as expressly set forth in this Agreement.

133.    Nothing in the Class Members’ Release shall preclude any action to enforce the terms of the Agreement, including participation in any of the processes detailed herein, or claims arising out of, based upon, relating to, concerning, or in connection with the interpretation or enforcement of the terms of the Settlement. Nothing in the Final Order and Final Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Agreement, the Final Order, and the Final Judgment.

134.    Plaintiffs, by and through Plaintiffs’ Class Counsel, and Plaintiffs’ Class Counsel hereby agree and acknowledge that the provisions of this Class Members’ Release together constitute an essential and material term of the Agreement. The Final Order and Final Judgment will include this Class Members’ Release and reflect the terms set forth in this Section VI.A.

B.	The GUC Trust’s, New GM’s and the AAT’s Release of Plaintiffs’ Class Counsel, Allocation Counsel and Designated Counsel

135.    In consideration for the Settlement, effective automatically upon the Final Effective Date, New GM, the GUC Trust and the AAT and their respective past or present officers, directors,

trustees, employees, agents, attorneys, predecessors, successors, affiliates, subsidiaries, divisions, and assigns shall be deemed to have, and by operation of the Final Approval Order shall have, released Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, and each current and former Plaintiff from any and all causes of action that were or could have been asserted pertaining solely to the conduct in filing, prosecuting and litigating, or in settling, the Actions.

C.	Releases Between the GUC Trust, the AAT and New GM

136.    Effective automatically as of the Excess Distribution Date, and regardless of whether this Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, the GUC Trust, on behalf of itself, as well as, to the fullest extent permitted under the Old GM Plan and applicable law, the Old GM Bankruptcy Estates (but excluding, for the avoidance of doubt, the Motors Liquidation Company Avoidance Action Trust, the MLC Asbestos PI Trust, and the Environmental Response Trust), and each of their past, present, and future Unitholders, administrators, monitors, representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of or in respect of the GUC Trust (collectively, the “GUC Trust Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the New GM Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the GUC Trust Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the New GM Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement, or the AAT Agreement (the “GUC Trust Release”). For the avoidance of doubt, the GUC Trust Release includes, but is not limited to, any and all claims that would directly or indirectly require New GM to issue any Adjustment Shares, regardless of (i) the aggregate amount of allowed general unsecured claims, whether estimated or otherwise determined, asserted or allowed in any Court, including the Bankruptcy Court, and (ii) any provision to the contrary in the Sale Agreement, the Letter Regarding Adjustment Shares, the GUC Trust Agreement, the AAT Agreement, the Old GM Plan, or any other agreement.

137.    Effective automatically as of the Excess Distribution Date, and regardless of whether this Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, New GM, on behalf of itself, as well as its past, present, and future representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of New GM (collectively, the “New GM Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the GUC Trust Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the New GM Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the GUC Trust Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement or the AAT Agreement (the “New GM-GUC Trust Release”). For the avoidance of doubt, the New GM Release includes, but is not limited to, any and all claims for reimbursement, contribution, indemnity, or subrogation arising from New GM’s settlement of personal injury and wrongful death claims asserted in the Bankruptcy Case.

138.    Effective automatically as of the AAT Distribution Date, and regardless of whether this Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, the AAT, on behalf of itself, as well as, to the fullest extent permitted under the Old GM Plan and applicable law, the Old GM Bankruptcy Estates (but excluding, for the avoidance of doubt, the GUC Trust, the MLC Asbestos PI Trust, and the Environmental Response Trust), and each of their past, present, and future unitholder, beneficiaries, administrators, monitors, representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of or in respect of the AAT (collectively, the “AAT Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the New GM Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the AAT Trust Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the New GM Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement, or the AAT Agreement (the “AAT Release”).

139.    Effective automatically as of the AAT Distribution Date, and regardless of whether this Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, New GM, on behalf of itself as well as the New GM Releasing Parties, fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the AAT Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the New GM Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the AAT Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement or the AAT Agreement (the “New GM-AAT Trust Release,” and together with the New GM-GUC Trust Release, the “New GM Releases”). For the avoidance of doubt, the New GM-AAT Release includes, but is not limited to, any and all claims for reimbursement, contribution, indemnity, or subrogation arising from New GM’s settlement of personal injury and wrongful death claims asserted in the Bankruptcy Case.

140.    The GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties expressly agree that the GUC Trust Release, the New GM Releases, the AAT Release, the GUC Trust Approval Order, and the AAT Approval Order are, shall be, and may be raised as a complete defense to, and shall preclude any action or proceeding encompassed by, the GUC Trust Release, the New GM Releases, or the AAT Release.

141.    The GUC Trust Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the New GM Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Agreement. The New

GM Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the GUC Trust Released Parties or the AAT Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Agreement. The AAT Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the New GM Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Agreement.

142.    If a GUC Trust Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a New GM Released Party for any claim released in the GUC Trust Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective GUC Trust Releasing Party’s cost, and (2) the respective New GM Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective GUC Trust Releasing Party arising as a result of that GUC Trust Releasing Party’s breach of their obligations under the Agreement and the GUC Trust Release, provided that, the New GM Released Party provides written notice to the GUC Trust Releasing Party of their alleged breach and an opportunity to cure the breach. If a New GM Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a GUC Trust Released Party or AAT Release Party for any claim released in the New GM Releases in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective New GM Releasing Party’s cost, and (2) the respective GUC Trust Released Party or AAT Released Party, as applicable, shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective New GM Releasing Party arising as a result of that New GM Releasing Party’s breach of their obligations under the Agreement and the New GM Releases, provided that, the GUC Trust Released Party or AAT Released Party, as applicable, provides written notice to the New GM Releasing Party of their alleged breach and an opportunity to cure the breach. If an AAT Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a New GM Released Party for any claim released in the AAT Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective AAT Releasing Party’s cost, and (2) the respective New GM Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective AAT Releasing Party arising as a result of that AAT Releasing Party’s breach of their obligations under the Agreement and the AAT Release, provided that, the New GM Released Party provides written notice to the AAT Releasing Party of their alleged breach and an opportunity to cure the breach.

143.    In connection with this Agreement, the GUC Trust Releasing Parties, New GM Releasing Parties, and AAT Releasing Parties acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Bankruptcy Case, the Actions, and/or the GUC Trust Release, the New GM Releases, or the AAT Release. Nevertheless, it is the intention of the GUC Trust, New GM and the AAT in executing this Agreement on behalf of the GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties,

respectively, to fully, finally and forever settle, release, discharge with prejudice, covenant not to sue, and hold harmless all such matters, and all claims relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement, or the AAT Agreement.

144.    The GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise, and shall be deemed to have waived, relinquished, released with prejudice, and covenanted not to exercise, any and all rights and/or claims that they may have under any law, codal law, statute, regulation, adjudication, quasi-adjudication, decision, administrative decision, common law principle, or any other theory or source, that would otherwise limit the effect of the GUC Trust Release, the New GM Releases, or the AAT Release, including but not limited to any law that might limit a release to those claims or matters actually known or suspected to exist at the time of execution of the release. Without limiting the foregoing sentence, the GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties expressly understand and acknowledge that they will be deemed by the GUC Trust Approval Order and AAT Approval Order to acknowledge, waive, relinquish, release with prejudice, and covenant not to exercise the benefits of Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state, jurisdiction, or territory that is similar, comparable or equivalent to Section 1542.

145.    The GUC Trust, New GM, and the AAT represent and warrant on behalf of the GUC Trust Releasing Parties, the New GM Releasing Parties, and AAT Releasing Parties, respectively, that such parties are the sole and exclusive owners of all claims that they personally are releasing under this Agreement. The GUC Trust, New GM, and the AAT further acknowledge on behalf of the GUC Trust Releasing Parties, the New GM Releasing Parties, and the AAT Releasing Parties, respectively, that such parties have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, subrogated, or encumbered any right, title, interest or claim arising out of or in any way whatsoever, whether through insurance, indemnification, or otherwise, pertaining to the Actions, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement or the AAT Agreement, including without limitation, any claim for benefits, proceeds or value, and that the GUC Trust, the AAT, and New GM are not aware of any insurers, indemnitors, subrogees, or anyone other than themselves claiming any such interest, in whole or in part, or in any benefits, proceeds or values.

146.    Without in any way limiting its scope, and, except to the extent otherwise specified in this Agreement, the GUC Trust Release, the New GM Releases, and the AAT Release each includes, by example and without limitation, any and all claims for attorneys’ fees, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys of any GUC Trust Releasing Party, any New GM Releasing Party, or any AAT Releasing Party.

147.    The GUC Trust, New GM and the AAT acknowledge that they each have conducted sufficient independent investigation and discovery to enter into this Agreement and that they each execute this Agreement freely, voluntarily, and without being pressured or influenced by, or relying on any statements, representations, promises, or inducements, other than as set forth in this Agreement.

148.    The GUC Trust Release and the New GM-GUC Trust Release each shall be effective as of the Excess Distribution Date, and each shall remain binding, effective and enforceable regardless of the entry of the Final Order, entry of the Final Judgment, the termination of this Agreement, or the occurrence of the Final Effective Date.    The AAT Release and the New GM-AAT Release each shall be effective as of the AAT Distribution Date, and each shall remain binding, effective and enforceable regardless of the entry of the Final Order, entry of the Final Judgment, the termination of this Agreement, or the occurrence of the Final Effective Date.

VII.    MDL COURT JURISDICTION AND GUC TRUST ISSUES

149.    One Settlement Approved by the MDL Court – There shall be only one Settlement in which Releasing Parties release all released claims against New GM, Old GM, the Old GM Bankruptcy Estates, the GUC Trust, the AAT, and the other Released Parties, including a release of all economic loss claims filed, or that could have been filed, in MDL 2543 and in the Bankruptcy Case.

150.    Entry of Withdrawal Order, Exclusive MDL Court Jurisdiction, and Ongoing Bankruptcy Court Jurisdiction — The Parties shall jointly request, in connection with seeking entry of the Preliminary Approval Order, entry of the Withdrawal Order by the MDL Court. Entry of the Withdrawal Order shall be a condition precedent to entry of the Preliminary Approval Order and entry of the Final Order. The MDL Court, as will be set forth in the Final Order and the Final Judgment, and consistent with the Withdrawal Order, shall have and retain continuing, sole and exclusive jurisdiction over the Parties, the Class, Class Members for purposes of administering and enforcing this Settlement, including (a) all issues relating to the scope, application and/or operation of the Class Members’ Release, including jurisdiction over each Class Member, (b) over the administration and enforcement of this Agreement and distribution of its benefits to Class Members, and (c) any dispute arising as to the action or election of any Party under Section XI, Paragraph 209, or any other provision regarding the enforceability or illegality of any provisions of this Agreement; provided, however, that the Bankruptcy Court shall have and retain jurisdiction over the GUC Trust Motion, the GUC Trust Approval Order, the GUC Trust Excess Distribution Motion, the AAT Motion and the AAT Approval Order, and all other matters pending in the Bankruptcy Case for which the reference has not been withdrawn to the MDL Court, including, without limitation, matters relating to (i) personal injury or wrongful death claims in the Bankruptcy Case relating to the Subject Vehicles, and/or (ii) individual claims or motions, if any, in the Bankruptcy Case filed by a Person who would have been a Class Member who becomes an Opt-Out. Any disputes or controversies arising out of or related to the administration or enforcement of the Agreement and the Class Members’ Release shall be made by motion to the MDL Court. In addition, the Parties, the Class, and each Class Member are deemed to have submitted irrevocably to the exclusive jurisdiction of the MDL Court for any suit, action, proceeding or dispute arising out of or relating to this Agreement. The terms of the Agreement shall be incorporated into the Final Order and the Final Judgment of the MDL Court dismissing with prejudice all matters covered by the Class Members’ Release, which shall allow that Final Order and Final Judgment to serve as an enforceable injunction by the MDL Court for purposes of the MDL Court’s continuing jurisdiction related to this Agreement.

151.    GUC Trust Motion and GUC Trust Approval Order – The GUC Trust shall file the GUC Trust Motion in the Bankruptcy Court before, or in conjunction with, the Parties’ request for entry of the Preliminary Approval Order. Entry of the GUC Trust Approval Order shall be a condition precedent to entry of the Preliminary Approval Order. Occurrence of the GUC Trust Approval Order Effective Date shall be a condition precedent to the entry of the Final Order, unless waived in writing by both New GM and the GUC Trust. All relief provided pursuant to the GUC Trust Approval Order concerning the Excess Distribution, the GUC Trust Release, the New GM-GUC Trust Release and the GUC Trust Release Agreement shall be effective as of the Excess Distribution Date, and shall remain binding, effective, and enforceable regardless of whether the Preliminary Approval Order is entered, the Final Order is entered, the Final Judgment is entered, the Final Effective Date occurs, or the Settlement or this Agreement is thereafter terminated. The provisions of the GUC Trust Approval Order concerning the GUC Trust Release, the New GM-GUC Trust Release, the Excess Distribution and the GUC Trust Release Agreement are non-severable and mutually dependent, and no provision of the GUC Trust Approval Order shall be withdrawn, rescinded, reversed, vacated, or modified without the written consent of New GM and the GUC Trust.

152.    AAT Motion and AAT Approval Order – The AAT shall file the AAT Motion in the Bankruptcy Court on or before May 1, 2020 and seek expedited consideration thereof. All relief provided pursuant to the AAT Approval Order concerning the AAT Release, the New GM-AAT Release and the AAT Release Agreement shall be effective as of the AAT Distribution Date, and shall remain binding, effective, and enforceable regardless of whether the Preliminary

Approval Order is entered, the Final Order is entered, the Final Judgment is entered, the Final Effective Date occurs, or the Settlement or this Agreement is thereafter terminated. The provisions of the AAT Approval Order concerning the AAT Release, the New GM-AAT Release and the AAT Release Agreement are non-severable and mutually dependent, and no provision of the AAT Approval Order shall be withdrawn, rescinded, reversed, vacated, or modified without the written consent of New GM and the AAT.

153.    Resolution of Actions in the Bankruptcy Case – Pursuant to the Final Order and the Final Judgment, on the Final Effective Date, all Actions pending in the Bankruptcy Case shall be deemed automatically and conclusively settled pursuant to the terms of this Agreement and the Late Claims Motion and Proposed Proofs of Claim shall be deemed dismissed with prejudice.

154.    Excess Distribution – Immediately upon the Excess Distribution Date, the GUC Trust shall be authorized to make the Excess Distribution as set forth in the GUC Trust Excess Distribution Motion in the reduced aggregate amount of Three Hundred Million U.S. Dollars ($300,000,000.00), pursuant to the terms of the GUC Trust Agreement; provided, that, such Excess Distribution will not be made to any Plaintiffs or Class Members except to the extent that any Plaintiff or Class Member is the registered or beneficial holders of GUC Trust Units as of the applicable record date of such Excess Distribution.

155.    Further Distributions by the GUC Trust – Upon entry of the Final Order by the MDL Court, the GUC Trust may make one or more additional distributions of GUC Trust Assets, which distributions shall not be opposed by Plaintiffs, Plaintiffs’ Class Counsel, Designated Counsel, any Class Member, or New GM, provided, that, notwithstanding any such distribution, the GUC Trust must reserve Forty-Eight Million U.S. Dollars ($48,000,000.00) (assuming it has already advanced Two Million U.S. Dollars ($2,000,000.00) pursuant to Paragraph 80) to satisfy its obligations under this Agreement to fund the Common Fund.

156.    Covenant by the GUC Trust Not to Seek a Claims Estimate Order or the Issuance of Adjustment Shares – The GUC Trust covenants, represents, and agrees that, effective immediately and automatically upon the Excess Distribution Date, it will not seek, at any time, a Claims Estimate Order in the Bankruptcy Court, or in any other court of competent jurisdiction, or otherwise seek any order that would, whether directly or indirectly, require New GM to issue any Adjustment Shares, regardless of (i) the aggregate amount of allowed general unsecured claims, whether estimated or otherwise determined, asserted or allowed in any court, including the Bankruptcy Court, and (ii) any provision to the contrary in the Sale Agreement, the GUC Trust Agreement, the Letter Regarding Adjustment Shares, the Old GM Plan, the AAT Agreement or any other agreement.

157.    Remaining GUC Trust Matters in the Bankruptcy Court – Effective immediately and automatically upon the Excess Distribution Date, the GUC Trust shall be solely responsible for resolving any claims filed or otherwise asserted against the GUC Trust in the Bankruptcy Case, including but not limited to (i) any personal injury or wrongful death claims that are currently pending in the Bankruptcy Case or that may be filed in the future against the GUC Trust, (ii) any claims that are not released pursuant to the Agreement, including but not limited to any claims based on vehicles not covered by this Agreement or (iii) any claims asserted by Class Members that become Opt-Outs and thereafter attempt to pursue individual claims against the GUC Trust. For the avoidance of doubt, (a) the GUC Trust shall not be liable for claims asserted against New GM, and (b) in the event a Person asserts, initiates or continues a claim against the GUC Trust and New GM, the GUC Trust will be responsible for resolving the claim against the GUC Trust and New GM will be responsible for resolving the claim against New GM.

158.    Covenants To Seek Future Releases – The GUC Trust and New GM covenant, represent, and agree that, effective upon the Excess Distribution Date:

a.

If the GUC Trust settles, compromises, consents to, or otherwise voluntarily resolves any claim asserted by any Person against the GUC Trust or the Old GM Bankruptcy Estates (a “GUC Trust Claim Settlement”), the GUC Trust shall, in connection with the GUC Trust Claim Settlement, use good faith efforts to obtain from such person or entity a complete waiver and release of all claims that person or entity may have against the New GM Released Parties that are related to the claims being released in the GUC Trust Claim Settlement.

b.

If New GM settles, compromises, consents to, or otherwise voluntarily resolves any claim asserted by any Person against New GM in the MDL Court (a “New GM Claim Settlement”), New GM shall, in connection with the New GM Claim Settlement, use good faith efforts to obtain from such person or entity a complete waiver and release of all claims that person or entity may have against the GUC Trust Released Parties that are related to the claims being released in the New GM Claim Settlement.

c.

For purposes of this Paragraph 158, New GM and the GUC Trust agree that “good faith efforts” (i) do require that each party, after agreeing to the economic terms of a GUC Trust Claim Settlement or New GM Claim Settlement, request from the counterparty a release of the New GM

Released Parties or GUC Trust Released Parties, as applicable, but (ii) do not require any party to agree to different economic terms of a GUC Trust Claim Settlement or New GM Claim Settlement if necessary to obtain the release of the New GM Released Parties or GUC Trust Released Parties, as applicable.

VIII. ATTORNEYS’ FEES AND EXPENSES AND INDIVIDUAL

PLAINTIFF AWARDS

159.    After agreeing to the principal terms set forth in this Agreement, Plaintiffs’ Class Counsel and New GM’s Counsel negotiated, under the supervision and direction of the Court-Appointed Economic Loss Mediator, the amount of Attorneys’ Fees and Expenses that, following application to the MDL Court and subject to MDL Court approval, would be paid as the entire award of fees and costs to Plaintiffs’ counsel. The attorneys’ fees and expenses negotiations were conducted through the Court-Appointed Economic Loss Mediator, with neither Plaintiffs’ Class Counsel nor New GM’s counsel having any direct negotiations between or among themselves. As a result of those negotiations, Plaintiffs’ Class Counsel agree to make on behalf of all counsel seeking Attorneys’ Fees and Expenses, and New GM agrees not to oppose, an application for an award of Attorneys’ Fees and Expenses in the Actions in the amount of Thirty Four Million Five Hundred Thousand U.S. Dollars ($34,500,000.00) (such amount, as defined in Paragraph 90.d, the “Maximum Attorneys’ Fees and Expenses Amount”). This award by the MDL Court of Attorneys’ Fees and Expenses, which shall not exceed the Maximum Attorneys’ Fees and Expenses Amount, shall be the sole compensation paid by New GM for all attorneys who represent any Person asserting economic loss claims pertaining to the Actions. In no event and under no circumstances shall New GM pay any amount in Attorneys’ Fees and Expenses greater than the Maximum Attorneys’ Fees and Expenses Amount. If the MDL Court awards less than Thirty Four Million

Five Hundred Thousand U.S. Dollars ($34,500,000.00), then New GM shall pay only the lesser amount awarded by the MDL Court. If the Final Order and Final Judgment approving this Agreement do not become final for any reason, New GM shall not pay any amount in Attorneys’ Fees and Expenses. For the avoidance of doubt, the GUC Trust and the AAT have not agreed to pay, and shall not pay, any amount in Attorneys’ Fees and Expenses.

160.    The Class, Plaintiffs, Plaintiffs’ Class Counsel and Plaintiffs’ counsel agree and covenant that, regardless of any orders, judgments, decisions, awards, or any other basis, they shall not claim, seek, attempt to recover, accept, execute on, or collect on any Attorneys’ Fees and Expenses in excess of the Maximum Attorneys’ Fees and Expenses Amount.

161.    Not later than 30 days after the later of the Final Effective Date or the expiration of any appeal period or the resolution of any and all appeals relating to the Attorneys’ Fees and Expenses award, New GM shall pay to Plaintiffs’ Class Counsel the entire amount in Attorneys’ Fees and Expenses awarded by the MDL Court (as may be modified on appeal), but which amount shall not exceed the Maximum Attorneys’ Fees and Expenses Amount. The Attorneys’ Fees and Expenses awarded by the MDL Court and payable to Plaintiffs’ Class Counsel shall not be paid from the payments into the Common Fund by New GM, the GUC Trust and the AAT provided for in Paragraphs 88 and 89 above. For the avoidance of doubt, the GUC Trust and the AAT shall have no responsibility to make any payment to Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel or any other counsel arguing that it has conferred a benefit upon Plaintiffs, the Class, or any Class Member. New GM shall have no responsibility to make any payment to Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel or any other counsel arguing that it has conferred a benefit upon Plaintiffs, the Class, or any Class Member other than the amount in Attorneys’ Fees and Expenses awarded by the MDL Court, which amount shall not exceed Thirty Four Million Five Hundred Thousand U.S. Dollars ($34,500,000.00).

162.    The Attorneys’ Fees and Expenses paid by New GM as provided for in this Agreement shall be allocated by Plaintiffs’ Class Counsel among other plaintiffs’ counsel who seek a portion of the Attorneys’ Fees and Expenses in a manner that Plaintiffs’ Class Counsel in good faith believes reflects the contributions of such plaintiffs’ counsel to the prosecution and settlement of the claims against New GM, the AAT, and the GUC Trust in the Actions. The allocation among plaintiffs’ counsel shall be approved by the MDL Court, and Plaintiffs’ Class Counsel shall distribute the Attorneys’ Fees and Expenses as directed by the MDL Court. Neither New GM, the GUC Trust, the AAT nor any of the Released Parties shall have any responsibility, obligation or liability of any kind whatsoever with respect to how the Attorneys’ Fees and Expenses are allocated and distributed; such allocation and distribution is the sole province of Plaintiffs’ Class Counsel to recommend, and the MDL Court to decide.

163.    The proceedings for the MDL Court to determine the amount of Attorneys’ Fees and Expenses to award to plaintiffs’ counsel and the MDL Court’s award of any Attorneys’ Fees and Expenses are to be considered by the MDL Court separately from the MDL Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement. The Attorneys’ Fees and Expenses awarded shall be set forth in a fee and expense award separate from the Final Order and the Final Judgment so that any appeal of one shall not constitute an appeal of the other. Any order or proceedings relating to the Attorneys’ Fees and Expenses application, or any appeal from any order related thereto, or reversal or modification thereof, will not operate to terminate or cancel this Agreement, or affect or delay the Final Effective Date, except that in no event and under no circumstances shall New GM pay any amount in Attorneys’ Fees and Expenses greater than the Maximum Attorneys’ Fees and Expenses Amount and in no event and under no circumstances shall New GM pay any amount in Attorneys’ Fees and Expenses unless and until there is a Final Effective Date.

164.    Plaintiffs’ Class Counsel may petition the MDL Court for Plaintiff Incentive Awards for some or all Plaintiffs for their time in connection with the Actions and/or in connection with seeking preliminary approval of the Settlement pursuant to Federal Rule of Civil Procedure 23. The purpose of such Plaintiff Incentive Awards shall be to compensate such Plaintiffs for efforts undertaken by them on behalf of the Class. Neither New GM, the GUC Trust nor the AAT shall have any responsibility to make any payment to Plaintiffs for any such Plaintiff Incentive Awards. Rather, any such Plaintiff Incentive Awards made to Plaintiffs must be awarded by the MDL Court and shall be paid by the Qualified Settlement Fund Administrator and Trustee out of the Common Fund from the payments by New GM, the GUC Trust and the AAT to be made pursuant to Paragraph 89, as approved and directed by the MDL Court, within the later of 30 days of the Final Effective Date or the expiration of any appeal period or the resolution of any and all appeals relating to the Plaintiff Incentive Awards.

165.    New GM shall not be liable for, or obligated to pay, any fees, expenses, costs, or disbursements to any person or entity, either directly or indirectly, in connection with the Actions or the Agreement, other than as set forth in Section II.A and this Section VIII.

166.    The GUC Trust shall not be liable for, or obligated to pay, any fees, expenses, costs, or disbursements to any person or entity, either directly or indirectly, in connection with the Actions or the Agreement, other than as set forth in Section II.A.

167.    The AAT shall not be liable for, or obligated to pay, any fees, expenses, costs, or disbursements to any person or entity, either directly or indirectly, in connection with the Actions or the Agreement, other than as set forth in Section II.A.

IX. WITHDRAWAL ORDER, PRELIMINARY APPROVAL ORDER, GUC TRUST APPROVAL ORDER, AAT APPROVAL ORDER, FINAL ORDER, FINAL JUDGMENT AND RELATED ORDERS

168.    The Parties shall seek and undertake all reasonable, good faith efforts, subject to the conditions precedent set forth in this Agreement, to obtain (i) from the MDL Court, the Withdrawal Order, the Preliminary Approval Order, the Final Order and the Final Judgment and (ii) from the Bankruptcy Court, the GUC Trust Approval Order and AAT Approval Order.

169.    The Parties shall file a notice of a joint hearing before the MDL Court, solely with respect to the Withdrawal Order and the Preliminary Approval Order, and the Bankruptcy Court, solely with respect to the GUC Trust Approval Order, with such joint hearing to be held no earlier than 21 days after the Parties’ file motions in support of the Withdrawal Order, the Preliminary Approval Order and the GUC Trust Approval Order. Notice of the joint hearing shall be provided pursuant to Bankruptcy Rule 2002 and given to, among other parties, creditors of Old GM, beneficiaries of the GUC Trust, the United States trustee, and any other entity as the Bankruptcy Court may direct.

170.    The Parties shall seek and undertake all reasonable good faith efforts to obtain from the MDL Court, subject to the conditions precedent set forth herein, a Preliminary Approval Order in a form substantially similar to Exhibit 6. The Preliminary Approval Order shall, among other things:

a.

Preliminarily certify a nationwide settlement-only Class, with the Subclasses, approve Plaintiffs as class representatives and appoint Plaintiffs’ Class Counsel as counsel for the settlement-only Class, pursuant to Fed. R. Civ. P. 23;

b.	Preliminarily approve the Settlement;

c.	Require the dissemination of the Class Notice and the taking of all necessary and appropriate steps to accomplish this task;

d.	Determine that the Class Notice complies with all legal requirements, including, but not limited to, the Due Process Clause of the United States Constitution;

e.	Schedule a date and time for a Fairness Hearing to determine whether the Settlement should be finally approved by the MDL Court;

f.

Require Class Members who wish to exclude themselves to submit an appropriate and timely hand-signed written request to become an Opt-Out as directed in this Agreement and Long Form Notice, and that a failure to do so shall bind those Class Members who remain in the Class;

g.

Require Class Members who wish to object to this Agreement to submit a written statement as directed in this Agreement and Long Form Notice, and so indicate if they shall appear in person at the Fairness Hearing;

h.	Require attorneys representing Class Members, at the Class Members’ expense, to file a notice of appearance as directed in this Agreement and Long Form Notice;

i.	Identify the Plaintiff Incentive Awards, if any, that will be paid from the Common Fund to some or all Plaintiffs if there is a Final Effective Date;

j.

Issue a preliminary injunction of any and all challenges or other litigation by any Person, including Plaintiffs, all potential Class Members, and any parties in the Bankruptcy Case arising out of, in connection with, or related to the Agreement other than the litigation in the MDL Court concerning final approval of this Settlement;

k.

Issue a stay of all Actions and a preliminary injunction enjoining potential Class Members, pending the MDL Court’s determination of whether the Settlement should be given final approval, from litigating, pursuing, making, or proceeding with any economic loss claims arising out of, in connection with, or related to the Recalls or any vehicle subject to the Recalls;

l.	Establish the Common Fund as a Qualified Settlement Fund Trust;

m.	Appoint the Class Action Settlement Administrator;

n.	Authorize the Parties to take all necessary and appropriate steps to establish the means necessary to implement the Agreement; and

o.	Issue any and all other related orders to effectuate the preliminary approval of the Agreement.

171.    The Parties shall seek and undertake all reasonable good faith efforts to obtain from the MDL Court, subject to the conditions precedent set forth herein, an Order Pertaining to Preliminary Approval of Class Settlement, Notice Under Rule 23(e) And Granting Related Relief in a form substantially similar to Exhibit 21. The Order shall, among other things, preliminarily approve this Amended Settlement Agreement, including the addition of the AAT as an additional Party and amendments to Exhibits 5 (Long Form Notice), Exhibit 8 (GUC Trust Release

Agreement), Exhibit 11 (Short Form Notice), Exhibit 12 (Summary Settlement Notice), Exhibit 16 (Initial Press Release), and Exhibit 17 (Reminder Press Release) pertaining to the form and manner of notice to the Class.

172.    At or subsequent to the Fairness Hearing, the Parties shall seek and undertake all reasonable good faith efforts to obtain from the MDL Court a Final Judgment and a Final Order in substantially similar form and content to the proposed Final Order and the proposed Final Judgment to which the Parties shall agree in writing and jointly submit to the MDL Court. The Final Order and the Final Judgment shall, among other things:

a.

Find that the MDL Court has personal jurisdiction over all Plaintiffs, the Class and all Class Members, that the MDL Court has subject matter jurisdiction over the claims asserted in the 5ACC and the Actions, and that venue is proper;

b.	Finally approve the Agreement and Settlement, pursuant to Fed. R. Civ. P. 23;

c.	Finally certify the Class for settlement purposes only;

d.	Find that the Class Notice and the notice dissemination methodology complied with all laws, including, but not limited to, the Due Process Clause of the United States Constitution;

e.	Subject to Paragraphs 151 and 152 of this Agreement, dismiss the Actions, including the Actions listed on Exhibit 1 with prejudice and without costs (except as provided for herein as to costs);

f.	Incorporate the Class Members’ Release set forth in the Agreement and make the Class Members’ Release effective as of the date of the Final Order and Final Judgment;

g.

Issue a permanent injunction, including permanently enjoining any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of actions, rights, and damages of any kind and/or type included in the Class Members’ Release;

h.	Authorize the Parties to implement the terms of the Agreement;

i.

Expressly incorporate the terms of this Agreement and expressly provide that the MDL Court retains continuing and exclusive jurisdiction over the Parties, the Class Members, this Agreement, the Actions pending before the MDL Court, and the Final Order and the Final Judgment (i) to administer and enforce the Agreement, (ii) for all matters relating to the Settlement and the Actions pending before the MDL Court, and (iii) for any other necessary purpose; and

j.	Issue related Orders to effectuate the final approval of the Agreement and its implementation.

173.    Although the Parties believe that no Barred Claims (as defined below) exist, for the avoidance of doubt and protection of the GUC Trust Released Parties, New GM Released Parties and the AAT Released Parties, the Final Order and Final Judgment shall contain provisions barring any party in interest in the Bankruptcy Case, any party in interest in the MDL, or any other Person from asserting or attempting to assert claims against or impose liability on any of the GUC Trust Released Parties, the New GM Released Parties and/or the AAT Released Parties for any matter arising out of, in connection with, or related to the Agreement, the Actions and/or the Proposed Proofs of Claims (“Barred Claims”).

X. BEST EFFORTS TO EFFECTUATE THIS SETTLEMENT

174.    The Parties each agree to recommend approval of this Agreement and the Settlement by the MDL Court and, as applicable, by the Bankruptcy Court. They agree to undertake their best efforts, including all steps and efforts contemplated by this Agreement and any other steps and efforts that may reasonably be necessary and appropriate or merely appropriate to obtain the MDL Court’s approval of this Settlement, and to the extent applicable, the Bankruptcy Court’s approval of this Settlement, and to carry out the terms of this Agreement, provided that this will not limit any express rights to terminate this Settlement that any Party may have.

175.    The Parties agree that the MDL Court’s authority to enforce this Agreement includes, but is not limited to, awarding monetary and/or injunctive relief and discretion to impose specific performance, sanctions or penalties including imposition of any sanction up to and including contempt of court, pursuant to 28 U.S.C. § 636(e) against any Party that breaches or defaults on its obligations under this Agreement. The Parties agree that the terms of this Agreement satisfy the requirements for injunctive relief and specific performance.

176.    In the event that any Party to this Agreement finds it necessary to bring an action or proceeding against another Party to this Agreement as a result of a breach or default hereunder or to enforce the terms and conditions hereof, the prevailing party in such action or proceedings shall be paid all its reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with such action.

XI. MODIFICATION OR TERMINATION OF THIS AGREEMENT

177.    The terms and provisions of this Agreement may be amended, modified, or expanded by written agreement of the Parties and, if necessary, approval of (i) the MDL Court and

(ii) if the GUC Trust Approval Order and AAT Approval Order have been entered and the amendment or modification materially affects relief provided in the GUC Trust Approval Order or the AAT Approval Order, the Bankruptcy Court; provided, however, that after entry of the Final Order and Final Judgment, the Parties may by written agreement effect such amendments, modifications, or expansions of this Agreement and its implementing documents (including all exhibits hereto) without further notice to the Class or approval by the MDL Court or the Bankruptcy Court if such changes are consistent with the MDL Court’s Final Order and Final Judgment and do not limit the rights of Class Members under this Agreement.

178.    This Agreement shall terminate at the discretion of either New GM, the GUC Trust or the Plaintiffs, through Plaintiffs’ Class Counsel, if: (1) the Bankruptcy Court does not enter the GUC Trust Approval Order by June 1, 2020; (2) the GUC Trust Approval Order is stayed pending an appeal and such stay is not lifted by July 1, 2020; (3) the MDL Court does not enter the Preliminary Approval Order by June 1, 2020; (4) the Bankruptcy Court declines to enter the GUC Trust Approval Order in substantially the form attached as Exhibit 3, or the GUC Trust Approval Order is withdrawn, rescinded, reversed, vacated, or modified (in a manner such that the order is not substantially in the form attached hereto as Exhibit 3); (5) the MDL Court declines to enter the Preliminary Approval Order in substantially the form attached hereto as Exhibit 6, or the Preliminary Approval Order is withdrawn, rescinded, reversed, vacated, or modified (in a manner such that the order is not substantially in the form attached hereto as Exhibit 6); (6) the MDL Court does not enter the Final Judgment and the Final Order in substantially the form agreed to by the Parties in writing and submitted by them to the MDL Court as the proposed Final Judgment and the proposed Final Order; and/or (7) the Final Judgment and Final Order are withdrawn, rescinded, reversed, vacated, or modified on appeal (in a manner such the Final Judgment and/or the Final

Order are not substantially the form agreed to the Parties in writing and submitted by them to the MDL Court as the proposed Final Judgment and the proposed Final Order). Additionally, this Agreement shall terminate at the discretion of New GM if there is an MDL Court award (or an award as modified on appeal) of Attorneys’ Fees and Expenses greater than the Maximum Attorneys’ Fees and Expenses Amount (as defined above in Paragraph 98.d). However, notwithstanding any provision to the contrary in this Agreement, no Party may terminate this Agreement solely because (1) the MDL Court refuses to enter the Preliminary Approval Order, the Final Judgment and/or the Final Order in substantially similar form(s) and content to the proposed order(s) attached to this Agreement (or, for the Final Judgment and the Final Order, in substantially similar form(s) and content to proposed order(s) to be jointly submitted by the Parties to the MDL Court) solely because of provisions in any such order(s) regarding the amount or payment of any Plaintiff Incentive Awards to any Plaintiffs, or (2) the Preliminary Approval Order, the Final Judgment and/or the Final Order have been modified from the form(s) and content of the respective proposed order(s) attached to this Agreement (or, for the Final Judgment and the Final Order, from the form(s) and content to the proposed order(s) to be jointly submitted by the Parties to the MDL Court) solely to amend, revise or delete provisions regarding amount or payment of any Plaintiff Incentive Awards to any Plaintiffs, or (3) the MDL Court conditions its entry of the Preliminary Approval Order, the Final Judgment or the Final Order upon the Parties making modifications to this Agreement that relate solely to the amount or payment of any Plaintiff Incentive Awards to any Plaintiffs. The terminating party must exercise the option to withdraw from and terminate this Agreement, as provided in this Section XI, by a signed writing served on the other Parties no later than 20 days after receiving notice of the event prompting the termination. Upon termination of this Agreement, the Parties will be returned to their positions status quo ante; provided, however, that if this Agreement is terminated after (i) the Excess Distribution Date, the relief provided in the GUC Trust Approval Order concerning the Excess Distribution, the GUC Trust Release, the New GM Release and the GUC Trust Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination, or (ii) the AAT Distribution Date, the relief provided in the AAT Approval Order concerning the AAT Release, the New GM-AAT Release and the AAT Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination.

179.    In the event that, at any time after entry of the Final Order, the Class Members’ Release or any portion or provision thereof, shall for any reason be held in whole or in part to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, or portion thereof, if New GM, in its sole discretion, or the GUC Trust, in its sole discretion, both elect in writing to proceed as if such invalid, illegal, or unenforceable provision, or portion thereof, had never been included in this Agreement. Alternatively, in these circumstances, New GM or the GUC Trust may elect in writing that the entire Agreement be rendered null and void consistent with the terms described in this Section XI; provided, however, that if this Agreement is rendered null and void pursuant to this Paragraph 179 after entry of the Final Order, the relief provided in (i) the GUC Trust Approval Order concerning the Excess Distribution, the GUC Trust Release, the New GM Release and the GUC Trust Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination or any other provision of this Agreement, and (ii) the AAT Approval Order concerning the AAT Release, the New GM-AAT Release and the AAT Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination or any other provision of this Agreement.

180.    If an option to terminate this Agreement arises under this Section XI, (a) neither New GM, the GUC Trust, nor Plaintiffs are required for any reason or under any circumstance to exercise that option and (b) any exercise of that option by any Party shall be in good faith.

181.    If, but only if, this Agreement is terminated pursuant to this Section XI, then, subject to the proviso at the end of this Paragraph 181:

a.	This Agreement shall be null and void and shall have no force or effect, and no Party to this Agreement shall be bound by any of its terms, except for the terms of Section XI herein;

b.	The Parties will petition the MDL Court to have any stay orders entered pursuant to this Agreement lifted;

c.

All of its provisions, and all negotiations, statements, and proceedings relating to it shall be without prejudice to the rights of New GM, the GUC Trust, the AAT, Plaintiffs or any Class Member, all of whom shall be restored to their respective legal positions existing immediately before the execution of this Agreement, except that the Parties shall cooperate in requesting that the MDL Court set a new scheduling order such that no Party’s substantive or procedural rights are prejudiced by the settlement negotiations and proceedings;

d.

The Released Parties expressly and affirmatively reserve all defenses, arguments, and motions as to all claims that have been or might later be asserted in the Actions, including, without limitation, the argument that the Actions may not be litigated as a class action and any and all defenses to the Late Claims Motions in the Bankruptcy Case;

e.

Plaintiffs and all other Class Members, on behalf of themselves and their heirs, assigns, executors, administrators, predecessors, and successors, expressly and affirmatively reserve and do not waive all motions as to, and arguments in support of, all claims, causes of actions or remedies that have been or might later be asserted in the Actions including, without limitation, any argument concerning class certification, and treble or other damages;

f.

New GM, the GUC Trust, the AAT, and the other Released Parties expressly and affirmatively reserve and do not waive all motions and positions as to, and arguments in support of, all defenses to the causes of action or remedies that have been sought or might be later asserted in the Actions, including without limitation, any argument or position opposing class certification, liability or damages;

g.

Neither this Agreement, the fact of its having been made, nor the negotiations leading to it, nor any discovery or action taken by a Party or Class Member pursuant to this Agreement shall be admissible or entered into evidence for any purpose whatsoever;

h.

The Parties agree they will jointly seek and include in the proposed Final Order a ruling that, in the event the Settlement is terminated pursuant to Section XI of the Agreement, all order(s) and/or judgment(s) entered relating to this Settlement shall be deemed vacated and without any force or effect (including, if applicable, but not limited to the Preliminary Approval Order, the Final Order and the Final Judgment), except that the Excess Distribution, the GUC Trust Release, the New GM Releases, the AAT

Release, the GUC Trust Release Agreement, and the AAT Release Agreement as set forth in the GUC Trust Approval Order and AAT Approval Order shall remain binding, effective and enforceable;

i.

All Settlement Implementation Expenses incurred in connection with the Settlement up to the date of termination will be paid from funds paid into the Common Fund pursuant to the terms and conditions set forth in Paragraphs 88 and 89 above with any remainder of the funds paid into the Common Fund by New GM and the GUC Trust remitted to them pro rata by the Qualified Settlement Fund Administrator and Trustee pursuant to the terms of Paragraph 89 above; and

j.

The Parties will petition promptly the MDL Court to refer back to the Bankruptcy Court all matters for which the reference had been withdrawn to the MDL Court, and upon the reference to the Bankruptcy Court being reinstated, promptly shall request a scheduling order in the Bankruptcy Court regarding the Late Claims Motions;

provided, however, that if this Agreement is terminated for any reason after (i) the Excess Distribution Date, the relief provided in the GUC Trust Approval Order concerning the Excess Distribution, the GUC Trust Release, the New GM Release and the GUC Trust Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination or any other provision of this Agreement, or (ii) the AAT Distribution Date, the relief provided in the AAT Approval Order concerning the AAT Release, the New GM-AAT Release and the AAT Release Agreement shall remain binding, effective, and enforceable notwithstanding such termination or any other provision of this Agreement.

XII. GENERAL MATTERS AND RESERVATIONS

182.    New GM has denied and continues to deny each and all of the claims and contentions alleged in the Actions, and has denied and continues to deny that it has committed any violation of law or engaged in any wrongful act that was alleged, or that could have been alleged, in the Actions. New GM believes that it has valid and complete defenses to the claims asserted against it in the Actions and denies that it committed any violations of law, engaged in any unlawful act or conduct, or that there is any basis for liability for any of the claims that have been, are, or might have been alleged in the Actions. New GM further believes that no class could be certified or maintained for litigation or for trial. Nonetheless, New GM has concluded that it is desirable that the Actions be fully and finally settled upon the terms and conditions set forth in this Agreement, as do the GUC Trust, the AAT, and Plaintiffs. The GUC Trust has denied and continues to deny each and all of the claims and contentions alleged in the Late Claims Motions and any Proposed Proofs of Claim filed concerning the Subject Vehicles, and has denied and continues to deny that it or Old GM has committed any violation of law or engaged in any wrongful act that was alleged, or that could have been alleged, in the Late Claims Motions or the Proposed Proofs of Claim. The GUC Trust believes that it has valid and complete defenses to the claims asserted against it in the Late Claims Motions and the Proposed Proofs of Claim and denies that it or Old GM committed any violations of law, engaged in any unlawful act or conduct, or that there is any basis for liability for any of the claims that have been, are, or might have been alleged in the Late Claims Motions and the Proposed Proofs of Claim. The GUC Trust further believes that no class could be certified or maintained for litigation or for trial. Nonetheless, the GUC Trust has concluded that it is desirable that the Late Claims Motions and the Proposed Proofs of Claim be fully and finally resolved upon the terms and conditions set forth in this Agreement, as do the AAT, New GM, and Plaintiffs. The AAT has denied and continues to deny each and all of the claims and contentions alleged in the Late Claims Motions and any Proposed Proofs of Claim filed concerning the Subject Vehicles, and has denied and continues to deny that it or Old GM has committed any violation of law or engaged in any wrongful act that was alleged, or that could have been alleged, in the Late Claims Motions or the Proposed Proofs of Claim. The AAT believes that it has valid and complete defenses to the claims asserted against it in the Late Claims Motions and the Proposed Proofs of Claim and denies that it or Old GM committed any violations of law, engaged in any unlawful act or conduct, or that there is any basis for liability for any of the claims that have been, are, or might have been alleged in the Late Claims Motions and the Proposed Proofs of Claim. The AAT further believes that no class could be certified or maintained for litigation or for trial. Nonetheless, the AAT has concluded that it is desirable that the Late Claims Motions and the Proposed Proofs of Claim be fully and finally resolved upon the terms and conditions set forth in this Agreement, as do the GUC Trust, New GM, and Plaintiffs.

183.    If the Final Effective Date does not occur, or if the Settlement is terminated pursuant to Section XI above, then the Settlement Agreement, and the certification of the Class (and Subclasses) provided for herein, will be vacated and the Actions shall proceed as though the Class (and Subclasses) had never been certified, without prejudice to any Party’s position on the issue of class certification or any other issue. Certification of the Class (and Subclasses) is also without prejudice to any position asserted by any Party in any other proceeding, case or action, as to which all their rights are specifically preserved.

184.    This Settlement Agreement, including but not limited to its exhibits, whether or not it shall become final, and any and all negotiations, documents and discussions associated with it, is not and shall not be deemed or construed to be an admission, adjudication or evidence of any violation of any statute or law or of any liability or wrongdoing by the Released Parties or of the truth of any of the claims or allegations alleged in the Actions, the Late Claims Motions or the Proposed Proofs of Claim, or the incurrence of any damage, loss or injury by any Person. In the event that the Settlement does not become final or is terminated in accordance with the terms hereof, then this Agreement, including its exhibits, and any and all negotiations, documents and discussions associated with it and the releases set forth herein, shall be without prejudice to the rights of any Party and shall not be offered or received in evidence in any proceeding. Further, this Agreement, the Final Order and the Final Judgment are not and shall not be deemed or construed to be an admission, adjudication or evidence of any lack of merit of any of the claims or defenses asserted in the Actions, the Late Claims Motion or the Proposed Proofs of Claim. The Parties agree that this Agreement, including its exhibits, the Final Order and the Final Judgment, whether or not it shall become final, and any and all negotiations, documents and discussions associated with it, (a) shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by any Released Party, or of the truth of any of the claims or defenses, or the incurrence of any damage, loss or injury by any Person, or of any lack of merit of any of the claims asserted in the Actions, the Late Claims Motions or the Proposed Proofs of Claim, or that any class could be certified or maintained for litigation or trial, and (b) shall not be discoverable or used directly or indirectly, in any way, whether in the Actions, the MDL Court, or in the Bankruptcy Court or any other action or proceeding of any nature, whether by the Class or Opt Outs, except if warranted by existing law in connection with a dispute under this Agreement or an action in which this Agreement is asserted as a defense. Nor shall this Agreement serve as precedent in any manner, because the Agreement is based on the specific facts of this matter and is for settlement purposes only.

185.    The occurrence of the Final Effective Date shall be contingent upon each of the following:

a.	Entry by the Bankruptcy Court of the GUC Trust Approval Order;

b.	The occurrence of the GUC Trust Approval Order Effective Date, unless such condition is waived in writing by the GUC Trust and New GM;

c.	Entry by the MDL Court of the Withdrawal Order and the Preliminary Approval Order;

d.

Entry by the MDL Court of the Final Order and the Final Judgment approving the Settlement, from which the time to appeal has expired or which has remained unmodified after any appeal(s) have fully concluded; and

e.	Any other conditions stated in this Agreement.

186.    The Parties and their counsel agree to keep the existence and contents of this Agreement confidential until the date on which the Motion for Preliminary Approval is filed; provided, however, that this Section shall not prevent New GM, and the GUC Trust from disclosing such information, prior to the date on which the Motion for Preliminary Approval is filed, to state and federal agencies, independent accountants, actuaries, advisors, financial analysts, insurers or attorneys or if required by law or regulation. Nor shall the Parties and their counsel be prevented from disclosing such information to persons or entities (such as experts, courts, co-counsel, and/or administrators) to whom the Parties agree in writing disclosure must be made in order to effectuate the terms and conditions of this Agreement.

187.    New GM’s execution of this Agreement shall not be construed to release – and New GM expressly does not intend to release – any claim New GM may have or make against any insurer for any cost or expense incurred in connection with this Settlement, including, without limitation, for attorneys’ fees and costs.

188.    The GUC Trust’s execution of this Agreement shall not be construed to release – and the GUC Trust expressly does not intend to release – any claim the GUC Trust may have or make against any insurer for any cost or expense incurred in connection with this Settlement, including, without limitation, for attorneys’ fees and costs.

189.    Plaintiffs’ Class Counsel represent that: (1) they are authorized by the Plaintiffs to enter into this Agreement with respect to the claims in these Actions; and (2) they are seeking to protect the interests of the Class.

190.    Plaintiffs’ Class Counsel further represent that the Plaintiffs: (1) have agreed to serve as representatives of the Class and Subclasses proposed to be certified herein; (2) are willing, able, and ready to perform all of the duties and obligations of representatives of the Class, including, but not limited to, being involved in discovery and fact finding; (3) have authorized Plaintiffs’ Class Counsel to execute this Agreement on their behalf; and (4) shall remain and serve as representatives of the Class and Subclasses until the terms of this Agreement are effectuated, this Agreement is terminated in accordance with its terms, or the MDL Court at any time determines that said Plaintiffs cannot represent the Class.

191.    The Parties acknowledge and agree that no opinion concerning the tax consequences of the proposed Settlement to Class Members is given or will be given by the Parties, nor are any representations or warranties in this regard made by virtue of this Agreement. Each Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.

192.    New GM represents and warrants that the individual executing this Agreement is authorized to enter into this Agreement on its behalf.

193.    The GUC Trust represents and warrants that the individual executing this Agreement is authorized to enter into this Agreement on its behalf, and that the GUC Trust has obtained all necessary approvals and consents required under the GUC Trust Agreement to enter into this Agreement, including the consent of the GUC Trust Monitor. The GUC Trust further represents and warrants that its entry into this Agreement is supported by the Participating Unitholders.

194.    The AAT represents and warrants that the individual executing this Agreement is authorized to enter into this Agreement on its behalf, and that the AAT has obtained all necessary approvals and consents required under the AAT Agreement to enter into this Agreement, including the consent of the AAT Monitor.

195.    This Agreement, complete with its exhibits, sets forth the sole and entire agreement among the Parties with respect to its subject matter, and it may not be altered, amended, or modified except by written instrument executed by Plaintiffs’ Class Counsel, New GM’s Counsel on behalf of New GM, GUC Trust Counsel on behalf of the GUC Trust, and, solely with respect to provisions impacting the rights of the AAT, AAT Counsel on behalf of the AAT. The Parties expressly acknowledge that no other agreements, arrangements, or understandings not expressed in this Agreement exist among or between them, and that in deciding to enter into this Agreement, they rely solely upon their judgment and knowledge. This Agreement supersedes any prior agreements, understandings, or undertakings (written or oral) by and between the Parties regarding the subject matter of this Agreement.

196.    This Agreement and any amendments thereto shall be governed by and interpreted according to the law of the State of New York notwithstanding its conflicts of law provisions.

197.    Any disagreement and/or action to enforce this Agreement shall be commenced and maintained only in the MDL Court.

198.    Whenever this Agreement requires or contemplates that one of the Parties shall or may give notice to the other, notice shall be provided by e-mail and/or next-day (excluding Saturdays, Sundays and Federal Holidays) express delivery service as follows:

a.	If to New GM, then to:

Richard C. Godfrey & Wendy L. Bloom

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Tel. 312-862-2391 and 312-862-2343

b.	If to Plaintiffs, then to:

Steve W. Berman Hagens Berman Sobol Shapiro LLP 1301 Second Ave. Suite 2000 Seattle, WA 98101 Tel. 206-623-7292	and	Elizabeth J. Cabraser Lieff Cabraser Heimann & Bernstein, LLP Embarcadero Center West 275 Battery Street, 29th Floor San Francisco, CA 94111 Tel. 415-956-1000

c.	If to the GUC Trust, then to:

Kristin K. Going

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173-1922

Tel. 212-547-5429

d.	If to the AAT, then to:

Eric B. Fisher

Binder & Schwartz LLP

366 Madison Avenue, Sixth Floor

New York, NY 10017

Tel. 212-633-4551

199.    All time periods set forth herein shall be computed in calendar days unless otherwise expressly provided. In computing any period of time prescribed or allowed by this Agreement or by order of the MDL Court, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday or a Federal Holiday, or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the office of the clerk of the court inaccessible, in which event the period shall run until the end of the next day that is not one of the aforementioned days. As used in this Section XI “Federal Holiday” includes New Year’s Day, Birthday of Martin Luther King, Jr., Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Patriot’s Day, Thanksgiving Day, Christmas Day, and any other day appointed as a holiday by the President, the Congress of the United States or the Chief Judge or the Clerk of the United States District Court for the Southern District of New York.

200.    The Parties reserve the right, subject to the MDL Court’s approval, to agree in writing to any reasonable extensions of time that might be necessary to carry out any of the provisions of this Agreement.

201.    The Class, Plaintiffs, Plaintiffs’ Class Counsel, New GM, New GM’s Counsel, the GUC Trust, GUC Trust Counsel, the AAT and AAT Counsel shall not be deemed to be the drafter of this Agreement or of any particular provision, nor shall they argue that any particular provision should be construed against its drafter. All Parties agree that this Agreement was drafted by counsel for the Parties during extensive arm’s-length negotiations. No parol or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Parties or their counsel, or the circumstances under which this Agreement was made or executed.

202.    The Parties expressly acknowledge and agree that this Agreement and its exhibits, along with all related drafts, motions, pleadings, conversations, negotiations, and correspondence, constitute an offer of compromise and a compromise within the meaning of Federal Rule of Evidence 408 and any equivalent rule of evidence in any state. In no event shall this Agreement, any of its provisions or any negotiations, statements or court proceedings relating to its provisions in any way be construed as, offered as, received as, used as, or deemed to be evidence of any kind in the Actions, any other action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce this Agreement or the rights of the Parties or their counsel. Without limiting the foregoing, neither this Agreement nor any related negotiations, statements, or court proceedings shall be construed as, offered as, received as, used as or deemed to be evidence or an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including, but not limited to, the Released Parties, Plaintiffs, or the Class or as a waiver by the Released Parties, Plaintiffs or the Class of any applicable privileges, claims or defenses.

203.    Plaintiffs expressly affirm that the allegations contained in the 5ACC were made in good faith, but consider it desirable for the Actions to be settled and dismissed because of the substantial benefits that the proposed Settlement will provide to Class Members.

204.    The Parties, their successors and assigns, and their counsel undertake to implement the terms of this Agreement in good faith, and to use good faith in resolving any disputes that may arise in the implementation of the terms of this Agreement.

205.    The waiver by one Party of any breach of this Agreement by another Party shall not be deemed a waiver of any prior or subsequent breach of this Agreement.

206.    If one Party to this Agreement considers another Party to be in breach of its obligations under this Agreement, that Party must provide the breaching Party with written notice of the alleged breach and provide a reasonable opportunity to cure the breach before taking any action to enforce any rights under this Agreement.

207.    The Parties, their successors and assigns, and their counsel agree to cooperate fully with one another in seeking MDL Court approval of this Agreement and Bankruptcy Court approval of the GUC Trust Motion and the AAT Motion, and to use their best efforts to effect the prompt consummation of this Agreement and the proposed Settlement.

208.    This Agreement may be signed electronically or by hand and may be signed in counterparts, each of which shall constitute a duplicate of the original.

209.    In the event any one or more of the provisions contained in this Agreement (besides the Class Members’ Release, which is addressed in Paragraph 179) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision if New GM, the GUC Trust and Plaintiffs’ Class Counsel, on behalf of Plaintiffs and Class Members, mutually agree in writing to proceed as if such invalid, illegal, or unenforceable provision had never been included in this Agreement; provided, however, that invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or limit the enforceability of any provision of (i) the GUC Trust Approval Order which shall remain in full force and effect beginning on and continuing after the Excess Distribution Date, or (ii) the AAT Approval Order which shall remain in full force and effect beginning on and continuing after the AAT Distribution Date. Any agreement to proceed without regard to an invalid, illegal, or unenforceable provision shall be reviewed and approved by the MDL Court before it becomes effective.

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This Amended Settlement Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY PLAINTIFFS’ CLASS COUNSEL

AS AUTHORIZED BY PLAINTIFFS

BY	/s/ STEVE W. BERMAN	DATE:	May 1, 2020

STEVE W. BERMAN HAGENS BERMAN SOBOL SHAPIRO LLP

This Amended Settlement Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY PLAINTIFFS’ CLASS COUNSEL

AS AUTHORIZED BY PLAINTIFFS

BY	/s/ ELIZABETH J. CABRASER	DATE:	May 1, 2020

ELIZABETH J. CABRASER LIEFF CABRASER HEIMANN & BERNSTEIN, LLP

This Amended Settlement Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY NEW GM’S COUNSEL

BY	/s/ WENDY L. BLOOM	DATE:	May 1, 2020

WENDY L. BLOOM KIRKLAND & ELLIS LLP

This Amended Settlement Agreement is agreed to on the date indicated below.

WILMINGTON TRUST COMPANY, AS TRUST

ADMINISTRATOR AND TRUSTEE OF THE GUC TRUST

APPROVED AND AGREED TO BY GUC TRUST COUNSEL*

BY	/s/ KRISTIN K. GOING	DATE:	May 1, 2020

KRISTIN K. GOING MCDERMOTT WILL & EMERY LLP

*

Please note the signature block for GUC Trust Counsel in the Settlement Agreement executed on March 27, 2020 which reads “WILMINGTON TRUST NATIONAL ASSOCIATION, APPROVED AND AGREED TO AS TO FORM BY GUC TRUST COUNSEL” is hereby amended to read “WILMINGTON TRUST COMPANY, APPROVED AND AGREED AS TO FORM BY GUC TRUST COUNSEL”

This Amended Settlement Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY WILMINGTON TRUST COMPANY,

AS TRUST ADMINISTRATOR AND TRUSTEE OF THE AAT

BY	/s/ MICHAEL BOCHANSKI	DATE:	May 1, 2020

MICHAEL BOCHANSKI BANKING OFFICER

This Amended Settlement Agreement is agreed to on the date indicated below.

WILMINGTON TRUST COMPANY, AS TRUST

ADMINISTRATOR AND TRUSTEE OF THE AAT

APPROVED AND AGREED TO AS TO FORM

BY AAT COUNSEL

BY	/s/ ERIC B. FISHER	DATE:	May 1, 2020

ERIC B. FISHER BINDER & SCHWARTZ LLP

Exhibit 1:

List of Economic Loss Actions in

In re: General Motors Ignition Switch Litigation

Case No. 14-MD-2543 (JMF)

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Fifth Amended Consolidated Complaint, MDL 2543 Docket No. 4838 (filed 11/27/2017)

Alers v. General Motors LLC, No. 15-CV-0179

Andrews v. General Motors LLC, No. 14-CV-5351

Arnold, et al. v. General Motors LLC, et al., No. 14-CV-5325

Ashbridge v. General Motors LLC, et al., No. 14-CV-4781

Ashworth, et al. v. General Motors LLC, No. 14-CV-4804

Balls, et al. v. General Motors LLC, No. 14-CV-4691

Bedford Auto v. General Motors LLC, No. 14-CV-5356

Belt v. General Motors LLC, et al, No. 14-CV-8883

Bender v. General Motors LLC, No. 14-CV-4768

Benton, et al. v. General Motors LLC, No. 14-CV-4268

Biggs v. General Motors LLC, et al., No. 14-CV-5358

Bledsoe, et al. v. General Motors LLC, No. 14-CV-7631

Brandt, et al. v. General Motors LLC, No. 14-CV-4340

Brown, et al. v. General Motors LLC, No. 14-CV-4715

Burton, et al. v. General Motors LLC, et al., No. 14-CV-4771

Camlan, Inc., et al. v. General Motors LLC, No. 14-CV-4741

Childre, et al. v. General Motors LLC, et al., No. 14-CV-5332

Coleman, et al. v. General Motors LLC, No. 14-CV-4731

Corbett, et al. v. General Motors LLC, No. 14-CV-5754

Cox, et al. v. General Motors LLC, et al., No. 14-CV-4701

Darby, et al. v. General Motors LLC, et al., No. 14-CV-4692

Deighan, et al. v. General Motors LLC, et al., No. 14-CV-4858

DeLuco v. General Motors LLC, No. 14-CV-2713

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

DePalma, et al. v. General Motors LLC, et al., No. 14-CV-5501

DeSutter, et al. v. General Motors LLC, No. 14-CV-4685

Detton, et al. v. General Motors LLC, et al., No. 14-CV-4784

Deushane, et al. v. General Motors LLC, et al., No. 14-CV-4732

Dinco, et al. v. General Motors LLC, No. 14-CV-4727

Duarte v. General Motors LLC, et al., No. 14-CV-4667

Edwards, et al. v. General Motors LLC, et al., No. 14-CV-4684

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-8382

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-5323

Emerson, et al. v. General Motors LLC, et al., No. 14-CV-4650

Espineira v. General Motors LLC, et. al., No. 14-CV-4637

Favro, et al. v. General Motors LLC, et al., No. 14-CV-4752

Forbes, et al. v. General Motors LLC, No. 14-CV-4798

Foster, et al. v. General Motors LLC, et al., No. 14-CV-4775

Fugate v. General Motors LLC, No. 14-CV-4714

Gebremariam, et al. v. General Motors LLC, No. 14-CV-5340

Groman v. General Motors LLC, No. 14-CV-2458

Grumet, et al. v. General Motors LLC, No. 14-CV-4690

Harris, et al. v. General Motors LLC et al., No. 14-CV-4672

Henry, et al. v. General Motors LLC, et al., No. 14-CV-4811

Heuler, et al. v. General Motors LLC, No. 14-CV-4345

Higginbotham, et al. v. General Motors LLC, et al., No. 14-CV-4759

Holliday, et al. v. General Motors LLC, et al., No. 14-CV-5506

Hurst, et al. v. General Motors Co., No. 14-CV-4707

Ibanez, et al. v. General Motors LLC, No. 14-CV-5880

2

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Jawad v. General Motors LLC, No. 14-CV-4348

Johnson, et al. v. General Motors LLC, No. 14-CV-5347

Jones v. General Motors LLC, No. 14-CV-5850

Jones v. General Motors LLC, No. 14-CV-4350

Kandziora v. General Motors LLC, et al., No. 14-CV-8386

Kelley, et al. v. General Motors Co., et al., No. 14-CV-4272

Kluessendorf, et al. v. General Motors LLC, et al., No. 14-CV-5035

Knetzke, et al. v. General Motors LLC, et al., No. 14-CV-4641

Kosovec, et al. v. General Motors LLC, et al., No. 14-CV-6830

Krause v. General Motors LLC, No. 14-CV-7977

Lannon, et al. v. General Motors LLC, et al., No. 14-CV-4676

LaReine, et al. v. General Motors LLC, et al., No. 14-CV-4717

Letterio, et al. v. General Motors LLC, et al., No. 14-CV-4857

Leval, et al. v. General Motors LLC, No. 14-CV-4802

Levine v. General Motors LLC, No. 14-CV-4661

Lewis, et al. v. General Motors LLC, et al., No. 14-CV-4720

Maciel, et al. v. General Motors LLC, No. 14-CV-4339

Malaga et al. v. General Motors LLC, No. 14-CV-4738

Markle, et al. v. General Motors LLC, et al., No. 14-CV-4662

Mazzocchi, et al. v. General Motors LLC, et al., No. 14-CV-2714

McCarthy v. General Motors LLC, et al., No. 14-CV-4758

McConnell, et al. v. General Motors LLC, No. 14-CV-4270

Mullins v. General Motors LLC, No. 14-CV-8885

Nava, et al. v. General Motors LLC, et al., No. 14-CV-4754

Nettleton Auto Sales Inc., et al. v. General Motors LLC, et al., No. 14-CV-4760

3

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Phaneuf, et al. v. General Motors LLC, No. 14-CV-3298

Phillip, et al. v. General Motors LLC, No. 14-CV-4630

Ponce, et al. v. General Motors LLC, et al., No. 14-CV-4265

Powell v. General Motors LLC, No. 14-CV-4778

Ramirez, et al. v. General Motors LLC, et al., No. 14-CV-4267

Ratzlaff, et al. v. General Motors LLC, No. 14-CV-4346

Roach, et al. v. General Motors LLC, et al., No. 14-CV-4810

Robinson, et al. v. General Motors LLC, et al., No. 14-CV-4699

Rollins, et al. v. General Motors LLC, et al., No. 14-CV-7242

Ross, et al. v. General Motors LLC, et al., No. 14-CV-4756

Roush, et al. v. General Motors LLC, et al., No. 14-CV-4704

Ruff, et al. v. General Motors LLC, et al., No. 14-CV-4764

Rukeyser, et al. v. General Motors LLC, No. 14-CV-5715

Saclo et al. v. General Motors LLC, et al., No. 14-CV-4751

Salazar, III, et al. v. General Motors LLC, et al., No. 14-CV-4859

Salerno, et al. v. General Motors LLC, et al., No. 14-CV-4799

Santiago, et al. v. General Motors LLC, No. 14-CV-4632

Satele, et al. v. General Motors LLC, No. 14-CV-4273

Sauer, et al. v. General Motors, et al., No. 14-CV-5752

Sesay, et al. v. General Motors LLC, et al., No. 14-CV-6018

Shollenberger v. General Motors LLC, No. 14-CV-4338

Silvas, et al. v. General Motors LLC, No. 14-CV-4342

Skillman, et al. v. General Motors LLC, et al., No. 14-CV-3326

Smith, et al. v. General Motors LLC, et al., No. 14-CV-5338

Spangler, et al. v. General Motors LLC, No. 14-CV-4755

4

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Stafford, et al. v. General Motors LLC, No. 14-CV-4808

Stafford-Chapman, et al. v. General Motors LLC, et al., No. 14-CV-5345

Stevenson v. General Motors LLC, No. 14-CV-5137

Taylor Deushane, et al. v. General Motors LLC, No. 14-CV-4732

Turpyn, et al. v. General Motors LLC, et al., No. 14-CV-5328

Villa, et al. v. General Motors LLC, et al., No. 14-CV-4801

Williams, et al. v. General Motors LLC, et al. No. 14-CV-7979

Witherspoon, et al. v. General Motors LLC, et al., No. 14-CV-4702

Woodward, et al. v. General Motors LLC, et al., No. 14-CV-4226

Yagman v. General Motors Company, et al., No. 14-CV-9058

5

Exhibit 2:

Allocation Decision

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE:	No. 14-MD-2543 (JMF)

GENERAL MOTORS LLC IGNITION
SWITCH LITIGATION
This Document Relates to:

ALL ECONOMIC LOSS CLASS ACTIONS

ALLOCATION DECISION OF LAYN R. PHILLIPS

I.    INTRODUCTION

1.    The underlying “Actions” in this case are generally comprised of (a) all economic loss claims, whether asserted as class, mass, or individual actions, however denominated, that are consolidated for pretrial proceedings in the United States District Court for the District of New York in In re: General Motors Ignition Switch, Case No. 14-MD-2543 (JMF) (the “MDL Court”), and (b) all economic loss claims, whether asserted as class, mass, or individual claims, including all Late Claim Motions and all Proposed Proofs of Claim involving alleged economic loss, however denominated, filed or asserted in the Bankruptcy Code Chapter 11 case pending in the United States Bankruptcy Court for the Southern District of New York captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG) (the “Bankruptcy Court”) (collectively referred to as “the Actions’).

2.    In Order No. 132 issued on September 11, 2017 (Docket No. 292), the MDL Court appointed the undersigned as mediator for the Actions, and the undersigned has overseen the mediation efforts in the economic loss cases since that time.

3.    After numerous mediation sessions, the parties have reached agreement in principle on certain key terms to resolve the Actions on a Class-wide basis (the “Proposed Settlement”). The parties are working to reach a final agreement and execute a master Settlement Agreement.1

4.    The Proposed Settlement will provide, among other things, monetary benefits to the Proposed Class Members. In order to receive a monetary payment, Class Members will be required to file claims. Steve W. Berman of Hagens Berman Sobol Shapiro LLP and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP, who are “Plaintiffs’ Class Counsel,” are

[1]	All terms not defined herein have been defined in the Settlement Agreement.

expected to propose a Plan of Allocation under which a “Base Payment Amount” will be calculated by dividing the number of qualified claims submitted by Class Members into the Net Common Fund.

5.    Plaintiffs’ Class Counsel have requested that I oversee an allocation proceeding in which (a) counsel representing each proposed Subclass (“Allocation Counsel”) present evidence relating to the strength of the claims for the Subclass that he represents (the “Allocation Proceeding”), and (b) I decide, based on the relative strengths of the claims for each Subclass, whether the Base Payment Amount should be adjusted by Subclass (the “Allocation Decision”).

6.    Plaintiffs’ Class Counsel requested that members of the Executive Committee volunteer to serve as Allocation Counsel for the Subclasses, and members of the following Executive Committee firms volunteered to do so: Marc Seltzer of Susman Godfrey LLP (Subclass 1), Kevin Dean of Motley Rice LLC (Subclass 2), Matthew Weinshall of Podhurst Orseck, P.A. (Subclass 3), Steven Davis of Boies Schiller Flexner LLP (Subclass 4), and John Tangren of DiCello Levitt Gutzler (Subclass 5).

7.    An Allocation Proceeding was held on February 21, 2020, at which Allocation Counsel submitted written and oral arguments seeking to demonstrate the strength of each Subclasses’ claims in the Actions. At my request, Allocation Counsel made follow-up submissions on February 24, 2020. I have considered all of these arguments and evidence in rendering the Allocation Decision below.

II.    THE PROPOSED CLASS AND SUBCLASSES

8.    The Settlement Class is expected to be defined generally as “all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the

District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions.” “Recall Announcement Date” and the “Subject Vehicles” are defined in the Settlement Agreement.

9.    The Class is divided into five proposed Subclasses defined as follows:

Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047. The representatives of Subclass 1 are Valeria Glenn, Marion Smoke, Grace Belford, Barbara Hill, Ray Wieters, Camille Burns, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Crystal Hardin, Javier Malaga, Winifred Mattos, William Rukeyeser, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Michael Pesce, LaTonia Tucker, Neysa Williams, Jennifer Dunn, Barry Wilborn, Patricia Backus, Susan Benner, Heather Holleman, Alphonso Wright, James Dooley, Philip Zivnuska, Dawn Talbot, Lisa West, Debra Quinn, Robert Wyman, Colin Elliott, Richard Leger, Sheree Anderson, Rafael Lanis, Anna Allshouse, Janelle Davis, William Hill, Elizabeth D. Johnson, Linda Wright, Kenneth Robinson, Laurie Holzwarth, Susan Rangel, Sandra Horton, Wayne Wittenberg, Michael Amezquita, Steven Sileo, Javier Delacruz, Bernadette Romero, Donna Quagliana, Michael Rooney, William Ross, Leland Tilson, Jolene Mulske, Bonnie Taylor, Jerrile Gordon, Paulette Hand, William Bernick, Janice Bagley, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, Mary Dias, Garrett Mancieri, Frances James, Norma Lee Holmes, Helen A. Brown, Silas Walton, Michael Graciano, Keisha Hunter, Alexis Crockett, Blair Tomlinson, Melinda Graley, and Nancy Bellow.

Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400. The representatives of Subclass 2 are Gerald Smith, Joe Glover, Yvonne James-Bivins, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Wandell Littles Beazer, Stacey Bowens, Debra Forbes, Rhonda Haskins, Verlena Walker, Jenny Mathis, Debra Cole, Charlene Kapraun, Keith Nathan, Martha Cesco, Cheryl Reed, Lyle Wirtles, Lori Green, Raymond Naquin, Jerrod Pinkett, Brittany Vining, Sophia Marks, David Price, Brian Semrau, Franklin Wloch, Christine Leonzal, Larry Haynes, Youloundra Smith, Deloris Hamilton, Ronald Robinson, Heather Francis, Arteca Heckard, Irene Torres, Gwen Moore, Lisa Axelrod, Tracie Edwards, Georgianna Parisi, Bradley Siefke, Steven M. Steidle, William Troiano, Carleta Burton, Shelton Glass, Annette Hopkins, Cassandra Legrand, Kimberly Mayfield, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, and Malinda Stafford.

Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346. The representatives of Subclass 3 are Santiago Orosco, Harvey Sobelman, Billy Mosley, Cliff Redmon, Valerie Mortz Rogers, Harry Albert, Ashley Murray, Mario Stefano, Debra Cummings, Bruce Wright, Denise Wright, and Sharon Newsome.

Subclass 4: The Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153. The representatives of Subclass 4 are Celeste Deleo, Dale Dowdy, Lane Blackwell, Jr., Melody Lombardo, Susan Viens, Reggie Welch, Felisha Johnson, and Reynaldo Spellman.

Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118. The representatives of Subclass 5 are Kellie Cereceres, Margaret Lesnansky, Joni Ferden-Precht, Rochelle Bankhead, Towana Ferguson, Heidi Wood, Carl Bosch, Evelyn Bosch, Bryan Wallace, Jennifer Sullivan, Christopher Tinen, Bonnie Hensley, Richelle Draper, Gail Bainbridge, Raymond Berg, David Schumacher, Greg Theobald, Alexis Byrd, Paul Jenks, and Christy Smith.

III.    FINDINGS

10.    Having aided the parties in reaching the Proposed Settlement, I have now been asked by Plaintiffs’ Class Counsel to oversee an Allocation Proceeding and determine how to distribute the Net Common Fund among the five proposed Subclasses that comprise the Proposed Settlement Class.

11.    The Plan of Allocation proposed by Plaintiffs’ Class Counsel first requires the calculation of a pro rata “Base Payment Amount” determined by dividing the number of qualified claims submitted by Settlement Class Members into the Net Common Fund.

12.    The Base Payment Amount to be distributed pro rata among the qualified claims in each Subclass will then be increased or decreased based upon my determination to increase the distribution to one or more Subclasses.

13.    In arriving at the Allocation Decision, I have relied on the following: the detailed 64-page Economic Loss Plaintiffs’ Offer of Proof dated July 20, 2019 presenting the Plaintiffs’

best evidence, based on a detailed review of all discovery in this matter, supporting liability claims on behalf of each proposed Subclass; the Deferred Prosecution Agreement of September 16, 2015 with its attached Statement of Facts (the “DPA” and “DPA Statement of Facts,” respectively). These documents provide me with admissions by GM and a Statement of Facts vetted by the U.S. Attorney’s Office for the Southern District of New York. I have also reviewed the May 16, 2014 Consent Order that GM entered into with the National Highway Traffic Safety Administration (“NHTSA Consent Order”) and the letters submitted by New GM to NHTSA pursuant to 49 C.F.R. § 573.6 on March 17, 2014, April 14, 2014 and June 19, 2014, explaining from New GM’s perspective the events leading up to the Recalls (the “573 Letters”). Finally, I have received written and oral presentations from Allocation Counsel for each Subclass, including arguments as to how the Subclasses compare with respect to the strength of their liability cases.

14.    I am not making any findings about the likely outcome of a trial on the merits, but rather evaluating the relative strengths of the liability claims of each of the Subclasses.

15.    I am relying on the information detailed above and the knowledge I gained as Court Mediator during six in-person mediation sessions, numerous phone conferences and review of multiple written submissions. I have not independently reviewed the more than 700 depositions taken in these cases or the more than 20 million pages of documents produced. Such a process would have been virtually impossible to complete in a realistic time frame.

16.    In their presentations to me, Allocation Counsel for all five subclasses argue that they overpaid for their GM vehicles because they purchased/leased vehicles with safety defects.

17.    In order to succeed at a trial, each Subclass would have to prove, among other things, (1) liability and (2) economic injury.

18.    With respect to economic injury, on August 6, 2019 the Court held that Plaintiff’s proof, including its expert testimony, was insufficient to establish benefit of the bargain damages. Given the Court’s rejection of the proof and experts relied on by Plaintiffs to establish damages, and the fact that the most recent damage studies submitted by Mr. Boedeker on behalf of Plaintiffs suggest there is no material difference in damages from Subclass to Subclass, I am focusing my analysis on the relative likelihood of establishing liability rather than attempting to differentiate among the Subclasses on the basis of relative damages.

19.    Based upon my review I have concluded that (i) Subclass 1 has a materially better case on liability than any of the other Subclasses and is therefore entitled to a 2X multiplier, and (ii) that Subclass 2’s case is less robust than Subclass 1’s but superior to those of Subclasses 3, 4 and 5 and, therefore, Subclass 2 is entitled to a 1.5X multiplier. I have concluded that Subclasses 3, 4, and 5 are not entitled to a multiplier and should all be treated similarly. All three of the Subclasses have weaker liability cases than Subclasses 1 and 2 and I find no distinction among them sufficient to warrant disparate treatment.

20.    The conclusion that Subclass 1 is entitled to a 2X multiplier is based primarily on the fact that New GM entered into the DPA, pursuant to which New GM admitted that with respect to vehicles owned or leased by the members of Subclass 1, “GM knowingly manufactured and sold several models of vehicles equipped with the Defective Switch.” DPA Statement of Facts ¶ 115. New GM agreed that it would not “make any statement, in litigation or otherwise, contradicting the Statement of Facts . . . .” DPA Letter Agreement ¶ 13.

21.    Because of the DPA, it is clear that Subclass 1 has the strongest liability case. In addition, in the NHTSA Consent Order GM acknowledged there was a violation of “the Safety Act by failing to provide notice to NHTSA on the safety-related defect that is the subject of Recall No. 14v047 . . . .”

22.    Subclasses 2 and 3 have argued vigorously that in many ways they are similarly situated to Subclass 1, but I nevertheless conclude that their positions are far weaker than Subclass 1’s. Most importantly, neither can take direct advantage of the DPA Statement of Facts which never refers to the vehicles subject to the Subclass 2 or 3 Recalls. Subclass 2, however, has made a credible case that using the evidence developed with respect to Subclass 1, it can piece together a liability case that is stronger than that of any Subclass other than Subclass 1.

23.    Specifically, Subclass 2 argues, based on documents and deposition testimony, that because of: (1) the similarity between the ignition switches in the Subclass 1 and Subclass 2 vehicles, and (2) Old GM’s and New GM’s cross-platform knowledge, Old GM and New GM “knowingly sold” the 14v355, 14v394 and 14v400 vehicles “with defective ignition switches.” Without commenting on the outcome of a trial, I conclude that the likelihood of success for Subclass 2 is lower than that of Subclass 1, but higher than that of all other Subclasses. I have therefore concluded that Subclass 2 is entitled to a 1.5X multiplier.

24.    Subclass 3 is faced with a more difficult liability case than Subclass 2 because the allegedly defective ignition switch in vehicles owned and leased by Subclass 3 members cannot be said to be identical or nearly identical to the Subclass 1 ignition switch which is covered in the DPA.

25.    The different phrasing of the Offer of Proof with respect to the Subclasses makes this clear. For Subclass 2 the Offer of Proof argues that given “cross-platform knowledge” Old GM “had knowledge” of the defect in 2002 “and otherwise knew about this defect and its dangerous consequences no later than 2007.” ¶54.

26.    In contrast to the liability case Subclasses 1 and 2 can present, the case for Subclass 3 is weaker, requiring argument by analogy and multi-step evidentiary links to attempt to bring itself within the umbrella of the DPA. In addition, Subclasses 3, 4 and 5 face a difficult path to establishing Old and New GM’s contemporaneous knowledge of the respective defects, having to depend primarily on post-sale customer complaints rather than the DPA.

27.    Thus, with respect to Subclass 3, the Offer of Proof argues that New GM’s knowledge is evidenced by the facts that between 2010 when the vehicles were first sold, and 2014, there were three known accidents, eight vehicle owner questionnaires, three lawsuits, one warranty claim and 14 field reports received. ¶79. The Offer of Proof then argues that Old GM’s knowledge in 2002 concerning the Delta Ignition Switch “should have triggered an investigative response across platforms given the platforms common parts .…” Id. at 84. New GM states that the issue was first identified internally in 2014 “during GM evaluations of 2014 GM current production vehicles for knee to key clearance.” June 19, 2014, 573 Letter at 1.

28.    Similarly, the Offer of Proof with respect to Subclass 4 states that there were “common defects in the electric power steering systems” and focuses on post-sale customer complaints and warranty claims. That contention leaves open the issue as to whether there was sufficient data to put Old GM and New GM on notice of the defect. New GM notes that beginning in 2004 Old GM remediated the problem, first when supplier Delphi replaced the supplier it was using to manufacturer the torque sensors identified as contributing to the issue, and thereafter when Old GM announced a Customer Satisfaction program that addressed the issue and led NHTSA to close an Engineering Analysis investigation. Attachment B to April 14, 2014, 573 Letter.

29.    Finally, as to Subclass 5, the Side Airbag Subclass, there is no similarity to or overlap with Subclass 1 and the proof as to Old GM’s or New GM’s knowledge of the defect as detailed in Plaintiffs’ Offer of Proof is weaker than that available to Subclasses 1 and 2.

30.    It would be impossible to create a perfect or even near perfect allocation among and within the Subclasses. The evidence is complex, technical and nuanced, and New GM and the GUC Trust would undoubtedly contest liability vigorously. The time and expense of five separate Subclass trials on the merits and a potentially complex and costly claims processing system would eat up a significant amount of the settlement fund and delay distribution by at least a year and probably far longer. I believe that the Allocation Decision detailed above represents a fair, equitable and reasonable distribution among the Subclasses.

IV. ALLOCATION SUMMARY

Based on the foregoing findings, I conclude that the Base Payment Amount should be adjusted (or not) as follows for each Subclass:

Subclass No.	Subclass Name	Base Payment Amount Adjustment
1	Delta Ignition Switch Subclass	2X
2	Key Rotation Subclass	1.5X
3	Camaro Knee-Key Subclass	No Adjustment
4	Power Steering Subclass	No Adjustment
5	Side Airbag Subclass	No Adjustment

DATED: March 25, 2020	/s/ Layn R. Phillips
Layn R. Phillips

Exhibit 3:

GUC Trust Approval Order

UNITED STATE BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:
Chapter 11
MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al.	Case. No. 09-50026 (MG)

Debtors.	(Jointly Administered)

ORDER (I) APPROVING THE GUC TRUST ADMINISTRATOR’S

ACTIONS; (II) APPROVING THE SETTLEMENT AGREEMENT AND

THE RELEASE AGREEMENT PURSUANT TO FEDERAL RULE OF

BANKRUPTCY PROCEDURE 9019; AND (III) AUTHORIZING

THE REALLOCATION OF GUC TRUST ASSETS

Upon the motion (the “Motion”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019 for approval of the settlement agreement (the “Settlement Agreement”) dated as of March 26, 2020, entered into among the GUC Trust, New GM,1 and the Plaintiffs and Plaintiffs’ Class Counsel (each a “Party,” and collectively, the “Parties”) and the Release Agreement (attached as Exhibit 8 to the Settlement Agreement) among the GUC Trust and New GM (the “Release Agreement”) dated as of March 26, 2020; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and upon consideration of the Declaration of Layn R. Phillips, the MDL Court-Appointed Economic Loss Settlement Mediator; and due and proper notice of the Motion having been given, and no other or further notice being

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Motion or the Settlement Agreement, as applicable.

necessary; and the Court having reviewed the Motion, Settlement Agreement, Release Agreement and the other documents filed in connection therewith; and after due deliberation and for good cause shown,

THE COURT FINDS:2

A.    The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.

B.    The Settlement Agreement was negotiated by the Parties in good faith and at arms’ length.

C.    The Release Agreement was negotiated by the GUC Trust and New GM in good faith and at arm’s length.

D.    The actions contemplated pursuant to Paragraphs 142 and 143 of the Settlement Agreement for the Plaintiffs and New GM to preserve claims, if any, against the AAT, including permitting the Proposed Proofs of Claim to be late filed and listed as Disputed General Unsecured Claims on the claims registry, are an appropriate exercise of the GUC Trust Administrator’s rights, powers and privileges.

E.    The Settlement Agreement and the Release Agreement and the actions contemplated thereby, including the releases given therein, meet the applicable legal standards for the approval of a compromise and settlement by a debtor in bankruptcy, and are reasonable, fair, and equitable and supported by adequate consideration. The Court, however, does not express an opinion with respect to whether the Settlement Agreement may be approved by Federal Rule of Civil Procedure 23, which is a matter left to the MDL Court.

[2]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2

F.    The immediate distribution of $300,000,000.00 to Unitholders, granting the GUC Trust Release to New GM (including the termination of the right to seek the Adjustment Shares) as set forth in the Settlement Agreement and the Release Agreement, and the reallocation of $50,000,000.00 of GUC Trust Assets to fund $2,000,000.00 in Settlement Implementation Expenses and the GUC Trust’s $48,000,000.00 payment into the Common Fund to be established as a Qualified Settlement Fund, coupled with entry into the Settlement Agreement itself, are an appropriate exercise of the GUC Trust Administrator’s rights, powers and privileges.

G.    The Settlement Agreement and the Release Agreement, and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the GUC Trust.

H.    The $300,000,000.00 distribution to the Unitholders provided for in the Settlement Agreement and authorized below resolves the GUC Trust Excess Distribution Motion [ECF No. 14565].

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.    The Motion is GRANTED as set forth herein.

2.    Without expressing any opinion with respect to whether the Settlement Agreement may be approved pursuant to Federal Rule of Civil Procedure 23, which is a matter left to the jurisdiction of the MDL Court, the Settlement Agreement and the Release Agreement are APPROVED pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Sections 105(a), 363 and 1142, and the GUC Trust is authorized to enter into the Settlement Agreement and the Release Agreement.

3.    Any and all objections to the Motion and/or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits.

3

4.    The GUC Trust is authorized to take all necessary steps pursuant to the terms and conditions of the Settlement Agreement and the Release Agreement to effectuate the Settlement Agreement and the Release Agreement, including without limitation: (i) the GUC Trust’s execution, delivery and performance of the Settlement Agreement and the Release Agreement are hereby approved; (ii) the GUC Trust’s distribution of $300,000,000.00 to the Unitholders is hereby authorized; (iii) the granting of the releases and covenants not to sue incorporated in the Settlement Agreement and the Release Agreement are hereby approved; and (iv) the reallocation of $50,000,000.00 in GUC Trust Assets to fund $2,000,000.00 in Settlement Implementation Expenses upon the MDL Court’s order preliminarily approving the Settlement Agreement and the GUC Trust’s $48,000,000.00 payment into the Common Fund to be established as a Qualified Settlement Fund is hereby approved, provided, however, that the GUC Trust shall not pay $2,000,000.00 for Settlement Implementation Expenses and $48,000,000.00 into the Common Fund to be established as a Qualified Settlement Fund until the conditions specified by the Settlement Agreement are met.

5.    Pursuant to Section 8.1(e) of the GUC Trust Agreement, the GUC Trust is authorized to take the actions set forth in the Settlement Agreement to effectuate the Settlement, including but not limited to permitting the Proposed Proofs of Claim to be late filed and listing the Proposed Proofs of Claim as Disputed General Unsecured Claims on the claims registry, provided however, such Proposed Proofs of Claim shall not be recoverable against the GUC Trust and the GUC Trust shall have no obligation to defend, object to, or otherwise respond to the Proposed Proofs of Claim.

6.    Immediately and automatically upon the Excess Distribution Date, pursuant to

4

the terms of the Settlement Agreement and the Release Agreement, the GUC Trust shall be deemed to have (i) released all claims, rights, and interests in the Adjustment Shares and, as a result, New GM shall have no further obligation to issue the Adjustment Shares under any circumstance; and (ii) waived any and all rights to seek a Claims Estimation Order in the Bankruptcy Court or in any other court of competent jurisdiction, or otherwise seek any order that would directly or indirectly require New GM to issue any Adjustment Shares, regardless of (a) the aggregate amount of allowed general unsecured claims, whether estimated or otherwise determined, asserted or allowed in any court, including the Bankruptcy Court, and (b) any provision to the contrary in the Sale Agreement, the GUC Trust Agreement, the Letter Regarding Adjustment Shares, the Old GM Plan or any other agreement.

7.    As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been provided in accordance with the Court-approved notice procedures, and notice has also been provided to any other required notice party under Section 6.1(b)(iv) of the GUC Trust Agreement, and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

8.    The AAT shall not constitute a Released Party, and the Releasing Parties and New GM have not released the AAT from any rights, claims or causes of action that the Releasing Parties and/or New GM have or may assert against the AAT. The Releasing Parties and New GM have not released Old GM or the Old GM Bankruptcy Estates from any Actions solely to the extent such Actions are asserted only against, or recoverable only from the AAT and provided that, for the avoidance of doubt, such Actions may not be asserted against, or recoverable from, the GUC Trust, the assets of the GUC Trust, or any Unitholder, solely in their capacity as a Unitholder of the GUC Trust.

5

9.    The Provisions of this Order relating to the Release Agreement and the $300,000,000.00 distribution to GUC Trust Unitholders are non-severable and mutually dependent, and shall remain binding, effective, and enforceable regardless of whether the Preliminary Approval Order is entered, the Final Order is entered, the Final Effective Date occurs, or the Settlement Agreement is hereafter terminated.

10.    Upon entry of this Order, and until the earlier to occur of (a) the occurrence of the Final Effective Date and (b) the termination of the Settlement Agreement pursuant to its terms, all Persons shall be, and hereby are, stayed from commencing or pursuing any litigation in the Bankruptcy Court arising out of, in connection with, or related to the Settlement Agreement, including, without limitation, any provisions of the Settlement Agreement related to the preservation of claims, if any, against the AAT.

11.    Upon entry of this Order, all Persons shall be permanently barred, enjoined and restrained from contesting or disputing the Excess Distribution, the reallocation of $50,000,000.00 of GUC Trust Assets or the Release Agreement.

12.    The failure to specifically include any particular provision of the Settlement Agreement or the Release Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Settlement Agreement and the Release Agreement, and all actions required for implementation of the Settlement Agreement and the Release Agreement, be approved in their entirety.

13.    For the avoidance of doubt, nothing in this Order shall preclude claims by the Parties to the Settlement Agreement and the Parties to the Release Agreement to enforce any obligations created therein.

6

14.    This Order is a final order within the meaning of 28 U.S.C. § 158(a), as it fully and finally resolves the Motion and the GUC Trust Excess Distribution Motion.

15.    This Order shall be immediately effective and enforceable upon entry.

16.    The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

Dated:
	New York, New York	THE HONORABLE MARTIN GLENN
UNITED STATES BANKRUPTCY JUDGE

7

Exhibit 4:

GUC Trust Approval Motion

MCDERMOTT WILL & EMERY LLP 340 Madison Ave.	HEARING DATE AND TIME:	April 23, 2020 @ 9:30 a.m. EDT
New York, New York 10173 Telephone: (212) 547-5429 Facsimile: (646) 417-7313 E-mail: kgoing@mwe.com Kristin K. Going Attorneys for the Motors Liquidation Company GUC Trust Administrator	OBJECTION DEADLINE:	April 16, 2020 @ 4:00 p.m. EDT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------------------------------------------------------	X
:
In re:	:	Chapter 11
:
MOTORS LIQUIDATION COMPANY, et al.,	:	Case No. 09-50026 (MG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
:
--------------------------------------------------------------------------------------------------	X

MOTION FOR ENTRY OF AN ORDER (I) APPROVING THE GUC

TRUST ADMINISTRATOR’S ACTIONS; (II) APPROVING THE

SETTLEMENT AGREEMENT AND THE RELEASE AGREEMENT

PURSUANT TO FEDERAL RULE OF BANKRUPTCY PROCEDURE

9019; AND (III) AUTHORIZING THE REALLOCATION OF

GUC TRUST ASSETS

TABLE OF CONTENTS

PRELIMINARY STATEMENT		1

JURISDICTION		4

BACKGROUND		5

I.	Old GM’s Bankruptcy and the Creation of the GUC Trust	5

II.	Recalls and Subsequent Proceedings in the Bankruptcy Court and Second Circuit	5

III.	Developments Following The Second Circuit’s Decision	7

IV.	Plaintiffs’ Alleged Claims Against Old GM	9

V.	The Excess Distribution Motion	10

VI.	The Settlement Agreement	12

RELIEF REQUESTED		15

BASIS FOR RELIEF REQUESTED		16

I.	The Court Should Find the Settlement is an Appropriate Exercise of the GUC Trust Administrator’s Authority and Approve the Proposed Actions	16

II.	The Court Should Authorize the Reallocation of $50 Million of GUC Trust Assets	19

III.	The Settlement Will Confer Benefits Greater than Those that Would be Obtained Through Further Litigation	20

	A. Plaintiffs’ Claims Raise Numerous Complex Litigation Issues	22

	a. The Complexity of the Issues	22

	b. The Risks of Continued Litigation	26

	B. The Benefits of Settling Exceed the Potential Benefits of Continued Litigation	27

	C. The Settlement Agreement Satisfies the Remaining Iridium Factors	28

NOTICE		29

CONCLUSION		30

-i-

TABLE OF AUTHORITIES

Page(s)
Cases

Ad Hoc Comm. of Personal Injury Asbestos Claimants v. Dana Corp. (In re Dana Corp.),
412 B.R. 53 (S.D.N.Y. 2008)	27

In re Adelphia Commc’ns Corp.,
327 B.R. 143 (Bankr. S.D.N.Y. 2005)	20

Airline Pilots Ass’n, Int’l v. Am. Nat’l Bank & Tr. Co. (In re Ionosphere Clubs, Inc.),
156 B.R. 414 (S.D.N.Y. 1993), aff’d, 17 F.3d 600 (2d Cir. 1994)	20

In re Am. Home Mort. Inv. Trust 2005-2,
No. 14 Civ. 2494 (AKH), 2014 U.S. Dist. LEXIS 111867	17

In the Matter of the Application of U.S. Bank Nat’l Ass’n,
No. 651625/2018	16

In re Chateaugay Corp.,
10 F.3d 944 (2d Cir. 1993)	24

Elliott v. General Motors LLC,
829 F.3d 135 (2d Cir. 2016)	5, 6, 7, 24

In re Hibbard Brown & Co., Inc.,
217 B.R. 41 (Bankr. S.D.N.Y. 1998)	20

Mosser v. Darrow,
341 U.S. 267 (1951)	16

Motorola, Inc. v. Official Comm. of Unsecured Creditors (In re Iridium Operating LLC),
478 F.3d 452 (2d Cir. 2007)	21, 22, 27, 28

In re Motors Liquidation Co.,
529 B.R. 510 (Bankr. S.D.N.Y. 2015)	5, 6, 24, 25

In re Motors Liquidation Co.,
571 B.R. 565 (Bankr. S.D.N.Y. 2017), aff’d in part, vacated in part, 590 B.R. 39 (S.D.N.Y. 2018)	6

In re Motors Liquidation Co. (“MLC III”),
531 B.R. 354 (Bankr. S.D.N.Y. 2015)	7

-ii-

Nellis v. Shugrue,
165 B.R. 115 (S.D.N.Y. 1994)	20

Newman v. Stein,
464 F.2d 689 (2d Cir. 1972)	20

In re Peierls Family Inter Vivos Trusts,
59 A.3d 471 (Del. Ch. 2012)	17

Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson,
390 U.S. 414 (1968)	21

In re Purofied Down Prods. Corp.,
150 B.R. 519 (S.D.N.Y. 1993)	20, 21

In re Tronox Inc.,
No. 09-10156 (MEW), 2015 Bankr. LEXIS 1974 (Bankr. S.D.N.Y. June 17, 2015)	17, 18

In re W.T. Grant, Co.,
699 F.2d 599 (2d Cir. 1983)	20

Statutes and Rules

28 U.S.C. § 157	4

28 U.S.C. § 157(b)(2)(A)	4

28 U.S.C. § 1334	4

28 U.S.C. § 1408	4

28 U.S.C. § 1409	4

Bankruptcy Code Section 105	15

Bankruptcy Code Section 105(a)	5, 20, 29

Bankruptcy Code Section 363	5, 15

Bankruptcy Code Section 1142	5, 15

Fed. R. Bankr. P. 1015(c)	29

Fed. R. Bankr. P. 9007	29

Fed. R. Bankr. P. 9019	passim

Fed. R. Bankr. P. 9019(a)	20

Fed. R. Civ. P. 23	passim

-iii-

By and through its undersigned counsel, the Motors Liquidation Company GUC Trust (the “GUC Trust”) respectfully submits this Motion for Entry of an Order Approving (I) the GUC Trust Administrator’s Actions; (II) the Settlement Agreement and the Release Agreement Pursuant to Federal Rule of Bankruptcy Procedure 9019 and (III) the Reallocation of GUC Trust Assets (the “Motion”), seeking approval of certain actions taken and to be taken by the GUC Trust in furtherance of the settlement, and entry of an order approving the Settlement Agreement and the Release Agreement.1 In support of this Motion, the GUC Trust respectfully represents as follows:

PRELIMINARY STATEMENT

1. The GUC Trust first seeks the Court’s approval of several steps that serve as conditions precedent to the approval and implementation of a global settlement agreement among it, New GM, and named plaintiffs (representing a putative class of economic loss plaintiffs, the “Plaintiffs,” and together with the GUC Trust and New GM, the “Parties”). Assuming the Court approves the conditions precedent, the GUC Trust also seeks the Court’s approval for the GUC Trust to enter into and, subject to final approval by the MDL Court, effectuate the Settlement Agreement, including authorization to reallocate a total of $50,000,000.00 in GUC Trust Assets (as that term is defined in the GUC Trust Agreement) to fund $2,000,000.00 of Settlement Implementation Expenses upon entry of the MDL Court’s order preliminarily approving the Settlement Agreement under Federal Rule of Civil Procedure 23, and a payment of $48,000,000.00 by the GUC Trust into the Common Fund to be established as a Qualified Settlement Fund after the Settlement Agreement is finally approved by the MDL Court and the Final Effective Date occurs.

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Settlement Agreement, a copy of which is attached hereto as Exhibit A.

2. The Settlement Agreement resolves both multidistrict litigation that has been pending before the MDL Court and the litigation surrounding the Late Claims Motions and, with respect to the GUC Trust, Proposed Proofs of Claim filed by certain Plaintiffs seeking class certification in the Bankruptcy Case. The settlement also resolves the Motion of Wilmington Trust Company, as GUC Trust Administrator, for an Order (A) Authorizing the Expedited Payment of Excess GUC Distributable Assets Pursuant to Section 5.4 of the GUC Trust Agreement, and (B) Approving Such Distribution as an Appropriate Exercise of the GUC Trust Administrator’s Rights, Powers and/or Privileges Pursuant to Section 8.1(e) of the GUC Trust Agreement, filed 7/23/2019, ECF No. 14565 (the “Excess Distribution Motion”).

3. At the same time, the Settlement preserves claims the Plaintiffs and New GM may have against the AAT, which is not a party to the Settlement Agreement.

4. Simultaneous with the filing of this Motion, the Parties have sought withdrawal of the reference as to the Late Claims Motions in order to seek preliminary and final approval of the Settlement Agreement, pursuant to Rule 23 of the Federal Rules of Civil Procedure, before the MDL Court. However, the Parties have not sought to withdraw the reference with regard to the GUC Trust’s pending Excess Distribution Motion, claims remaining against the AAT, or the Court’s exclusive jurisdiction over the GUC Trust Agreement.2 By this Motion the GUC Trust seeks this Court’s approval of the actions taken by the GUC Trust in furtherance of the Settlement, and approval of the Settlement Agreement and the Release Agreement pursuant to Bankruptcy Rule 9019. The Parties are not asking this Court to address any issues relating to Federal Rule of Civil Procedure 23.

[2]

The Parties also have not sought to withdraw the reference with respect to litigation outside the scope of the Settlement, specifically the late claims motions filed by persons alleging personal injuries or wrongful death. See Settlement Agreement at § VII, ¶ 140; see also Bankr. ECF No. 14661 (scheduling order concerning parties seeking to file late claims against the GUC Trust alleging personal injury and wrongful death.)

5. This Court’s entry of an order approving the Motion (the “GUC Trust Approval Order”) is a condition precedent to the MDL Court’s entry of an order preliminarily approving the Settlement Agreement. In addition to approving the actions the GUC Trust intends to undertake in furtherance of the Settlement, the GUC Trust Approval Order provides for, inter alia, (i) the resolution of the Excess Distribution Motion, pursuant to which the GUC Trust shall make an Excess Distribution of $300,000,000.00 to Unitholders; (ii) approval of the GUC Trust’s entry into the Release Agreement, which provides New GM with a release from all liability relating to, inter alia, the Bankruptcy Case, the Late Claims Motions and the Adjustment Shares, while also providing that New GM will release the GUC Trust from all liability relating to, inter alia, the Bankruptcy Case, the Late Claims Motions, and any payments New GM has made on account of personal injury or wrongful death claimants; (iii) reallocation of a total of $50,000,000.00 of GUC Trust Assets, consisting of $2,000,000.00 to fund Settlement Implementation Expenses, and $48,000,000.00 to be paid to into the Common Fund within 30 days of the Final Effective Date in full satisfaction and release of any claims by Plaintiffs against the GUC Trust and (iv) preservation of Plaintiffs’ and New GM’s claims against the AAT, if any, so that Plaintiffs and New GM can continue to seek recovery from the AAT on account of Proposed Proofs of Claim that will be deemed filed, but recoverable solely as against the AAT, pursuant to the Settlement Agreement.

6. The Excess Distribution, the Release Agreement and the reallocation of $50,000,000.00 of GUC Trust Assets will be effectuated upon entry of the GUC Trust Approval Order.3

7. The Settlement Agreement and the Release Agreement were the product of vigorous, arm’s-length negotiations, including negotiations conducted over the course of several mediation sessions before former United States District Court Judge Layn R. Phillips, the MDL Court-Appointed Economic Loss Settlement Mediator. (A declaration by the MDL Court-Appointed Economic Loss Settlement Mediator is attached hereto as Exhibit C.) At all times, the GUC Trust sought to minimize the amount it would need to pay, while at the same time reduce the risk of further extensive litigation, and expedite its ability to make distributions to the Unitholders. The GUC Trust respectfully submits that authorizing the GUC Trust to consummate the transactions contemplated by the Settlement Agreement, including entry into the Release Agreement, is in the best interest of the GUC Trust and all of its beneficiaries.

8. Once effective, the Settlement Agreement will resolve the contentious litigation and disputes with economic loss plaintiffs that have sought to assert claims against the GUC Trust and which has been ongoing in the Bankruptcy Court for many years, bringing the GUC Trust much closer to its goal of making a final distribution and winding down.

JURISDICTION

9. This Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2)(A).

10. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

[3]	The form of GUC Trust Approval Order is attached hereto as Exhibit B.

11. The statutory predicates for the relief sought in this Motion are Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019.

BACKGROUND

I.	Old GM’s Bankruptcy and the Creation of the GUC Trust

12. On June 1, 2009, General Motors Corporation (“Old GM”) and certain of its affiliates (collectively, the “Debtors”) filed for chapter 11 bankruptcy protection in this Court and entered into an agreement to sell substantially all of its assets to NGMCO, Inc. (now known as “New GM”) in exchange for, inter alia, New GM common stock and warrants.4 See In re Motors Liquidation Co., 529 B.R. 510, 535 (Bankr. S.D.N.Y. 2015). On July 5, 2009, the sale was approved by the Bankruptcy Court. See Elliott v. General Motors LLC, 829 F.3d 135, 146-47 (2d Cir. 2016).

13. In September 2009, the Court established November 30, 2009 (the “Bar Date”) as the deadline for filing proofs of claim against Old GM. See In re Motors Liquidation Co., 529 B.R. at 535.

14. On March 29, 2011, the Court entered an order confirming the Plan, which, among other things, authorized the creation of the GUC Trust pursuant to the terms set forth in the GUC Trust Agreement. See id. at 535-36.

II.	Recalls and Subsequent Proceedings in the Bankruptcy Court and Second Circuit

15. In February and March 2014, over four years after the Bar Date, New GM publicly disclosed the existence of the defective ignition switches and conducted a recall,

[4]

The Sale Agreement also provided that in the event the Bankruptcy Court determined that estimated aggregate allowed general unsecured claims against Sellers’ estates exceed $35,000,000,000.00, New GM would be obligated to provide additional shares of New GM stock (defined as the Adjustment Shares) to the Old GM bankruptcy estate. The total aggregate amount of allowed general unsecured claims is approximately $32.086 billion, approximately $2.914 billion below the Adjustment Shares threshold.

NHTSA Recall Number 14v047, impacting approximately 2.1 million vehicles. After this recall, New GM conducted additional recalls in 2014 affecting approximately 10 million additional vehicles. Owners, purchasers and lessees of GM vehicles that are subject to some of these additional recalls are included in the Class definition in the Settlement Agreement. They are: NHTSA Recall Numbers 14v355, 14v394, 14v400, 14v346, 14v118, and 14v153 (collectively, with NHTSA Recall Number 14v047, the “Recalls”).

16. Many owners and lessees of Old GM and New GM vehicles subject to the Recalls filed lawsuits against New GM. New GM sought to enjoin certain litigation by filing motions to enforce the Sale Order in the Bankruptcy Court (the “Motions to Enforce”).

17. On April 15, 2015, the Bankruptcy Court issued its Decision on Motion to Enforce Sale Order, In re Motors Liquidation Co., 529 B.R. 510 (the “Enforcement Decision”) [ECF No. 13109]. The Bankruptcy Court held that the “Ignition Switch Plaintiffs”5 were known creditors who did not receive constitutionally adequate notice of the Sale from Old GM. See id.

18. The Bankruptcy Court further held that while “late claims” filed by claimants might still be allowed against the GUC Trust, assets transferred to the GUC Trust under the Plan could not now be tapped to pay them under the doctrine of equitable mootness. Id. at 529; see also June 2015 Judgment ¶ 6. On direct appeal, the Second Circuit vacated this equitable mootness ruling as an advisory opinion. See Elliott, 829 F.3d at 168-69. “As to claims asserted by certain non-ignition switch plaintiffs,” the Second Circuit “vacate[d] the bankruptcy court’s

[5]

The term “Ignition Switch Plaintiff” has been used throughout this proceeding to refer to economic loss plaintiffs whose vehicles were subject only to NHTSA Recall No. 14v047. See In re Motors Liquidation Co., 571 B.R. 565, 572–73 (Bankr. S.D.N.Y. 2017), aff’d in part, vacated in part, 590 B.R. 39 (S.D.N.Y. 2018) (“It is clear from the April Decision that Judge Gerber used the terms ‘Ignition Switch Defect’ to mean only the defect in the Subject Vehicles that gave rise to NHTSA Recall No. 14v047, and plaintiffs without the specific Ignition Switch Defect—whether the defect in their cars involved the ignition switch or not—were therefore not Ignition Switch Plaintiffs.”).

decision to enjoin those claims,” see In re Motors Liquidation Co. (“MLC III”), 531 B.R. 354, 360 (Bankr. S.D.N.Y. 2015), and remanded for further proceedings, including a determination as to whether those certain non-ignition switch plaintiffs received constitutionally adequate notice of the Sale. Id. at 166.

III.	Developments Following The Second Circuit’s Decision

19. In December 2016, after remand by the Second Circuit, the Bankruptcy Court issued the Order to Show Cause Regarding Certain Issues Arising from Lawsuits with Claims Asserted Against General Motors LLC That Involve Vehicles Manufactured by General Motors Corporation [ECF No. 13802] (the “Order to Show Cause”). The Order to Show Cause identified five (5) threshold issues (the “2016 Threshold Issues”) for resolution in light of the Second Circuit decision. Relevant here is the issue of whether “the Ignition Switch Plaintiffs and/or Non-Ignition Switch Plaintiffs [defined in the Order to include plaintiffs asserting both economic loss and personal injury or wrongful death claims]6 satisfy the requirements for authorization to file late proof(s) of claim against the GUC Trust and/or are such claims equitably moot.”7

20. The Order to Show Cause also established a December 22, 2016 deadline to file motions seeking authority to file late claims. See Order to Show Cause at 5 ¶ 1. No additional issues (such as class certification, discovery, or the merits of a late proof of claim) would be addressed in these motions. See id. In addition, the Order to Show Cause provided that briefing and adjudication of any motions to file late claims filed by Non-Ignition Switch Plaintiffs and Pre-Closing Accident Plaintiffs would be stayed pending resolution of the other 2016 Threshold Issues. See id. at 5 ¶ 2.

[6]	The term Non-Ignition Switch Plaintiffs refers to all plaintiffs (or claimants asserting late claims) other than Ignition Switch Plaintiffs.
[7]

Order to Show Cause Regarding Certain Issues Arising from Lawsuits with Claims Asserted Against General Motors LLC (“New GM”) that Involve Vehicles Manufactured by General Motors Corporation (“Old GM”), dated Dec. 13, 2016 [ECF No. 13802], at 2-3.

21.In accordance with the Order to Show Cause, on December 22, 2016, the Ignition Switch Plaintiffs, certain Non-Ignition Switch Plaintiffs, and certain Pre-Closing Accident Plaintiffs8 filed motions seeking the Court’s permission to file late proofs of claim against the GUC Trust.9 The motions attached proposed proofs of claim, including proposed class proofs of claim asserted on behalf of purported class representatives for Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs, and 175 individual proofs of claim on behalf of certain Pre-Closing Accident Plaintiffs. See id.10 Certain other Plaintiffs asserting purported economic loss claims subsequently filed joinders to the late claims motions filed on December 22, 2016 pursuant to the terms of the Order to Show Cause.11

22. Since various economic loss plaintiffs first sought to file late claims against the GUC Trust in 2016, the GUC Trust has attempted to resolve the issues surrounding the potential economic loss late claims in three separate instances. The Settlement Agreement represents the GUC Trust’s fourth attempt at resolving issues related to the economic loss plaintiffs’ potential late claims against the GUC Trust.

[8]

The term “Pre-Closing Accident Plaintiffs” refers to plaintiffs asserting personal injury or wrongful death claims based on or arising from an accident involving an Old GM vehicle that occurred before the closing of the bankruptcy sale. Any purported late personal injury or wrongful death claims of the Pre-Closing Accident Plaintiffs are not being settled by the Settlement Agreement.

[9]

See Motion for an Order Granting Authority to File Late Class Proofs of Claim, dated Dec. 22, 2016 [ECF No. 13806] (the “Economic Loss Late Claim Motion”); Omnibus Motion by Certain Pre-Closing Accident Plaintiffs for Authority to File Late Proofs of Claim for Personal Injuries and Wrongful Deaths, dated Dec. 22, 2016 [ECF No. 13807].

[10]

On April 24, 2018, the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs filed a notice with the Court purporting to amend the proposed class proofs of claim. See Notice of Filing of Amended Exhibits to Motion for an Order Granting Authority to File Late Class Proofs of Claim, dated Apr. 25, 2018 [ECF No. 14280]. On May 25, 2018, certain Pre-Closing Accident Plaintiffs filed a supplemental late claims motion [ECF No. 14325].

[11]

These joinders are located at ECF Nos. 13811 and 13818. In addition, on July 28, 2017, well after the deadline set forth in the Order to Show Cause, certain additional Pre-Closing Accident Plaintiffs filed a motion for authority to file late proofs of claim [ECF No. 14018], as supplemented on August 10, 2017, September 19, 2017, December 12, 2017 and July 19, 2018 [ECF Nos. 14046, 14112, 14195, 14346]; and on July 27, 2018, certain other Pre-Closing Accident Plaintiffs filed a motion for authority to file late proofs of claim [ECF No. 14350].

23. All of the prior settlement attempts failed. This Settlement Agreement is being pursued pursuant to Bankruptcy Rule 9019 and Federal Rule of Civil Procedure 23, and truly represents a resolution of all outstanding issues that the GUC Trust, Plaintiffs and New GM have fought over for the last six years.

24. As set forth in the Settlement Agreement, the Plaintiffs and New GM seek to preserve any claims that they may have against the Avoidance Action Trust, which is not a party to this Settlement Agreement. The GUC Trust takes no position with regard to the dispute between the AAT, New GM and the Plaintiffs, but seeks this Court’s authority to, effective upon the Final Effective Date of the Settlement, permit the filing of the Proposed Proofs of Claim on behalf of the Class in the Bankruptcy Case provided that, notwithstanding anything to the contrary in the Plan or the GUC Trust Agreement, such Proposed Proofs of Claim shall be solely recoverable, if at all, from the AAT and shall not be recoverable, directly or indirectly, from the GUC Trust or its assets. Furthermore, the GUC Trust seeks a determination that the Proposed Proofs of Claim will not trigger any obligations relating to Disputed General Unsecured Claims under the GUC Trust Agreement after the Final Effective Date has occurred and the GUC Trust has recorded the Proposed Proofs of Claim on its claims register.

IV.	Plaintiffs’ Alleged Claims Against Old GM

25. In their Proposed Proofs of Claim, the Plaintiffs that filed the Late Claims Motions allege that Old GM knew about the Ignition Switch Defect, other unintended key rotation defects, a defect in side airbags, and a defect in electric power steering for years prior to the Bar Date.12 The Proposed Proofs of Claim further allege that Old GM concealed the existence of these defects, causing purchasers to overpay for defective vehicles and bear the costs of repairs while Old GM reaped the benefit of selling defective vehicles at inflated prices and avoiding the costs of a recall.13 Based on these allegations, the Plaintiffs that filed Late Claims Motions assert claims against the Old GM estate under the laws of each of the 50 states and the District of Columbia for: (i) fraudulent concealment; (ii) unjust enrichment; (iii) consumer protection claims; (iv) breach of the implied warranty of merchantability; and (v) negligence.14 The Plaintiffs that filed the Late Claims Motions have argued that their alleged damages on a class wide basis are valued at billions of dollars, and have also claimed they would have the ability to “claw-back” distributions that the GUC Trust has previously made to Unitholders.15

V.	The Excess Distribution Motion

26. Integral to its duties under the GUC Trust Agreement is the obligation of the GUC Trust Administrator to determine what, if any, distributions should be made to Unitholders on a quarterly basis. The amount that is available to be distributed at any given time is defined as “Excess GUC Distributable Assets”16 in the GUC Trust Agreement, and is calculated after determining what reserves or holdbacks are required pursuant to the terms of the GUC Trust Agreement.

[12]

See Amended Exhibit A to the Economic Loss Late Claim Motion (the “Proposed Ignition Switch Class Claim”), ¶¶ 57-285; Exhibit B to the Economic Loss Late Claim Motion (the “Proposed Non-Ignition Switch Class Claim”) ¶¶ 38-175.

[13]	See, e.g., Proposed Ignition Switch Class Claim ¶ 374; Proposed Non-Ignition Switch Class Claim ¶ 278.
[14]	See Proposed Ignition Switch Class Claim ¶¶ 358-1697; Proposed Non-Ignition Switch Class Claim ¶¶ 262-1744.
[15]	To date, Unitholders have received a recovery totaling approximately 29.6%.
[16]

“Excess GUC Trust Distributable Assets” means “(i) the amount of the GUC Trust Distributable Assets held by the GUC Trust, or the Debtors, as applicable (after providing for all distributions then required to be made in respect of Resolved Allowed General Unsecured Claims), minus (ii) the amount of the GUC Trust Distributable Assets (A) necessary for the satisfaction of Claims in the amount of the Aggregate Maximum Amount pursuant to Section 5.3(a)(i), (B) comprising the Additional Holdback, the Reporting and Transfer Holdback, the Protective Holdback and the Taxes on Distribution Holdback pursuant to Sections 6.1(b), (c), (d) and (e), and (C) remaining, if any, to be sold by the Debtors pursuant to Section 2.3(e) hereof.” Motors Liquidation Company GUC Trust Agreement, Article 1.1(x).

27. In June 2019, as a result of the settlement and resolution of the Term Loan Avoidance Action Claims, the GUC Trust was no longer required to reserve in excess of $400,000,000.00 for potential claims by the lenders, and those funds became GUC Trust Distributable Assets. Pursuant to its obligation under the GUC Trust Agreement, upon the release of the more than $400,000,000.00 reserve, the GUC Trust calculated the amount necessary for reserves and holdbacks and determined that it had a $320,880,639.00 Excess Distribution payable to the Unitholders. While the GUC Trust Administrator is not required to obtain Court approval to make an Excess Distribution under the terms of the GUC Trust Agreement, in July 2019 the GUC Trust Administrator filed the Excess Distribution Motion seeking Court approval to make an expedited Excess Distribution of $320,880,639.00, to which both the Plaintiffs and New GM objected. The Settlement Agreement provides for the resolution of the Excess Distribution Motion whereby the GUC Trust shall make an Excess Distribution of $300,000,000.00 (rather than the full $320,880,369.00) upon entry of the GUC Trust Approval Order.

28. Also effective as of the Excess Distribution Date, and in consideration of making the Excess Distribution, the GUC Trust will grant New GM the GUC Trust Release (and receive the New GM Release from New GM), pursuant to which New GM and the GUC Trust will release one another of all claims and liabilities related to, inter alia, the Bankruptcy Case, the Late Claims Motions, and/or the Adjustment Shares.17

[17]

After the $300,000,000.00 Excess Distribution is made and a reserve is put in place for the $50,000,000.00 settlement payment, the GUC Trust will still have in excess of $70,000,000.00 remaining in the GUC Trust.

VI.	The Settlement Agreement

29. The Settlement Agreement will resolve (a) all economic loss actions resulting from the Recalls asserted against both New GM and the GUC Trust; (b) the GUC Trust’s pending Excess Distribution Motion; and (c) certain potential claims between the GUC Trust and New GM (including any issue concerning the Adjustment Shares). The Settlement Agreement reflects an integrated, commercially reasonable, and comprehensive settlement of the Plaintiffs’ putative class claims against the GUC Trust and New GM, and of any and all claims between the GUC Trust and New GM. Each component and protection contained in the Settlement Agreement was heavily negotiated among the Parties and forms part of the overall Settlement. The key terms of the Settlement are as follows:

Class Certification and Notice:

a.

A single settlement class comprised of “all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, owned, purchased and/or leased a Subject Vehicle in any of the fifty states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories or possessions” comprised of five Subclasses as defined in the Settlement Agreement, will be certified in accordance with Federal Rule of Civil Procedure 23. See Settlement at § I, ¶ 12.[18] The settlement class also consists of five (5) subclasses relating to specific Recalls.

b.

Notice to the class will be accomplished through a combination of the Short Form Notice, Summary Settlement Notice, notice through the Settlement website, Long Form Notice, and other applicable notice. The Class Action Settlement Administrator will be responsible for disseminating notices, establishing the settlement website and toll free telephone number, and taking the other steps required under the Settlement Agreement to ensure notice to the class complies with the Federal Rules of Civil Procedure and Constitutional Requirements. See id. at § III.B-F.

[18]	Persons who properly and timely request to opt-out of the Settlement will not be part of the Class and not bound by the Settlement. See Settlement at IV.

c.

The Settlement Implementation Expenses will be paid by New GM, the GUC Trust and Class Counsel, in accordance with Section II.A, par. 80 of the Settlement Agreement. If the Court approves the proposed GUC Trust Approval Order and the MDL Court enters the Preliminary Approval Order, the Common Fund will be established as a Qualified Settlement Fund into which New GM will pay $8,800,000.00, the GUC Trust will pay $2,000,000.00, and Plaintiffs’ Class Counsel will pay all additional amounts required for such Settlement Implementation Expenses that must be incurred prior to the Final Effective Date.

Common Fund:

d.

After final approval of the Settlement Agreement by the MDL Court and the occurrence of the Final Effective Date, there will be additional payments into the Common Fund in the amount of $48,000,000.00 from the GUC Trust and a $61,200,000.00 payment from New GM.

e.

Class Members who timely and properly submit a Settlement Claim will be eligible to receive a payment from the Net Common Fund pursuant to the Allocation Decision attached to the Settlement Agreement. The Class Action Settlement Administrator will be responsible for reviewing and evaluating the Settlement Claims. The Class Action Settlement Administrator will also be responsible for paying valid and approved Settlement Claims pursuant to the terms of the Claim Process and Allocation Decision described in the Settlement Agreement and Exhibits 2 and 10 attached thereto.

Bankruptcy Court and MDL Court Approvals:

f.

Pursuant to this Motion, the Bankruptcy Court is being asked to approve the GUC Trust’s authority, as an appropriate exercise of the GUC Trust Administrator’s rights, powers and privileges, to consummate the transactions specified in the Settlement Agreement, including (i) the actions contemplated pursuant to Paragraphs 142 and 143 of the Settlement Agreement on the Final Effective Date, intended to allow the Plaintiffs and New GM to preserve claims, if any, against the AAT, including, permitting the Proposed Proofs of Claim to be late filed and listed as Disputed General Unsecured Claims on the claims registry, but not recoverable, directly or indirectly, from the GUC Trust or its assets; (ii) making an Excess Distribution of $300,000,000.00 to Unitholders, (iii) entering into the Release Agreement, and (iv) reallocating $50,000,000.00 of GUC Trust Assets to pay $2,000,000.00 of Settlement Implementation Expenses and $48,000,000.00 in exchange for the Class Members’ Release. Entry of the GUC Trust Approval Order is supported by all Parties to the Settlement Agreement and is a condition precedent to entry of the Preliminary Approval Order, the Excess Distribution of $300,000,000.00, and the consummation of the Settlement. See id. at § I, ¶ 35; § VII, ¶ 141.

g.

Contemporaneous with the filing of this Motion, the Parties have filed motions with the MDL Court to (a) grant the Joint Motion of (i) General Motors LLC, (ii) the Motors Liquidation Company GUC Trust, (iii) the Plaintiffs and (iv) Plaintiffs’ Class Counsel to Withdraw the Reference of the Economic Loss Plaintiffs’ Motion for an Order Granting Authority to File Late Class Proofs of Claim (and Proposed Proofs of Claim) and Related Filings (“Joint Motion to Withdraw the Reference”) and (b) grant the Joint Motion by (i) General Motors LLC, (ii) the Motors Liquidation Company GUC Trust, (iii) the Plaintiffs and (iv) Plaintiffs’ Class Counsel for Preliminary Approval of Class Action Settlement, such that notice can be provided to the Class. See id. at § VII, ¶ 140; § IX, ¶¶ 157-129.

h.

Assuming (i) the GUC Trust Approval Order is entered by this Court, (ii) the Joint Motion to Withdraw the Reference is granted by the MDL Court, and (iii) the MDL Court enters the Preliminary Approval Order, the Parties will request a final fairness hearing before the MDL Court and seek a Final Order and Final Judgment approving the Settlement and the Settlement Agreement. See id. at § IX, ¶¶ 157, 160.

Releases:

i.

Upon the Final Effective Date of the Settlement Agreement, each Class Member will release the “Released Parties” (which include New GM, Old GM, and the GUC Trust) from any and all claims of any kind related to the Subject Vehicles, including claims that have not yet been asserted.[19] See id. at § VI.A, ¶¶ 113-126. Additionally, the GUC Trust and New GM will release the Plaintiffs and their counsel from any and all causes of action related to the Actions. However, the Plaintiffs and New GM will not release claims against the AAT. See id. at § VI.B, ¶ 127.

j.

Upon the Excess Distribution Date, the GUC Trust and New GM will grant one another the releases set forth in the Release Agreement, releasing, inter alia, all claims relating to the Bankruptcy Case, the Actions, the Subject Vehicles or the Adjustment Shares, See Settlement at § VI.C, ¶¶ 128-138.

Attorneys’ Fees:

k.

Plaintiffs’ Class Counsel will make on behalf of all plaintiffs’ counsel, and New GM will not oppose, an application to the MDL Court for an award of attorneys’ fees and expenses in the amount of up to $34,500,000.00. This award, not to exceed $34,500,000.00, will be the sole compensation paid by New GM for all plaintiffs’ counsel for work incurred that inured to the benefit of the Class. See id. at § VIII.

[19]	Class Members are not releasing claims for personal injury, wrongful death or actual physical property damage arising from an accident involving a Subject Vehicle

RELIEF REQUESTED

30. By this Motion, the GUC Trust respectfully requests that this Court, pursuant to Bankruptcy Code Sections 105, 363 and 1142, and Bankruptcy Rule 9019, enter the GUC Trust Approval Order in substantially the form attached hereto, approving the actions to be taken by the GUC Trust Administrator pursuant to the terms of the Settlement Agreement, including (i) the GUC Trust’s immediate distribution of $300,000,000.00 in resolution of the Excess Distribution Motion, (ii) approval of the GUC Trust’s entry into the Release Agreement, (iii) approval of the GUC Trust’s entry into the Settlement Agreement, (iv) authorization to reallocate $2,000,000.00 of GUC Trust Assets to fund Settlement Implementation Expenses, and (v) upon final approval of the Settlement Agreement by the MDL Court pursuant to Federal Rule of Civil Procedure 23 and upon the occurrence of the Final Effective Date, authorization to (a) reallocate $48,000,000.00 of GUC Trust Assets to fund the GUC Trust’s portion of the Settlement, and (b) permit the filing of the Proposed Proofs of Claim, provided that such Proposed Proofs of Claim shall solely be recoverable, if at all, from the AAT, and shall not be recoverable, directly or indirectly, from the GUC Trust or its assets. For the avoidance of doubt, the GUC Trust is not requesting that this Court adjudicate class issues related to the Settlement Agreement, opine on compliance with F.R.C.P. 23, or adjudicate the merits of the Proposed Proofs of Claim with respect to the AAT. The Parties contemplate that the MDL Court will rule on all issues relating to class certification, the sufficiency of the settlement and the implementation of the claims administration process in order to create a uniform and consistent process.

BASIS FOR RELIEF REQUESTED

I.	The Court Should Find the Settlement is an Appropriate Exercise of the GUC Trust Administrator’s Authority and Approve the Proposed Actions

31. The GUC Trust seeks a determination by the Court that the (i) immediate distribution of $300,000,000.00 to Unitholders, (ii) entry into the Release Agreement pursuant to which, inter alia, the GUC Trust terminates its right to seek the Adjustment Shares, (iii) reallocation of $2,000,000.00 of GUC Trust Assets to fund Settlement Implementation Expenses upon the MDL Court’s entry of the Preliminary Approval Order and the reallocation of $48,000,000.00 of GUC Trust Assets upon the Final Effective Date, and (iv) entry into the Settlement itself, including the provisions seeking to preserve claims against the AAT (if any), is an appropriate exercise of the GUC Trust Administrator’s rights, powers, and/or privileges.

32. Section 8.1(e) of the GUC Trust Agreement provides:

where the GUC Trust Administrator determines, in its reasonable discretion, that it is necessary, appropriate, or desirable, the GUC Trust Administrator will have the right to submit to the Bankruptcy Court . . . any question or questions regarding any specific action proposed to be taken by the GUC Trust Administrator with respect to the [GUC Trust Agreement], the GUC Trust, or the GUC Trust Assets . . . . Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the GUC Trust Administrator.

GUC Trust Agreement § 8.1(e).

33. The GUC Trust Administrator has previously sought the Court’s approval of certain proposed actions, utilizing section 8.1(e) of the Trust Agreement. Because the Settlement Agreement resolves many matters that have been before the Court for over six years, and seeks to preserve claims against the AAT while releasing those claims against the GUC Trust, such approval is appropriate here.

34. “The practice is well established by which trustees seek instructions from the court, given upon notice to creditors and interested parties, as to matters which involve difficult questions of judgment.” Mosser v. Darrow, 341 U.S. 267, 274 (1951); see also In the Matter of the Application of U.S. Bank Nat’l Ass’n, No. 651625/2018, NYSCEF No. 1 (N.Y. Sup. Ct.

April 4, 2018) (petition seeking an order, following an estimation proceeding, that instructs and authorizes trustees to make distributions pursuant to method proposed); In re Am. Home Mort. Inv. Trust 2005-2, No. 14 Civ. 2494 (AKH), 2014 U.S. Dist. LEXIS 111867, at *29-30 (explaining that “[t]rust instruction proceedings are a well-established procedure by which trustees (and other affected parties) can seek judicial guidance from the court about how to resolve immediate and difficult issues of interpretation of governing documents”), In re Peierls Family Inter Vivos Trusts, 59 A.3d 471, 477 (Del. Ch. 2012) (noting that a “request for judicial relief involving a trust can be appropriate in many circumstances”).

35. Judge Wiles considered a similar request for instruction in In re Tronox Inc., No. 09-10156 (MEW), 2015 Bankr. LEXIS 1974 (Bankr. S.D.N.Y. June 17, 2015). In that matter, the trustee of the Tronox Incorporated Tort Claims Trust (established under the Tronox debtors’ plan of reorganization, and governed by a trust agreement and a set of trust distribution procedures) filed a motion seeking instruction regarding whether the trustee was correct with respect to certain past action. See id. at *1-2. The court noted that because the trustee was seeking “‘comfort’ as to actions already taken rather than . . . ‘instructions’ as to what the [t]rustee should do going forward in administering the [t]rust,” it had “some skepticism as to whether the motion . . . [was] an appropriate request for instructions.” Id. at *21. The court based its skepticism on the notion that “[o]rdinarily a [t]rustee seeks instructions when it has not yet taken action and where the [t]rustee is unsure as to what to do, and may even face liability for an incorrect choice.” Id. (citations omitted). The court further noted that the request before it was “not really a request for ‘instructions’ as to how to interpret the existing [t]rust documents[,]” but “more of a request for an advisory opinion as to whether a proposed change to the” trust distribution procedures “would be consistent (or inconsistent) with the terms of the

[debtors’ plan] and the vested rights of claimants.” Id. at *22. Noting, however, that it was “plain that further litigation – and thereby further delays in distributions to the beneficiaries of the [t]rust, who [had] already been waiting for many years – [were] inevitable unless some binding clarification of these issues is provided[,]” and based upon the conclusion that the court, under the plan, had “continuing jurisdiction over any issue relating to the interpretation and application of the [t]rust [a]greement” and the trust distribution procedures, the court found that it was “appropriate” to exercise its jurisdiction and issue the ruling as requested. Id. at *23.

36. Similar to the circumstances extant in Tronox, this Court has continuing jurisdiction to interpret, implement, or enforce the GUC Trust Agreement. Plan § 11.1(i); see also GUC Trust Agreement § 8.1(e). Unlike the Tronox trustee, however, the GUC Trust Administrator is seeking instruction regarding actions it proposes to take based on its interpretation of the relevant documents. Based on the foregoing, it is well within the Court’s authority to issue a ruling “approv[ing] . . . [the described] proposed action” by the GUC Trust Administrator. GUC Trust Agreement § 8.1(e).

37. Specifically, the GUC Trust seeks the Court’s authority to agree to permit Plaintiffs’ proposed late filed proofs of claim to be filed and recorded on the claims register as Disputed General Unsecured Claims, provided that these late filed proofs of claim would be of no force and effect against the GUC Trust and would be recoverable solely from the AAT.

38. The Court should also find that it is an appropriate exercise of the GUC Trust Administrator’s authority to (i) make the Excess Distribution in the amount of $300,000,000.00, (ii) enter into the Release Agreement which includes the GUC Trust’s release of any right to seek the Adjustment Shares, and (iii) enter into the Settlement Agreement which requires the GUC Trust to pay $50,000,000.00 to resolve all matters relating to the Late Claims Motions against the GUC Trust.

II.	The Court Should Authorize the Reallocation of $50 Million of GUC Trust Assets

39. Pursuant to the Settlement Agreement, the GUC Trust is responsible for making two payments into the Common Fund that will be established as a Qualified Settlement Fund and will be used to pay the Settlement Claims of Class Members. The Settlement Agreement provides that the GUC Trust must pay into the Common Fund (i) $2,000,000.00 within thirty (30) days of the later of entry of the GUC Trust Approval Order, the Withdrawal Order and Preliminary Approval Order, and (ii) $48,000,000.00 within thirty (30) days of the Final Effective Date. (see Settlement Agreement § II.A, ¶¶ 80-81]. The GUC Trust respectfully requests authority to reallocate $50,000,000.00 from otherwise distributable assets of the GUC Trust for use in making its payments into the Common Fund.

40. Under the terms of the GUC Trust Agreement, all monies currently held by the GUC Trust (other than those this Court previously reallocated to pay the fees and expenses of the GUC Trust for 2020) constitute Excess GUC Trust Distributable Assets. Pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator must obtain Monitor and Court approval to reallocate assets that would otherwise be distributed to GUC Trust Beneficiaries. See GUC Trust Agreement § 6.1. Accordingly, the GUC Trust requests authority to reallocate $50,000,000.00 of otherwise distributable assets for the purposes of making its payment into the Common Fund. Such reallocation is warranted to fund the GUC Trust portion of the Common Fund because these payments will enable the GUC Trust to resolve the only remaining material disputed claims, and thereby wind up its affairs and make final distributions sooner, ultimately eliminating the substantial costs of further litigation and greatly reducing the remaining life of the GUC Trust.

III.	The Settlement Will Confer Benefits Greater than Those that Would be Obtained Through Further Litigation

41. Bankruptcy Rule 9019(a) provides, in part, that “[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement.” Fed. R. Bankr. P. 9019(a). This Court also has authority to approve the GUC Trust’s entry into a settlement under Bankruptcy Code section 105(a), which empowers it to issue any order that is “necessary or appropriate.” 11 U.S.C. § 105(a).

42. The authority to approve a compromise or settlement is within the sound discretion of the Court. See Newman v. Stein, 464 F.2d 689, 692 (2d Cir. 1972). The Court should exercise its discretion “in light of the general public policy favoring settlements.” In re Hibbard Brown & Co., Inc., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998) (citation omitted); see also Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y. 1994) (“[T]he general rule [is] that settlements are favored and, in fact, encouraged . . . .” (citation omitted)).

43. When exercising its discretion, the Court must determine whether the settlement is fair and equitable, reasonable, and in the best interests of the estate. See, e.g., Airline Pilots Ass’n, Int’l v. Am. Nat’l Bank & Tr. Co. (In re Ionosphere Clubs, Inc.), 156 B.R. 414, 426 (S.D.N.Y. 1993), aff’d, 17 F.3d 600 (2d Cir. 1994); In re Purofied Down Prods. Corp., 150 B.R. 519, 523 (S.D.N.Y. 1993). Where “the integrity of the negotiation process is preserved, a strong initial presumption of fairness attaches to the proposed settlement . . . .” In re Hibbard, 217 B.R. at 46.

44. The Court need not decide the numerous issues of law and fact raised in the underlying dispute, “but must only ‘canvass the issues and see whether the settlement falls below the lowest point in the range of reasonableness.’” In re Adelphia Commc’ns Corp., 327 B.R. 143, 159 (Bankr. S.D.N.Y. 2005) (quoting In re W.T. Grant, Co., 699 F.2d 599, 608 (2d Cir. 1983)); see also In re Purofied, 150 B.R. at 522 (“[T]he court need not conduct a ‘mini-trial’ to determine the merits of the underlying [dispute] . . . .”).

45. The Court evaluates whether, from the GUC Trust’s perspective, entry into the Settlement Agreement is fair and equitable based on “the probabilities of ultimate success should the claim be litigated,” and “an educated estimate of the complexity, expense, and likely duration of . . . litigation, the possible difficulties of collecting on any judgment which might be obtained, and all other factors relevant to a full and fair assessment of the wisdom of the proposed compromise.” Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968).

46. Courts in this jurisdiction consider the following Iridium factors in determining whether approval of a settlement is warranted:

(1) the balance between the litigation’s possibility of success and the settlement’s future benefits; (2) the likelihood of complex and protracted litigation, “with its attendant expense, inconvenience, and delay,” including the difficulty in collecting on the judgment; (3) “the paramount interests of the creditors,” including each affected class’s relative benefits “and the degree to which creditors either do not object to or affirmatively support the proposed settlement”; (4) whether other parties in interest support the settlement; (5) the “competency and experience of counsel” supporting, and “[t]he experience and knowledge of the bankruptcy court judge” reviewing, the settlement; (6) “the nature and breadth of releases to be obtained by officers and directors”; and (7) “the extent to which the settlement is the product of arm’s length bargaining.”

Motorola, Inc. v. Official Comm. of Unsecured Creditors (In re Iridium Operating LLC), 478 F.3d 452, 462 (2d Cir. 2007) (citations omitted).

47. Each of the Iridium factors supports approval of the GUC Trust’s entry into the Settlement Agreement and the terms of the settlement easily fall above the lowest point in the range of reasonableness. Thus, the Settlement Agreement should be approved under Bankruptcy Rule 9019.

A.	Plaintiffs’ Claims Raise Numerous Complex Litigation Issues

48. The first two Iridium factors—(1) the balance between the litigation’s likelihood of success and the settlement’s benefits; and (2) the likelihood of complex and protracted litigation—are easily met. With respect to the first factor, the complex and protracted nature of continued litigation overwhelmingly favors the proposed global resolution. Considering the novel and complex nature of the issues, there is no guarantee as to what the result of additional litigation would be. Moreover, the litigation has already been ongoing for five years and could very easily continue for another five. If the Settlement is not approved, the resulting litigation expenses will deplete the GUC Trust’s resources and reduce the ultimate recovery for the GUC Trust’s beneficiaries. Conversely, the benefits of near-term, certain resolution are clear. Settlement allows the GUC Trust to avoid additional costs, expedite distributions, and secure a guaranteed result that is favorable to the GUC Trust’s beneficiaries.

49. Second, as detailed below, continued litigation over Plaintiffs’ claims raises significant, complex issues of law.

a.	The Complexity of the Issues

50. As the Court is surely aware, this litigation is fraught with difficult issues, both legal and factual. Indeed, for the litigation to progress to a point where a final decision on the merits of the Plaintiffs’ claims could be rendered, the Court would first have to resolve several tiers of threshold issues.

51. As an initial matter, the Plaintiffs who filed the Late Claims Motions must show they are entitled to even file late proofs of claim, and there is a dispute over the standard for obtaining leave to file late claims.20 Those Plaintiffs have argued that creditors may assert late claims based solely on a showing that they have suffered a due process violation related to the Bar Date.21 Accordingly, those Plaintiffs maintain that their late claims ought to be allowed without reference to the Pioneer factors governing excusable neglect. The GUC Trust has taken the position that such Plaintiffs are precluded from asserting late claims because of, among other things, their strategic delay in pursuing claims against the GUC Trust after the Recalls.22 There are also questions that must be resolved regarding whether equitable mootness applies, eliminating the late claimants’ ability to recover from the GUC Trust on any claims that they could be permitted to file.

52. Another challenge stems from the fact that all the Plaintiffs that filed Late Claims Motions rely upon a due process violation in arguing that Pioneer does not apply to their late claims. The due process violation that the Bankruptcy Court found and the Second Circuit affirmed applied only to the Sale Notice and the subset of economic loss plaintiffs whose vehicles contained an “Ignition Switch Defect.” The term “Ignition Switch Defect,” as used throughout this case, refers exclusively to the defect in the vehicles that gave rise to NHTSA Recall No. 14v047. Thus, a due process violation has not been legally established with respect to a majority of the Plaintiffs who filed Late Claims Motions, and there has never been a ruling by any court that any actual or potential claimant was denied due process in connection with the notice of the Bar Date.

[20]

Pursuant to that certain Order Disallowing Certain Late Filed Claims entered on February 8, 2012 [ECF No. 11394] a late claim may be deemed timely filed if the GUC Trust consents to such late filing or the Bankruptcy Court grants the claimant leave to file a late claim.

[21]	See, e.g., The Ignition Switch Plaintiffs’ Brief on the Initial Late Claim Motions Issues, dated Mar. 6, 2017 [ECF No. 13872].
[22]	See Opening Brief of GUC Trust Administrator and Participating Unitholders on the Applicability of Pioneer and Tolling to Plaintiffs’ Motions to File Late Claims, dated Mar. 6, 2017 [ECF No. 13873].

53. Before these plaintiffs (including both Ignition Switch Plaintiffs and Non-Ignition Switch Plaintiffs) can rely upon a due process violation as grounds for allowing their late claims, such violation must first be established. Without a doubt, establishing a due process violation would necessitate an enormous amount of additional fact discovery. This is especially true with respect to Non-Ignition Switch Plaintiffs, which were not the subject of the Second Circuit’s ruling on the adequacy of the Sale notice. This discovery, in turn, would require substantial amounts of time, effort, and resources to complete. Moreover, regardless of whether the Court finds there was a due process violation or finds there was not a violation, the Court’s decision would certainly be appealed, causing greater delay.

54. Even if these plaintiffs were able to establish a due process violation for all Plaintiffs with respect to the Bar Date notice, that finding would not resolve the question of whether the Plaintiffs were entitled to file late claims. The GUC Trust has argued that even if there was a due process violation, the claimants would still need to satisfy each of the Pioneer factors in order to obtain authority to file late proofs of claim.

55. Another complex issue is whether the doctrine of equitable mootness is applicable to bar the late claimants’ claims.23 In the Bankruptcy Court’s decision in April 2015,24 it applied the five Chateaugay factors and determined that if the late claims were allowed, the GUC Trust assets could not be accessed to pay them under the doctrine of equitable mootness.25 The Bankruptcy Court found, among other things, that any relief would “knock the props out” from the transactions in which GUC Trust Unitholders acquired their units.26 Allowing billions of

[23]	See In re Chateaugay Corp., 10 F.3d 944, 952-53 (2d Cir. 1993).
[24]

In re Motors Liquidation Co., 529 B.R. 510 (Bankr. S.D.N.Y. 2015), aff’d in part, rev’d in part, vacated in part sub nom. Elliott v. General Motors LLC (In re Motors Liquidation Co.), 829 F.3d 135 (2d Cir. 2016).

[25]	See In re Motors Liquidation Co., 529 B.R. at 598.
[26]	Id.

dollars of additional claims against the GUC Trust, in the Bankruptcy Court’s view, would be “extraordinarily unjust” given the unitholders’ expectation that the universe of claims against the GUC Trust would decrease over time, not increase, following the 2009 Bar Date.27 While the Second Circuit vacated the Bankruptcy Court’s equitable mootness ruling as advisory because no plaintiff had attempted to file a claim against the GUC Trust at that time, the equitable mootness defense could be raised now that Plaintiffs have sought to file late claims against the GUC Trust.

56. Even if Bankruptcy Court claimants could obtain authorization to file late proofs of claim, additional complex issues would certainly arise from continued litigation of Plaintiffs’ claims. The Bankruptcy Court would still need to decide whether class certification for the proposed class claims would be appropriate. In addition, the GUC Trust could raise objections to allowance of these class claims. This could lead to extensive additional litigation and delay, as concurrent events in the MDL have already demonstrated.

57. All this litigation would not ultimately resolve the case. The significant legal questions detailed above can all be properly characterized as “threshold issues.” In other words, these issues are barriers preventing the Plaintiffs from filing late claims, but none of these issues relate to the ultimate question of whether or not the Plaintiffs have meritorious claims. Assuming the Court finds in favor of the Plaintiffs on all these issues, this would still be followed by a time-consuming and expensive claims allowance process to determine which of the Plaintiffs actually hold a valid claim. In sum, while the GUC Trust believes that it has meritorious defenses to the claims of all Plaintiffs, the resolution of the numerous, complex issues raised by the litigation over Plaintiffs’ claims is uncertain, and, as further set forth below, would result in significant expense and delay.

[27]	Id.

b.	The Risks of Continued Litigation

58. Litigation of these complex issues has been ongoing for years, consuming large sums of money and countless hours of labor for the Parties and this Court. In the absence of a settlement, there is a high likelihood of even more expensive, protracted, and contentious litigation that will consume significant estate funds and expose the estate to risk and uncertainty. Further complicating this particular litigation is its close nexus with the MDL proceedings and its structure as a proposed class action. Because overlapping issues are being litigated in the Bankruptcy Court and in the MDL, litigation in this Court will likely not be resolved prior to the resolution of certain issues in the MDL. This fact will further delay distributions and the ultimate winding-up of the GUC Trust’s affairs. For example, Judge Furman recently granted the request of the Plaintiffs’ in the MDL for certification of an interlocutory appeal of the MDL Court’s order from August 6, 2019, which granted partial summary judgment in favor of New GM. Absent settlement, the GUC Trust’s litigation in this Court will be held up by this appeal (and probably other future appeals).

59. By comparison, settling the litigation provides the Parties with greater certainty and eliminates the significant cost and delay of litigation. Likewise, the Settlement allows the GUC Trust to make a large distribution to the Unitholders and eliminates a major impediment to the GUC Trust making a final distribution and winding up its affairs.

60. In addition, the Settlement Agreement provides several benefits beyond avoiding continued litigation. The Settlement removes a major impediment to winding down the GUC Trust. The resolution of Plaintiffs’ claims against the GUC Trust and waiver of certain rights and claims eliminates the likelihood of complex and protracted litigation, including with respect to attempts by Plaintiffs asserting late claims to enjoin further GUC Trust distributions, thus preventing delay in distributing remaining GUC Trust Assets and protecting Unitholders from the risk of claw-back or recapture of prior distributions.

61. The terms of the Settlement Agreement reflect a reasonable assessment by the GUC Trust of the substantial time and expense of litigating Plaintiffs’ claims, balanced against the benefits of more near-term, efficient and certain resolution of Plaintiffs’ claims against the GUC Trust. The benefits of the Settlement in the near term to the GUC Trust outweigh the benefit of potential long-term success through the protracted litigation of complex issues.

B.	The Benefits of Settling Exceed the Potential Benefits of Continued Litigation

62. The Settlement easily satisfies the third and fourth Iridium factors—the paramount interests of creditors and whether other interested parties support the settlement. Prolonging the litigation will increase the GUC Trust’s costs and decrease the amount of GUC Trust Assets available to satisfy creditors’ claims. Approving the Settlement Agreement, on the other hand, avoids the significant expense and uncertainty associated with continued litigation, and maximizes and expedites distributions to current GUC Trust Unitholders. Not surprisingly, the GUC Trust, New GM, the Plaintiffs, Plaintiffs’ Class Counsel and the Participating Unitholders—all support the Settlement Agreement. See Ad Hoc Comm. of Personal Injury Asbestos Claimants v. Dana Corp. (In re Dana Corp.), 412 B.R. 53, 61 (S.D.N.Y. 2008) (affirming approval of settlement of claims of 7,500 asbestos personal injury claimants where, inter alia, the creditors’ committee and ad hoc bondholders’ committee supported the settlement).

63. Accordingly, for all of the reasons set forth above, the GUC Trust’s entry into the Settlement Agreement easily meets the third and fourth Iridium factors and allows the GUC Trust to implement the express purpose of the GUC Trust Agreement. GUC Trust Agreement § 2.2 (stating that the “sole purpose of the GUC Trust is to implement the Plan on behalf of, and for the benefit of the GUC Trust Beneficiaries”); GUC Trust Agreement § 4.2 (stating that “in no event shall the GUC Trust Administrator unduly prolong the duration of the GUC Trust, and the GUC Trust Administrator shall, in the exercise of its reasonable business judgment and in the interests of all GUC Trust Beneficiaries, at all times endeavor to terminate the GUC Trust as soon as practicable in accordance with the purposes and provisions of this Trust Agreement and the Plan.”).

C.	The Settlement Agreement Satisfies the Remaining Iridium Factors

64. With respect to the sixth Iridium factor, “the nature and breadth of releases to be obtained by officers and directors,” the Settlement Agreement releases any and all rights, claims and causes of action that any Plaintiff may assert against the GUC Trust, the GUC Trust Administrator, the GUC Trust Assets, and Unitholders. Moreover, Plaintiffs have not asserted claims against the GUC Trust Administrator, which, in the circumstances of this case, is most similar to officers and directors of the debtor as contemplated by the sixth Iridium factor. Importantly, the notice procedures set forth in Plaintiffs’ motion seeking a Preliminary Approval Order contemplate a comprehensive individualized mailing and email program whereby Class Members receive a concise summary of the Settlement Agreement and instructions for accessing a website dedicated specifically to the Settlement. All Class Members will have the opportunity and right to be heard by the MDL Court in connection with the Settlement, and the ability to opt out of it.

65. With respect to the fifth and seventh Iridium factors, competent and experienced counsel to the Parties, who have been litigating these issues for years, actively engaged in arms’-length, good faith negotiations overseen by an experienced mediator, former United States District Court Judge Layn R. Phillips, the Court-Appointed Economic Loss Settlement Mediator, to reach the Settlement Agreement and the Release Agreement. (See Decl. of Layn Phillips,

attached as Exhibit C.) The GUC Trust, having considered the uncertainties, delay, and cost that would be incurred by further litigation, submit that the Settlement Agreement is fair, reasonable, appropriate, and in the best interests of the GUC Trust.

66. At bottom, while the GUC Trust has strong litigation defenses, and believes it would be highly likely to succeed, in the unlikely event Plaintiffs prevailed and were awarded damages on a class basis, such class claims would almost certainly lead to the Plaintiffs receiving all of the remaining funds in the GUC Trust and possibly subject the Unitholders to litigation over whether the Plaintiffs could “claw-back” funds already distributed by the GUC Trust.28 The GUC Trust’s agreement to resolve these claims by paying $50,000,000.00 to the Class, which allows it to make an immediate distribution to its Unitholders of $300,000,000.00 and leaves approximately $70,000,000.00 remaining in the GUC Trust, is reasonable and in the best interests of the GUC Trust and its beneficiaries. Therefore, the GUC Trust’s entry into the Settlement Agreement pursuant to Bankruptcy Rule 9019 is warranted, and the Settlement Agreement should be approved.

NOTICE

67. Notice of this Motion has been provided in accordance with the Court-approved notice procedures. See Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Bankruptcy Rules 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [ECF No. 10183]. Notice of this Motion has also been provided to any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. The Parties submit that no other or further notice need be provided.

[28]	For the avoidance of doubt, the GUC Trust disputes that any basis exists for any Plaintiff or putative Class to “claw back” any prior distributions made by the GUC Trust to its Unitholders.

CONCLUSION

68. WHEREFORE, the Parties respectfully request that the Court enter the GUC Trust Approval Order, substantially in the form attached as Exhibit B hereto, (i) approving the actions to be undertaken by the GUC Trust Administrator under the terms and conditions of the Settlement Agreement; (ii) approving the Settlement Agreement and Release Agreement and authorizing the GUC Trust to enter into the Settlement Agreement and the Release Agreement; (iii) authorizing the reallocation of $50,000,000.00 of GUC Trust Assets; (iv) authorizing the $300,000,000.00 Excess Distribution to be made immediately and (v) granting such other relief as is just and equitable.

Dated: New York, New York March 26, 2020	Respectfully submitted,

/s/ [DRAFT]

McDERMOTT WILL & EMERY LLP

Kristin K. Going

340 Madison Ave.

New York, New York 10173

Telephone: (212) 547-5429

Facsimile: (646) 417-7313

E-mail: kgoing@mwe.com

Attorneys for the Motors Liquidation

Company GUC Trust

Exhibit 5:

Long Form Notice

United States District Court for the Southern District of New York

NOTICE OF PROPOSED SETTLEMENT

If You Are a Current or Former Owner or Lessee of a GM Vehicle that Was Subject to Certain 2014 Recalls, You May Have Rights and Choices in a Proposed Settlement.

The District Court for the Southern District of New York authorized this Notice.

This is not a solicitation from a lawyer.

If you are a Class Member (as defined below), your legal rights may be affected whether you act or do not act.

Please Read this Notice Carefully

•

This Notice is to inform you of the proposed settlement (the “Settlement”) of economic loss claims by persons who owned or leased certain GM vehicles that were recalled in 2014. The recalls involved the ignition system, key rotation, electronic power steering and/or side airbag wiring. Plaintiffs claim that consumers overpaid when they bought or leased these vehicles. General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (“GUC Trust”), and the Motors Liquidation Company Avoidance Action Trust (“AAT”) deny these allegations. Plaintiffs, the GUC Trust, New GM and the AAT have agreed to a Settlement to avoid the risk and cost of further litigation. The Settlement will not include the release of any claims for personal injury, wrongful death or actual physical injury.

•

Subject to court approval, the Settlement will establish a settlement fund of $121.1 million to pay claims to eligible Class Members who submit a claim form online or by mail before the deadline which will be posted on the website. Payment amounts to eligible Class Members will vary depending on which recall applied to their vehicle, settlement implementation costs, the number and type of eligible vehicles for which claims are filed, and the number of eligible class members who file claims.

•

The Plaintiffs, or persons suing, New GM and the GUC Trust filed a joint motion (the “Settlement Motion”) in the District Court seeking an order preliminarily approving the Settlement Agreement (the “Settlement Order”). The District Court preliminarily approved the Settlement pursuant to the Settlement Order. The District Court may enter additional orders pertaining to the Settlement. The Settlement Motion, the Settlement Order, the Amended Settlement Agreement and any additional orders entered by the District Court pertaining to the Settlement can be found at www.GMIgnitionSwitchEconomicSettlement.com (the “Settlement Website”).

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YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT

File a Claim

•  A Class Member must file an eligible claim in order to receive a payment from the $121.1 million Settlement Fund (described below).

•  Class Members may complete a claim form for payment online or by mail. Claims must be postmarked or submitted online by the claims deadline which will be no earlier than March 18, 2021.

•  Procedures for the administration of claims and allocation of the Settlement Fund to Class Members are described in the Settlement Claim Review Protocol and Allocation Decision, which are exhibits to the Amended Settlement Agreement.

•  More information about how to file a claim can be found at www.GMIgnitionSwitchEconomicSettlement.com.

Exclude Yourself or “Opt Out”

•  Class Members who exclude themselves - or “opt out” - from the Settlement will not receive any Settlement benefits.

•  Only Class Members who opt out of the Settlement will retain the right to sue New GM, the GUC Trust and/or the AAT and certain other related parties about the same claims alleged in this lawsuit, at their own expense.

•  More information about how to opt out of the Settlement can be found in paragraph 8 below and at www.GMIgnitionSwitchEconomicSettlement.com.

Object

•  Class Members can write to the District Court to object to the Settlement and explain why they do not like the Settlement.

•  More information about how to object can be found in paragraph 10 below and at www.GMIgnitionSwitchEconomicSettlement.com.

Go to the Hearing

•  The Court will hold a hearing on December 18, 2020 at 9:30 a.m. (Eastern Time) to determine whether to approve the Settlement Agreement.

•  The Court will consider objections to the Settlement and objecting Class Members may ask to speak at the hearing.

Do Nothing

•  Class Members who do nothing will not receive Settlement benefits, if they become available.

•  Class Members who do nothing (and do not opt out of the Settlement, as described above) will give up their right to sue New GM, the GUC Trust, the AAT and certain other related parties about the economic loss claims.

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WHAT THIS NOTICE CONTAINS

A.	BASIC INFORMATION	3

B.	WHO IS INCLUDED IN THE SETTLEMENT?	4

C.	THE TERMS OF THE SETTLEMENT AGREEMENT	7

D.	LEGAL REPRESENTATION	8

E.	OPTING OUT OF THE SETTLEMENT	9

F.	OBJECTING TO THE SETTLEMENT	9

G.	THE DISTRICT COURT’S SETTLEMENT APPROVAL HEARING	10

H.	IF YOU DO NOTHING	11

I.	GETTING MORE INFORMATION	11

A.        BASIC INFORMATION

1.	What is this Notice and why should I read it?

This Notice provides information about the Settlement of all economic loss claims relating to the Recalls filed in the United States District Court for the Southern District of New York in In re: General Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF) (“MDL 2543”), as well as those filed in the past, present or future in any federal or state court or other tribunal, and all economic loss claims in the chapter 11 case pending in the United States Bankruptcy Court captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG) filed in the United States Bankruptcy Court for the Southern District of New York. (collectively, the “Actions”). These economic loss claims are made by current and former owners and lessees of GM vehicles containing ignition switches, side airbag wiring, and/or electronic power steering systems that were subject to recalls with the National Highway Traffic Safety Administration (“NHTSA”) recall numbers listed below.

This Notice explains the terms of the Settlement and your legal rights.

2.	What is the Settlement about?

Plaintiffs filed proposed class claims against New GM in the MDL Court and the GUC Trust in the Bankruptcy Court claiming that consumers overpaid when they bought or leased GM vehicles that were subject to the recalls. New GM, the GUC Trust and the AAT deny these allegations. The Plaintiffs, New GM, the GUC Trust and the AAT (together the “Parties”) negotiated the Settlement to resolve these claims, as well as the economic loss claims for these recalls that have been or may be asserted by the Class against New GM, the GUC Trust, the AAT and certain other released parties (collectively with the Plaintiffs, the “Class Members”). The Settlement avoids the risk and cost of a trial and provides Settlement benefits to Class Members. The Plaintiffs and their attorneys think that the Settlement is in the best interests of all Class Members and that it is fair, reasonable, and adequate.

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B.        WHO IS INCLUDED IN THE SETTLEMENT?

To be affected by the proposed Settlement, you have to be a Class Member.

3.	How do I know if I am part of the Settlement? What is the definition of Class Members?

If you fall under one of the categories below, you may be a Class Member. The Class, which is for Settlement purposes only, is defined as:

All Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions.

The Class is comprised of the five Subclasses below (the “Subclasses”). If a Class Member owned and/or leased more than one Subject Vehicle, they may be in more than one subclass:

•	Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047.

•	Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400.

•	Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346.

•	Subclass 4: The Electronic Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153.

•	The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No.14v118.

The Subject Vehicles are:

a.

“Production Part Recall 14v047 Vehicles,” which are those 2005-2007 Chevrolet Cobalt vehicles not also subject to Recall 14v153, those 2004-2007 Saturn Ion vehicles not also subject to Recall 14v153, 2006-2007 Chevrolet HHR vehicles, those 2007 Pontiac G5 vehicles not also subject to Recall 14v153, some 2005-2006 Pontiac Pursuit vehicles imported into the United States not also subject to Recall 14v153, 2007 Saturn Sky vehicles, 2003 Saturn Ion vehicles, and 2006-2007 Pontiac Solstice vehicles. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles is February 28, 2014.

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b.

“Production Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2005-2007 Chevrolet Cobalt vehicles subject to both Recalls, those 2007 Pontiac G5 vehicles subject to both Recalls, some 2004-2007 Saturn Ion vehicles, and some 2005-2006 Pontiac Pursuit vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

c.

“Service Part Recall 14v047 Vehicles,” which are those 2008-2010 Chevrolet Cobalt vehicles not also subject to Recall 14v153, 2008 and 2011 Chevrolet HHR vehicles, those 2009-2010 Chevrolet HHR vehicles not also subject to Recall 14v153, those 2008-2010 Pontiac G5 vehicles imported into the United States not also subject to Recall 14v153, 2008-2010 Saturn Sky vehicles, and 2008-2010 Pontiac Solstice vehicles. The Recall Announcement Date for these Service Part Recall 14v047 Vehicles is March 31, 2014. Additionally, for 105 vehicles of various other makes, models and model years as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, the Recall Announcement Date is August 31, 2014.

d.

“Service Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2008-2010 Chevrolet Cobalt vehicles subject to both Recalls, those 2009-2010 Chevrolet HHR vehicles subject to both Recalls, and those 2008-2010 Pontiac G5 vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Service Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

e.	“Recall 14v346 Vehicles,” which are 2010-2014 Chevrolet Camaro vehicles. The Recall Announcement Date for the Recall 14v346 Vehicles is June 30, 2014.

f.

“Recall 14v355 Vehicles,” which are 2005-2009 Buick Lacrosse vehicles, 2000 and 2006-2013 Chevrolet Impala vehicles, 2014 Chevrolet Impala Limited vehicles, 2000-2005 Cadillac Deville vehicles, 2006-2011 Cadillac DTS vehicles, 2006-2011 Buick Lucerne vehicles, 2006-2007 Chevrolet Monte Carlo vehicles, 2005-2009 Buick Allure vehicles, 2004 Buick Regal vehicles, 2002-2009 Cadillac Commercial Chassis vehicles, and 2000-2011 Cadillac Professional Chassis vehicles. The Recall Announcement Date for the Recall 14v355 Vehicles is June 30, 2014.

g.

“Recall 14v394 Vehicles,” which are those 2003-2014 Cadillac CTS vehicles as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and those 2004-2006 Cadillac SRX as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and 2004-2007 Cadillac CTS-V vehicles. The Recall Announcement Date for the Recall 14v394 Vehicles is July 31, 2014, except that the Recall

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Announcement Date is August 31, 2014 for 2012-2014 Cadillac CTS vehicles and those 2011 Cadillac CTS vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator.

h.

“Recall 14v400 Vehicles,” which are 1997-2003 Chevrolet Malibu vehicles, 2000-2005 Chevrolet Impala vehicles, 2000-2005 Chevrolet Monte Carlo vehicles, 2004-2005 Chevrolet Classic vehicles, 1999-2004 Oldsmobile Alero vehicles, 1998-2002 Oldsmobile Intrigue vehicles, 1999-2005 Pontiac Grand Am vehicles, and 2004-2008 Pontiac Grand Prix vehicles. The Recall Announcement Date for the Recall 14v400 Vehicles.

i.

“Recall 14v118 Vehicles,” which are those 2008-2009 Buick Enclave vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Buick Enclave vehicles, those 2009 Chevrolet Traverse vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Chevrolet Traverse vehicles, those 2008-2009 GMC Acadia vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 GMC Acadia vehicles, and 2008-2010 Saturn Outlook vehicles. The Recall Announcement Date for the Recall 14v118 Vehicles is March 31, 2014.

j.

“Recall 14v153 Only Vehicles,” which are those 2004-2006 and 2008-2009 Chevrolet Malibu vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, the 2004-2005 Chevrolet Malibu Maxx, some 2006 Chevrolet Malibu Maxx vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2005 Pontiac G6 vehicles, those 2006 and 2008-2009 Pontiac G6 vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2008-2009 Saturn Aura vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2005-2006 Pontiac G4 vehicles imported into the United States, and those 2006 Pontiac G5 Pursuit vehicles imported into the United States. The Recall Announcement Date for the Recall 14v153 Only Vehicles is March 31, 2014.

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C.        THE TERMS OF THE SETTLEMENT AGREEMENT

4.	What am I giving up under the Settlement Agreement?

Under the proposed Settlement, each Class Member will be deemed to have waived, released, and promised not to sue for any economic loss claims that the Class Member have or may have in the future, directly or indirectly, against New GM, the GUC Trust, the AAT and certain other related parties (the “Released Parties”). However, Class Members will not waive or release any claims they may have against the Released Parties for personal injury, wrongful death or actual physical injury.

If approved by the Court, the Settlement will prohibit Class Members from suing or being part of any other lawsuit or claim against the Released Parties that relates to the subject matter of the Actions, the Recalls, the New GM MDL, or the Old GM Bankruptcy Case, including, but not limited to, those relating to the design, manufacturing, advertising, testing, marketing, functionality, servicing, sale, lease or resale of the Subject Vehicles (the “Released Claims”). The specifics of the Released Claims are set out in more detail in the Amended Settlement Agreement, which are posted at www.GMIgnitionSwitchEconomicSettlement.com. The Amended Settlement Agreement describes the Released Claims in specific legal terminology.

Talk to your own lawyer if you have questions about the Released Claims or what it means.

5.	What am I receiving under the Settlement Agreement?

The Settlement allows Class Members to submit claims to the Class Action Settlement Administrator, and, if eligible, receive a settlement payment from the Settlement claim, as described below.

A.	The Settlement Amount

In exchange for Class Members’ release of the Released Claims, there will be a $121.1 million settlement fund established (the “Settlement Amount”). Settlement payments to eligible Class Members will only occur if the Settlement Order becomes final and after settlement implementation costs (such as for claims administration) are deducted.

B.	How will payments for eligible claims be allocated?

The Net Common Fund, which is the Settlement Amount less the costs of providing notice to the class and the expenses of administering the Settlement, will be exclusively used to provide payments to Class Members for eligible claims. To ensure that the Fund is fairly allocated, a Court-appointed mediator assessed the relative strength and value of the claims of each Subclass, with input from counsel separately representing each of those Subclasses. Based on that assessment, the mediator decided that members of two Subclasses with claims relating to the ignition switch (Delta Ignition Switch Subclass and Key Rotation Subclass) had relatively stronger claims than those of the other three subclasses. The amount of the payment will be greater, therefore, for eligible claims in those two Subclasses than in the other three subclasses (Camaro Knee-Key Subclass, Electronic Power Steering Subclass, and Side Airbag Subclass). Specifically, the Net Common Fund will be divided such that the payment for an eligible claim in the Delta Ignition Switch subclass will be twice the amount, and payment for an eligible claim in the Low Torque Ignition Switch subclass be 1.5 times the amount, as the payment for an eligible claim in the other three Subclasses. (This allocation is reflected in a formula contained in the

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Settlement Claim Review Protocol, Exhibit 10 to the Amended Settlement Agreement, and described in the Allocation Decision, Exhibit 2 to the Amended Settlement Agreement.) The actual dollar amounts for these payments are not yet known but will depend on how many eligible claims are submitted for each subclass and the amount of the Net Common Fund.

C.	How do I get a payment from the Net Common Fund?

To make a claim and receive a payment, you need to file a claim form online or by mail postmarked by the deadline posted on the website, which will be no earlier than March 18, 2021. Claims may be submitted online at www.GMIgnitionSwitchEconomicSettlement.com or by mail to GM Ignition Switch Economic Settlement Claims Center c/o JND Legal Administration, P.O. Box 91354, Seattle, WA 98111. For certain Class Members, both a complete claim form and additional documentation may be required to establish eligibility. Instructions are on the claim form and on the Settlement Website. When required, sufficient documentation shall include an attestation signed under penalty of perjury when other documentation is no longer available.

D.        LEGAL REPRESENTATION

6.	Do I have a lawyer in this case?

The lawyers representing Plaintiffs (“Plaintiffs’ Class Counsel”), listed below, negotiated the Amended Settlement Agreement and jointly filed the Settlement Motion with New GM and the GUC Trust. You will not be charged for services performed by Plaintiffs’ Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

If you want to contact Plaintiffs’ Class Counsel, they can be reached by sending an email to GMIgnitionswitch@hbsslaw.com or as follows:

Steve W. Berman

HAGENS BERMAN SOBOL SHAPIRO LLP

1918 Eighth Avenue, Suite 3300

Seattle, WA 98101

Telephone: (206) 623-7292

Elizabeth J. Cabraser

LIEFF CABRASER HEIMANN & BERNSTEIN

275 Battery Street, 29th Floor

San Francisco, California 94111

Telephone: (414) 956-1000

Co-Lead Counsel for the Economic Loss Plaintiffs in the District Court

7.	How will the lawyers be paid?

Plaintiffs’ Class Counsel will ask the District Court, on behalf of all Plaintiffs’ counsel, for up to $34.5 million in Attorneys’ Fees and Expenses. This application will need to be approved by the Court. New GM will pay up to a maximum amount of $34.5 million in Attorneys’ Fees

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and Expenses approved by the District Court. Under no circumstances shall New GM pay any amount in Attorneys’ Fees and Expenses greater than $34.5 million, and if the District Court awards less than $34.5 million, then New GM shall pay only the lesser amount awarded by the Court. This amount is in addition to, and not deducted from, the $121.1 million Settlement Amount described above.

E.        OPTING OUT OF THE SETTLEMENT

8.	How do I opt out or exclude myself from the Settlement?

If you do not want to be a member of the Class and you do not want to participate in the Settlement, you can exclude yourself from or opt out of the Class by sending a letter by mail to the Class Action Settlement Administrator. The opt out letter must include:

a)	Your full name, current address, and email;

b)	The name of this case: In re: General Motors Ignition Switch, Case No. 14-MD-2543 (JMF);

c)	The dates when you owned or leased the Subject Vehicle(s);

d)	The make, model, model year, and VIN of the Subject Vehicle(s);

e)	Your address(es) at the time you owned or leased the Subject Vehicle(s); and

f)	A clear statement that you want to be excluded from or opt out of the Class and the Settlement.

The exclusion letter must be signed and dated, and postmarked no later than October 19, 2020. You must mail your exclusion letter to:

In re: General Motors Ignition Switch, Case No. 14-MD-2543 (JMF)

GM Ignition Switch Economic Settlement Claims Center

c/o JND Legal Administration

P.O. Box 91355

Seattle, WA 98111

9.	What happens if I exclude myself from the Class?

If you exclude yourself from the Class, you will not get any money or benefits from this Settlement. By excluding yourself, however, you will retain your individual right to sue the Released Parties about the same claims alleged in this lawsuit, at your own expense.

F.        OBJECTING TO THE SETTLEMENT

10.	How do I tell the District Court I do not like the Settlement?

If you are a Class Member, and you do not exclude yourself from the Class, you can object to the proposed Settlement if you do not like it. You can give reasons why you think the Court should not approve any or all of these items, and the District Court will consider your views.

To object, you must mail your written objection to the District Court. To be timely, your objection must be received by October 19, 2020 at the following address:

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The District Court	Clerk of Court
Thurgood Marshall United States Courthouse
40 Centre Street
New York, NY 10007

See www.GMIgnitionSwitchEconomicSettlement.com for more information on how to object to the Settlement.

G.        THE DISTRICT COURT’S SETTLEMENT APPROVAL HEARING

11.	When and where will the District Court decide whether to approve the Settlement?

The District Court will hold a hearing to decide whether to approve the proposed Settlement. The hearing will be on December 18, 2020, at 9:30 a.m. eastern before Judge Jesse M. Furman, Thurgood Marshall United States Courthouse, 40 Centre Street, New York, NY 10007, Courtroom 1105. Please note that the date of the hearing may be changed without notice other than an update on the Settlement Website. Class Members are encouraged to visit the Settlement Website at www.GMIgnitionSwitchEconomicSettlement.com for future updates.

At the hearing, the District Court will consider whether the proposed Settlement is fair, reasonable, and adequate, and whether it should be granted final approval. If there are objections, the District Court will consider them. The District Court may listen to people who have asked for permission to speak at the hearing and have complied with the other requirements for objections explained in paragraph 10.

At or after the hearing, the Court will decide whether to approve the proposed Settlement on a final basis. There may be appeals after that. There is no set timeline for either the Court’s final approval decision, or for any appeals that may be brought from that decision, so it is impossible to know exactly when and if the Settlement will become final.

The Court may change deadlines listed in this Notice without further notice. To keep up on any changes in the deadlines, please visit www.GMIgnitionSwitchEconomicSettlement.com.

12.	Do I have to go to the hearing?

No. Plaintiffs’ Class Counsel will appear at the hearing in support of the Settlement and will answer any questions asked by the District Court. However, you are welcome to attend the hearing at your own expense.

If you send a written objection, you do not have to come to District Court to talk about it. So long as you mailed your written objection on time and complied with the other requirements for a proper objection, the District Court will consider it. You may attend or you may pay your own lawyer to attend, but it is not required.

13.	May I speak at the hearing?

Yes. If you submitted a proper written objection to the Settlement, you or your lawyer may, at your own expense, come to the hearing and speak.

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H.        IF YOU DO NOTHING

14.	What happens if I do nothing at all?

You have the right to do nothing. If you do nothing, you will not get any Settlement benefits. In addition, you can no longer be part of a class action or any other lawsuits against the Released Parties involving the Released Claims in this Settlement. Specifically, upon Court approval, the Settlement will prohibit you from suing or being part of any other lawsuit or claim against the Released Parties that relate to the subject matter of the Actions, the Recalls, the New GM MDL, or the Old GM Bankruptcy Case, including, but not limited to, those relating to the design, manufacturing, advertising, testing, marketing, functionality, servicing, sale, lease or resale of the Subject Vehicles.

I.        GETTING MORE INFORMATION

15.	How do I get more information about the Settlement?

This Notice summarizes the proposed Settlement. For the precise terms and conditions of the Settlement, please see the Amended Settlement Agreement, the Settlement Order, and any additional orders entered by the District Court pertaining to the Settlement, all of which are available on the Settlement Website at www.GMIgnitionSwitchEconomicSettlement.com.

YOU MAY OBTAIN ADDITIONAL INFORMATION BY:

VISITING THE SETTLEMENT WEBSITE	Please go to www.GMIgnitionSwitchEconomicSettlement.com, where you will find answers to common questions and other detailed information to help you.

REVIEWING LEGAL DOCUMENTS

You can review the legal documents that have been filed with the Clerk of Court in these cases at:

Thurgood Marshal United States Courthouse

40 Centre Street

New York, NY 10007

You can access the District Court dockets in these cases through the court documents and claims register website at http://www.motorsliquidationdocket.com/ or through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.cand.uscourts.gov.

PLEASE DO NOT CALL THE JUDGE OR THE COURT CLERK TO ASK QUESTIONS ABOUT THE LAWSUITS, THE SETTLEMENT, OR THIS NOTICE.

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Exhibit 6:

Preliminary Approval Order

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE:	No. 14-MD-2543 (JMF)

GENERAL MOTORS LLC IGNITION SWITCH LITIGATION

This Document Relates to:

ALL ECONOMIC LOSS ACTIONS

[PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS

SETTLEMENT, DIRECTING NOTICE UNDER RULE 23(E), AND GRANTING

RELATED RELIEF

Before the Court is the Parties’ Joint Motion for Preliminary Approval of Class Settlement, Approval of Notice Procedures, and Appointment of Class Counsel & Class Representatives (the “Joint Motion for Preliminary Approval”), brought pursuant to Rule 23 of the Federal Rules of Civil Procedure.1

WHEREAS, Economic Loss Plaintiffs (“Plaintiffs”), General Motors LLC (“New GM”), and the Motors Liquidation Company GUC Trust (the “GUC Trust”) (collectively, the “Parties”) have entered into a Settlement Agreement (the “Settlement Agreement”) subject to preliminary and final approval by this Court.

WHEREAS, the Settlement Agreement, including the exhibits attached thereto, sets forth the terms and conditions of a proposed settlement and dismissal with prejudice of (a) all economic loss claims, whether asserted as class, mass, or individual actions, however denominated, that are consolidated for pretrial proceedings in the MDL Court in In re: General

[1]	Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Settlement Agreement.

Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF) (“MDL 2543”), including those listed in Exhibit 1 to the Settlement Agreement and all economic loss claims relating to the Recalls2 filed in the past, present or future in any federal or state court, and (b) all economic loss claims, whether asserted as class, mass, or individual claims, including all Late Claims Motions and all Proposed Proofs of Claims involving alleged economic loss, however denominated, filed or asserted in the Bankruptcy Case3 ((a) and (b) collectively, the “Actions” as defined in the Settlement Agreement);

WHEREAS, the Court, in a separate order, has withdrawn the reference to the Bankruptcy Court of certain aspects of the Bankruptcy Case for purposes of considering and effectuating the terms of the Settlement Agreement;4

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“Recalls” is defined in the Settlement Agreement as the following seven motor vehicle recalls conducted by New GM in 2014 as described by National Highway Transportation Safety Administration (“NHTSA”) recall number: NHTSA Recall No. 14v047 (Delta Ignition Switch), NHTSA Recall No. 14v355 (Impala Key Rotation), NHTSA Recall No. 14v394 (Cadillac CTS/SRX Key Rotation), NHTSA Recall No. 14v400 (Malibu Key Rotation), NHTSA Recall No. 14v346 (Knee-to-Key Camaro), NHTSA Recall No. 14v118 (Side Airbag), and NHTSA Recall No. 14v153 (Power Steering). NHTSA Recall No. 14v047 encompassed the following vehicles: (1) 2005-2007 Chevrolet Cobalt; 2006-2007 Chevrolet HHR; 2007 Pontiac G5; 2007 Saturn Sky; 2003 Saturn Ion; and 2006-2007 Pontiac Solstice; and (2) 2008-2010 Chevrolet Cobalt; 2008-2011 Chevrolet HHR; 2008-2010 Pontiac G5; 2008-2010 Saturn Sky; and 2008-2010 Pontiac Solstice. NHTSA Recall No. 14v355 encompassed the 2005-2009 Buick Lacrosse; 2006-2014 Chevrolet Impala; 2000-2005 Cadillac Deville; 2006-2011 Cadillac DTS; 2006-2011 Buick Lucerne; and 2006-2007 Chevrolet Monte Carlo. NHTSA Recall No. 14v394 encompassed certain 2003-2014 Cadillac CTS (as identified by VIN); and certain 2004-2006 Cadillac SRX (as identified by VIN). NHTSA Recall No. 14v400 encompassed the 2000-2005 Chevrolet Impala; 1997-2003 Chevrolet Malibu; 2000-2005 Chevrolet Monte Carlo; 1999-2004 Oldsmobile Alero; 1998-2002 Oldsmobile Intrigue; 1999-2005 Pontiac Grand Am; and 2004-2008 Pontiac Grand Prix. NHTSA Recall No. 14v346 encompassed 2010-2014 Chevrolet Camaros. NHTSA Recall No. 14v118 encompassed some 2008-2009 (as identified by VIN) and all 2010-2013 Buick Enclave; some 2009 (as identified by VIN) and all 2010-2013 Chevrolet Traverse; some 2008-2009 (as identified by VIN) and all 2010-2013 GMC Acadia; and 2008-2010 Saturn Outlook. NHTSA Recall 14v153 encompassed some 2005-2010 Chevrolet Cobalt, some 2009-2010 Chevrolet HHR, some 2007-2010 Pontiac G5, 2004-2007 Saturn Ion, 2004-2005 Chevrolet Malibu; 2004-2005 Chevrolet Malibu Maxx and some 2006 Chevrolet Malibu Maxx (as identified by VIN); some 2005-2006 and 2008-2009 Pontiac G6 (as identified by VIN); and some 2008-2009 Saturn Aura (as identified by VIN).

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“Bankruptcy Case” is defined in the Settlement Agreement as the chapter 11 case pending in the United States Bankruptcy Court for the Southern District of New York captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG).

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See Order Granting General Motors LLC’s, the Motors Liquidation Company GUC Trust’s, and Economic Loss Plaintiffs’ Joint Motion to Withdraw the Reference of the Economic Loss Plaintiffs’ Motion for an Order Granting Authority to File Late Class Proofs of Claim and Related Filings.

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WHEREAS, for purposes of considering and effectuating the terms of the Settlement Agreement, the Court finds that it has jurisdiction over the Settlement Agreement and each of the Parties;

WHEREAS, the Court having reviewed and considered the Settlement Agreement including all accompanying exhibits (including the Declaration of the Class Action Settlement Administrator and Allocation Decision), the briefing and argument of the Parties made in support of preliminary approval of the Settlement Agreement, the Declaration of the Court-Appointed Economic Loss Settlement Mediator, the briefing and argument of any persons filing objections, and the Parties to the Settlement Agreement having requested that the Court enter this Order,

IT IS HEREBY ORDERED AS FOLLOWS:

I. PRELIMINARY APPROVAL OF THE SETTLEMENT AGREEMENT

1. The Court preliminarily approves the proposed Settlement Agreement, including the Allocation Decision, because the Parties have shown, and the Court concludes, that, pursuant to Federal Rule of Civil Procedure 23(e)(1)(B)(i), the Court will likely be able to grant final approval and find that the Settlement Agreement is fair, reasonable, and adequate, including that (i) Plaintiffs and Plaintiffs’ Class Counsel have adequately represented the Class, (ii) the Subclass representatives and Allocation Counsel have adequately represented their respective Subclasses, (iii) the Settlement Agreement was entered into in good faith, free of collusion, through significant arm’s-length negotiations assisted by the experienced Court-Appointed Economic Loss Settlement Mediator; (iv) the Allocation Decision was reached through arm’s-length negotiations and presentations from Allocation Counsel and then determined by the Court-Appointed Economic Loss Settlement Mediator; (v) the relief provided for the Class and each Subclass is adequate taking into account the costs, risks, and delay of trial and appeal and the effectiveness of distributing relief; and (vi) the Settlement Agreement and Allocation Decision treat Class Members equitably relative to each other.

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2. The Court authorizes establishment of the Common Fund in accordance with the terms of the Qualified Settlement Fund Trust Agreement, which is attached to the Settlement Agreement as Exhibit 7. The Common Fund is established as a “qualified settlement fund” within the meaning of Section 468B of the Internal Revenue Code and the Treasury Regulations thereunder. The Common Fund shall be operated in a manner consistent with the rules of Treasury Regulation Section 1.468B-1, et seq. The Court shall retain continuing jurisdiction and supervision over the Common Fund, in accordance with the terms of the Qualified Settlement Fund Trust Agreement. The Court appoints Flora Bian of JND Legal Administration as Qualified Settlement Fund Administrator and Trustee to carry out all duties and responsibilities of the Qualified Settlement Fund Administrator and Trustee as specified in the Settlement Agreement, the Qualified Settlement Fund Trust Agreement and herein.

II. THE CLASS, CLASS REPRESENTATIVES, AND CLASS COUNSEL

3. Pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, for purposes of the Settlement only, the Court finds that it will likely be able to certify the following proposed settlement class:

[A]ll Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions.

4. Pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, for purposes of the Settlement only, the Court finds that it will likely be able to certify the following proposed settlement subclasses:

(i)	Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047.

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(ii)	Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400.

(iii)	Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346.

(iv)	Subclass 4: The Electric Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153.

(v)	Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118.

5. The Court finds, for settlement purposes only, that the Class, including all Subclasses as defined above, will likely meet the requirements for class certification under Federal Rules of Civil Procedure 23(a) and 23(b)(3)—namely (a) the Class Members are sufficiently numerous such that joinder is impracticable; (b) there are common questions of law and fact; (c) the Plaintiffs’ claims are typical of those of the Class Members; (d) the Plaintiffs and Plaintiffs’ Class Counsel have adequately represented, and will continue to adequately represent, the interests of the Class Members, and the Subclasses are adequately represented by proposed Subclass Counsel, which includes the attorneys who served as Allocation Counsel; and (e) questions of law and fact common to the Class predominate over the questions affecting only individual Class Members and certification of the Class is superior to other available methods for the fair and efficient adjudication of this controversy.

6. The Class and Subclasses are subject to the exclusions set forth in Paragraph 12 of the Settlement Agreement.

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7. The Class and Subclasses, if certified in connection with Final Approval, shall be for settlement purposes only and without prejudice to the Parties in the event the Settlement is not finally approved by this Court or otherwise does not take effect.

8. The Court, for settlement purposes only, appoints the following Plaintiffs as interim class representatives for the Class:

Valeria Glenn, Gerald Smith, Marion Smoke, Camille Burns, Joe Glover, Nettleton Auto Sales, Inc., Grace Belford, Barbara Hill, Ray Wieters, Patricia Barker, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Kellie Cereceres, Crystal Hardin, Yvonne James-Bivins, Javier Malaga, Winifred Mattos, Santiago Orosco, David Padilla, Esperanza Ramirez, William Rukeyeser, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Margaret Lesnansky, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Wandell Littles Beazer, Stacey Bowens, Robert Deleo, Celeste Deleo, Michael Pesce, Lisa Teicher, Tracey Perillo, LaTonia Tucker, Joni Ferden-Precht, Debra Forbes, Kim Genovese, Rhonda Haskins, Maria E. Santiago, Harvey Sobelman, Verlena Walker, Neysa Williams, Rochelle Bankhead, Carla Cartwright, Dale Dowdy, Jennifer Dunn, Towana Ferguson, Jenny Mathis, Billy Mosley, Clifford Turner, Barry Wilborn, Dennis Walther, Patricia Backus, Susan Benner, Debra Cole, Charlene Kapraun, Keith Nathan, Patrick Painter, Cliff Redmon, Lane Blackwell, Jr., Martha Cesco, Heather Holleman, Valerie Mortz Rogers, Cheryl Reed, Karen Rodman, Heidi Wood, Alphonso Wright, James Dooley, Lyle Wirtles, Carl Bosch, Evelyn Bosch, Phyllis Hartzell, Philip Zivnuska, Elizabeth Stewart, Dawn Talbot, Frances Ann Fagans, Lori Green, Raymond Naquin, Lisa West, Debra Quinn, Harry Albert, Marc Koppleman, Madelaine Koppelman, Melody Lombardo, Jerrod Pinkett, Robert Wyman, Debra Companion, Colin

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Elliott, Richard Leger, Susan Viens, Brittany Vining, Sheree Anderson, Marquetta Chestnut, Diana Cnossen, Rafael Lanis, Sophia Marks, David Price, Brian Semrau, Jacqueline Smith, Bryan Wallace, Franklin Wloch, Anna Allshouse, David Cleland, Janelle Davis, William Hill, Christine Leonzal, Cynthia Shatek, Jennifer Sullivan, Larry Haynes, Frances Howard, Elizabeth D. Johnson, Ashley Murray, Youloundra Smith, Linda Wright, Brad Akers, Deloris Hamilton, Cynthia Hawkins, Kenneth Robinson, Ronald Robinson, Mario Stefano, Christopher Tinen, Patrice Witherspoon, Laurie Holzwarth, Susan Rangel, Bonnie Hensley, Sandra Horton, Wayne Wittenberg, Crystal Mellen, Michael Amezquita, Heather Francis, Anthony Juraitis, Gene Reagan, Steven Sileo, Javier Delacruz, Lorraine De Vargas, Arteca Heckard, Bernadette Romero, Irene Torres, Renate Glyttov, Sandra Levine, Nicole Mason, Donna Quagliana, Michael Rooney, William Ross, Richelle Draper, Gwen Moore, Leland Tilson, Jolene Mulske, Lisa Axelrod, Gail Bainbridge, Tracie Edwards, Georgianna Parisi, Peggy Robinson, Bradley Siefke, Steven M. Steidle, Bonnie Taylor, William Troiano, Reggie Welch, Carleta Burton, Deneise Burton, Debra Cummings, Jerrile Gordon, Paulette Hand, Jennifer Reeder, Bruce Wright, Denise Wright, William Bernick, Shelton Glass, Janice Bagley, Raymond Berg, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, David Schumacher, Greg Theobald, Mary Dias, Garrett Mancieri, Annette Hopkins, Frances James, Cassandra Legrand, Kimberly Mayfield, Edith Williams, Norma Lee Holmes, Catherine Senkle, Helen A. Brown, Alexis Byrd, Felisha Johnson, Sharon Newsome, Louise Tindell, Silas Walton, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, Michael Graciano, Shenyesa Henry, Keisha Hunter, Lisa McClellan, Lisa Simmons, Malinda Stafford, Alexis Crockett, Blair Tomlinson, Paul Jenks, Reynaldo Spellman, Michael Garcia, Tony Hiller, Stephanie Renee Carden, Melinda Graley, Nancy Bellow, Thomas Linder, Les Rouse, and Christy Smith.

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9. The Court, for settlement purposes only, appoints the following Plaintiffs as interim representatives of each Subclass:

Subclass 1: Valeria Glenn, Marion Smoke, Grace Belford, Barbara Hill, Ray Wieters, Camille Burns, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Crystal Hardin, Javier Malaga, Winifred Mattos, William Rukeyeser, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Michael Pesce, LaTonia Tucker, Neysa Williams, Jennifer Dunn, Barry Wilborn, Patricia Backus, Susan Benner, Heather Holleman, Alphonso Wright, James Dooley, Philip Zivnuska, Dawn Talbot, Lisa West, Debra Quinn, Robert Wyman, Colin Elliott, Richard Leger, Sheree Anderson, Rafael Lanis, Anna Allshouse, Janelle Davis, William Hill, Elizabeth D. Johnson, Linda Wright, Kenneth Robinson, Laurie Holzwarth, Susan Rangel, Sandra Horton, Wayne Wittenberg, Michael Amezquita, Steven Sileo, Javier Delacruz, Bernadette Romero, Donna Quagliana, Michael Rooney, William Ross, Leland Tilson, Jolene Mulske, Bonnie Taylor, Jerrile Gordon, Paulette Hand, William Bernick, Janice Bagley, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, Mary Dias, Garrett Mancieri, Frances James, Norma Lee Holmes, Helen A. Brown, Silas Walton, Michael Graciano, Keisha Hunter, Alexis Crockett, Blair Tomlinson, Melinda Graley, and Nancy Bellow.

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Subclass 2: Gerald Smith, Joe Glover, Yvonne James-Bivins, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Wandell Littles Beazer, Stacey Bowens, Debra Forbes, Rhonda Haskins, Verlena Walker, Jenny Mathis, Debra Cole, Charlene Kapraun, Keith Nathan, Martha Cesco, Cheryl Reed, Lyle Wirtles, Lori Green, Raymond Naquin, Jerrod Pinkett, Brittany Vining, Sophia Marks, David Price, Brian Semrau, Franklin Wloch, Christine Leonzal, Larry Haynes, Youloundra Smith, Deloris Hamilton, Ronald Robinson, Heather Francis, Arteca Heckard, Irene Torres, Gwen Moore, Lisa Axelrod, Tracie Edwards, Georgianna Parisi, Bradley Siefke, Steven M. Steidle, William Troiano, Carleta Burton, Shelton Glass, Annette Hopkins, Cassandra Legrand, Kimberly Mayfield, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, and Malinda Stafford.

Subclass 3: Santiago Orosco, Harvey Sobelman, Billy Mosley, Cliff Redmon, Valerie Mortz Rogers, Harry Albert, Ashley Murray, Mario Stefano, Debra Cummings, Bruce Wright, Denise Wright, and Sharon Newsome.

Subclass 4: Celeste Deleo, Dale Dowdy, Lane Blackwell, Jr., Melody Lombardo, Susan Viens, Reggie Welch, Felisha Johnson, and Reynaldo Spellman.

Subclass 5: Kellie Cereceres, Margaret Lesnansky, Joni Ferden-Precht, Rochelle Bankhead, Towana Ferguson, Heidi Wood, Carl Bosch, Evelyn Bosch, Bryan Wallace, Jennifer Sullivan, Christopher Tinen, Bonnie Hensley, Richelle Draper, Gail Bainbridge, Raymond Berg, David Schumacher, Greg Theobald, Alexis Byrd, Paul Jenks, and Christy Smith.

10. The Court appoints, for settlement purposes only, Steve W. Berman, of Hagens Berman Sobol Shapiro LLP and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP as interim Class Counsel under Federal Rule of Civil Procedure 23(g)(3). Class Counsel are

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authorized to act on behalf of the Class with respect to all acts required by, or which may be given pursuant to, the Settlement Agreement or such other acts that are reasonably necessary to consummate the proposed Settlement set forth in the Settlement Agreement.

11. The Court appoints on an interim basis, for settlement allocation purposes only, (i) Marc Seltzer of Susman Godfrey as Subclass 1 Counsel; (ii) Joe Rice and Kevin Dean of Motley Rice as Subclass 2 Counsel; (iii) Peter Prieto and Matthew Weinshall of Podhurst Orseck, P.A. as Subclass 3 Counsel; (iv) David Boies and Steven Davis of Boies Schiller Flexner LLP as Subclass 4 Counsel; and (v) Adam Levitt and John Tangren of DiCello Levitt Gutzler as Subclass 5 Counsel (collectively, “Subclass Counsel”). Subclass Counsel are authorized to act on behalf of the Subclasses with respect to all acts required by, or which may be given pursuant to, the Settlement Agreement or such other acts that are reasonably necessary to consummate the proposed Settlement set forth in the Settlement Agreement.

III. APPROVAL OF THE FORM AND MANNER OF NOTICE

12. Class Notice will be accomplished through a program overseen by the Class Action Settlement Administrator utilizing a combination of the Short Form Notice, Summary Settlement Notice, nationwide press releases, notice through the Settlement website, and Long Form Notice. Specifically, the Class Action Settlement Administrator shall (i) arrange for publication of the Summary Settlement Notice, substantially in the form attached as Exhibit 12 to the Settlement Agreement, in People magazine, and (ii) cause the dissemination of nationwide press releases, as described in the Declaration of the Class Action Settlement Administrator, in substantially the form agreed upon by the Parties and attached to the Settlement Agreement as Exhibits 16 and 17 at the commencement of the Class Notice program and again shortly before the deadline for the Settlement Claim Period.

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13. Additionally, the Class Action Settlement Administrator shall send the Short Form Notice, substantially in the form attached to the Settlement Agreement as Exhibit 11, as direct notice by postcard via first class U.S. mail, proper postage prepaid, to the Class Members as identified by vehicle registration data after utilizing a service for updating addresses. In addition, the Class Action Settlement Administrator shall: (a) re-mail promptly any Short Form Notices returned by the United States Postal Service with a forwarding address; and (b) utilize other methods to identify Class Members for any returned Short Form Notices that do not include a forwarding address, such as address research firms or email identification services, deemed proper by the Class Action Settlement Administrator.

14. The Court finds that both the Short Form and Summary Settlement Notice sufficiently inform potential Class Members how to obtain the Long Form Notice via the Settlement website, via regular mail, or via a toll-free telephone number, pursuant to Sections III.E and III.F of the Settlement Agreement. The Long Form Notice shall be made available to Class Members in substantially the form attached as Exhibit 5 to the Settlement Agreement via the Settlement website and via regular mail upon request made by a Class Member via the website or the toll-free telephone number.

15. Pursuant to Federal Rules of Civil Procedure 23(e)(1) and 23(c)(2)(B), the Court finds that the content, format, and method of disseminating Class Notice set forth in the Settlement Agreement, including the form and content of the proposed forms of Class Notice attached as Exhibits 5 (Long Form Notice), 11 (Short Form Notice), and 12 (Summary Settlement Notice) to the Settlement Agreement, is the best notice practicable under the circumstances and satisfies all legal requirements, including Federal Rule of Civil Procedure 23(c)(2)(B) and the Due Process Clause.

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16. The Court further finds that the proposed forms of Class Notice clearly and concisely state in plain, easily understood language, inter alia: (i) the nature of the Actions; (ii) the definition of the Class and the Subclasses; (iii) the nature of the Class claims and issues; (iv) that a Class Member may enter an appearance through an attorney if the member so desires; (v) that the Court will exclude from the Class any member who timely and validly requests exclusion; (vi) the time and manner for requesting exclusion; and (vii) the binding effect of a class judgment on Class Members under Federal Rule of Civil Procedure 23(c)(3).

17. The Court further finds that the Class Notice informs Class Members of the Settlement in a reasonable manner under Federal Rule of Civil Procedure 23(e)(1)(B) because it fairly apprises the prospective Class Members of the terms of the proposed Settlement and of the options that are open to them in connection with the proceedings.

18. The Court therefore approves the proposed Class Notice plan, and hereby directs that such notice be disseminated to Class Members in the manner set forth in the Settlement Agreement and described in the Declaration of the Class Action Settlement Administrator attached as Exhibit 14 to the Settlement Agreement under Federal Rule of Civil Procedure 23(e)(1). The Plaintiffs, New GM, and the GUC Trust are directed to take all necessary and appropriate steps to disseminate Class Notice, including Notice substantially in the forms attached as Exhibits 5 (Long Form Notice), 11 (Short Form Notice), and 12 (Summary Settlement Notice) to the Settlement Agreement.

19. The Court appoints Jennifer Keough of JND Legal Administration (“JND”) as Class Action Settlement Administrator and directs Ms. Keough to carry out all duties and responsibilities of the Class Action Settlement Administrator as specified in the Settlement Agreement and herein. The Court authorizes the Class Action Settlement Administrator, through

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data aggregators or otherwise, to request, obtain and utilize vehicle registration information from the Department of Motor Vehicles for all 50 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands and all other United States territories and/or possessions for the purposes of identifying the identity of and contact information for purchasers and lessees of Subject Vehicles. Vehicle registration information includes, but is not limited to, owner/lessee name and address information, registration date, year, make, and model of the vehicle.

20. Pursuant to the Settlement Agreement, all Settlement Implementation Expenses, including but not limited to the costs of Class Notice and retention of the Class Action Settlement Administrator and the Qualified Settlement Fund Administrator and Trustee, shall be paid from the Common Fund, but only upon written approval by Plaintiffs’ Class Counsel, New GM, and the GUC Trust.

IV. SETTLEMENT PARTICIPATION, EXCLUSION, AND OBJECTION PROCEDURES

21. Class Members must submit a timely Settlement Claim Form in order to become a Settlement Claimant eligible for a settlement payment pursuant to Section II.A of the Settlement Agreement. All Settlement Claim Forms must be submitted during the Settlement Claim Period.

22. The Settlement Claim Period, during which Class Members may submit a Settlement Claim Form for review by the Class Action Settlement Administrator, will begin on the date of this Order and end 90 days after the Final Effective Date. Any Settlement Claim submitted after the Settlement Claim Period concludes will be rejected by the Class Action Settlement Administrator as untimely, and cannot qualify for a settlement payment.

23. The Class Action Settlement Administrator shall not begin to review and evaluate Settlement Claims for eligibility until after the occurrence of the Final Effective Date. Settlement Claims approved by the Class Action Settlement Administrator shall be paid from the

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Net Common Fund by the Qualified Settlement Fund Administrator and Trustee in accordance with the final determinations made by the Class Action Settlement Administrator pursuant to the Settlement Claim Review Protocol, the Allocation Decision, and the terms of the Settlement Agreement and the Qualified Settlement Fund Trust Agreement.

24. As detailed in Section IV of the Settlement Agreement, all Persons who request to become Opt-Outs must do so by mailing a written, hand-signed request to the Class Action Settlement Administrator at the address provided in the Long Form Notice (Exhibit 5 to the Settlement Agreement), specifying that such Person wants to become an Opt-Out, the dates of ownership or lease of the Subject Vehicle, the make, model, model year, and VIN of the Subject Vehicle, the Person’s current address, the Person’s address at the time of ownership or lease of the Subject Vehicle, and otherwise complying with the terms stated in the Long Form Notice and this Order. The Opt-Out request must be postmarked no later than                 , which is 175 days after entry of this Order (the “Opt-Out Deadline”).

25. Potential Class Members who exercise the right to opt out of the Settlement must do so for all claims that the Potential Class Member possesses against the GUC Trust, Old GM, or New GM.

26. Any potential Class Member who has submitted a timely and valid request to become an Opt-Out may revoke such request by filing written notice of such revocation with the Court at any time prior to entry of the Final Judgment.

27. The Class Action Settlement Administrator shall provide to Plaintiffs’ Class Counsel, New GM’s Counsel, and the GUC Trust’s counsel a weekly list of the Opt-Outs categorized by Subject Vehicle.

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28. No later than thirty (30) days before the date of the Fairness Hearing, the Class Action Settlement Administrator shall file with this Court, under seal, a list of those Persons who seek to become Opt-Outs, as well as a declaration outlining the scope, method, and results of the Class Notice program.

29. Any potential Class Member who does not file a timely written request to become an Opt-Out in compliance with paragraph 24 hereof shall be bound by all subsequent proceedings, orders and judgments, including, but not limited to, the Class Members’ Release, the Final Order, and the Final Judgment, even if such Class Member has litigation pending or subsequently initiates or attempts to initiate litigation against any Released Party relating to the claims and transactions released under the Settlement Agreement.

30. If a potential Class Member files a request to become an Opt-Out, such Person may not file an objection to the Settlement, Final Order, or Final Judgment.

31. Any Class Member who has not filed a timely written request to become an Opt- Out and who wishes to object to the fairness, reasonableness, or adequacy of the Settlement Agreement, to the award of Attorneys’ Fees and Expenses, or the Plaintiff Incentive Awards, must deliver to Plaintiffs’ Class Counsel, New GM’s Counsel, and the GUC Trust’s Counsel, each as identified in the Class Notice, and also file with this Court a written statement of the Class Member’s objections (a “Settlement Objection”). The Settlement Objection must be postmarked by                 , which is 175 days after entry of this Order.

32. Any such Settlement Objection must include the specific reason(s) for the objection, including any legal support the Class Member wishes to bring to the Court’s attention, any evidence or other information the Class Member wishes to introduce in support of the Settlement Objection, and a statement of whether the Class Member intends to appear and speak

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at the Fairness Hearing in support of the Settlement Objection. The Settlement Objection must also include proof that the Person is a Class Member, including, the Person’s date(s) of ownership or lease of the Subject Vehicle(s), the make, model, model year and the VIN(s) of the Subject Vehicle(s) to which the Settlement Objection applies, the Person’s current address, and the Person’s address at the time of ownership or lease of the Subject Vehicle.

33. Any Class Member who files and serves a Settlement Objection, as described herein and in Section V of the Settlement Agreement, may appear at the Fairness Hearing, either in person or through personal counsel hired at the Class Member’s expense, to speak in support of such objection. Class Members or their attorneys who intend to make an appearance at the Fairness Hearing must deliver a notice of intention to appear at the Fairness Hearing to Plaintiffs’ Class Counsel, New GM’s Counsel, and the GUC Trust’s Counsel, each as identified in the Class Notice, and also file said notice with this Court. All attorneys who will be representing Class Members shall, at their own or those Class Members’ expense, file a notice of appearance in the MDL as directed in the Settlement Agreement and Long Form Notice.

34. Only Class Members who have filed and served valid and timely Settlement Objections in accordance with paragraphs 31, 32, and 33 hereof shall be entitled to be heard at the Fairness Hearing. Any Class Member who does not timely file and serve a Settlement Objection in writing in accordance with the procedures set forth in the Settlement Agreement and mandated by this Order shall waive and forfeit any and all rights such Class Member may have to appear separately and/or to object to the Settlement at the Fairness Hearing, and shall be bound by all the terms of the Settlement Agreement and by all proceedings, orders and judgments, including, but not limited to, the Class Members’ Release, the Final Order, the Final Judgment and the GUC Trust Approval Order.

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35. Any Class Member who objects to the Settlement shall be entitled to all of the benefits of the Settlement if the Settlement Agreement and the terms contained therein are approved, as long as the objecting Class Member complies with all requirements of the Settlement Agreement applicable to Class Members, including the timely submission of Settlement Claim Forms and other requirements herein.

V. JOINT HEARING, FAIRNESS HEARING, AND DEADLINES

36. The Parties provided proper notice of, and the MDL Court and the Bankruptcy Court held a Joint Hearing on April 23, 2020 at 9:30 a.m. before the Honorable Jesse M. Furman and the Honorable Martin Glenn regarding: (a) the Parties’ Joint Motion for Preliminary Approval; (b) the Parties’ Joint Motion to Withdraw the Reference of the Economic Loss Plaintiffs’ Motion for an Order Granting Authority to File Late Class Proofs of Claim and Related Filings; and (c) the GUC Trust’s Motion for Entry of an Order Approving (I) the GUC Trust Administrator’s Actions; (II) the Settlement Agreement and the Release Agreement Pursuant to Federal Rule of Bankruptcy Procedure 9019, and (III) the Reallocation of GUC Trust Assets.

37. The Court will hold a Fairness Hearing on                  , 2020, at                  in the Courtroom of the Honorable Jesse M. Furman, United States District Judge for the Southern District of New York, located at 40 Centre Street, New York, NY 10007. The purpose of the Fairness Hearing will be to: (i) determine whether the proposed Settlement is fair, reasonable and adequate to the Class, and should be approved by the Court; (ii) determine whether judgment should be entered pursuant to the Settlement Agreement, dismissing the Actions with prejudice and granting the Class Members’ Release; (iii) determine whether the Class should be finally certified for purposes of settlement; (iv) consider any properly filed Settlement Objections; and (v) consider any other matters necessary in connection with the final approval of the Settlement Agreement.

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38. The Court may, in its discretion, modify the date and/or time of the Fairness Hearing, the Joint Hearing, or any other dates or deadlines. In the event the Court changes the date and/or time of the Fairness Hearing, the new date and time shall be posted on the Settlement Website.

39. No later than                 , i.e., 195 days after entry of this Order, the Parties and/or any Class Member supporting the Settlement may submit briefing and any related materials in response to any Settlement Objections and/or in support of the Settlement.

40. No later than                  , i.e., 154 days after entry of this Order, Class Counsel shall file the application for Attorneys’ Fees and Expenses in accordance with the terms of Section VIII of the Settlement Agreement.

VI. OTHER PROVISIONS

41. Plaintiffs’ Class Counsel, New GM’s Counsel, and the GUC Trust’s Counsel are authorized to take, without further Court approval, all necessary and appropriate steps to implement the Settlement Agreement according to its terms, including the Class Notice program.

42. If the Settlement Agreement is not approved by the Court or is terminated in accordance with its terms, the Settlement Agreement and any actions taken or to be taken in connection therewith (including this Preliminary Approval Order and any judgment entered herein), shall be terminated and shall become null and void and of no further force and effect except for (i) any obligations to pay for any expense incurred in connection with Notice and administration as set forth in the Settlement Agreement, and (ii) any other orders, obligations or provisions that are expressly designated in the Settlement Agreement to survive the termination of the Settlement Agreement.

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43. Plaintiffs’ Class Counsel may petition the Court for Plaintiff Incentive Awards for some or all Plaintiffs for their time in connection with the Actions, in addition to the settlement payment amounts they receive for the Settlement Claims.5 Any individual incentive/service awards made to Plaintiffs must be approved by this Court and shall be paid by the Qualified Settlement Fund Administrator and Trustee out of the Common Fund, within the later of 30 days of the Final Effective Date or the expiration of any appeal period or the resolution of any and all appeals relating to the individual incentive/service awards.

44. All Persons, including Plaintiffs, all potential Class Members and any parties in the Bankruptcy Case, are stayed and enjoined from all challenges or other litigation arising out of, in connection with, or related to the Settlement Agreement other than the litigation in this Court concerning final approval of this Settlement Agreement.

45. Pending determination of whether the Settlement Agreement should be granted final approval, all Actions are stayed and all potential Class Members are enjoined from litigating, pursuing, making, or proceeding with any actions, claims, or other matters involving any economic loss claims relating to the Recalls or any vehicle subject to the Recalls.

46. Without further order of the Court, the Parties may agree to make non-material modifications to the Settlement Agreement (including the exhibits thereto) in implementing the Settlement that are not inconsistent with this Preliminary Approval Order, including making minor changes to the Settlement Agreement, to the form or content of the Class Notice, or to any other exhibits that the Parties jointly agree in writing are reasonable or necessary.

[5]	Plaintiffs’ Class Counsel will propose that the Plaintiff Incentive Awards be in the amount of $2,000 for each of the Plaintiffs who were deposed in MDL 2543 and $1,000 for all other Plaintiffs.

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47. The Court shall retain jurisdiction over the Settlement Agreement and the Actions pending before this Court to consider all further matters arising out of or connected with the Settlement.

IT IS SO ORDERED.

Dated:	/s/ HONORABLE JESSE M. FURMAN
HONORABLE JESSE M. FURMAN
UNITED STATES DISTRICT COURT JUDGE

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Exhibit 7:

Qualified Settlement Fund Trust Agreement

QUALIFIED SETTLEMENT FUND TRUST AGREEMENT

                 , 2020

QUALIFIED SETTLEMENT FUND TRUST AGREEMENT

ARTICLE I

ESTABLISHMENT OF THE TRUST

1-1 Creation and Name. Steve W. Berman of Hagens Berman Sobol Shapiro LLP and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP (“Plaintiffs’ Class Counsel”), Plaintiffs (as defined in the Settlement Agreement), General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (the “GUC Trust”), and Flora Bian, as the administrator and trustee of the trust (the “Trustee”) (collectively, the “Parties”), hereby enter into this trust agreement (the “Trust Agreement”) as of March XX, 2020 establishing a trust under New York state law, which is intended to qualify and operate as a “qualified settlement fund” within the meaning of Section 1.468-B-1, et seq., of the United States Treasury Regulations (the “Treasury Regulations”) promulgated under Section 468B of the Internal Revenue Code of 1986, as amended (the “Code”), with the funds to be held at Signature Bank (the “Custodian”), a financial institution chosen by Trustee and agreed to by Plaintiffs’ Class Counsel, New GM and the GUC Trust. Such trust shall be known as the “Common Fund” (hereinafter the “Trust”).

1-2 Purpose. This Trust is established at the request of Plaintiffs’ Class Counsel, New GM and the GUC Trust to facilitate the performance of the deposit and payment obligations and related obligations, subject to the conditions precedent, set forth in the Settlement Agreement entered into by Plaintiffs, Plaintiffs’ Class Counsel, New GM and the GUC Trust, and attached hereto as Exhibit 1. The purpose of the Trust is to accept, hold, and distribute funds paid by New GM and the GUC Trust in consideration of the Class Members’ Release (as such term is defined in the Settlement Agreement), provided that the conditions set forth in the Settlement Agreement been satisfied. The Trust exists to resolve or satisfy claims arising out of an alleged violation of law, as provided for in Treasury Regulation sections 1.468B-1, et seq. In furtherance of this purpose, the Trust shall be administered and operated pursuant to this Trust Agreement, the Settlement Agreement, the Preliminary Approval Order (as defined in the Settlement Agreement), the Final Order (as defined in the Settlement Agreement), and the Final Judgment (as defined in the Settlement Agreement).

1-3 Trust Estate. All assets transferred to the Trust by New GM and the GUC Trust pursuant to Section 2-1 of this Trust Agreement, and any earnings thereon, shall be referred to herein as the “Trust Estate,” and administered and disbursed under the terms of this Trust Agreement, the Settlement Agreement, the Preliminary Approval Order (as defined in the Settlement Agreement), the Final Order (as defined in the Settlement Agreement), and the Final Judgment (as defined in the Settlement Agreement).

1-4 Qualification as a Qualified Settlement Fund. The Trust is structured and shall be operated in a manner so that it qualifies and is authorized as a “qualified settlement fund” under section 468B of the Code and Treasury Regulation sections 1.468B-1, et seq. Specifically, (1) the the United States District Court for the Southern District of New York, MDL Docket No. 2543 (the “Court” or “District Court”) shall approve the establishment of the Trust under the terms and conditions of this Trust Agreement and the Settlement Agreement pursuant to an Order (the “Approval Order”); (2) the Trust is subject to the continuing jurisdiction and supervision of the Court; (3) the Trust is established to resolve or satisfy claims of alleged torts or alleged violations of law arising out of or relating to Alleged Defects in Subject Vehicles involved in Incidents (as such terms are defined in the Settlement Agreement); and (4) the Trust is a trust under New York state law, and its assets are, and will be, segregated from the general assets of New GM and the GUC Trust and deposited herein. Consistent with the terms of the Settlement Agreement and this Trust Agreement, the Trustee shall take any action or cause the Trust to take any action necessary to create and maintain its status as a qualified settlement fund, and the Trustee agrees not to take any action that will adversely affect the qualification of the Trust as a qualified settlement fund.

1-5 Duties. The duties, powers, and obligations of the Trustee shall be as defined in the Settlement Agreement, this Trust Agreement, and Joint Retention Agreement with the Trustee to be executed by Plaintiffs’ Class Counsel, New GM, the GUC Trust and the Trustee.

ARTICLE II

PAYMENTS TO THE TRUST

2-1 Payment. New GM and the GUC Trust shall transfer, or cause to be transferred, to the Trust the funds specified in the Settlement Agreement, and at such times as are specified in the Settlement Agreement, provided that all the conditions set forth in the Settlement Agreement have been satisfied. The Trustee will obtain a tax identification number on behalf of the Trust, execute a W-9, and provide New GM and the GUC Trust with wiring instructions for the custodial bank which will hold the assets of the Trust.

2-2 No Further Obligation. Following the contribution(s) of the funds to the Trust in accordance with Article II, Section 2-1, New GM and the GUC Trust shall not have any further obligation to contribute to the Trust or to make any other payment or incur any other responsibility, obligation, claim, or any liability of any kind whatsoever in respect of implementation of the Trust or the Settlement Agreement, nor shall the GUC Trust have any oversight obligations with regard to the Trust.

2-3 Nature of Contributions. All contributions by New GM and the GUC Trust to the Trust shall be made in immediately available funds. Contributions made to the Trust shall not be construed as fines, penalties, monetary sanctions, or punitive damages.

2-4 Acceptance of Assets. To further the purposes of this Trust and the Settlement Agreement, the Trustee agrees to accept the contributions that New GM and the GUC Trust transfers, or causes to be transferred, to the Trust, and any earnings thereon, and the Trustee assumes all liability and responsibility for the administration and distribution of the Trust Estate, in accordance with and subject to the terms of this Trust Agreement and the Settlement Agreement.

ARTICLE III

DISBURSEMENTS FROM THE TRUST

3-1 Disbursements from the Trust. Distributions from the Trust Estate shall be made by the Trustee solely and strictly in accordance with the terms of the Settlement Agreement, provided that all the conditions set forth in the Settlement Agreement have been satisfied. Except as provided in the Settlement Agreement, the Trustee shall not be authorized to disburse any funds from the Trust without the prior written authorization of Plaintiffs’ Class Counsel and New GM.

ARTICLE IV

EXPRESS POWERS OF TRUST ADMINISTRATION

4-1 General Powers of the Trustee. The Trustee is and shall act as the fiduciary of the Trust in accordance with the provisions of this Trust Agreement, the Settlement Agreement, and the Approval Order from the Court approving the Trust. The Trustee shall at all times administer the Trust and the Trust Estate in strict accordance with the purposes set forth in Article I above. Subject to and limited by this Trust Agreement, the Settlement Agreement, and the Approval Order, the Trustee shall have the power to take any and all actions in the Trustee’s discretion where required by this Trust Agreement or the Settlement Agreement, as the Trustee determines are necessary and/or appropriate to fulfill the purpose of the Trust.

4-2 Specific Powers of the Trustee. Without limiting the generality of Article IV, Section 4-1 above, and except as specified or limited herein, in the Settlement Agreement, or in the contract with the Trustee to be executed by Plaintiffs’ Class Counsel, New GM, the GUC Trust and the Trustee, the powers of the Trustee shall include the following:

a)	Retention of Trust Estate. The Trustee shall receive, hold, and administer the Trust Estate in the manner delineated in the Settlement Agreement and this Trust Agreement.

b)

Investments and Preservation of Principal. The Trustee shall invest and reinvest the Trust Estate in accordance with the Settlement Agreement and Article V, Section 5-1; provided, however, that notwithstanding any other provision in this Trust Agreement and except with respect to required disbursements as set forth in Article III, Section 3-1, the Trustee shall at all times hold, manage, and invest the Trust Estate in a manner designed to preserve the principal of the Trust Estate for the purposes set forth in this Trust Agreement.

c)

Disbursements. The Trustee shall make disbursements from the Trust Estate pursuant to Article III, Section 3-1 above. The Trustee shall not distribute any amounts from the Trust Estate other than in accordance with the Settlement Agreement.

d)

Payment of Administrative Expenses and Costs. In accordance with Article III, Section 3-1, the Trustee may pay reasonable and necessary fees and expenses imposed upon or incurred in connection with the administration of the Trust in the discharge of its obligations under this Trust Agreement, including, without limitation, any taxes due and owing in respect of the Trust as set forth in Article VII, Section 7-2, and the fees and costs associated with investment advisors, accountants, agents, managers, attorneys, actuaries, auditors, or insurers, which are incurred to maintain and administer the Trust pursuant to Article IV, Section 4-2(e), all of which shall be Administrative Expenses (as such term is defined in the Settlement Agreement).

e)

Retention of Investment Advisors and Other Agents. The Trustee may engage the services of investment advisors, accountants, custodians, managers, attorneys, or other consultants or agents, as is reasonably necessary to assist with the management of investments and the administration of the Trust; provided, however, that payment of the fees and costs associated with the engagement of such investment advisors and other agents shall be in accordance with Article III, Section 3-1, and all such fees and costs shall be Administrative Expenses (as such term is defined in the Settlement Agreement).

f)

Consultation with Counsel. The Trustee may from time to time consult with qualified counsel with respect to any question arising as to compliance with this Trust Agreement, and shall be fully protected, to the extent permitted by law and this Trust Agreement (including Article VI, Section 6-7) in acting in reliance upon the advice of counsel, and any such fees and costs incurred for such consultations shall be Administrative Expenses (as such term is defined in the Settlement Agreement).

g)

Execution of Documents. Subject to the Settlement Agreement and this Trust Agreement, the Trustee has express authority to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments permissible pursuant to the Settlement Agreement and this Trust Agreement.

h)

Litigation. Subject to the terms of Article III, Section 3-1 and the contract with the Trustee to be executed by Plaintiffs’ Class Counsel, New GM, the GUC Trust and the Trustee, the Trustee may initiate or defend any litigation relating to or affecting the Trust, or the Trustee’s obligations under the Trust, and initiate or defend any litigation relating to the Settlement Agreement, and compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust.

i)	Compliance with Law. The Trustee shall comply with all requirements imposed by applicable law, rule, or regulation in conformity with the Settlement Agreement and this Trust Agreement.

j)

Modification of This Agreement. The Trustee shall be empowered, subject receiving New GM’s, the GUC Trust’s and Plaintiffs’ Class Counsel’s prior approval, to petition the Court for modification of the Articles of this Trust Agreement if the Trustee determines that such modifications are necessary to conform to legal, tax, regulatory, or administrative requirements. Any modification of this Trust Agreement is not effective unless and until approved in writing by New GM, the GUC Trust and Plaintiffs’ Class Counsel.

4-3 Limitation on Powers of the Trustee. The Trustee shall not take any actions inconsistent with this Trust Agreement or the Settlement Agreement, or which would adversely affect the qualification of the Trust as a qualified settlement fund under section 468B of the Code and Treasury Regulation sections 1.468B-1, et seq. The Trustee shall not be empowered to dispose of the Trust for less than adequate and full consideration in money or money’s worth unless expressly authorized in writing by New GM and Plaintiffs’ Class Counsel, and ordered by the Court. This Trust Agreement shall not be construed to confer on the Trustee any authority to carry on any business or activity for profit.

ARTICLE V

FINANCIAL MANAGEMENT AND REPORTING

5-1 Investment; Preservation of Principal. As agreed to by Plaintiffs’ Class Counsel and New GM, the Trustee shall invest and reinvest from time to time the Trust Estate in: (i) any obligations of, or any obligation guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof; or (ii) U.S. dollar denominated deposit accounts with domestic commercial or national banks that have a short term issuer rating on the date of purchase of “A-1” or better by S&P or “Prime-1” or better by Moody’s and maturing no more than 360 days after the date of purchase (provided that ratings on holding companies are not considered as the rating of the bank); (iii) money market accounts or money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” or better by S&P, and “Aaa,” “Aal” or “Aa2” if rated by Moody’s, including any mutual fund for which the Custodian or an Affiliate of the Custodian serves as investment manager, administrator, shareholder, and/or servicing agent; (iv) Insured Cash Sweep (ICS) pursuant to a Deposit Placement Agreement, subject to maximum Federal Depository Insurance Corporation guarantees; and/or (v) certificates of deposit subject to maximum Federal Depository Insurance Corporation guarantees, either individually or through the use of the Certificate of Deposit Account Registry Service (“CDARS”) pursuant to a CDARS Deposit Placement Agreement.

All interest on or income realized by investment of the Trust Estate or any portion hereof shall be accumulated and added to the Trust Estate. Any investment losses realized by investment of Trust Estate or any portion thereof shall be charged to the Trust Estate. To the extent the Trustee invests any funds in the manner provided for in this Article V, Section 5-1, no Party hereto (including the Trustee) shall be liable for any loss(es) which may be incurred by reason of any such investment (or reinvestment). Such funds should be invested such that the following investment policy is implemented, as appropriate: (i) safety of principal; (ii) zero bank balance exposure through use of custodial/trust accounts (to avoid the risk of bank deposit forfeiture); and (iii) zero sweep disbursement accounts.

5-2 Preparation of Financial Statements. The Trustee shall make reasonable efforts, within twenty (20) days following the end of each month, to provide to New GM, the GUC Trust and Plaintiffs’ Class Counsel, by e-mail, copies of bank and financial statements for the Trust sufficient to show the end of month balance for the prior month, as well as amounts paid out, deposited in, transferred to, accrued as interest, assessed as fees, or otherwise moved to or from the Trust during the prior month. The Trustee shall make reasonable efforts, within sixty (60) days following the end of each calendar year to provide to New GM, the GUC Trust and Plaintiffs’ Class Counsel, by e-mail, copies of bank and audited financial statements for the Trust sufficient to show the end of year balance for the prior calendar year, as well as amounts paid out, deposited in, transferred to, accrued as interest, assessed as fees, or otherwise moved to or from the Trust during the prior calendar year. The Trustee shall also, upon request, prepare and deliver by e-mail to New GM , the GUC Trust and Plaintiffs’ Class Counsel, within a reasonable amount of time, financial statements for the Trust, including receipts, disbursements, earnings, or such other additional detail as may be requested.

ARTICLE VI

ADMINISTRATOR MANAGEMENT

6-1 Administrator/Trustee Independence. The Trustee is, and shall be, independent of New GM, the GUC Trust, Plaintiffs’ Class Counsel, and each Class Member, subject to the terms of the Settlement Agreement and the Joint Retention Agreement with the Trustee executed by Plaintiffs’ Class Counsel, New GM, the GUC Trust and the Trustee.

6-2 Initial Administrator/Trustee. The initial administrator and trustee of this Trust shall be Flora Bian (the “Trustee”), who hereby accepts such appointment.

6-3 Resignation or Removal. The Trustee may resign for cause or no cause at any time upon written notice delivered to New GM and Plaintiffs’ Class Counsel. Such resignation shall become effective upon the written acceptance of the appointment of a successor Trustee. The Trustee’s service terminates immediately upon his death. The Trustee may be removed by joint agreement of New GM and Plaintiffs’ Class Counsel, with or without cause at any time, or upon the motion of either New GM or Plaintiffs’ Class Counsel for breach of any material obligations or duties.

6-4 Appointment of Successor Trustee. New GM and Plaintiffs’ Class Counsel shall have the power to jointly appoint a successor Trustee. The Court shall have no power to appoint a successor Trustee not agreed to in writing by New GM and Plaintiffs’ Class Counsel. Acceptance of appointment as a successor Trustee shall be in writing and shall become effective upon receipt by the Parties of notice of such acceptance. Immediately upon acceptance of the office by any successor Trustee, all rights, titles, duties, obligations, powers, and authority of the predecessor Trustee under this Trust Agreement shall be vested in and undertaken by the successor Trustee without any further act being required.

6-5 Compensation and Expenses of Trustee. The Trustee will be paid for services performed pursuant to Article III, Section 3-1 and in conformity with a contract with the Trustee to be executed by Plaintiffs’ Class Counsel, New GM, the GUC Trust and the Trustee, and promptly reimbursed such fees, costs, and expenses, including reasonable attorneys’ fees and expenses suffered or incurred by Trustee in connection with the performance of its duties and obligations hereunder, including without limitation, accountancy and tax return preparation fees incurred in connection with the performance of the duties set forth in Article VII hereof and all actions necessary or advisable with respect thereto (including, without limitation, the payment of any professional fees and expenses related thereto). Any successor Trustee shall receive payment for its services in accordance with a contract with such successor Trustee to be executed by Plaintiffs’ Class Counsel, New GM, and such successor Trustee’s schedule of rates in effect at the time such compensation becomes payable, with such rates not to exceed, nor be redundant with, the fees set out above. Such compensation may be paid without the Court’s approval. Payment for such services will be exclusively paid out of the Trust Estate in accordance with the terms of this Trust Agreement, the Settlement Agreement, and Joint Retention Agreements with the Trustee to be executed by Plaintiffs’ Class Counsel, New GM, and the Trustee, and not by New GM, Plaintiffs’ Class Counsel, or Plaintiffs.

6-6 Preservation of Record of Changes to Trustee. A copy of each instrument of resignation, removal, appointment, and acceptance of appointment shall be attached to an executed counterpart of this Trust Agreement in the custody of the Court.

6-7 Indemnification of Trustee. Each Trustee, whether initially named or appointed as a successor Trustee, acts as a Trustee and not personally. With respect to any contract, obligation, or liability made or incurred by the Trustee in good faith, while the Trustee is complying with the terms of this Trust Agreement, the prudent investor rule, or any valid Court order, all persons shall look solely to the Trust and not to the Trustee personally. The Trustee shall not incur any liability, personal or corporate, of any nature in connection with any act or omission of the Trustee in the administration of the Trust or otherwise pursuant to this Trust Agreement, unless the Trustee commits fraud, acts negligently, or otherwise breaches its fiduciary duties or a term of its appointment. The Trustee shall be indemnified and held harmless by the Trust so long as the Trustee complies with the terms of the Settlement Agreement and this Trust Agreement, the prudent investor rule, and any valid Court order, unless the Trustee commits fraud, acts negligently or otherwise breaches its fiduciary duties or term of its appointment. Any funds for such indemnification of the Trustee shall be paid exclusively from the Trust Estate pursuant to Article III, Section 3-1. This indemnification and hold-harmless provision shall cover all expenses reasonably incurred by such Trustee in defense of the aforementioned acts or omissions of the Trustee.

ARTICLE VII

TAX ISSUES

7-1 Generally. As set forth in Article I, Section 1-4 above, the Settlement Trust is structured and shall be operated in a manner so that it qualifies as a “qualified settlement fund” under section 468B of the Code and Treasury Regulation sections 1.468B-1, et seq. Consistent with the terms of the Settlement Agreement and this Trust Agreement, the Trustee (a) shall take any action or cause the Trust to take any action necessary to create and maintain its status as a qualified settlement fund, and (b) the Trustee shall take no actions that will adversely affect the qualification of the Trust as a qualified settlement fund. Further, provided the Trustee has received the prior written approval of New GM and Plaintiffs’ Class Counsel, the Trustee may petition the Court to amend, either in whole or in part, any administrative Article of this Trust Agreement, which causes unanticipated tax consequences or liabilities inconsistent with the foregoing. The Trustee shall serve as the “administrator” within the meaning of Regulation Section 1.468B-2(k)(3).

It is further intended that all transfers to the Trust will satisfy the “all events test” and the “economic performance” requirement of Section 461(h)(l) of the Internal Revenue Code, 26 U.S.C. Section 461(h)(l), and Regulation Section 1.461-l(a)(2), 26 C.F.R. Section 1.461-l(a)(2). As such, New GM shall not be taxed on the income of the Trust. The Trust shall be taxed on its modified gross income, excluding the sums, or cash equivalents of things, transferred to it. In computing the Trust’s modified gross income, deductions shall be allowed for, inter alia, administrative costs and other incidental deductible expenses incurred in connection with the operation of the Trust, including, without limitation, state and local taxes, and legal, accounting, and actuarial fees relating to the operation of the Trust. All such computations of the Trust’s modified gross income, as well as any exclusions or deductions thereto, shall be compliant and consistent with Treasury Regulation Section 1.468B-2(b)(l)-(4), 26 C.F.R. Section 1.468B-2(b)(1)-(4). The Trustee shall pay all taxes and associated expenses with those taxes from the Trust without the need of a court Order.

7-2 Tax Preparation, Payment, Reporting, and Withholding Requirements. In the Trustee’s role as “administrator” of the Trust within the meaning of Treasury Regulation section 1.468B-2(k)(3), the Trustee shall be responsible for the timely and proper performance of the undertakings specified in the regulations promulgated under section 468B of the Code, including, but not limited to, the obtaining of an employer identification number for the Trust; the filing of all required federal, state or local tax and information returns in accordance with the provisions of Treasury Regulation section 1.468B-2(k)-(l); any required withholding of tax; the payment of any federal, state or local taxes (including estimated taxes) and associated tax-related penalties and interest for which the Trust may be liable, in accordance with Section 3-1; responding to any questions from or audits regarding such taxes by the Internal Revenue Service or any state or local tax authority; and compliance with any other tax-related requirements. The Trustee may, in accordance with Article III, Section 3-1 and Article IV, Section 4-2, retain and compensate independent, certified public accountants to consult with and advise the Trustee with respect to the preparation of any and all appropriate income tax returns, information returns, or compliance withholding requirements. New GM (or some other person or entity on behalf of New GM) shall supply to the Trustee and to the Internal Revenue Service the statement described in Treasury Regulation Section 1.468B-3(e)(2), 26 C.F.R. Section 1.468B-3(e)(2), no later than February 15th of the year following each calendar year in which New GM makes a transfer to the Trust. In no event shall New GM or the GUC Trust have any liability or responsibility for any amounts payable by the Trust or Trustee pursuant to this Article VII, Section 7-2, and New GM and the GUC Trust shall be indemnified and held harmless for such amounts by the Trust.

7-3 Savings Provision. Notwithstanding anything herein to the contrary, in the event that any portion of this Trust Agreement shall at any time be considered to cause the Trust to fail to qualify as a qualified settlement fund under section 468B of the Code together with any and all Treasury Regulations and Internal Revenue Service Notices, Announcements and directives thereunder, such offending portion of this Trust Agreement shall be considered null, void, and of no effect, without any action by any court or by the administrator, so that this Trust continues to qualify as a qualified settlement fund in compliance with section 468B of the Code and the applicable administrative authority and announcements thereunder. In the event that this Section 7-3 applies to render an offending Section null, void, or of no effect, the remainder of this Trust Agreement shall not be affected thereby, and each remaining term and Section of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law. Further, notwithstanding any effort or failure of the Trustee and the other Parties to treat the Trust as a “qualified settlement fund” within the meaning of section 1.468B-1 of the Treasury Regulations effective as of the date hereof, any additional tax liability, interest or penalties incurred by New GM and/or the GUC Trust resulting solely from the income earned by the Trust and for no other reason, New GM and/or the GUC Trust shall be reimbursed from the Trustee in the amount of such additional tax liability, interest or penalties resulting from the income earned by the Trust upon New GM’s and/or the GUC Trust’s written request to the Trustee, subject to agreement of Plaintiffs’ Class Counsel, which shall not be unreasonably withheld.

ARTICLE VIII

TERMINATION AND WINDING UP

The Trust may be terminated: (a) on the date the Trust has discharged all obligations required of it under the Settlement Agreement (either because no Trust Estate remains in the Trust, or because all of the Trust’s obligations have been discharged pursuant to the Settlement Agreement), or (b) the Court orders termination of the Trust. Should New GM or the Trustee determine that the Trust may be properly terminated pursuant to this Article VIII, such party may submit a petition for termination of the Trust to the Court. After reviewing the petition and in accordance with the Settlement Agreement, the Court may terminate the Trust or may order the Trust to undertake such further actions as the Court deems necessary and appropriate pursuant to the Settlement Agreement. Subject to the Settlement Agreement, the Trustee shall finalize distributions from the Trust Estate in accordance with Article III, Section 3-1. The Trustee is authorized, upon such final distribution of the Trust Estate, to take appropriate steps to wind down the Trust and thereafter the Trustee is discharged from any further responsibility with respect to the Trust.

ARTICLE IX

GENERAL PROVISIONS

9-1 Interests in the Trust. No interest in this Trust may be assigned or transferred in any manner, unless agreed and approved in writing by New GM and Plaintiffs’ Class Counsel, and ordered by the Court. In addition, such interests shall not be voluntarily or involuntarily subject to any type of encumbrance, to the maximum extent allowable by law. This shall include, but not be limited to, encumbrances associated with claims of any creditor (in or outside of bankruptcy or other insolvency statutory schemes) under any federal, state, or local laws. Any such interest shall be made available only upon termination of the Trust.

9-2 Governing Law. This Trust Agreement creates a trust under the laws of the State of New York, and the validity, construction, and interpretation of this Trust Agreement, and the rights created hereunder, shall be governed by the laws of the State of New York without regard to choice of law provisions, except that all matters of federal tax law and the Trust’s compliance with section 468B of the Code and the Treasury Regulations promulgated thereunder shall be governed by federal income tax law.

9-3 Interpretation. As used in this Trust Agreement, words in the singular include words in the plural and words in the plural include the singular, and the masculine and neuter genders shall be deemed to include the masculine, feminine, and neuter. The descriptive headings for each article of this Trust Agreement shall not affect the interpretation or legal efficacy of this Trust Agreement. It is agreed that neither the act of entering into this Trust Agreement or the Settlement Agreement nor any contribution to the Trust nor any action taken under this Trust Agreement or the Settlement Agreement shall be deemed to constitute an admission of any wrongdoing, liability, or fault on the part of the Trustee, the GUC Trust or New GM, nor shall it be construed as any acknowledgment by New GM or the GUC Trust that any Plaintiff has or may bring any claim or cause of action against New GM or the GUC Trust in any court of law or other forum, nor does it continue a commitment or agreement, either express or implied, by any or all of them to undertake any further activities outside the scope of this Trust Agreement or the Settlement Agreement. No action taken under this Trust Agreement or the Settlement Agreement shall be admissible in evidence before any court or other tribunal to establish or refute liability in relation to any claim relating to any Alleged Defect in a Subject Vehicle or any alleged Incident (as such terms are defined in the Settlement Agreement). Nor shall action taken under this Trust Agreement or the Settlement Agreement constitute or be used as precedent in any future matter involving New GM or the GUC Trust or any other Released Parties (as defined in the Settlement Agreement). This Trust Agreement shall be construed so as to be consistent with the terms of the Settlement Agreement and the definition contained therein, in the event of any conflict between the terms of this Trust Agreement and the terms of the Settlement Agreement, the terms of the Settlement Agreement shall control.

9-4 Counterparts. This Trust Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9-5 Severability. Should any provision of this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement. Each provision in this Trust Agreement is valid and severable and enforceable to the fullest extent permitted by law.

9-6 Jurisdiction. The Trust is subject to the continuing jurisdiction of the Court, and the Parties accept jurisdiction of the Court for purposes of this Trust Agreement.

9-7 Amendments, Alterations, and Revocation. The Trust may be amended or altered from time to time, or revoked by an instrument in writing executed by all of New GM, Plaintiffs’ Class Counsel, and the Trustee, and approved by order of the Court.

9-8 Notice. Any required notice or other communication hereunder shall be effective if given in writing and shall be deemed to have been properly given when received. Any notice or other communication made pursuant to this Trust Agreement shall be sent, as applicable, by electronic mail and overnight delivery to the persons set forth below:

If to New GM, to:

Richard C. Godfrey & Wendy Bloom

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Tel. 312-862-2391 and 312-862-2343

If to the GUC Trust, to:

Kristin K. Going

McDermott, Will & Emery LLP

340 Madison Ave. New York, NY 10173

Tel. 212-547-5429

If to Plaintiffs’ Class Counsel, to: Steve W. Berman

Hagens Berman Sobol Shapiro LLP

1301 Second Ave. Suite 2000

Seattle, WA 98101

Tel. 206-623-7292

Elizabeth J. Cabraser

Lieff Cabraser Heimann & Bernstein, LLP Embarcadero Center West

275 Battery Street, 29th Floor

San Francisco, CA 94111

Tel. 415-956-1000

If to the Trustee, to:

Flora Bian

JND Legal Administration

1100 2nd Ave., Suite 300

Seattle, WA 98101

Tel. 206-709-6448

9-9 Entire Agreement; No Waiver. This Trust Agreement and the Settlement Agreement together contain the entire agreement of the Parties relating to the subject matter of this Trust Agreement, and other than the Settlement Agreement, this Trust Agreement supersedes any prior oral or written agreements concerning the subject matter hereof. This Trust Agreement shall be construed so as to be consistent with the terms of the Settlement Agreement and, in the event of any conflict between the terms of this Trust Agreement and the terms of the Settlement Agreement the terms of the Settlement Agreement shall control. No failure to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

9-10 Confidentiality. All information disclosed by any Party (or its representatives), whether before or after the date hereof, in connection with the transactions contemplated by or the discussion and negotiations preceding this Trust Agreement, or the implementation and administration of this Trust Agreement or the settlement to which it relates to any Party (or its representatives), including but not limited to the terms of the Settlement Agreement, and the amount(s) of any payment(s) made pursuant to the Settlement Agreement, into this Trust, or disbursed from this Trust, shall be kept strictly confidential, and shall not be disclosed by any of the Parties (or their representatives), except as may be expressly required (a) by law, (b) by an applicable state’s rules of professional responsibility, (c) by an order of a court of competent jurisdiction expressly ordering disclosure, or (d) in the event the Court (as that term is defined in the Settlement Agreement) enters an order expressly directing disclosure of such terms or information in order to enforce the settlement for which this QSF Trust has been created to implement. In the event disclosure has been ordered pursuant to the preceding sentence, the Party directed to make such disclosure shall make such disclosure only to the extent required by the applicable authority and, unless otherwise prohibited by the applicable authority, in such manner as to preserve the confidentiality of the information to the greatest extent possible. This Section

9-10 shall not prevent New GM from disclosing such information in any manner required by law or regulation, as determined in New GM’s sole discretion, nor shall it prevent Plaintiffs’ Class Counsel from disclosing such information to Plaintiffs or Plaintiffs’ representatives provided that such representatives agree to maintain the confidentiality of such information, nor shall it prevent the disclosure of safety related information (excluding the terms, and conditions, and amount of this settlement) to government and/or regulatory agency.

IN WITNESS WHEREOF, this Trust Agreement has been executed by New GM as settlor, the GUC Trust as settlor, Plaintiffs’ Class Counsel, and the Trustee all as of the date indicated on the cover page above.

SO AGREED ON BEHALF OF NEW GM, AS SETTLOR:

By:	/s/ Wendy L. Bloom
Wendy L. Bloom
Kirkland & Ellis LLP 300 North LaSalle
Chicago, IL 60654

SO AGREED ON BEHALF OF THE GUC TRUST, AS SETTLOR:

By:	/s/ Kristin K. Going
Kristin K. Going
McDermott, Will & Emery LLP 340 Madison Ave. New York, NY 10173

SO AGREED ON BEHALF OF PLAINTIFFS’ CLASS COUNSEL:

By:	/s/ Steve W. Berman
Steve W. Berman
Hagens Berman Sobol Shapiro LLP 1301 Second Ave. Suite 2000
Seattle, WA 98101

By:	/s/ Elizabeth J. Cabraser
Elizabeth J. Cabraser
Lieff Cabraser Heimann & Bernstein, LLP Embarcadero Center West 275 Battery Street, 29th Floor
San Francisco, CA 94111

SO AGREED ON BEHALF OF FLORA BIAN, AS TRUSTEE

By:	/s/ Flora Bian
Flora Bian
JND Legal Administration 1100 2nd Ave., Suite 300
Seattle, WA 98101
Tel. 206-709-6448

ACCEPTANCE OF TRUST ESTATE

Flora Bian, named as the Trustee of the Common Fund accepts this appointment and the assets to be transferred to the Common Fund to be held, administered and distributed as provided in this Trust Agreement and in the Settlement Agreement.

WITNESS the execution hereof of the Trustee on this      day of             , 2020.

By:	/s/ Flora Bian
Flora Bian
JND Legal Administration 1100 2nd Ave., Suite 300
Seattle, WA 98101
Tel. 206-709-6448

Exhibit 8:

Release Agreement

RELEASE AGREEMENT BY AND BETWEEN

GENERAL MOTORS LLC AND THE

MOTORS LIQUIDATION COMPANY GUC TRUST

This Release Agreement (“Release Agreement”) is made by and between General Motors LLC (“New GM”) and the Motors Liquidation Company GUC Trust (“GUC Trust,” and with New GM, the “Parties”) and shall become effective on the Excess Distribution Date.

WHEREAS, New GM and the GUC Trust have agreed to deliver releases to one another in the form of this Release Agreement, and New GM has agreed not to object to the Excess Distribution;

Accordingly, in consideration of the covenants and agreements in this Release Agreement, the receipt and sufficiency of which are acknowledged, New GM and the GUC Trust agree as follows:

Section 1.    Definitions

As used in this Release Agreement, the following terms have the following meanings, unless this Release Agreement specifically provides otherwise:

1.1	“AAT” means the Motors Liquidation Company Avoidance Action Trust established pursuant to the Old GM Plan and its assets, together with the AAT Administrator and the AAT Monitor.

1.2

“AAT Administrator” means Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company Avoidance Action Trust pursuant to the Fourth Amended and Restated Motors Liquidation Company Avoidance Trust Agreement.

1.3	“AAT Monitor” means Arthur J. Gonzalez, solely in his capacity as trust monitor for the Motors Liquidation Company Avoidance Action Trust.

1.4

“Action” or “Actions” means (a) all economic loss claims relating to the Recalls, whether asserted as class, mass, or individual actions, however denominated, that are consolidated for pretrial proceedings in the MDL Court in In re: General Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF) (“MDL 2543”), including those listed in Exhibit 1 to this Release Agreement and all economic loss claims relating to the Recalls filed in the past, present or future in any federal or state court or other tribunal, and (b) all economic loss claims, whether asserted as class, mass, or individual claims, including all Late Claims Motions and all Proposed Proofs of Claims involving alleged economic loss, however denominated, filed or asserted in the Bankruptcy Case. For purposes of clarification, Actions does not include any action in the MDL or the Bankruptcy Case to the extent the litigant is seeking recovery for personal injury and/or wrongful death but does include economic loss claims asserted by any such litigant.

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1.5	“Adjustment Shares” has the meaning set forth in Section 3.2(c) of the Sale Agreement.

1.6

“Allocation Counsel” means the following counsel who have been appointed by Plaintiffs’ Class Counsel to serve as separate counsel for and representing each Subclass for the purposes of advocating allocation of the Net Common Fund across the Subclasses: Marc Seltzer of Susman Godfrey LLP (Subclass 1), Kevin Dean of Motley Rice LLC (Subclass 2), Matthew Weinshall of Podhurst Orseck, P.A. (Subclass 3), Steven Davis of Boies Schiller Flexner LLP (Subclass 4), and John Tangren of DiCello Levitt Gutzler (Subclass 5). Mr. Seltzer was appointed by the MDL Court to the Executive Committee in MDL 2543 pursuant to Order No. 8 (Docket No. 249), and the other Allocation Counsel are each respectively law firm partners of individual counsel appointed by the MDL Court to the Executive Committee pursuant to Order No. 8. Mr. Dean is a partner with Joe Rice of Motley Rice LLC; Mr. Weinshall is a partner with Peter Prieto of Podhurst Orseck, P.A.; Mr. Davis is a partner with David Boies of Boies Schiller Flexner LLP; and Mr. Tangren is a partner with Adam Levitt of DiCello Levitt Gutzler.

1.7	“Bankruptcy Case” means the chapter 11 case pending in the Bankruptcy Court captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG).

1.8	“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

1.9

“Class” means, for settlement purposes only, all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions. The Class is comprised of five Subclasses as follows (the “Subclasses”), and a Class Member who own(ed), purchase(d), and/or lease(d) more than one Subject Vehicle is included within different Subclasses listed below and shall be a member of each applicable Subclass:

(a)

Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047. Proposed Subclass 1 Counsel is Marc Seltzer of Susman Godfrey LLP.

(b)

Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400. Proposed Subclass 2 Counsel are Joe Rice and Kevin Dean of Motley Rice LLC.

(c)

Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346. Proposed Subclass 3 Counsel are Peter Prieto and Matthew Weinshall of Podhurst Orseck, P.A..

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(d)

Subclass 4: The Electronic Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153.     Proposed Subclass 4 Counsel are David Boies and Steven Davis of Boies Schiller Flexner LLP.

(e)

Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118. Proposed Subclass 5 Counsel are Adam Levitt and John Tangren of DiCello Levitt Gutzler.

Excluded from the Class are: (a) the MDL Court and the Bankruptcy Court and each of their personnel and the judicial officers presiding over the Actions and members of their immediate family and staffs; (b) authorized GM dealers who executed a dealer agreement with New GM or Old GM; (c) daily rental fleet purchasers, owners and lessees (including all registrants of a Subject Vehicle identified as “rental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (d) governmental or quasi-governmental bodies, political subdivisions, and any agency or instrumentality thereof (including all registrants of a Subject Vehicle designated as “governmental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (e) each Person who did not own, purchase, and/or lease a Subject Vehicle until after the Recall Announcement Date applicable to that Subject Vehicle; (f) all counsel (and their law firms) representing Plaintiffs in the Actions, including Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, and members of their immediate family; (g) all Persons who released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning a Subject Vehicle, including without limitation all Persons who signed a consumer release and received a payment from the Arizona Attorney General pursuant to the Consent Decree entered on March 8, 2018 by the Superior Court of the State of Arizona in the matter of Arizona v. General Motors LLC, No. CV 2014-014090 (Maricopa County, Ariz.), all Persons who signed a GM Ignition Compensation Claims Resolution Facility Release of All Claims and received payment from Claims Administrator Kenneth Feinberg, and Persons who signed and notarized a release to settle a lawsuit or unfiled claims with New GM pertaining to a motor vehicle accident involving the Subject Vehicle in which the release released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning the Subject Vehicle; and (h) all Persons who are Opt-Outs.

1.10

“Class Action Settlement Administrator” means the third-party agent who must be agreed to by New GM and Plaintiffs’ Class Counsel as a condition precedent to appointment by the MDL Court, and then who shall be approved by and appointed by the MDL Court to implement notice and claims administration aspects of the Settlement Agreement. Jennifer M. Keough of JND Legal Administration shall serve as Class Action Settlement Administrator, subject to approval by the MDL Court.

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1.11	“Class Member” means a member of the Class.

1.12	“Common Fund” means the Qualified Settlement Fund.

1.13	“Designated Counsel” means Brown Rudnick LLP and Stutzman, Bromberg, Esserman & Plifka.

1.14

“Excess Distribution” means the distribution in the amount of Three Hundred Million U.S. Dollars ($300,000,000.00) to be paid by the GUC Trust to the Unitholders pursuant to the terms and conditions set forth in the Settlement Agreement.

1.15	“Excess Distribution Date” means the earlier to occur of (i) the GUC Trust Approval Order Effective Date, and (ii) the date on which the GUC Trust makes the Excess Distribution.

1.16

“Final Effective Date” means the latest date on which the Final Order and Final Judgment approving the Settlement Agreement becomes final. For purposes of the Settlement Agreement: (a) if no appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which the time to appeal therefrom has expired; or (b) if any appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the Final Order or Final Judgment in all respects; or (c) if Plaintiffs’ Class Counsel, New GM, and the GUC Trust all agree in writing, then the “Final Effective Date” can occur on any other agreed date. For the avoidance of doubt, this Release Agreement shall become effective on the Excess Distribution Date, and not the Final Effective Date.

1.17	“Final Judgment” means the MDL Court’s final judgment entered in connection with the Final Order.

1.18	“Final Order” means the MDL Court’s order approving the Settlement and the Settlement Agreement.

1.19	“GUC Trust” means the Motors Liquidation Company GUC Trust established pursuant to the Old GM Plan.

1.20	“GUC Trust Administrator” means Wilmington Trust Company, solely in its capacity as Trust Administrator and Trustee of the GUC Trust pursuant to the GUC Trust Agreement.

1.21

“GUC Trust Agreement” means that certain Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of July 30, 2015, as such agreement may be amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

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1.22	“GUC Trust Approval Order” means the order to be entered by the Bankruptcy Court approving the GUC Trust Motion.

1.23

“GUC Trust Approval Order Effective Date” shall be the date on which the GUC Trust Approval Order becomes a final order. For purposes of this Release Agreement, the GUC Trust Approval Order shall be considered a final order at such time that: (a) if no appeal has been taken from the GUC Trust Approval Order, “GUC Trust Approval Order Effective Date” means the date on which the time to appeal therefrom has expired; (b) if any appeal has been taken from the GUC Trust Approval Order, “GUC Trust Approval Order Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the GUC Trust Approval Order in all respects; or (c) any other date if agreed upon in writing by all of Plaintiffs’ Class Counsel, New GM and the GUC Trust.

1.24	“GUC Trust Counsel” means McDermott Will & Emery LLP.

1.25	“GUC Trust Monitor” means FTI Consulting, Inc., solely in its capacity as trust monitor of the GUC Trust pursuant to the GUC Trust Agreement.

1.26

“GUC Trust Motion” means a motion, in a form agreed to by the GUC Trust, New GM, and Plaintiffs’ Class Counsel, filed by the GUC Trust in the Bankruptcy Case seeking, inter alia, an order of the Bankruptcy Court, pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019, (i) approving the Settlement Agreement and the Release Agreement, and authorizing the GUC Trust to enter into the Settlement Agreement and the Release Agreement; (ii) staying any and all litigation in the Bankruptcy Court by any party in interest to the Bankruptcy Case arising out of, in connection with, or related to the Settlement Agreement; and (ii) authorizing the GUC Trust to take all steps necessary pursuant to the terms and conditions of the Settlement Agreement and the Release Agreement to effectuate the Settlement Agreement and the Release Agreement, including, without limitation, findings by the Bankruptcy Court that (a) the GUC Trust’s execution, delivery and performance of the Settlement Agreement and the Release Agreement are approved, (b) the Excess Distribution by the GUC Trust to the Unitholders is authorized, (c) the GUC Trust’s granting of the releases and covenants not to sue incorporated in the Settlement Agreement and in the Release Agreement (the “GUC Trust Release” and the “New GM Release”) are approved, and (d) the reallocation of Fifty Million U.S. Dollars ($50,000,000.00) in “GUC Trust Assets” (as the term is defined in the GUC Trust Agreement) to fund the GUC Trust’s payment of (1) Two Million U.S. Dollars ($2,000,000.00) in Settlement Implementation Expenses if and only if the Bankruptcy Court enters the GUC Trust Approval Order and the MDL Court enters the Withdrawal Order and the Preliminary Approval Order and (2) Forty-Eight Million U.S. Dollars ($48,000,000.00) into the Common Fund within 30 days of the Final Effective Date.

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1.27

“GUC Trust Released Parties” or “GUC Trust Released Party” means the GUC Trust, the GUC Trust Administrator, the GUC Trust Monitor, and any and all of each of their past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, Unitholders, beneficiaries, trustees, insurers, reinsurers, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns.    The Parties expressly acknowledge that each of the foregoing is included as a GUC Trust Released Party even though not identified by name herein. The terms “GUC Trust Released Parties” or “GUC Trust Released Party” do not include the AAT, or any Person entitled to distribution from the AAT (solely in their capacity as an AAT beneficiary).

1.28

“Late Claims Motions” means, collectively, those motions filed in the Bankruptcy Case by or on behalf of Plaintiffs and Class Members seeking authority to file late proofs of claim, including, without limitation, the motions set forth at Bankruptcy Court docket ECF Nos. 13806, 13811, 13818, and 14280.

1.29	“Letter Regarding Adjustment Shares” means that certain letter regarding the Adjustment Shares dated September 23, 2011 by, among others, New GM, Old GM and the GUC Trust.

1.30	“MDL Court” means the United States District Court for the Southern District of New York.

1.31	“New GM” means General Motors LLC.

1.32	“New GM’s Counsel” means Kirkland & Ellis LLP.

1.33	“New GM Released Parties” or “New GM Released Party” means:

(a)	General Motors Company, General Motors LLC, General Motors Holdings LLC, Vehicle Acquisition Holdings, LLC, and NGMCO, Inc.;

(b)

Any and all Persons, including dealerships, involved in the design, manufacture, assembly, testing, sale, repair, marketing, advertising, inspection, maintenance, recall, or distribution of a Subject Vehicle;

(c)	Any and all suppliers of materials, components, and/or services used in the manufacture of a Subject Vehicle; and

(d)

Any and all past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, Unitholders, beneficiaries, trustees, insurers, reinsurers,

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dealers, suppliers, vendors, advertisers, service providers, distributors and sub-distributors, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns of any person, company, or entity identified in subparagraphs a.-c. of this Paragraph.

(e)	The Parties expressly acknowledge that each of the foregoing is included as a New GM Released Party even though not identified by name herein.

1.34	“Old GM” means Motors Liquidation Company f/k/a General Motors Corporation.

1.35

“Old GM Bankruptcy Estates” means the Debtors’ (as defined in the Old GM Plan) estates created upon the commencement of the Bankruptcy Case, including, without limitation, all property, rights, defenses and claims included therein.

1.36	“Old GM Plan” means the Debtors’ Second Amended Joint Chapter 11 Plan, dated March 18, 2011, and as confirmed by the Bankruptcy Court on March 29, 2011.

1.37	“Opt-Outs” means all Persons within the definition of the Class who have excluded themselves from the Settlement Agreement.

1.38

“Person” or “Persons” means an individual, corporation, business, company, firm, partnership, association, proprietorship, trust, governmental or quasi-governmental body or political subdivision or any agency or instrumentality thereof, or any other entity or organization.

1.39

“Plaintiffs” means Valeria Glenn, Gerald Smith, Marion Smoke, Camille Burns, Joe Glover, Nettleton Auto Sales, Inc., Grace Belford, Barbara Hill, Ray Wieters, Patricia Barker, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Kellie Cereceres, Crystal Hardin, Yvonne James-Bivins, Javier Malaga, Winifred Mattos, Santiago Orosco, David Padilla, Esperanza Ramirez, William Rukeyeser, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Margaret Lesnansky, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Wandell Littles Beazer, Stacey Bowens, Robert Deleo, Celeste Deleo, Michael Pesce, Lisa Teicher, Tracey Perillo, LaTonia Tucker, Joni Ferden-Precht, Debra Forbes, Kim Genovese, Rhonda Haskins, Maria E. Santiago, Harvey Sobelman, Verlena Walker, Neysa Williams, Rochelle Bankhead, Carla Cartwright, Dale Dowdy, Jennifer Dunn, Towana Ferguson, Jenny Mathis, Billy Mosley, Clifford Turner, Barry Wilborn, Dennis Walther, Patricia Backus, Susan Benner, Debra Cole, Charlene Kapraun, Keith Nathan, Patrick Painter, Cliff Redmon, Lane Blackwell, Jr., Martha Cesco, Heather Holleman, Valerie Mortz Rogers, Cheryl Reed, Karen Rodman, Heidi Wood, Alphonso Wright, James Dooley, Lyle Wirtles, Carl Bosch, Evelyn Bosch, Phyllis Hartzell, Philip Zivnuska, Elizabeth Stewart, Dawn Talbot, Frances Ann Fagans, Lori Green, Raymond Naquin, Lisa West, Debra Quinn, Harry Albert, Marc Koppleman, Madelaine Koppelman, Melody Lombardo, Jerrod Pinkett, Robert Wyman, Debra Companion, Colin Elliott, Richard Leger, Susan Viens, Brittany Vining, Sheree Anderson, Marquetta Chestnut, Diana Cnossen, Rafael Lanis, Sophia Marks, David Price, Brian Semrau, Jacqueline Smith, Bryan Wallace, Franklin Wloch, Anna Allshouse, David Cleland, Janelle Davis, William Hill, Christine Leonzal, Cynthia Shatek, Jennifer Sullivan,

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Larry Haynes, Frances Howard, Elizabeth D. Johnson, Ashley Murray, Youloundra Smith, Linda Wright, Brad Akers, Deloris Hamilton, Cynthia Hawkins, Kenneth Robinson, Ronald Robinson, Mario Stefano, Christopher Tinen, Patrice Witherspoon, Laurie Holzwarth, Susan Rangel, Bonnie Hensley, Sandra Horton, Wayne Wittenberg, Crystal Mellen, Michael Amezquita, Heather Francis, Anthony Juraitis, Gene Reagan, Steven Sileo, Javier Delacruz, Lorraine De Vargas, Arteca Heckard, Bernadette Romero, Irene Torres, Renate Glyttov, Sandra Levine, Nicole Mason, Donna Quagliana, Michael Rooney, William Ross, Richelle Draper, Gwen Moore, Leland Tilson, Jolene Mulske, Lisa Axelrod, Gail Bainbridge, Tracie Edwards, Georgianna Parisi, Peggy Robinson, Bradley Siefke, Steven M. Steidle, Bonnie Taylor, William Troiano, Reggie Welch, Carleta Burton, Deneise Burton, Debra Cummings, Jerrile Gordon, Paulette Hand, Jennifer Reeder, Bruce Wright, Denise Wright, William Bernick, Shelton Glass, Janice Bagley, Raymond Berg, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, David Schumacher, Greg Theobald, Mary Dias, Garrett Mancieri, Annette Hopkins, Frances James, Cassandra Legrand, Kimberly Mayfield, Edith Williams, Norma Lee Holmes, Catherine Senkle, Helen A. Brown, Alexis Byrd, Felisha Johnson, Sharon Newsome, Louise Tindell, Silas Walton, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, Michael Graciano, Shenyesa Henry, Keisha Hunter, Lisa McClellan, Lisa Simmons, Malinda Stafford, Alexis Crockett, Blair Tomlinson, Paul Jenks, Reynaldo Spellman, Michael Garcia, Tony Hiller, Stephanie Renee Carden, Melinda Graley, Nancy Bellow, Thomas Linder, Les Rouse, and Christy Smith.

1.40

“Plaintiffs’ Class Counsel” means counsel for Plaintiffs in the Actions, who are: Steve W. Berman, of Hagens Berman Sobol Shapiro LLP, and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP.

1.41	“Preliminary Approval Order” means the order to be entered by the MDL Court preliminarily approving the Settlement.

1.42

“Proposed Proofs of Claim” mean the proposed class claims attached as exhibits to the Late Claims Motions, as well as any other proofs of claim that Plaintiffs or Class Members assert, or seek to assert, in connection with the Late Claims Motions.

1.43

“Qualified Settlement Fund” means a trust structured and operated in a manner so that it qualifies as a “qualified settlement fund” under section 468B of the Internal Revenue Code (the “Code”) and Treasury Regulation § l.468B-1 consistent with the terms of the Qualified Settlement Fund trust agreement, executed by New GM, the GUC Trust and Plaintiffs’ Class Counsel, upon entry of the Preliminary Approval Order by the MDL Court which, among other things, shall approve establishment of the Common Fund as a Qualified Settlement Fund Trust.

1.44

“Recalls” means the following seven motor vehicle recalls conducted by New GM in 2014 as described by National Highway Transportation Safety Administration (“NHTSA”) recall number: NHTSA Recall No. 14v047 (Delta Ignition Switch), NHTSA Recall No. 14v355 (Impala Key Rotation), NHTSA Recall No. 14v394 (Cadillac CTS/SRX Key Rotation), NHTSA Recall No. 14v400 (Malibu Key Rotation), NHTSA Recall No. 14v346 (Knee-to-Key Camaro), NHTSA Recall No. 14v118 (Side Airbag), and NHTSA Recall No. 14v153 (Electronic Power Steering).

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1.45

“Recall Announcement Date” means the last day of the month in which New GM notified NHTSA in 2014 that it was including the Subject Vehicle in one of the Recalls. For a Subject Vehicle subject to more than one of the Recalls, the Recall Announcement Date shall be the last day of the month of such notice by New GM to NHTSA for whichever Recall came later in time.

1.46

“Releasing Parties” or “Releasing Party” means the Class, Plaintiffs, and each Class Member, on behalf of themselves and their heirs, beneficiaries, estates, executors, administrators, representatives, agents, counsel, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any legal, juridical, or natural person or entity who may claim by, through, under, or on behalf of them.

1.47

“Sale Agreement” means that certain Amended and Restated Master Sale and Purchase Agreement, dated as of July 5, 2009, by and among General Motors Corporation, certain of its affiliates, and NGMCO, Inc., and approved by the Bankruptcy Court on July 5, 2009, as amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

1.48

“Settlement” or “Settlement Agreement” means the document titled “Settlement Agreement” filed simultaneously in In re: General Motors LLC Ignition Switch Litigation relating to “All Economic Loss Actions,” No. 14-MD-2543 (JMF), United States District Court Southern District of New York and the Bankruptcy Case and the exhibits attached thereto or incorporated therein, entered into by and among New GM, the GUC Trust, Plaintiffs, and Plaintiffs’ Class Counsel to which this Release Agreement is appended as an exhibit, and including any subsequent amendments and any exhibits to such amendments to the document titled “Settlement Agreement.”

1.49

“Subject Vehicles” means the GM vehicles subject to the Recalls as defined by the VINs provided by New GM to the Class Action Settlement Administrator and which are comprised of the following GM vehicles:

(a)

“Production Part Recall 14v047 Vehicles,” which are those 2005-2007 Chevrolet Cobalt vehicles not also subject to Recall 14v153, those 2004-2007 Saturn Ion vehicles not also subject to Recall 14v153, 2006-2007 Chevrolet HHR vehicles, those 2007 Pontiac G5 vehicles not also subject to Recall 14v153, some 2005-2006 Pontiac Pursuit vehicles imported into the United States not also subject to Recall 14v153, 2007 Saturn Sky vehicles, 2003 Saturn Ion vehicles, and 2006-2007 Pontiac Solstice vehicles. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles is February 28, 2014.

(b)

“Production Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2005-2007 Chevrolet Cobalt vehicles subject to both Recalls, those 2007 Pontiac G5 vehicles subject to both Recalls, some 2004-

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2007 Saturn Ion vehicles, and some 2005-2006 Pontiac Pursuit vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

(c)

“Service Part Recall 14v047 Vehicles,” which are those 2008-2010 Chevrolet Cobalt vehicles not also subject to Recall 14v153, 2008 and 2011 Chevrolet HHR vehicles, those 2009-2010 Chevrolet HHR vehicles not also subject to Recall 14v153, those 2008-2010 Pontiac G5 vehicles imported into the United States not also subject to Recall 14v153, 2008-2010 Saturn Sky vehicles, and 2008-2010 Pontiac Solstice vehicles. The Recall Announcement Date for these Service Part Recall 14v047 Vehicles is March 31, 2014. Additionally, for 105 vehicles of various other makes, models and model years as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, the Recall Announcement Date is August 31, 2014.

(d)

“Service Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2008-2010 Chevrolet Cobalt vehicles subject to both Recalls, those 2009-2010 Chevrolet HHR vehicles subject to both Recalls, and those 2008-2010 Pontiac G5 vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Service Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

(e)	“Recall 14v346 Vehicles,” which are 2010-2014 Chevrolet Camaro vehicles. The Recall Announcement Date for the Recall 14v346 Vehicles is June 30, 2014.

(f)

“Recall 14v355 Vehicles,” which are 2005-2009 Buick Lacrosse vehicles, 2000 and 2006-2013 Chevrolet Impala vehicles, 2014 Chevrolet Impala Limited vehicles, 2000-2005 Cadillac Deville vehicles, 2006-2011 Cadillac DTS vehicles, 2006-2011 Buick Lucerne vehicles, 2006-2007 Chevrolet Monte Carlo vehicles, 2005-2009 Buick Allure vehicles, 2004 Buick Regal vehicles, 2002-2009 Cadillac Commercial Chassis vehicles, and 2000-2011 Cadillac Professional Chassis vehicles. The Recall Announcement Date for the Recall 14v355 Vehicles is June 30, 2014.

(g)

“Recall 14v394 Vehicles,” which are those 2003-2014 Cadillac CTS vehicles as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and those 2004- 2006 Cadillac SRX as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and 2004-2007 Cadillac CTS-V vehicles. The Recall Announcement Date for the Recall 14v394 Vehicles is July 31, 2014, except that the Recall Announcement Date is August 31, 2014 for 2012-2014 Cadillac CTS vehicles and those 2011 Cadillac CTS vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator.

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(h)

“Recall 14v400 Vehicles,” which are 1997-2003 Chevrolet Malibu vehicles, 2000-2005 Chevrolet Impala vehicles, 2000-2005 Chevrolet Monte Carlo vehicles, 2004-2005 Chevrolet Classic vehicles, 1999-2004 Oldsmobile Alero vehicles, 1998-2002 Oldsmobile Intrigue vehicles, 1999-2005 Pontiac Grand Am vehicles, and 2004-2008 Pontiac Grand Prix vehicles. The Recall Announcement Date for the Recall 14v400 Vehicles is July 31, 2014.

(i)

“Recall 14v118 Vehicles,” which are those 2008-2009 Buick Enclave vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Buick Enclave vehicles, those 2009 Chevrolet Traverse vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Chevrolet Traverse vehicles, those 2008-2009 GMC Acadia vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 GMC Acadia vehicles, and 2008-2010 Saturn Outlook vehicles. The Recall Announcement Date for the Recall 14v118 Vehicles is March 31, 2014.

(j)

“Recall 14v153 Only Vehicles,” which are those 2004-2006 and 2008-2009 Chevrolet Malibu vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, the 2004-2005 Chevrolet Malibu Maxx, some 2006 Chevrolet Malibu Maxx as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2005 Pontiac G6 vehicles, those 2006 and 2008-2009 Pontiac G6 vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2008-2009 Saturn Aura vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2005-2006 Pontiac G4 vehicles imported into the United States, and those 2006 Pontiac G5 Pursuit vehicles imported into the United States. The Recall Announcement Date for the Recall 14v153 Only Vehicles is March 31, 2014.

1.50	“Unitholders” means any former, current, or future holder of Units (as defined in the GUC Trust Agreement) issued by the GUC Trust.

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1.51	“Withdrawal Order” means the order to be entered by the MDL Court partially withdrawing the reference of the Bankruptcy Case from the Bankruptcy Court in connection with the Settlement Agreement.

1.52	Other capitalized terms used in this Release Agreement but not defined in this Section I shall have the meanings ascribed to them elsewhere in this Release Agreement.

1.53	The terms “he or she,” “his or her,” and “their” include “it” or “its” where applicable.

Section 2.    Release, Waiver And Covenant Not to Sue.

2.1

Effective automatically as of the Excess Distribution Date, and regardless of whether the Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, the GUC Trust, on behalf of itself, as well as, to the fullest extent permitted under the Old GM Plan and applicable law, the Old GM Bankruptcy Estates (but excluding, for the avoidance of doubt, the Motors Liquidation Company Avoidance Action Trust, the MLC Asbestos PI Trust, and the Environmental Response Trust), and each of their past, present, and future Unitholders, administrators, monitors, representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of or in respect of the GUC Trust (collectively, the “GUC Trust Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the New GM Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the GUC Trust Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the New GM Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, or the GUC Trust Agreement (the “GUC Trust Release”). For the avoidance of doubt, the GUC Trust Release includes, but is not limited to, any and all claims that would directly or indirectly require New GM to issue any Adjustment Shares, regardless of (i) the aggregate amount of allowed general

12

unsecured claims, whether estimated or otherwise determined, asserted or allowed in any Court, including the Bankruptcy Court, and (ii) any provision to the contrary in the Sale Agreement, the Letter Regarding Adjustment Shares, the GUC Trust Agreement, the Old GM Plan, or any other agreement.

2.2

Effective automatically as of the Excess Distribution Date, and regardless of whether the Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, New GM, on behalf of itself, as well as its past, present, and future representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of New GM (collectively, the “New GM Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the GUC Trust Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the New GM Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the GUC Trust Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, or the GUC Trust Agreement (the “New GM Release”) provided, however, that notwithstanding any other provision of this Release Agreement, the New GM Release does not include, and New GM expressly preserves, any and all Actions or claims it had, has, or may in the future assert, against (i) the AAT, and (ii) Old GM and the Old GM Bankruptcy Estates solely to the extent that any Actions or claims asserted against Old GM seek a recovery or distribution only from the AAT and no other entity, and provided that, for the avoidance of doubt, New GM shall not be entitled to assert an Action or claim against the GUC Trust, the assets of the GUC Trust, or any Unitholder, solely in their capacity as a Unitholder of the GUC Trust, and New GM expressly waives any and all rights to recover from, or receive a distribution from, the GUC Trust. For the avoidance of doubt, the New GM Release includes, but is not limited to, any and all claims for reimbursement, contribution, indemnity, or subrogation arising from New GM’s settlement of personal injury and wrongful death claims asserted in the Bankruptcy Case.

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2.3

The GUC Trust Releasing Parties and the New GM Releasing Parties expressly agree that the GUC Trust Release, the New GM Release, and the GUC Trust Approval Order are, shall be, and may be raised as a complete defense to, and shall preclude any action or proceeding encompassed by, the GUC Trust Release or the New GM Release.

2.4

The GUC Trust Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the New GM Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Release Agreement. The New GM Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the GUC Trust Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this Release Agreement.

2.5

If a GUC Trust Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a New GM Released Party for any claim released in the GUC Trust Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective GUC Trust Releasing Party’s cost, and (2) the respective New GM Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective GUC Trust Releasing Party arising as a result of that GUC Trust Releasing Party’s breach of their obligations under this Release Agreement and the GUC Trust Release, provided that, the New GM Released Party provides written notice to the GUC Trust Releasing Party of their alleged breach and an opportunity to cure the breach. If a New GM Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a GUC Trust Released Party for any claim released in the New GM Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective New GM Releasing Party’s cost, and (2) the respective GUC Trust Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective New GM Releasing Party arising as a result of that New GM Releasing Party’s breach of their obligations under this Release Agreement and the New GM Release, provided that, the GUC Trust Released Party provides written notice to the New GM Releasing Party of their alleged breach and an opportunity to cure the breach.

2.6

In connection with this Release Agreement, the GUC Trust Releasing Parties and New GM Releasing Parties acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Bankruptcy Case, the Actions, and/or the

14

GUC Trust Release or the New GM Release. Nevertheless, it is the intention of the GUC Trust and New GM in executing this Release Agreement on behalf of the GUC Trust Releasing Parties and the New GM Releasing Parties, respectively, to fully, finally and forever settle, release, discharge with prejudice, covenant not to sue, and hold harmless all such matters, and all claims relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, or the GUC Trust Agreement.

2.7

The GUC Trust Releasing Parties and the New GM Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise, and shall be deemed to have waived, relinquished, released with prejudice, and covenanted not to exercise, any and all rights and/or claims that they may have under any law, codal law, statute, regulation, adjudication, quasi-adjudication, decision, administrative decision, common law principle, or any other theory or source, that would otherwise limit the effect of the GUC Trust Release or the New GM Release, including but not limited to any law that might limit a release to those claims or matters actually known or suspected to exist at the time of execution of the release. Without limiting the foregoing sentence, the GUC Trust Releasing Parties and the New GM Releasing Parties expressly understand and acknowledge that they will be deemed by the GUC Trust Approval Order to acknowledge, waive, relinquish, release with prejudice, and covenant not to exercise the benefits of Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The GUC Trust Releasing Parties and the New GM Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state, jurisdiction, or territory that is similar, comparable or equivalent to Section 1542.

2.8

The GUC Trust and New GM represent and warrant on behalf of the GUC Trust Releasing Parties and New GM Releasing Parties, respectively, that such parties are the sole and exclusive owners of all claims that they personally are releasing under this Release Agreement. The GUC Trust and New GM further acknowledge on behalf of the GUC Trust Releasing Parties and New GM Releasing Parties, respectively, that such parties have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, subrogated, or encumbered any right, title, interest or claim arising out of or in any way whatsoever, whether through insurance, indemnification, or otherwise, pertaining to the Actions, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment

15

Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, or the GUC Trust Agreement, including without limitation, any claim for benefits, proceeds or value, and that the GUC Trust and New GM are not aware of any insurers, indemnitors, subrogees, or anyone other than themselves claiming any such interest, in whole or in part, or in any benefits, proceeds or values.

2.9

Without in any way limiting its scope, and, except to the extent otherwise specified in this Release Agreement, the GUC Trust Release and the New GM Release each includes, by example and without limitation, any and all claims for attorneys’ fees, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys of any GUC Trust Releasing Party or any New GM Releasing Party.

2.10

The GUC Trust and New GM acknowledge that they each have conducted sufficient independent investigation and discovery to enter into this Release Agreement and that they each execute this Release Agreement freely, voluntarily, and without being pressured or influenced by, or relying on any statements, representations, promises, or inducements, other than as set forth in this Release Agreement.

2.11

The GUC Trust Release and the New GM Release each shall be effective as of the Excess Distribution Date, and each shall remain binding, effective and enforceable regardless of the entry of the Final Order, entry of the Final Judgment, the termination of the Settlement Agreement, or the occurrence of the Final Effective Date.

2.12

Covenant by the GUC Trust Not to Seek a Claims Estimate Order or the Issuance of Adjustment Shares – The GUC Trust covenants, represents, and agrees that, effective immediately and automatically upon the Excess Distribution Date, it will not seek, at any time, a Claims Estimate Order in the Bankruptcy Court, or in any other court of competent jurisdiction, or otherwise seek any order that would, whether directly or indirectly, require New GM to issue any Adjustment Shares, regardless of (i) the aggregate amount of allowed general unsecured claims, whether estimated or otherwise determined, asserted or allowed in any court, including the Bankruptcy Court, and (ii) any provision to the contrary in the Sale Agreement, the GUC Trust Agreement, the Letter Regarding Adjustment Shares, the Old GM Plan or any other agreement. Notwithstanding this provision, or any other provision of this Release Agreement, nothing herein shall adversely affect the rights of the Releasing Parties to pursue the Proposed Proofs of Claims against Old GM or the Old GM Bankruptcy Estates, provided that the Releasing Parties may only recover on account of such Proposed Proofs of Claims from the AAT, and, provided further, that nothing contained herein shall prevent the Releasing Parties from requesting that the Bankruptcy Court estimate the allowed amount of claims by the Releasing Parties that are recoverable solely from the AAT pursuant to Section 502(c) of the Bankruptcy Code.

2.13

Remaining GUC Trust Matters in the Bankruptcy Court – Effective immediately and automatically upon the Excess Distribution Date, the GUC Trust shall be solely responsible for resolving any claims filed or otherwise asserted against the GUC Trust in the Bankruptcy Case, including but not limited to (i) any personal injury or wrongful death

16

claims that are currently pending in the Bankruptcy Court or that may be filed in the future against the GUC Trust, (ii) any claims that are not released pursuant to the Settlement Agreement, including but not limited to any claims based on vehicles not covered by the Settlement Agreement, or (iii) any claims asserted by Class Members that become Opt- Outs and thereafter attempt to pursue individual claims against the GUC Trust. For the avoidance of doubt, (a) the GUC Trust shall not be liable for claims asserted against New GM, and (b) in the event a Person asserts, initiates or continues a claim against the GUC Trust and New GM, the GUC Trust will be responsible for resolving the claim against the GUC Trust and New GM will be responsible for resolving the claim against New GM.

2.14	Covenants To Seek Future Releases – The GUC Trust and New GM covenant, represent, and agree that, effective upon the Excess Distribution Date:

(a)

If the GUC Trust settles, compromises, consents to, or otherwise voluntarily resolves any claim asserted by any Person against the GUC Trust or the Old GM Bankruptcy Estates (a “GUC Trust Claim Settlement”), the GUC Trust shall, in connection with the GUC Trust Claim Settlement, use good faith efforts to obtain from such person or entity a complete waiver and release of all claims that person or entity may have against the New GM Released Parties that are related to the claims being released in the GUC Trust Claim Settlement.

(b)

If New GM settles, compromises, consents to, or otherwise voluntarily resolves any claim asserted by any Person against New GM in the MDL Court (a “New GM Claim Settlement”), New GM shall, in connection with the New GM Claim Settlement, use good faith efforts to obtain from such person or entity a complete waiver and release of all claims that person or entity may have against the GUC Trust Released Parties that are related to the claims being released in the New GM Claim Settlement.

(c)

For purposes of this paragraph, New GM and the GUC Trust agree that “good faith efforts” (i) do require that each party, after agreeing to the economic terms of a GUC Trust Claim Settlement or New GM Claim Settlement, request from the counterparty a release of the New GM Released Parties or GUC Trust Released Parties, as applicable, but (ii) do not require any party to agree to different economic terms of a GUC Trust Claim Settlement or New GM Claim Settlement if necessary to obtain the release of the New GM Released Parties or GUC Trust Released Parties, as applicable.

2.15

The GUC Trust and New GM are parties to the Settlement Agreement, in which entry of the GUC Trust Approval Order by the Bankruptcy Court and execution by the GUC Trust and New GM of this Release Agreement are conditions precedent to certain occurrences set forth in the Settlement Agreement, including cash payments specified therein to be made by the GUC Trust and New GM. However, this Release Agreement, including the GUC Trust Release and New GM Release, shall be effective as of the Excess Distribution

17

Date, and shall remain binding, effective and enforceable regardless of (i) the entry of a Final Order approving the Settlement Agreement, (ii) entry of the Final Judgment concerning the Settlement Agreement, or (iii) the occurrence of the Settlement Agreement’s Final Effective Date.

2.16

To the extent there are any inconsistencies and/or conflicts between the provisions of this Release Agreement and the Settlement Agreement, the terms of this Release Agreement control over the terms of the Settlement Agreement.

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This Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY GENERAL MOTORS LLC

BY	/s/ CRAIG GLIDDEN
CRAIG GLIDDEN
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, GENERAL MOTORS LLC

DATE: March 27, 2020

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This Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO AS TO FORM BY NEW GM’S COUNSEL

BY	/s/ RICHARD C. GODFREY
RICHARD C. GODFREY
KIRKLAND & ELLIS LLP

DATE: March 27, 2020

20

This Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY WILMINGTON TRUST COMPANY, AS TRUST ADMINISTRATOR AND TRUSTEE OF THE GUC TRUST

BY	/s/ DAVID A.VANASKEY, JR.
DAVID A.VANASKEY, JR.
VICE PRESIDENT

DATE: March 27, 2020

21

This Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO AS TO FORM BY GUC TRUST COUNSEL

BY	/s/ KRISTIN K. GOING
KRISTIN K. GOING
MCDERMOTT WILL & EMERY LLP

DATE: March 27, 2020

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Exhibit 1 to Release Agreement

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Fifth Amended Consolidated Complaint, MDL 2543 Docket No. 4838 (filed 11/27/2017)

Alers v. General Motors LLC, No. 15-CV-0179

Andrews v. General Motors LLC, No. 14-CV-5351

Arnold, et al. v. General Motors LLC, et al., No. 14-CV-5325

Ashbridge v. General Motors LLC, et al., No. 14-CV-4781

Ashworth, et al. v. General Motors LLC, No. 14-CV-4804

Balls, et al. v. General Motors LLC, No. 14-CV-4691

Bedford Auto v. General Motors LLC, No. 14-CV-5356

Belt v. General Motors LLC, et al, No. 14-CV-8883

Bender v. General Motors LLC, No. 14-CV-4768

Benton, et al. v. General Motors LLC, No. 14-CV-4268

Biggs v. General Motors LLC, et al., No. 14-CV-5358

Bledsoe, et al. v. General Motors LLC, No. 14-CV-7631

Brandt, et al. v. General Motors LLC, No. 14-CV-4340

Brown, et al. v. General Motors LLC, No. 14-CV-4715

Burton, et al. v. General Motors LLC, et al., No. 14-CV-4771

Camlan, Inc., et al. v. General Motors LLC, No. 14-CV-4741

Childre, et al. v. General Motors LLC, et al., No. 14-CV-5332

Coleman, et al. v. General Motors LLC, No. 14-CV-4731

Corbett, et al. v. General Motors LLC, No. 14-CV-5754

Cox, et al. v. General Motors LLC, et al., No. 14-CV-4701

Darby, et al. v. General Motors LLC, et al., No. 14-CV-4692

Deighan, et al. v. General Motors LLC, et al., No. 14-CV-4858

DeLuco v. General Motors LLC, No. 14-CV-2713

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

DePalma, et al. v. General Motors LLC, et al., No. 14-CV-5501

DeSutter, et al. v. General Motors LLC, No. 14-CV-4685

Detton, et al. v. General Motors LLC, et al., No. 14-CV-4784

Deushane, et al. v. General Motors LLC, et al., No. 14-CV-4732

Dinco, et al. v. General Motors LLC, No. 14-CV-4727

Duarte v. General Motors LLC, et al., No. 14-CV-4667

Edwards, et al. v. General Motors LLC, et al., No. 14-CV-4684

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-8382

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-5323

Emerson, et al. v. General Motors LLC, et al., No. 14-CV-4650

Espineira v. General Motors LLC, et. al., No. 14-CV-4637

Favro, et al. v. General Motors LLC, et al., No. 14-CV-4752

Forbes, et al. v. General Motors LLC, No. 14-CV-4798

Foster, et al. v. General Motors LLC, et al., No. 14-CV-4775

Fugate v. General Motors LLC, No. 14-CV-4714

Gebremariam, et al. v. General Motors LLC, No. 14-CV-5340

Groman v. General Motors LLC, No. 14-CV-2458

Grumet, et al. v. General Motors LLC, No. 14-CV-4690

Harris, et al. v. General Motors LLC et al., No. 14-CV-4672

Henry, et al. v. General Motors LLC, et al., No. 14-CV-4811

Heuler, et al. v. General Motors LLC, No. 14-CV-4345

Higginbotham, et al. v. General Motors LLC, et al., No. 14-CV-4759

Holliday, et al. v. General Motors LLC, et al., No. 14-CV-5506

Hurst, et al. v. General Motors Co., No. 14-CV-4707

Ibanez, et al. v. General Motors LLC, No. 14-CV-5880

2

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Jawad v. General Motors LLC, No. 14-CV-4348

Johnson, et al. v. General Motors LLC, No. 14-CV-5347

Jones v. General Motors LLC, No. 14-CV-5850

Jones v. General Motors LLC, No. 14-CV-4350

Kandziora v. General Motors LLC, et al., No. 14-CV-8386

Kelley, et al. v. General Motors Co., et al., No. 14-CV-4272

Kluessendorf, et al. v. General Motors LLC, et al., No. 14-CV-5035

Knetzke, et al. v. General Motors LLC, et al., No. 14-CV-4641

Kosovec, et al. v. General Motors LLC, et al., No. 14-CV-6830

Krause v. General Motors LLC, No. 14-CV-7977

Lannon, et al. v. General Motors LLC, et al., No. 14-CV-4676

LaReine, et al. v. General Motors LLC, et al., No. 14-CV-4717

Letterio, et al. v. General Motors LLC, et al., No. 14-CV-4857

Leval, et al. v. General Motors LLC, No. 14-CV-4802

Levine v. General Motors LLC, No. 14-CV-4661

Lewis, et al. v. General Motors LLC, et al., No. 14-CV-4720

Maciel, et al. v. General Motors LLC, No. 14-CV-4339

Malaga et al. v. General Motors LLC, No. 14-CV-4738

Markle, et al. v. General Motors LLC, et al., No. 14-CV-4662

Mazzocchi, et al. v. General Motors LLC, et al., No. 14-CV-2714

McCarthy v. General Motors LLC, et al., No. 14-CV-4758

McConnell, et al. v. General Motors LLC, No. 14-CV-4270

Mullins v. General Motors LLC, No. 14-CV-8885

Nava, et al. v. General Motors LLC, et al., No. 14-CV-4754

Nettleton Auto Sales Inc., et al. v. General Motors LLC, et al., No. 14-CV-4760

3

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Phaneuf, et al. v. General Motors LLC, No. 14-CV-3298

Phillip, et al. v. General Motors LLC, No. 14-CV-4630

Ponce, et al. v. General Motors LLC, et al., No. 14-CV-4265

Powell v. General Motors LLC, No. 14-CV-4778

Ramirez, et al. v. General Motors LLC, et al., No. 14-CV-4267

Ratzlaff, et al. v. General Motors LLC, No. 14-CV-4346

Roach, et al. v. General Motors LLC, et al., No. 14-CV-4810

Robinson, et al. v. General Motors LLC, et al., No. 14-CV-4699

Rollins, et al. v. General Motors LLC, et al., No. 14-CV-7242

Ross, et al. v. General Motors LLC, et al., No. 14-CV-4756

Roush, et al. v. General Motors LLC, et al., No. 14-CV-4704

Ruff, et al. v. General Motors LLC, et al., No. 14-CV-4764

Rukeyser, et al. v. General Motors LLC, No. 14-CV-5715

Saclo et al. v. General Motors LLC, et al., No. 14-CV-4751

Salazar, III, et al. v. General Motors LLC, et al., No. 14-CV-4859

Salerno, et al. v. General Motors LLC, et al., No. 14-CV-4799

Santiago, et al. v. General Motors LLC, No. 14-CV-4632

Satele, et al. v. General Motors LLC, No. 14-CV-4273

Sauer, et al. v. General Motors, et al., No. 14-CV-5752

Sesay, et al. v. General Motors LLC, et al., No. 14-CV-6018

Shollenberger v. General Motors LLC, No. 14-CV-4338

Silvas, et al. v. General Motors LLC, No. 14-CV-4342

Skillman, et al. v. General Motors LLC, et al., No. 14-CV-3326

Smith, et al. v. General Motors LLC, et al., No. 14-CV-5338

Spangler, et al. v. General Motors LLC, No. 14-CV-4755

4

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Stafford, et al. v. General Motors LLC, No. 14-CV-4808

Stafford-Chapman, et al. v. General Motors LLC, et al., No. 14-CV-5345

Stevenson v. General Motors LLC, No. 14-CV-5137

Taylor Deushane, et al. v. General Motors LLC, No. 14-CV-4732

Turpyn, et al. v. General Motors LLC, et al., No. 14-CV-5328

Villa, et al. v. General Motors LLC, et al., No. 14-CV-4801

Williams, et al. v. General Motors LLC, et al. No. 14-CV-7979

Witherspoon, et al. v. General Motors LLC, et al., No. 14-CV-4702

Woodward, et al. v. General Motors LLC, et al., No. 14-CV-4226

Yagman v. General Motors Company, et al., No. 14-CV-9058

5

Exhibit 9:

Settlement Claim Form

SETTLEMENT CLAIM FORM

In re: General Motors Ignition Switch Litigation, United States District Court

for the Southern District of New York, Case No. 14-MD-2543 (JMF)

INSTRUCTIONS FOR SUBMITTING A SETTLEMENT CLAIM FORM

Please review the following instructions before proceeding.

ELIGIBILITY:

You are a Class Member and eligible to submit this Settlement Claim Form only if you:

1)  Currently own or lease a Subject Vehicle that has either already had the applicable Recall repair(s) performed on your vehicle, or where you will now have the repair done (for free) by an authorized GM dealer. The repair(s) must occur prior to the Final Recall Repair Date as provided on the Settlement Website, XXXXX. The Final Recall Repair Date will be 150 days after the Final Effective Date of the Settlement (i.e., Final Recall Repair Date = Final Effective Date of the Settlement (TBD) + 150 days). When the Final Recall Repair date is set, it will be posted on the Settlement Website; or

2)  Formerly owned or leased a Subject Vehicle. Certain former owners or lessees of a Subject Vehicle may need to provide documentation (or, if you don’t have documentation, make an attestation as described below) showing that you are no longer in the possession, custody, or control of the Subject Vehicle.

If you own(ed) or lease(d) more than one Subject Vehicle, you can file more than one Settlement Claim. Please only submit one claim for payment per each eligible Subject Vehicle. If you owned or leased more than one vehicle, you must submit a separate Settlement Claim Form for each vehicle.

ADDITIONAL INFORMATION:
1) The dates of the applicable Recalls are listed on the Settlement website at www.[website].com.

2) You must review, sign and date Section III below.

3)  Your completed Settlement Claim Form and supporting documentation (if required) must be submitted electronically and/or postmarked before the deadline which will be posted on the website, which will be no earlier than [DATE]. You can submit your Settlement Claim Form, and supporting documentation, as indicated below:

a. By mail to:

ClassAction Settlement Administrator

[Address]

[City,State, Zip Code]

b. By email to: [Administrator’s e-mail address].

c.   Electronically at: www.[website].com. If you file online, certain information may be filled in for your vehicle, which you will need to confirm. You are encouraged to submit your claim online for easy verification and processing.

SUPPORTING DOCUMENTATION:

Please review the chart below to determine if you need to provide supporting documentation with your Settlement Claim Form. The answers to the questions in the first two columns will identify your next steps:

Current Owner/Lessee of Subject Vehicle?	Applicable Repair(s) Performed?	Next Steps
Yes	Yes	• Complete the below Settlement Claim Form. • No additional documentation needed.

Yes	No

•  Complete Recall repair by an authorized GM dealer before the Final Recall Repair Date.

•  Submit documentation showing Recall repair was performed.

•  Or, if you no longer have the documentation (such as the repair receipt from your dealer), submit an attestation signed under penalty of perjury.

No, the Vehicle was sold after {Notice Mailing Date}	N/A

•  Complete the below Settlement Claim Form.

•  Submit documentation showing that you are no longer in possession, custody, or control of the Subject Vehicle (such as the bill of sale).

•  Or, if you no longer have documentation, submit an attestation signed under penalty of perjury.

No, The vehicle was sold prior to the Recall	N/A	• Complete the below Settlement Claim Form. • No additional documentation needed.

No. The vehicle was sold after the recall but before {Notice Mailing Date}	N/A

•  Complete the below Settlement Claim Form.

•  If the Class Action Settlement Administrator’s records show you are the current owner or lessee, supporting documentation may be required showing that you no longer own the Subject Vehicle.

•  Or, if you no longer have documentation, submit an attestation signed under penalty of perjury.

Note: If you do not know whether the applicable Recall repair(s) have been performed on the Subject Vehicle, please complete and submit the below Settlement Claim Form, and the Class Action Settlement Administrator will inform you of any required documentation.

If you need to submit supporting documentation after you have filed your Settlement Claim Form:

a.	Please submit a copy of your Settlement Claim Form with each submission of supporting documentation. Please include your name on each document you submit.

b.

If you do not include a copy of your Settlement Claim Form with your supporting documentation, your claim may not be complete. If you are unable to submit a copy of your Settlement Claim Form with your supporting documentation, please submit a letter providing the same information as the Settlement Claim Form.

SETTLEMENT PAYMENT INFORMATION:

1)

You need to submit a separate Settlement Claim Form for each Subject Vehicle you owned or leased at any time up to the 2014 recall announcements by GM. The settlement payment amount for each eligible Settlement Claim will depend upon the number of eligible Settlement Claims submitted subject to the different recalls, which recalls apply to your Subject Vehicle and the settlement implementation costs (such as claims administration).

SECTION I: Information on Class Member and Subject Vehicle

Last Name	First Name	Middle Initial

Vehicle Identification Number (VIN):	Make, Model, and Model Year of Vehicle:

Telephone Number:	Email Address:

Your Current Address (Number/Street/P.O. Box No.):

City:	State:	Zip Code:

If you lived at a different address when you owned the vehicle than the current address provided above, please provide your Address at the time you own(ed) or lease(d) the Subject Vehicle for which you are submitting a Claim (Number/Street/P.O. Box No.):

City:	State:	Zip Code:

SECTION II: Check ALL the Boxes below that apply to you

☐	I am a current owner or lessee of a Subject Vehicle.

☐	I am a former owner or lessee of a Subject Vehicle.

☐	I have had the applicable Recall repair(s) performed on the Subject Vehicle.

☐	I understand that a former owner or lessee of the Subject Vehicle had the applicable Recall repair(s) performed on the Subject Vehicle.

☐	I am a current owner or lessee of a Subject Vehicle and I have NOT had the applicable Recall repair(s) performed on the Subject Vehicle, but I intend to have the Recall repair(s) performed at an authorized GM dealer within 150 days of the Final Effective Date of the Settlement.

☐	I do not know whether the applicable Recall repair(s) have been performed on the Subject Vehicle.

SECTION III: Attestation

I declare and affirm, under penalty of perjury under the laws of the United States, that the information in this Settlement Claim Form is true and correct to the best of my knowledge, information and belief, that I can make this claim, and have the authority to submit this Settlement Claim Form. I understand that my Settlement Claim Form may be subject to audit, verification and District Court review.

SIGNED:	DATE:

Settlement Claim Forms must be electronically submitted or postmarked before the deadline which will be posted on the website, which will be no earlier than [DATE].

Questions? Visit www.[website].com or call, toll-free, [number].

Exhibit 10:

Settlement Claim Review Protocol

SETTLEMENT CLAIM REVIEW PROTOCOL

Pursuant to the Preliminary Approval Order, the Allocation Decision, and the Settlement Agreement (“Agreement”), each Settlement Claim Form from a participating Class Member (“Settlement Claimant”) that has been timely submitted pursuant to the Settlement Agreement and subsequent Court Orders will be reviewed according to this Settlement Claim Review Protocol, subject to the limitations and qualifications stated below (all capitalized terms as defined in the Agreement).

I.	Settlement Claim Period.

The Settlement Claim Period will begin on the date of the Preliminary Approval Order and end 90 days after the Final Effective Date.

II.	Settlement Claim Review Procedures

A.

Class Members may submit Settlement Claim Forms to the Class Action Settlement Administrator electronically through the Settlement Website or physically by U.S. mail to the Class Action Settlement Administrator. Settlement Claim Forms must be submitted electronically or postmarked prior to the conclusion of the Settlement Claim Period.

B.	The Class Action Settlement Administrator will mail paper copies of the Settlement Claim Form and Long Form Notice to Class Members who request such copies.

C.

The Class Action Settlement Administrator will review claims of Class Members submitted during the Settlement Claim Period. Settlement Claim Forms submitted after the Settlement Claim Period will not be eligible or reviewed.

D.

Settlement Claim Forms and supporting documentation submitted by the participating Settlement Claimants shall be entered into the project specific database established by the Class Action Settlement Administrator for this Settlement. Each Settlement Claim Form submitted will be given its own unique identifying number (“Unique ID”) and also identified according to the make, model and year of the Subject Vehicle and as to the recall relating to the Subject Vehicle and as to Vehicle Identification Number (“VIN”). If a Unique ID already exists for that Settlement Claimant, the Settlement Claim will be associated with the existing record. If a Unique ID does not already exist, a new record will be created for the Settlement Claim.

E.

All documentation submitted by Settlement Claimants to the Class Action Settlement Administrator will be scanned, using an optical scanning process, into the project specific database and promptly associated to a Unique ID. In the event the documentation is unable to be scanned, the Class Action Settlement Administrator shall manually enter the data from the documentation submitted by Settlement Claimants.

F.

Subject to the terms of the Agreement and this Settlement Claim Review Protocol, the Class Action Settlement Administrator shall gather, associate, review, prepare, and process the Settlement Claim Forms received pursuant to the Claim Process.

G.

If the Class Action Settlement Administrator determines that a Settlement Claimant has not sufficiently completed the Claim Form, or failed to submit all required documentation, the Class Action Settlement Administrator shall send a notification to the Settlement Claimant identifying the missing information (“Deficiency Notice”).

H.

The Class Action Settlement Administrator will send the Deficiency Notice to the Settlement Claimant in writing (including by e-mail where the Settlement Claimant selects e-mail as his or her preferred method of communication).

I.

The Class Action Settlement Administrator shall exercise, in her discretion, all usual and customary steps to prevent fraud and abuse and take any reasonable steps to prevent fraud and abuse in the Claim Process. The Class Action Settlement Administrator may, in its discretion, deny in whole or in part any Settlement Claim to prevent actual or possible fraud and abuse and shall report any such fraud or abuse to Plaintiffs’ Class Counsel, New GM and the GUC Trust and to law enforcement authorities.

J.	This Settlement Claim Review Protocol can be amended by written agreement of the Parties in consultation with the Class Action Settlement Administrator.

III.	Settlement Claim Deficiencies

A.

The Class Action Settlement Administrator may send the Settlement Claimant a Deficiency Notice if additional information is required to complete or substantiate the Claim. Information includes but it not limited to:

(a)	If the Settlement Claimant submitted insufficient vehicle information in Section I.

(b)	If the Settlement Claimant did not select an option in Section II.

(c)	If documentation is required to substantiate and/or verify the information contained in the Settlement Claim Form.

(d)	If the Settlement Claim Form is not signed.

B.

The Settlement Claimant will have thirty-five (35) days from the postmark date of the Deficiency Notice to submit the requested information or documentation. If the Settlement Claimant does not timely submit their response within said thirty-five (35) days, the Settlement Claim shall be deemed invalid and not paid.

IV.	Review of Claims

A.

Subject to the limitations and qualifications stated herein, the Class Action Settlement Administrator shall review all Settlement Claims to ensure that the Settlement Claimants provide and demonstrate in their Settlement Claim Forms and supporting documentation:

(a)	that they are either a current or former owner or lessee of a Subject Vehicle on or before the Recall Announcement Date;

(b)	the vehicle identification number (“VIN”) for the Subject Vehicle;

(c)

if they are a current owner or lessee, that the Recall repair(s) have been performed on the Subject Vehicle, and, if not, that the Settlement Claimant had the Recall repair(s) performed by an authorized GM dealer;

(d)

for a Settlement Claimant who is a current owner or lessee of the Subject Vehicle, the Class Action Settlement Administrator will utilize the New GM VIN data to determine whether the Recall repair(s) were performed on the Subject Vehicle. If the New GM VIN data indicates that the recall repair(s) were not yet performed, the Settlement Claimant shall be sent a notification in writing (including by e-mail where the Settlement Claimant selects e-mail as his or her preferred method of communication) to inform the Settlement Claimant that the Recall repair(s) must be completed by an authorized New GM dealer prior to the Final Recall Repair Date. The Settlement Claim will not be deemed valid unless the Settlement Claimant provides documentation that they have had the Recall repair(s) completed by the Final Recall Repair Date. The Final Recall Repair Date is 150 days after the Final Effective Date of the Settlement.

(e)

for a Settlement Claimant who sold or otherwise disposed of the Subject Vehicle after the Short Form Notice mailing, if the Recall repair(s) have not been performed on the Subject Vehicle, as established by New GM’s VIN data, sufficient documentation to establish that the Settlement Claimant was no longer in possession, custody, or control of the Subject Vehicle as of the Final Recall Repair Date; and

(f)

for a Settlement Claimant who sold or otherwise disposed of the Subject Vehicle after the applicable Recall related to the Subject Vehicle, but before the Short Form Notice mailing, if the Recall repair(s) have not been performed on the Subject Vehicle (as established by New GM’s VIN data) sufficient documentation to establish that the Class Member is no longer in possession, custody, or control of the Subject Vehicle. This documentation will be required if the Class Action Settlement Administrator’s records show the Settlement Claimant is the current owner or lessee of the Subject Vehicle.

(g)

for a Settlement Claimant who sold or otherwise disposed of the Subject Vehicle before the applicable Recall, the Class Action Settlement Administrator will confirm they are not the current owner based upon the data and records purchased by the Class Action Settlement Administrator from third party data aggregator services.

B.

If the Class Action Settlement Administrator’s review establishes that a Settlement Claim clearly demonstrates eligibility for a payment, the Class Action Settlement Administrator shall approve that Settlement Claim and process it in accordance with the Allocation Decision [1]; provided, however, that no Settlement Claimant may submit more than one Settlement Claim (of any kind) per Subject Vehicle.

[1]

Pursuant to the plan of allocation and Allocation Decision, the entire Net Common Fund will be distributed to Class Members with approved Settlement Claims. Members of Subclass 1 will receive twice (2x) the amount paid to members of Subclasses 3, 4 and 5, and members of Subclass 2 will receive 1.5x the amount paid to members of Subclasses 3, 4, and 5. The calculation process works as follows: First, the number of all approved Settlement Claims will be divided into the Net Common Fund to determine an initial “Base Payment Amount” for calculation purposes. Second, pursuant to the Allocation Decision, an “Adjusted Base Payment Amount” will be determined by multiplying the Base Payment Amount by a factor of 2 for Subclass 1 claimants, by a factor of 1.5 for Subclass 2 claimants, and by a factor of 1 for Subclass 3, 4, and 5 claimants. Third, the Adjusted Base Payment Amount for each Subclass will be multiplied by the number of Settlement Claimants for each Subclass to determine the total value of the claims for each Subclass. Fourth, the total value of the claims for each Subclass will be totaled so that the value of total claims for each Subclass can be assigned a percentage. Fifth, each Subclass’s percentage will be applied to the Net Common Fund in order to determine a prorated value of claims for each Subclass. Sixth, for the final step, each Subclass’s prorated value of claims is divided by the number of all approved claims for that Subclass to determine the payment amount for each Subclass claimant. Thus, and put another way, the final Base Payment Amount—that is, the one that forms the basis for payments to individual claimants—is as follows: [Net Common Fund]/ [(2)(no. of approved Settlement Claims in Subclass 1) + (1.5)(no. of approved Settlement Claims in Subclass 2) + (1) (no. of approved Settlement Claims in Subclass 3) + (1)(no. of approved Settlement Claims in Subclass 4) + (1)(no. of approved Settlement Claims in Subclass 5)]. Again, members of Subclass 3, 4, and 5 receive this Base Payment Amount, and members of Subclasses 1 and 2 receive the Adjustment Base Payment Amounts.

C.

The Class Action Settlement Administrator has the right to request verification of eligibility, including verification of the purchase, ownership, lease or resale of Subject Vehicles. If the Settlement Claimant does not timely comply and/or is unable to timely produce documents to substantiate and/or verify the information on the Settlement Claim Forms and the Settlement Claim is otherwise not approved, the Settlement Claim shall be disqualified.

V.	Notification of Individual Class Member Settlement Payments

Upon the completion of the Settlement Claim Process, Settlement Claimants shall be able to go to the Settlement website or otherwise contact the Class Action Settlement Administrator for information about their individual settlement payments. The Class Action Settlement Administrator may include secure information on the website or otherwise respond to Settlement Claimant requests.

VI.	Escheat

The Class Action Settlement Administrator shall fulfill any escheatment obligations that arise.

Exhibit 11:

Short Form Notice

If You Owned or Leased a GM Vehicle that was Subject to Certain 2014 Recalls, You May Have Rights and Choices in a Proposed Settlement.

Para un aviso in Español, visita www.GMIgnitionSwitchEconomicSettlement.com.

A proposed class settlement of economic loss claims by persons who owned or leased GM vehicles that were recalled in 2014 has been submitted for approval to the federal district court. The recalls involved the ignition system, key rotation, electronic power steering and/or side airbag wiring. Plaintiffs claim that consumers overpaid when they bought or leased these vehicles. General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (“the GUC Trust”) and the Motors Liquidation Company Avoidance Action Trust (“the AAT”) deny these allegations. Plaintiffs, the GUC Trust, New GM and the AAT have agreed to a settlement to avoid the risk and cost of further litigation. The purpose of this notice is to inform you of the proposed settlement and your legal rights.

Who Is Included? The proposed settlement class includes all persons (individuals, businesses and organizations) who, at any time on or before GM’s announcement of the 2014 recalls, owned, purchased, or leased a vehicle subject to any of the recalls in the United States, or its territories and/or possessions. Daily rental fleet businesses, governmental entities and certain other persons are not included. You were mailed this notice because you may be a class member. Go to www.GMIgnitionSwitchEconomicSettlement.com, or call 1-877-545-0241, to see if your GM vehicle is covered by the settlement.

What Does the Settlement Provide? If approved, a settlement fund of $121.1 million will be established. Payment amounts to eligible class members will vary depending on which recall applied to their vehicle, settlement implementation costs, and the number of eligible class members who file claims.

How Can I Get a Payment? For details about the settlement, including the money available to class members and your eligibility to receive a payment, review the Long Form Notice and the Amended Settlement Agreement available at www.GMIgnitionSwitchEconomicSettlement.com. You must submit a claim online or by mail before the deadline which will be posted on the website, which will be no earlier than March 18, 2021.

Your Other Options. The Settlement will not include the release of any claims for personal injury, wrongful death or actual physical injury. However, if you want to keep your right to sue New GM, the GUC Trust and other parties about the economic loss claims, you must exclude yourself from the class. Your request must be postmarked by October 19, 2020. If you exclude yourself, you cannot receive the benefits provided by the settlement. IF YOU DO NOT EXCLUDE YOURSELF AND THE SETTLEMENT IS APPROVED, YOU WILL BE BOUND BY THE RELEASE, WAIVER AND COVENANT NOT TO SUE. If you stay in the class, you may object to the settlement – that is, tell the District Court why you don’t like the settlement. Your Objection must be filed by October 19, 2020. Information about how to exclude yourself or object to the settlement is available on the website. The District Court will hold a hearing on December 18, 2020 at 9:30 a.m. eastern to consider whether to approve both the settlement and attorneys’ fees and expenses (up to a maximum of $34.5 million). The attorneys’ fees and expenses amount will not be deducted from the settlement fund. You may appear at the hearing, either yourself or through an attorney hired by you, but you do not have to. For more information, call or visit the website below.

1-877-545-0241	www.GMIgnitionSwitchEconomicSettlement.com

[On the back of the postcard will be the class member’s name and address, and court logo:]

IMPORTANT COURT-APPROVED LEGAL NOTICE FROM THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

Plaintiff John Doe

123 45th Street

Anytown, USA.

GM Ignition Switch Economic Settlement Information

Exhibit 12:

Summary Settlement Notice

LEGAL NOTICE

If You Owned or Leased a GM Vehicle that was Subject to Certain 2014 Recalls, You May Have Rights and Choices in a Proposed Settlement.

Para un aviso in español,

llame a 1-877-545-0241 o visita

www.GMIgnitionSwitchEconomicSettlement.com.

A proposed class settlement of economic loss claims by persons who owned or leased GM vehicles that were recalled in 2014 has been submitted for approval to in the district court. The recalls involved the ignition system, key rotation, electronic power steering and/or side airbag wiring. Plaintiffs claim that consumers overpaid when they bought or leased these vehicles. General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (“the GUC Trust”) and the Motors Liquidation Company Avoidance Action Trust (“the AAT”) deny these allegations. Plaintiffs, the GUC Trust, New GM and the AAT have agreed to a settlement to avoid the risk and cost of further litigation.

Who Is Included? The proposed settlement class includes all persons (individuals, businesses and organizations) who, at any time on or before GM’s announcement of the 2014 recalls, owned, purchased, or leased a vehicle subject to any of the recalls in the United States, or its territories and/or possessions. Daily rental fleet businesses, governmental entities and certain other persons are not included in the class.

What Does the Settlement Provide? If approved, a settlement fund of $121.1 million will be established. Payment amounts to eligible class members will vary depending on which recall applied to their vehicle, settlement implementation costs, and the number of eligible class members who file claims.

How Can I Get a Payment: To receive a payment, eligible class members must file a settlement claim form. All valid claims must be received online or by mail before the claims deadline which will be posted on the website and which shall be no earlier than March 18, 2021.

Your Other Options. The Settlement will not include the release of any claims for personal injury, wrongful death or actual physical injury. However, if you want to keep your right to sue New GM, the GUC Trust and other parties about the economic loss claims you must exclude yourself from the class. If you exclude yourself, you cannot receive the benefits provided by the settlement. Your exclusion request must be postmarked by October 19, 2020. IF YOU DO NOT EXCLUDE YOURSELF AND THE SETTLEMENT IS APPROVED, YOU WILL BE BOUND BY THE RELEASE, WAIVER AND COVENANT NOT TO SUE. If you stay in the class, you may object to the settlement. Your Objection must be filed by October 19, 2020. The District Court will hold a hearing on December 18, 2020 at 9:30 a.m. eastern to consider whether to approve both the settlement and attorneys’ fees and expenses (up to a maximum of $34.5 million to be paid separately, that is, not to be deducted from the settlement fund). You may appear at the hearing, either yourself or through an attorney hired by you, but you do not have to. For more information call or visit the website below.

1-877-545-0241 www.GMIgnitionSwitchEconomicSettlement.com

Exhibit 13:

Withdrawal Order

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

)
IN RE:	)
) No.
MOTORS LIQUIDATION COMPANY	)
) Hon. Jesse M. Furman
)

[PROPOSED] ORDER GRANTING GENERAL MOTORS LLC’S,

THE MOTORS LIQUIDATION COMPANY GUC TRUST’S, AND ECONOMIC LOSS

PLAINTIFFS’ JOINT MOTION TO WITHDRAW THE REFERENCE OF THE

ECONOMIC LOSS PLAINTIFFS’ MOTION FOR AN ORDER GRANTING

AUTHORITY TO FILE LATE CLASS PROOFS OF CLAIM AND RELATED FILINGS

On March     , 2020, (i) General Motors LLC; (ii) the Motors Liquidation Company GUC Trust) (the “GUC Trust”); and (iii) plaintiffs seeking to represent classes of purchasers and lessees of the recalled vehicles (collectively, the “Settling Parties”) filed a Joint Motion To Withdraw The Reference Of The Economic Loss Plaintiffs’ Motion For An Order Granting Authority To File Late Class Proofs Of Claim And Related Filings. Docket No.      (the “Motion”).1

Upon consideration of the Settling Parties’ Motion, and for good cause shown, it is hereby ORDERED that:

1.	The Settling Parties’ Motion is hereby GRANTED, substantially for the reasons set forth in their memorandum of law in support of the Motion. Docket No. .

2.

Pursuant to 28 U.S.C. § 157(d), this Court accordingly withdraws, for cause, the reference to the Bankruptcy Court of (i) the Economic Loss Plaintiffs’ Motion For An Order Granting Authority To File Late Class Proofs Of Claim (Bankr. Docket No. 13806); (ii) the Economic Loss Plaintiffs’ Notice Of Filing Of Amended Exhibits To Motion For An Order

[1]	Capitalized terms not otherwise defined herein shall have the meanings given to them in the Settlement Agreement.

Granting Authority To File Late Class Proofs Of Claim (Bankr. Docket No. 14280); (iii) the Joinder Of Certain Ignition Switch, Non-Ignition Switch, And Pre-Sale Accident Plaintiffs To The Pending Motions For Leave To File Late Proofs Of Claim (Bankr. Docket No. 13811)[2]; and (iv) the Joinder Of Groman Plaintiffs To Motion For An Order Granting Authority To File Late Class Proofs Of Claim (Bankr. Docket No. 13818).[3]

3.

For the avoidance of doubt, this Court does not withdraw the reference with respect to any other matters currently pending before the Bankruptcy Court, including (i) the GUC Trust Motion; (ii) the GUC Trust Approval Order; (iii) the Excess Distribution Motion; (iv) personal injury or wrongful death claims in the Bankruptcy Case relating to the Subject Vehicles; (v) claims and Actions asserted against the AAT, Old GM or the Old GM Bankruptcy Estates to the extent such claims or Actions are recoverable solely against the AAT or its assets; and/or (vi) individual claims or motions, if any, in the Bankruptcy Case filed by a Person who would have been a Class Member who becomes an Opt-Out. SO ORDERED.

Dated:	, 2020	/s/ JESSE M. FURMAN
	New York, New York	JESSE M. FURMAN
United States District Judge

[2]

This joinder primarily seeks to assert late economic loss claims. However, Sharon Bledsoe, one of the plaintiffs who filed the joinder, seeks to assert both late economic loss claims and a late personal injury claim. The reference is not withdrawn with respect to that portion of this joinder that relates to Ms. Bledsoe’s personal injury claim. In addition, the Bankruptcy Court previously denied Celestine Elliott’s and Lawrence Elliott’s request for permission to file a late proof of claim with respect to their 2006 Chevrolet Trailblazer. Accordingly, that portion of this joinder has been resolved by the Bankruptcy Court and is therefore not subject to this Order.

[3]

As set forth in the Settlement Agreement, the Economic Loss Plaintiffs and New GM will continue to pursue Proposed Proofs of Claim (as defined in the Settlement Agreement) against the Avoidance Action Trust (“AAT”) and its assets in the Bankruptcy Court notwithstanding approval of the Settlement Agreement, and the Settling Parties do not seek to withdraw the reference with respect to such claims against the AAT. Settlement Agreement 142. Accordingly, the reference is not withdrawn as to the Proposed Proofs of Claim against AAT.

2

Exhibit 14:

Declaration of the Class Action Settlement Administrator

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE:	No. 14-MD-2543 (JMF)
GENERAL MOTORS LLC IGNITION SWITCH LITIGATION
This Document Relates to:
ALL ECONOMIC LOSS ACTIONS

DECLARATION OF CLASS ACTION SETTLEMENT ADMINISTRATOR

I, Jennifer M. Keough, declare and state as follows:

1. I am Chief Executive Officer (“CEO”) of JND Legal Administration (“JND”). I have more than 20 years of legal experience creating and supervising notice and claims administration programs and have personally overseen well over 500 matters. A comprehensive description of my experience is attached as Exhibit A.

2. As CEO of JND, I am involved in all facets of our Company’s operations, including monitoring the implementation of our notice and claims administration programs.

3. I submit this Declaration, based on my personal knowledge, at the request of Counsel for the proposed Class, New GM and the GUC Trust to describe the proposed program for Class Notice and address why it is consistent with other best practicable court-approved notice programs and the requirements of Fed. R. Civ. P. 23, the Due Process Clause of the United States Constitution, and any other applicable statute, law or rule, as well as the Federal Judicial Center (“FJC”) guidelines for best practicable due process notice.1

[1]	All capitalized terms not defined herein shall have the meaning ascribed to them in the Parties’ Settlement Agreement.

1

EXPERIENCE RELEVANT TO THIS CASE

4. JND is a leading legal administration services provider with headquarters located in Seattle, Washington. We employ over 150 people in multiple offices throughout the United States. JND’s class action division provides all services necessary for the effective implementation of class action settlements, including: (1) all facets of providing legal notice to potential class members, such as outbound mailing, email notification, and the design and implementation of media programs; (2) website design and deployment, including on-line claim filing capabilities; (3) call center and other contact support; (4) secure class member data management; (5) paper and electronic claims processing; (6) lien verification, negotiation, and resolution; (7) calculation design and programming; (8) payment disbursements through check, wire, PayPal, merchandise credits, and other means; (9) qualified settlement fund management and tax reporting; (10) banking services and reporting; and (11) all other functions related to the secure and accurate administration of class action settlements.

5. JND is an approved vendor for the United States Securities and Exchange Commission (“SEC”) as well as for the Federal Trade Commission (“FTC”). We also have Master Services Agreements with various corporations, banks, and other government agencies, which were only awarded after JND underwent rigorous reviews of our systems, privacy policies, and procedures. JND has also been certified as SOC 2 compliant by noted accounting firm Moss Adams. Finally, JND has been recognized by various publications, including the National Law Journal, the Legal Times and the New York Law Journal, for excellence in class action administration.

6. The principals of JND, including me, collectively have over 75 years of experience in class action legal and administrative fields. We have overseen claims processes for some of the largest legal claims administration matters in the country’s history. I worked directly for Ken

2

Feinberg in his administration of the Gulf Coast Claims Facility where our team handled all aspects of mailed and media notice, all call center operations, all claim intake, website activities, and all check distributions. In the BP Deepwater Horizon Settlement, I worked directly for Patrick Juneau, the Court-appointed claims administrator, in overseeing all inbound and outbound mail activities, all call center operations, all claim intake, scanning and data entry and all check distributions for the program. I oversaw the entire administration process in the Cobell Indian Trust Settlement (the largest U.S. government class action settlement ever). I was also involved in aspects of claims administration for the GM Ignition Switch Compensation Claims Resolution Facility administration. Recently, JND has been handling the settlement administration of the $1.3 billion Equifax Data Breach Settlement, the largest class action ever in terms of the number of claims received; a voluntary remediation program in Canada on behalf of over 30 million people; and the $215 million USC Student Health Center Settlement on behalf of women who were sexually abused by a doctor at USC, as well as hundreds of other matters. Our notice campaigns are regularly approved by courts throughout the United States.

7. In addition, JND has been recently appointed to handle notice and claims administration tasks for class action settlements in the following motor vehicle cases: Amin v. Mercedes-Benz USA, LLC, No. 17-cv-01701-AT (N.D. Ga.); In re MyFord Touch Consumer Litig., No. 13-cv-3072 (EMC) (N.D. Cal.); In re Navistar MaxxForce Engines Mktg., Sales Practices and Products, No. 14-cv-10318 (N.D. Ill.); and Udeen v. Subaru of America, Inc., No. 18-cv-17334-RBK-JS (D.N.J.).

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CASE BACKGROUND

8. I have been asked by Plaintiffs’ Class Counsel, New GM and the GUC Trust to prepare a program for Class Notice to reach Class Members and inform them about their rights and options in the proposed Settlement.

9. The Settlement Agreement provides that the proposed Class or Class Members consist of all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions.

10. The proposed Class is comprised of the five Subclasses below (the “Subclasses”):

i. Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047.

ii. Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400.

iii. Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own( ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346.

iv. Subclass 4: The Electronic Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153.

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v. Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118.

11. Excluded from the Class are: (a) the MDL Court and the Bankruptcy Court and each of their personnel and the judicial officers presiding over the Actions and members of their immediate family and staffs; (b) authorized GM dealers who executed a dealer agreement with New GM or Old GM; (c) daily rental fleet purchasers, owners and lessees (including all registrants of a Subject Vehicle identified as “rental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (d) governmental or quasi-governmental bodies, political subdivisions, and any agency or instrumentality thereof (including all registrants of a Subject Vehicle designated as “governmental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (e) each Person who did not own, purchase, and/or lease a Subject Vehicle until after the Recall Announcement Date applicable to that Subject Vehicle; (f) all counsel (and their law firms) representing Plaintiffs in the Actions, including Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, and members of their immediate family; (g) all Persons who released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning a Subject Vehicle, including without limitation all Persons who signed a consumer release and received a payment from the Arizona Attorney General pursuant to the Consent Decree entered on March 8, 2018 by the Superior Court of the State of Arizona in the matter of Arizona v. General Motors LLC, No. CV 2014-014090 (Maricopa County, Ariz.), all Persons who signed a GM Ignition Compensation Claims Resolution Facility Release of All Claims and received payment from Claims Administrator Kenneth Feinberg, and Persons who signed and notarized a release to settle a lawsuit or unfiled claims with New GM pertaining to a motor vehicle accident involving the Subject Vehicle in which the release released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning the Subject Vehicle; and (h) all Persons who are Opt-Outs.

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12. The Subject Vehicles include: the GM vehicles subject to the Recalls as defined by the VINs provided by New GM to the Class Action Settlement Administrator and which are comprised of the following GM vehicles:

i. “Production Part Recall 14v047 Vehicles,” which are those 2005-2007 Chevrolet Cobalt vehicles not also subject to Recall 14v153, those 2004-2007 Saturn Ion vehicles not also subject to Recall 14v153, 2006-2007 Chevrolet HHR vehicles, those 2007 Pontiac G5 vehicles not also subject to Recall 14v153, some 2005-2006 Pontiac Pursuit vehicles imported into the United States not also subject to Recall 14v153, 2007 Saturn Sky vehicles, 2003 Saturn Ion vehicles, and 2006-2007 Pontiac Solstice vehicles. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles is February 28, 2014.

ii. “Production Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2005-2007 Chevrolet Cobalt vehicles subject to both Recalls, those 2007 Pontiac G5 vehicles subject to both Recalls, some 2004-2007 Saturn Ion vehicles, and some 2005-2006 Pontiac Pursuit vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

iii. “Service Part Recall 14v047 Vehicles,” which are those 2008-2010 Chevrolet Cobalt vehicles not also subject to Recall 14v153, 2008 and 2011 Chevrolet HHR vehicles, those 2009-2010 Chevrolet HHR vehicles not also subject to Recall 14v153, those 2008-2010 Pontiac G5 vehicles imported into the United States not also subject to Recall 14v153, 2008-2010 Saturn Sky vehicles, and 2008-2010 Pontiac Solstice vehicles. The Recall

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Announcement Date for these Service Part Recall 14v047 Vehicles is March 31, 2014. Additionally, for 105 vehicles of various other makes, models and model years as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, the Recall Announcement Date is August 31, 2014.

iv. “Service Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2008-2010 Chevrolet Cobalt vehicles subject to both Recalls, those 2009-2010 Chevrolet HHR vehicles subject to both Recalls, and those 2008-2010 Pontiac G5 vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Service Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

v. “Recall 14v346 Vehicles,” which are 2010-2014 Chevrolet Camaro vehicles. The Recall Announcement Date for the Recall 14v346 Vehicles is June 30, 2014.

vi. “Recall 14v355 Vehicles,” which are 2005-2009 Buick Lacrosse vehicles, 2000 and 2006-2013 Chevrolet Impala vehicles, 2014 Chevrolet Impala Limited vehicles, 2000-2005 Cadillac Deville vehicles, 2006-2011 Cadillac DTS vehicles, 2006-2011 Buick Lucerne vehicles, 2006-2007 Chevrolet Monte Carlo vehicles, 2005-2009 Buick Allure vehicles, 2004 Buick Regal vehicles, 2002-2009 Cadillac Commercial Chassis vehicles, and 2000-2011 Cadillac Professional Chassis vehicles. The Recall Announcement Date for the Recall 14v355 Vehicles is June 30, 2014.

vii. “Recall 14v394 Vehicles,” which are those 2003-2014 Cadillac CTS vehicles as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and those 2004-2006 Cadillac SRX vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and 2004-2007 Cadillac CTS-V vehicles. The Recall Announcement Date

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for the Recall 14v394 Vehicles is July 31, 2014, except that the Recall Announcement Date is August 31, 2014 for 2012-2014 Cadillac CTS vehicles and those 2011 Cadillac CTS vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator.

viii. “Recall 14v400 Vehicles,” which are 1997-2003 Chevrolet Malibu vehicles, 2000-2005 Chevrolet Impala vehicles, 2000-2005 Chevrolet Monte Carlo vehicles, 2004-2005 Chevrolet Classic vehicles, 1999-2004 Oldsmobile Alero vehicles, 1998-2002 Oldsmobile Intrigue vehicles, 1999-2005 Pontiac Grand Am vehicles, and 2004-2008 Pontiac Grand Prix vehicles. The Recall Announcement Date for the Recall 14v400 Vehicles is July 31, 2014.

ix. “Recall 14v118 Vehicles,” which are those 2008-2009 Buick Enclave vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Buick Enclave vehicles, those 2009 Chevrolet Traverse vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Chevrolet Traverse vehicles, those 2008-2009 GMC Acadia vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 GMC Acadia vehicles, and 2008-2010 Saturn Outlook vehicles. The Recall Announcement Date for the Recall 14v118 Vehicles is March 31, 2014.

x. “Recall 14v153 Only Vehicles,” which are those 2004-2006 and 2008-2009 Chevrolet Malibu vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, the 2004-2005 Chevrolet Malibu Maxx, some 2006 Chevrolet Malibu Maxx vehicles as identified in the list

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of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2005 Pontiac G6 vehicles, those 2006 and 2008-2009 Pontiac G6 vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2008-2009 Saturn Aura vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2005-2006 Pontiac G4 vehicles imported into the United States, and those 2006 Pontiac G5 Pursuit vehicles imported into the United States. The Recall Announcement Date for the Recall 14v153 Only Vehicles is March 31, 2014.

CLASS NOTICE PROGRAM OVERVIEW

13. The proposed program for Class Notice has been designed to provide the best notice practicable, consistent with the methods and tools employed in other court-approved notice programs. The Federal Judicial Center’s (FJC) Judges’ Class Action Notice and Claims Process Checklist and Plain Language Guide considers a Notice Plan with a high reach (above 70%) effective.2

14. As the Class Action Settlement Administrator, among other things, I will be responsible for implementing the following components of the program for Class Notice also described in Section III of the Settlement Agreement:

i. Retain a service provider that will collect the names and last known address of each Class Member from the Department of Motor Vehicles (“DMVs”) utilizing the vehicle identification numbers (VINs) provided to JND by New GM for the Subject Vehicles and update the addresses with advanced address research using skip trace databases or a comparable service and the United States Postal Service (“USPS”) National Change of Address (“NCOA”) database;3

[2]

Reach is the percentage of a specific population group exposed to a media vehicle or a combination of media vehicles containing a notice at least once over the course of a campaign. Reach factors out duplication, representing total different/net persons.

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The NCOA database is the official USPS technology product which makes change of address information available to mailers to help reduce undeliverable mail pieces before mail enters the mail stream. This product is an effective tool to update address changes when a person has completed a change of address form with the USPS. The address information is maintained on the database for 48 months.

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ii. Send a postcard Short Form Notice in the form of Settlement Agreement Exhibit 11 via first class mail to all known Class Members;

iii. Arrange for publication of the Summary Settlement Notice in the form of Settlement Agreement Exhibit 12 in a leading consumer magazine (People magazine) to extend reach to Class Members for whom direct notice is not possible;

iv. Distribute nationwide the initial press release (in English and Spanish), Settlement Agreement Exhibit 16, at the launch of the Class Notice program and the reminder press release (in English and Spanish), Settlement Agreement Exhibit 17, shortly before the deadline for the Settlement Claim Period to remind Class Members of the approaching deadline.

v. Establish and maintain a dedicated Settlement website where information about the Settlement, as well as copies of relevant case documentation, including but not limited to, the Long Form Notice in the form of Exhibit 5 to the Settlement Agreement, will be accessible to Class Members, and where Class Members may file an online Settlement Claim;

vi. Establish mailing addresses to which Class Members can send their Opt-Outs and Settlement Claim Forms; and

vii. Establish and maintain a toll-free telephone number that Class Members may call to obtain more information about the Settlement and request a copy of the Long Form Notice and/or Settlement Claim Form be mailed to them.

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15. Based on my experience in developing and implementing class notice programs, I believe the proposed program for Class Notice will provide the best notice possible given the circumstances.

DIRECT NOTICE

16. An adequate notice plan needs to satisfy “due process” when reaching a class. The United States Supreme Court, in Eisen v. Carlisle & Jacqueline, 417 U.S. 156 (1974), stated that direct notice (when possible) is the preferred method for reaching a class. In addition, Rule 23(c)(2) of the Federal Rules of Civil Procedure provides that “the court must direct to class members the best notice that is practicable under the circumstances, including individual notice to all members who can be identified through reasonable effort. The notice may be by one or more of the following: United States mail, electronic means, or other appropriate means.”

17. For this Settlement, at my direction, JND staff will effectuate the sending of the Short Form Notice as a postcard via first class mail to each Class Member for whom contact information is available based on VINs for all Subject Vehicles.

18. With my supervision, JND staff will work with third party data aggregation services to acquire potential Class Member contact information from the DMVs for all current and previous owners and lessees of Subject Vehicles that are identified as potential Class Members. The third party data aggregation service provider will work with the DMVs to gather names and addresses of potential Class Members. The third party data aggregation service provider will also cross-check the VINs for vehicle transactions for each of the Subject Vehicles in order to return the related addresses and contact information to JND for only those persons who registered the Subject Vehicle on or before the Recall Announcement Date.

19. In cases where a VIN is associated with multiple name/address records, JND staff will send a postcard Short Form Notice to each unique name/address combination associated with the Subject

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Vehicle over the time period from initial registration of the Subject Vehicle through to the Recall Announcement Date subject to the Class definition. In cases where a unique name/address combination is associated with multiple Subject Vehicles, JND staff will de-dupe the data and send a single postcard Short Form Notice to such Person.

20. Prior to mailing, JND staff will perform advanced address research using skip trace databases and then the USPS NCOA database to update addresses. At my direction, JND staff will track all notices returned undeliverable by the USPS and will promptly re-mail notices that are returned with a forwarding address. Also, with my oversight, JND staff will also take reasonable efforts to research and determine if it is possible to reach a Person for whom the postcard Short Form Notice is returned without a forwarding address, either by mailing to a more recent mailing address or using available tools to identify an email address for which the potential Class Member may be reached.

PUBLISHED NOTICE

21. While the direct notice effort alone will effectively reach a high percentage of potential Class Members, we will implement additional media efforts to extend that reach further. To supplement the direct notice effort, JND will arrange for publication of the Summary Settlement Notice in People, a leading consumer magazine, as well as distribute a national press release in English and Spanish at the commencement of the program for Class Notice and again just prior to the end of the Settlement Claim Period.

22. JND utilizes GfK Mediamark Research & Intelligence, LLC (MRI) to analyze the demographics and media usage of potential Class Members to determine how best to reach them.4 I studied MRI data for adults 18 years of age or older (“Adults 18+”) who currently owned/leased certain

[4]

MRI is a nationally accredited research firm that provides consumer demographics, product and brand usage, and audience/exposure in all forms of advertising media. MRI is the leading producer of media and consumer research in the United States.

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GM vehicles of makes and models included in the Class definition although they may be different model years than those in the Class: Buick Enclave, LaCrosse, Lucerne or Regal; Cadillac CTS/CTS-V, DeVille/Concours/D’Elegance, DTS, or SRX; Chevrolet Camaro, Cobalt, HHR, Impala LS/SS/Sedan, Malibu, Malibu Maxx, Monte Carlo or Traverse; GMC Acadia; Oldsmobile Alero or Intrigue; Pontiac G6/G5/G8, Grand Am, Grand Prix, or Solstice; or Saturn Aura, Ion, Outlook or Sky vehicles (“GM Vehicle Group”), because this group provides insight as to what published notice would best reach potential Class Members.5

23. MRI data indicates that most persons in the GM Vehicle Group are: 25 years of age or older (88%); White (82%); homeowners (76%); from higher income households (66% have a household income of $60K+); educated (62% attended college or beyond), and married (61%). Compared to the general Adult 18+ population, persons in the GM Vehicle Group are: 75% more likely to be from the Midwest Census Region; 23% more likely to have an associate degree; 15% more likely to be married; 14% more likely to have a household income of $150,000 or more; 14% more likely to own a home; and 10% more likely to be White.

24. In light of the MRI data, to extend notice further, particularly among Class Members for whom direct notice data is inaccurate or incomplete, I recommend placement of the Summary Settlement Notice in People, a highly read consumer magazine, and the distribution of a national press release in English and Spanish at both the launch of the campaign and again as the Settlement Claim Period deadline approaches.

25. People is a weekly entertainment magazine with a circulation of over 3.4 million and a total readership of over 34.9 million, making it one of the most read publications in the country. In addition, People reaches 14% of persons in the GM Vehicle Group. Its readers are also 2% more likely to be persons in the GM Vehicle Group, as compared to the general adult population.

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MRI data was not available for Buick Allure; Cadillac Commercial/Professional Chassis; Chevrolet Classic, or Impala Limited; or Pontiac G4 or Pursuit vehicles. MRI data groups the Cadillac DeVille with the Concours and D’Elegance, the Chevrolet Impala with LS/SS/Sedan and the Pontiac G8 with the G5 and G6.

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PRESS RELEASES

26. Press releases assist in getting “word of mouth” out about the Settlement. Two press releases will be distributed. The first press release (Exhibit 16 to the Settlement Agreement), based on the Summary Settlement Notice, will be distributed at the Class Notice campaign launch. The second release, a reminder notice (Exhibit 17 to the Settlement Agreement), will be distributed just prior to the Settlement Claim Period deadline. Each release will be distributed to over 15,000 media outlets, including both English and Spanish outlets.

SETTLEMENT WEBSITE

27. An informational, interactive Settlement website will be developed at my direction by JND staff per the Settlement Agreement to enable Class Members to get information about the Settlement. The website will have an easy-to-navigate design and will be formatted to emphasize important information and deadlines. Other available features will include Settlement deadlines, Frequently Asked Questions, and links to download the Long Form Notice (in English and Spanish), Settlement Claim Form (in English and Spanish), and other important MDL Court documents.

28. The Settlement website will be ADA-compliant and optimized for mobile visitors so that information loads quickly on mobile devices and will also be designed to maximize search engine optimization through Google and other search engines. Keywords and natural language search terms will be included in the site’s metadata to maximize search engine rankings.

29. Visitors to the Settlement website will have the ability to download the Settlement Claim Form and submit it by mail or submit a Settlement Claim Form electronically through the Settlement website by providing all of the information required by the Settlement Claim Form.

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TOLL-FREE NUMBER

30. JND will establish a dedicated toll-free telephone number with an interactive voice recording that will provide Settlement-related information to Class Members, and the ability to request and receive the Long Form Notice and the Settlement Claim Form be sent by mail.

DEDICATED P.O. BOXES

31. JND will establish two separate P.O. Boxes. One P.O. Box will receive Class Member letters, inquiries, and Settlement Claim Forms. JND will establish a second P.O. Box where Class Members may send their Opt-Out requests.

NOTICE DESIGN AND CONTENT

32. All notice documents for the Class Notice program are written in plain language and comply with the requirements of Fed. R. Civ. P. 23, the Due Process Clause of the United States Constitution, and any other applicable statute, law or rule. I have reviewed and provided input to the Parties on the form and content for each of the notice documents, specifically the Summary Settlement Notice to be published in People magazine, subject to any necessary formatting changes needed for publication (Settlement Agreement Exhibit 12), the Short Form Notice for postcard mailing (Settlement Agreement Exhibit 11), the Long Form Notice (Settlement Agreement Exhibit 5), the initial press release to be sent upon preliminary approval (Settlement Agreement Exhibit 16), and the reminder press release to be sent shortly before the deadline for the Settlement Claim Period (Settlement Agreement Exhibit 17). Based on my experience designing class notice programs, in my opinion, each of these notice documents complies with these requirements, as well as the FJC’s Class Action Notice and Plain Language Guide.

33. Each of these Class Notice documents contains plain and easy-to-read summaries of the Settlement and the options that are available to Class Members. Additionally, each of the Class Notice documents provides instructions on how to obtain more information about the Settlement.

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34. In addition, to the extent that some Class Members may speak Spanish as their primary language, the Class Notice documents each include a subheading in Spanish at the top directing Spanish speaking Class Members to call a designated toll-free number or visit the Settlement website to obtain a copy of the Class Notice in Spanish.6

CONCLUSION

35. In my opinion, the program for Class Notice as described herein will provide the best notice practicable under the circumstances and is consistent with other similar court-approved best notice practicable notice programs. This plan is designed to reach as many Class Members as possible and provide them with the opportunity to review a plain language notice with the ability to easily take the next step and learn more about the Settlement.

36. Additionally, JND staff will monitor the deliverable success rate of the program for Class Notice and add other notice, if I deem necessary, subject to approval by Plaintiffs’ Class Counsel, New GM and the GUC Trust.

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

Executed on the 26th day of March 2020, in Seattle, Washington.

By:	/s/ Jennifer M. Keough
Jennifer M. Keough

[6]	Both press releases do not include a subheading in Spanish. Instead, the two press releases will be translated into Spanish for distribution to Spanish media outlets.

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EXHIBIT A

JENNIFER KEOUGH CHIEF EXECUTIVE OFFICER AND CO-FOUNDER JND LEGAL ADMINISTRATION I. INTRODUCTION Jennifer Keough is Chief Executive Officer and a Founder of JND Legal Administration (“JND”). She is the only judicially recognized expert in all facets of class action administration - from notice through distribution. With more than 20 years of legal experience, Ms. Keough has directly worked on hundreds of high-profile and complex administration engagements, including such landmark matters as the $20 billion Gulf Coast Claims Facility, $10 billion BP Deepwater Horizon Settlement, $3.4 billion Cobell Indian Trust Settlement (the largest U.S. government class action settlement ever), $3.05 billion VisaCheck/MasterMoney Antitrust Settlement, $1.3 billion Equifax Data Breach Settlement, $1 billion Stryker Modular Hip Settlement, $600 million Engle Smokers Trust Fund, $215 million USC Student Health Center Settlement, and countless other high-profile matters. She has been appointed notice expert in many notable cases and has testified on settlement matters in numerous courts and before the Senate Committee for Indian Affairs. The only female CEO in the field, Ms. Keough oversees more than 200 employees at JND’s Seattle headquarters, as well as other office locations around the country. She manages all aspects of JND’s class action business from day-to-day processes to high-level strategies. Her comprehensive expertise with noticing, claims 1 processing, Systems and IT work, call center, data analytics, recovery calculations, check distribution, and reporting gained her the reputation with attorneys on both sides of the aisle as the most dependable consultant for all legal administration needs. Ms. Keough also applies her knowledge and skills to other divisions of JND, including mass tort, lien resolution, government services, and eDiscovery. Given her extensive experience, Ms. Keough is often called upon to consult with parties prior to settlement, is frequently invited to speak on class action issues and has authored numerous articles in her multiple areas of expertise. Ms. Keough launched JND with her partners in early 2016. Just a few months later she was named as the Independent Claims Administrator (“ICA”) in a complex BP Solar Panel Settlement. Ms. Keough also started receiving numerous appointments as notice expert and in 2017 was chosen to oversee a restitution program in Canada where every adult in the country was eligible to participate. Also, in 2017, Ms. Keough was named a female entrepreneur of the year finalist in the 14th annual Stevie Awards for Women in Business. In 2015 and 2017, she was recognized as a “Woman Worth Watching” by Profiles in Diversity Journal. Since JND’s launch, Mrs. Keough has also been featured in numerous news sources. In 2019, she was highlighted in an Authority Magazine article, “5 Things I wish someone told me before I became a CEO,” and a Moneyish article, “This is exactly how rampant ‘imposter syndrome’ is in the workforce.” In 2018, she was featured in several Fierce CEO articles, “JND Legal Administration CEO Jennifer Keough aids law firms in complicated settlements,” “Special Report—Women CEOs offer advice on defying preconceptions and blazing a trail to the top,” and “Companies stand out with organizational excellence,” as well as a Puget Sound Business Journal article, “JND Legal CEO Jennifer Keough handles law firms’ big business.” In 2013, Mrs. Keough appeared in a CNN article, “What Changes with Women in the Boardroom.” Prior to forming JND, Ms. Keough was Chief Operating Officer and Executive Vice President for one of the then largest administration firms in the country, where she oversaw operations in several offices across the country and was responsible for all large and critical projects. Previously, Ms. Keough worked as a class action business 2 analyst at Perkins Coie, one of the country’s premier defense firms, where she managed complex class action settlements and remediation programs, including the selection, retention, and supervision of legal administration firms. While at Perkins she managed, among other matters, the administration of over $100 million in the claims-made Weyerhaeuser siding case, one of the largest building product class action settlements ever. In her role, she established a reputation as being fair in her ability to see both sides of a settlement program. Ms. Keough earned her J.D. from Seattle University. She graduated from Seattle University with a B.A. and M.S.F. with honors. 3

II. LANDMARK CASES Jennifer Keough has the distinction of personally overseeing the administration of more large class action programs than any other notice expert in the field. Some of her largest engagements include the following: 1. Allagas v. BP Solar Int’l, Inc. No. 14-cv-00560 (N.D. Cal.) Ms. Keough was appointed by the United States District Court for the Northern District of California as the Independent Claims Administrator (“ICA”) supervising the notice and administration of this complex settlement involving inspection, remediation, and replacement of solar panels on homes and businesses throughout California and other parts of the United States. Ms. Keough and her team devised the administration protocol and built a network of inspectors and contractors to perform the various inspections and other work needed to assist claimants. She also built a program that included a team of operators to answer claimant questions, a fully interactive dedicated website with on-line claim filing capability, and a team trained in the very complex intricacies of solar panel mechanisms. In her role as ICA, Ms. Keough regularly reported to the parties and the Court as to the progress of the administration. In addition to her role as ICA, Ms. Keough also acted as mediator for those claimants who opted out of the settlement to pursue their claims individually against BP. Honorable Susan Illston, recognized the complexity of the settlement when appointing Ms. Keough the ICA (December 22, 2016): The complexity, expense and likely duration of the litigation favors the Settlement, which provides meaningful and substantial benefits on a much shorter time frame than otherwise possible and avoids risk to class certification and the Class’s case on the merits...The Court appoints Jennifer Keough of JND Legal Administration to serve as the Independent Claims Administrator (“ICA”) as provided under the Settlement. 4

2. Careathers v. Red Bull North America, Inc. No. 13-cv-0369 (KPF) (S.D.N.Y.) Due to the nature of this case, direct notice was impossible. Therefore, Ms. Keough assisted in the design of a publication notice and claims administration program intended to reach the greatest number of affected individuals. Due to the success of the notice program, the informational website designed by Ms. Keough and her team received an unprecedented 67 million hits in less than 24 hours. The Claims Administration program received over 2 million claim forms submitted through the three available filing options: online, mail, and email. Judge Katherine Polk Failla approved the notice program (May 12, 2015) finding: …that the Notice to the Settlement Class… was collectively the best notice practicable under the circumstances of these proceedings of the matters set forth therein, and fully satisfies the requirements of Rule 23(c)(2)(B) of the Federal Rules of Civil Procedure, due process, and any other applicable laws. 3. Chester v. The TJX Cos. No. 15-cv-01437 (C.D. Cal.) As the notice expert, Ms. Keough proposed a multi-faceted notice plan designed to reach over eight million class members. Where class member information was available, direct notice was sent via email and via postcard when an email was returned as undeliverable or for which there was no email address provided. Additionally, to reach the unknown class members, Ms. Keough’s plan included a summary notice in eight publications directed toward the California class and a tear-away notice posted in all TJ Maxx locations in California. The notice effort also included an informational and interactive website with online claim filing and a toll-free number that provided information 24 hours a day. Additionally, associates were available to answer class member questions in both English and Spanish during business hours. Honorable Otis D. Wright, II approved the plan (May 14, 2018): 5

...the Court finds and determines that the Notice to Class Members was complete and constitutionally sound, because individual notices were mailed and/or emailed to all Class Members whose identities and addresses are reasonably known to the Parties, and Notice was published in accordance with this Court’s Preliminary Approval Order, and such notice was the best notice practicable. 4. Cobell v. Salazar No. 96 CV 1285 (TFH) (D. D.C.) As part of the largest government class action settlement in our nation’s history, Ms. Keough worked with the U.S. Government to implement the administration program responsible for identifying and providing notice to the two distinct but overlapping settlement classes. As part of the notice outreach program, Ms. Keough participated in multiple town hall meetings held at Indian reservations located across the country. Due to the efforts of the outreach program, over 80% of all class members were provided notice. Additionally, Ms. Keough played a role in creating the processes for evaluating claims and ensuring the correct distributions were made. Under Ms. Keough’s supervision, the processing team processed over 480,000 claims forms to determine eligibility. Less than one half of 1 percent of all claim determinations made by the processing team were appealed. Ms. Keough was called upon to testify before the Senate Committee for Indian Affairs, where Senator Jon Tester of Montana praised her work in connection with notice efforts to the American Indian community when he stated: “Oh, wow. Okay… the administrator has done a good job, as your testimony has indicated, [discovering] 80 percent of the whereabouts of the unknown class members.” Additionally, when evaluating the Notice Program, Judge Thomas F. Hogan concluded (July 27, 2011): …that adequate notice of the Settlement has been provided to members of the Historical Accounting Class and to members of the Trust Administration Class…. Notice met and, in many cases, exceeded the requirements of F.R.C.P. 23(c)(2) for classes certified under F.R.C.P. 23(b)(1), (b)(2) and (b)(3). The best notice practicable has been provided class members, including individual 6 notice where members could be identified through reasonable effort. The contents of that notice are stated in plain, easily understood language and satisfy all requirements of F.R.C.P. 23(c)(2)(B). 5. Gulf Coast Claims Facility (GCCF) The GCCF was one of the largest claims processing facilities in U.S. history and was responsible for resolving the claims of both individuals and businesses relating to the Deepwater Horizon oil spill. The GCCF, which Ms. Keough helped develop, processed over one million claims and distributed more than $6 billion within the first year-and-a-half of its existence. As part of the GCCF, Ms. Keough and her team coordinated a large notice outreach program which included publication in multiple journals and magazines in the Gulf Coast area. She also established a call center staffed by individuals fluent in Spanish, Vietnamese, Laotian, Khmer, French, and Croatian. 6. Hernandez v. Experian Info. Solutions, Inc. No. 05-cv-1070 (C.D. Cal.) This case asserts claims in violation of the Fair Credit Reporting Act. The litigation dates back to 2005, when José Hernandez filed his original Class Action Complaint in Hernandez v. Equifax Info. Services, LLC, No. 05-cv-03996 (N.D. Cal.), which was later transferred to C.D. Cal. and consolidated with several other related cases. In April 2009, a settlement agreement between Defendants and some plaintiffs was reached that would provide payments of damage awards from a $45 million settlement fund. However, after being granted final approval by the Court, the agreement was vacated on appeal by the United States Circuit Court of Appeals for the Ninth Circuit. The parties resumed negotiations and reached an agreement in April 2017. The settlement provided both significant monetary (approximately $38.7 million in non-reversionary cash) and non-monetary benefits. Ms. Keough oversaw the notice and administration efforts for the entire litigation. In approving the settlement and responding to objections about notice and administration expenses, Honorable David O. Carter, stated (April 6, 2018): 7

The Court finds, however, that the notice had significant value for the Class, resulting in over 200,000 newly approved claims—a 28% increase in the number of Class members who will receive claimed benefits—not including the almost 100,000 Class members who have visited the CCRA section of the Settlement Website thus far and the further 100,000 estimated visits expected through the end of 2019. (Dkt. 1114-1 at 3, 6). Furthermore, the notice and claims process is being conducted efficiently at a total cost of approximately $6 million, or $2.5 million less than the projected 2009 Proposed Settlement notice and claims process, despite intervening increases in postage rates and general inflation. In addition, the Court finds that the notice conducted in connection with the 2009 Proposed Settlement has significant ongoing value to this Class, first in notifying in 2009 over 15 million Class members of their rights under the Fair Credit Reporting Act (the ignorance of which for most Class members was one area on which Class Counsel and White Objectors’ counsel were in agreement), and because of the hundreds of thousands of claims submitted in response to that notice, and processed and validated by the claims administrator, which will be honored in this Settlement. 7. In re Air Cargo Shipping Servs. Antitrust Litig. No. 06-md-1775 (JG) (VVP) (E.D.N.Y.) This antitrust settlement involved five separate settlements. As a result, many class members were affected by more than one of the settlements, Ms. Keough constructed the notice and claims programs for each settlement in a manner which allowed for the comparison of claims data. Each claims administration program included claims processing, review of supporting evidence, and a deficiency notification process. The deficiency notification process included mailing of deficiency letters, making follow up phone calls, and sending emails to class members to help them complete their claim. To ensure accuracy throughout the claims process for each of the settlements, Ms. Keough created a process which audited many of the claims that were eligible for payment. 8

8. In re Classmates.com No. C09-45RAJ (W.D. Wash.) Ms. Keough managed a team that provided email notice to over 50 million users with an estimated success rate of 89%. When an email was returned as undeliverable, it was re-sent up to three times in an attempt to provide notice to the entire class. Additionally, Ms. Keough implemented a claims administration program which received over 699,000 claim forms and maintained three email addresses in which to receive objections, exclusions, and claim form requests. The Court approved the program when it stated: The Court finds that the form of electronic notice… together with the published notice in the Wall Street Journal, was the best practicable notice under the circumstances and was as likely as any other form of notice to apprise potential Settlement Class members of the Settlement Agreement and their rights to opt out and to object. The Court further finds that such notice was reasonable, that it constitutes adequate and sufficient notice to all persons entitled to receive notice, and that it meets the requirements of Due Process... 9. In re Equifax Inc. Customer Data Sec. Breach Litig. No. 17-md-2800-TWT (N.D. Ga.) JND was appointed settlement administrator, under Ms. Keough’s direction, for this complex data breach settlement valued at $1.3 billion with a class of 147 million individuals nationwide. Ms. Keough and her team oversaw all aspects of claims administration, including the development of the case website which provided notice in seven languages and allowed for online claim submissions. In the first week alone, over 10 million claims were filed. Overall, the website received more than 200 million hits and the Contact Center handled well over 100,000 operator calls. Ms. Keough and her team also worked closely with the Notice Provider to ensure that each element of the media campaign was executed in the time and manner as set forth in the Notice Plan. 9

Approving the settlement on January 13, 2020, Judge Thomas W. Thrash, Jr. acknowledged JND’s outstanding efforts: JND transmitted the initial email notice to 104,815,404 million class members beginning on August 7, 2019. (App. 4, ¶¶ 53-54). JND later sent a supplemental email notice to the 91,167,239 class members who had not yet opted out, filed a claim, or unsubscribed from the initial email notice. (Id., ¶¶ 55-56). The notice plan also provides for JND to perform two additional supplemental email notice campaigns. (Id., ¶ 57)…JND has also developed specialized tools to assist in processing claims, calculating payments, and assisting class members in curing any deficient claims. (Id., ¶¶ 4, 21). As a result, class members have the opportunity to file a claim easily and have that claim adjudicated fairly and efficiently...The claims administrator, JND, is highly experienced in administering large class action settlements and judgments, and it has detailed the efforts it has made in administering the settlement, facilitating claims, and ensuring those claims are properly and efficiently handled. (App. 4, ¶¶ 4, 21; see also Doc. 739-6, ¶¶ 2-10). Among other things, JND has developed protocols and a database to assist in processing claims, calculating payments, and assisting class members in curing any deficient claims. (Id., ¶¶ 4, 21). Additionally, JND has the capacity to handle class member inquiries and claims of this magnitude. (App. 4, ¶¶ 5, 42). This factor, therefore, supports approving the relief provided by this settlement. 10. In re General Motors LLC Ignition Switch Litig. No. 2543 (MDL) (S.D.N.Y.) Ms. Keough oversaw the creation of a Claims Facility for the submission of injury claims allegedly resulting from the faulty ignition switch. The Claims Facility worked with experts when evaluating the claim forms submitted. First, the Claims Facility reviewed thousands of pages of police reports, medical documentation, and pictures to determine whether a claim met the threshold standards of an eligible claim for further review by the expert. Second, the Claims Facility would inform the expert that a claim was ready for its review. 10

Ms. Keough constructed a database which allowed for a seamless transfer of claim forms and supporting documentation to the expert for further review. 11. In re Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010 No. 2179 (MDL) (E.D. La.) Following the closure of the Gulf Coast Claims Facility, the Deepwater Horizon Settlement claims program was created. There were two separate legal settlements that provided for two claims administration programs. One of the programs was for the submission of medical claims and the other was for the submission of economic and property damage claims. Ms. Keough played a key role in the formation of the claims program for the evaluation of economic and property damage claims. Additionally, Ms. Keough built and supervised the back-office mail and processing center in Hammond, Louisiana, which was the hub of the program. The Hammond center was visited several times by Claims Administrator Pat Juneau -- as well as by the District Court Judge and Magistrate -- who described it as a shining star of the program. 12. In re Stryker Rejuvenate and ABG II Hip Implant Products Liab. Litig. No. 13-2441 (MDL) (D. Minn.) Ms. Keough and her team were designated as the escrow agent and claims processor in this $1 billion settlement designed to compensate eligible U.S. Patients who had surgery to replace their Rejuvenate Modular-Neck and/or ABG II Modular-Neck hip stems prior to November 3, 2014. As the claims processor, Ms. Keough and her team designed internal procedures to ensure the accurate review of all medical documentation received; designed an interactive website which included online claim filing; and established a toll-free number to allow class members to receive information about the settlement 24 hours a day. Additionally, she oversaw the creation of a deficiency process to ensure claimants were notified of their deficient submission and provided an opportunity to cure. The program 11 also included an auditing procedure designed to detect fraudulent claims and a process for distributing initial and supplemental payments. Approximately 95% of the registered eligible patients enrolled in the settlement program. 13. In re The Engle Trust Fund No. 94-08273 CA 22 (Fla. 11th Jud. Cir. Ct.) Ms. Keough played a key role in administering this $600 million landmark case against the country’s five largest tobacco companies. Miles A. McGrane, III, Trustee to the Engle Trust Fund recognized Ms. Keough’s role when he stated: The outstanding organizational and administrative skills of Jennifer Keough cannot be overstated. Jennifer was most valuable to me in handling numerous substantive issues in connection with the landmark Engle Trust Fund matter. And, in her communications with affected class members, Jennifer proved to be a caring expert at what she does. 14. In re Washington Mut. Inc., Sec. Litig. No. 08-md-1919 MJP (W.D. Wash.) Ms. Keough supervised the notice and claims administration for this securities class action which included three separate settlements with defendants totaling $208.5 million. In addition to mailing notice to over one million class members, Ms. Keough managed the claims administration program, including the review and processing of claims, notification of claim deficiencies, and distribution. In preparation for the processing of claims, Ms. Keough and her team established a unique database to store the proofs of claim and supporting documentation; trained staff to the particulars of this settlement; created multiple computer programs for the entry of class member’s unique information; and developed a program to calculate the recognized loss amounts pursuant to the plan of allocation. The program was designed to allow proofs of claim to be filed by mail or through an online portal. The deficiency process was established in order to reach out to class members who submitted incomplete proof of claims. It involved reaching out to claimants via letters, emails, and telephone calls. 12

15. In re Yahoo! Inc. Sec. Litig. No. 17-cv-373 (N.D. Cal.) Ms. Keough oversaw the notice and administration of this $80 million securities settlement. In approving the settlement, Judge Lucy H. Koh, stated (September 7, 2018): The Court hereby finds that the forms and methods of notifying the Settlement Class of the Settlement and its terms and conditions: met the requirements of due process, Rule 23 of the Federal Rules of Civil Procedure, and 15 U.S.C. § 78u-4(a)(7) (added to the Exchange Act by the Private Securities Litigation Reform Act of 1995); constituted the best notice practicable under the circumstances; and constituted due and sufficient notice to all persons and entities entitled thereto of these proceedings and the matters set forth herein, including the Settlement and Plan of Allocation. 16. Linneman v. Vita-Mix Corp. No. 15-cv-748 (S.D. Ohio) Ms. Keough was hired by plaintiff counsel to design a notice program regarding this consumer settlement related to allegedly defective blenders. The Court approved Ms. Keough’s plan and designated her as the notice expert for this case. As direct notice to the entire class was impracticable due to the nature of the case, Ms. Keough proposed a multi-faceted notice program. Direct notice was provided by mail or email to those purchasers identified through Vita-Mix’s data as well as obtained through third parties, such as retailers, dealers, distributors, or restaurant supply stores. To reach the unknown class members, Ms. Keough oversaw the design of an extensive media plan that included published notice in Cooking Light, Good Housekeeping, and People magazine and digital notice placements through Facebook/Instagram, Twitter, and Conversant, as well as a paid search campaign through Google and Bing. In addition, the program included an informational and interactive website where class members could submit claims electronically, and a toll-free number that 13 provided information to class members 24 hours a day. When approving the plan, Honorable Susan J. Dlott stated (May 3, 2018): JND Legal Administration, previously appointed to supervise and administer the notice process, as well as oversee the administration of the Settlement, appropriately issued notice to the Class as more fully set forth in the Agreement, which included the creation and operation of the Settlement Website and more than 3.8 million mailed or emailed notices to Class Members. As of March 27, 2018, approximately 300,000 claims have been filed by Class Members, further demonstrating the success of the Court-approved notice program. 17. Loblaw Card Program Jennifer Keough was selected by major Canadian retailer Loblaw and its counsel to act as program administrator in its voluntary remediation program as a result of a price-fixing scheme by some employees of the company involving bread products. The program offered a $25 Card to all adults in Canada who purchased bread products in Loblaw stores between 2002 and 2015. Some 28 million Canadian residents were potential claimants. Ms. Keough and her team: (1) built an interactive website that was capable of withstanding hundreds of millions of “hits” in a short period of time; (2) built, staffed and trained a call center with operators available to take calls twelve hours a day, six days a week; (3) oversaw the vendor in charge of producing and distributing the cards; (4) was in charge of designing and overseeing fraud prevention procedures; and (5) handled myriad other tasks related to this high-profile and complex project. 18. New Orleans Tax Assessor Project After Hurricane Katrina, the City of New Orleans began to reappraise properties in the area which caused property values to rise. Thousands of property owners appealed their new property values and the City Council did not have the capacity to handle all the appeals in a timely manner. As a result of the large number of appeals, the City of New Orleans hired Ms. Keough to design a unique database to store each appellant’s historical property documentation. 14

Additionally, Ms. Keough designed a facility responsible for scheduling and coordinating meetings between the 5,000 property owners who appealed their property values and real estate agents or appraisers. The database that Ms. Keough designed facilitated the meetings between the property owners and the property appraisers by allowing the property appraisers to review the property owner’s documentation before and during the appointment with them. 19. USC Student Health Ctr. Settlement No. 18-cv-04258-SVW (C.D. Cal.) JND was approved as the Settlement Administrator in this important $215 million settlement that provides compensation to women who were sexually assaulted, harassed and otherwise abused by Dr. George M. Tyndall at the USC Student Health Center during a nearly 30-year period. Ms. Keough and her team designed a notice effort that included mailed and email notice to potential Class members, digital notices on Facebook, LinkedIn, and Twitter, an internet search effort, notice placements in USC publications/eNewsletters, and a press release. In addition, her team worked with USC staff to ensure notice postings around campus, on USC’s website and social media accounts, and in USC alumni communications, among other things. Ms. Keough ensured the establishment of an all-female call center, fully trained to handle delicate interactions, with the goal of providing excellent service and assistance to every woman affected. She also worked with JND staff handling lien resolution for this case. Preliminary approving the settlement, Honorable Stephen V. Wilson stated (June 12, 2019): The Court hereby designates JND Legal Administration (“JND”) as Claims Administrator. The Court finds that giving Class Members notice of the Settlement is justified under Rule 23(e)(1) because, as described above, the Court will likely be able to: approve the Settlement under Rule 23(e)(2); and certify the Settlement Class for purposes of judgment. The Court finds that the proposed Notice satisfies the requirements of due process and Federal Rule of Civil Procedure 23 and provides the best notice practicable under the circumstances. 15

20. Williams v. Weyerhaeuser Co. Civil Action No. 995787 (Cal. Super. Ct.) This landmark consumer fraud litigation against Weyerhaeuser Co. had over $100 million in claims paid. The action involved exterior hardboard siding installed on homes and other structures throughout the United States from January 1, 1981 to December 31, 1999 that was alleged to be defective and prematurely fail when exposed to normal weather conditions. Ms. Keough oversaw the administration efforts of this program, both when she was employed by Perkins Coie, who represented defendants, and later when she joined the administration firm handling the case. The claims program was extensive and went on for nine years, with varying claims deadlines depending on when the class member installed the original Weyerhaeuser siding. The program involved not just payments to class members, but an inspection component where a court-appointed inspector analyzed the particular claimant’s siding to determine the eligibility and award level. Class members received a check for their damages, based upon the total square footage of damaged siding, multiplied by the cost of replacing, or, in some instances, repairing, the siding on their homes. Ms. Keough oversaw the entirety of the program from start to finish. 16

III. JUDICIAL RECOGNITION Courts have favorably recognized Ms. Keough’s work as outlined above and by the sampling of judicial comments from other JND programs listed below. 1. Judge Joan B. Gottschall In re Navistar MaxxForce Engines Mktg., Sales Practices and Products, (January 3, 2020) No. 14-cv-10318 (N.D. Ill.): In accordance with PTO 29 and subsequent orders, the settlement administrator, a corporation for which Jennifer Keough (“Keough” or “settlement administrator”) speaks, filed several declarations updating the court on the notice, opt-out, and claims process the court finds that the settlement is fair, reasonable, and adequate. 2. Judge Fernando M. Olguin Ahmed v. HSBC Bank USA, NA, (December 30, 2019) No. 15-cv-2057-FMO-SPx (N.D. Ill.): On June 21, 2019, the court granted preliminary approval of the settlement, appointed JND Legal Administration (“JND”) as settlement administrator the court finds that the class notice and the notice process fairly and adequately informed the class members of the nature of the action, the terms of the proposed settlement, the effect of the action and release of claims, the class members’ right to exclude themselves from the action, and their right to object to the proposed settlement the reaction of the class has been very positive. 3. Judge Cormac J. Carney In re ConAgra Foods Inc., (October 8, 2019) No. 11-cv-05379-CJC-AGR (C.D. Cal.): Following the Court’s preliminary approval, JND used a multi-pronged notice campaign to reach people who purchased Wesson Oils...As of September 19, 2019, 17 only one class member requested to opt out of the settlement class, with another class member objecting to the settlement. The reaction of the class has thus been overwhelmingly positive, and this factor favors final approval. 4. Honorable Patti B. Saris Baker v. Equity Residential Mgmt., LLC, (August 16, 2019) No. 18-cv-11175 (D. Mass.): The Court appoints JND Legal Administration as Claims Administrator to serve the Class Notice, and if the Settlement is approved, to administer the Settlement and to conduct the claims process. 5. Judge Christine M. Arguello Beltran v. InterExchange, Inc., (July 18, 2019) No. 14-cv-3074 (D. Colo.): The Settlement Notice, and the distribution thereof, satisfied the requirements of due process under the Constitution and Federal Rule of Civil Procedure 23(e), that it was the best practicable under the circumstances, and that it constitutes due and sufficient notice to all persons entitled to notice of class action settlement. 6. Honorable David E. Gregerson Dougherty v. Barrett Bus. Serv., Inc., (June 28, 2019) No. 17-2-05619-1 (Wash. Super. Ct.): The Court appoints JND Legal Administration as the Settlement Administrator. The Settlement Administrator shall disseminate notice to Class Members, by mail and email, calculate settlement payments, mail settlement payments and tax forms, and create a settlement website. 18

7. Judge Barbara Jacobs Rothstein Wright v. Lyft, Inc., (May 29, 2019) No. 17-cv-23307-MGC 14-cv-00421-BJR (W.D. Wash.): The Court also finds that the proposed method of distributing relief to the class is effective. JND Legal Administration (“JND”), an experienced claims administrator, undertook a robust notice program that was approved by this Court… 8. Judge J. Walton McLeod Boskie v. Backgroundchecks.com, (May 17, 2019) No. 2019CP3200824 (S.C. C.P.): The Court appoints JND Legal Administration as Settlement Administrator…The Court approves the notice plans for the HomeAdvisor Class and the Injunctive Relief Class as set forth in the declaration of JND Legal Administration. The Court finds the class notice fully satisfies the requirements of due process, the South Carolina Rules of Civil Procedure. The notice plan for the HomeAdvisor Class and Injunctive Relief Class constitutes the best notice practicable under the circumstances of each Class. 9. Honorable James Donato In re Resistors Antitrust Litig., (May 2, 2019) No. 15-cv-03820-JD (N.D. Cal.): The Court approves as to form and content the proposed notice forms, including the long form notice and summary notice, attached as Exhibits B and D to the Second Supplemental Declaration of Jennifer M. Keough Regarding Proposed Notice Program (ECF No. 534-3). The Court further finds that the proposed plan of notice – including Class Counsel’s agreement at the preliminary approval hearing for the KOA Settlement that direct notice would be effectuated through both U.S. mail and electronic mail to the extent electronic mail addresses can be identified following a reasonable search – and the proposed contents of these notices, meet the requirements of Rule 23 and due process, and are the best notice practicable under the circumstances and shall 19 constitute due and sufficient notice to all persons entitled thereto. The Court appoints the firm of JND Legal Administration LLC as the Settlement Administrator. 10. Honorable Leigh Martin May Bankhead v. First Advantage Background Serv. Corp., (April 30, 2019) No. 17-cv-02910-LMM-CCB (N.D. Ga.): The Court appoints JND Legal Administration as Settlement Administrator The Court approves the notice plans for the Class as set forth in the declaration of the JND Legal Administration. The Court finds that class notice fully satisfies the requirements of due process of the Federal Rules of Civil Procedure. The notice plan constitutes the best notice practicable under the circumstances of the Class. 11. Honorable P. Kevin Castel Hanks v. Lincoln Life & Annuity Co. of New York, (April 23, 2019) No. 16-cv-6399 PKC (S.D.N.Y.): The Court approves the form and contents of the Short-Form Notice and Long-Form Notice (collectively, the “Notices”) attached as Exhibits A and B, respectively, to the Declaration of Jennifer M. Keough, filed on April 2, 2019, at Docket No. 120. The form and content of the notices, as well as the manner of dissemination described below, therefore meet the requirements of Rule 23 and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto. the Court approves the retention of JND Legal Administration LLC (“JND”) as the Notice Administrator. 12. Judge Cormac J. Carney In re ConAgra Foods Inc, (April 4, 2019) No. 11-cv-05379-CJC-AGR (C.D. Cal.): The bids were submitted to Judge McCormick, who ultimately chose JND Legal Administration to propose to the Court to serve as the settlement administrator. (Id. 65.) In addition to being selected by a neutral third party, JND Legal 20

Administration appears to be well qualified to administer the claims in this case… The Court appoints JND Legal Administration as Settlement Administrator… JND Legal Administration will reach class members through a consumer media campaign, including a national print effort in People magazine, a digital effort targeting consumers in the relevant states through Google Display Network and Facebook, newspaper notice placements in the Los Angeles Daily News, and an internet search effort on Google. (Keough Decl. ¶ 14.) JND Legal Administration will also distribute press releases to media outlets nationwide and establish a settlement website and toll-free phone number. (Id.) The print and digital media effort is designed to reach 70% of the potential class members. (Id.) The newspaper notice placements, internet search effort, and press release distribution are intended to enhance the notice’s reach beyond the estimated 70%. (Id.) 13. Honorable William J. McGovern, III, J.S.C. Atl. Ambulance Corp. v. Cullum and Hitti, (March 29, 2019) No. MRS-L-264-12 (N.J. Super. Ct.): The Court finds that the manner and form of notice set forth in the Settlement Agreement (Class Notice) was provided to the Settlement Class Members and Settlement Sub-class Members by JND Legal Administration, the Court-appointed Administrator of the Settlement…The Class Notice satisfied the requirements of due process and R. 4:32-2 and constitutes the best practicable notice under the circumstances. 14. Judge Edward M. Chen In re MyFord Touch Consumer Litig., (March 28, 2019) No. 13-cv-3072 (EMC) (N.D. Ca.): The parties have justified their choice of JND as Settlement Administrator… And the Court finds that the language of the class notice is appropriate and that the means of notice is the “best notice...practicable under the circumstances.” 21

15. Judge Jonathan Goodman Belanger v. RoundPoint Mortgage Servicing, (March 28, 2019) No. 17-cv-23307-MGC (S.D. Fla.): Class Counsel has filed with the Court a declaration from Jennifer M. Keough, Chief Executive Officer at JND Legal Administration, the independent third-party Settlement Administrator for the Settlement, establishing that the Mail Notice, Claim Form, and Claim Form Instructions were mailed to Noticed Class Members on December 12, 2018; the Settlement Website and IVR toll-free telephone number system were established on December 12, 2018; internet advertising was published beginning December 14, 2018; and the Publication Notice was published on January 7, 2019. Adequate Class Notice was given to the Noticed Class Members in compliance with the Settlement Agreement and the Preliminary Approval Order. 16. Judge Steven P. Shreder Chieftain Royalty Co. v. Marathon Oil Co., (March 8, 2019) No. 17-cv-334 (E.D. Okla.): The Court also approves the efforts and activities of the Settlement Administrator, JND Legal Administration, and the Escrow Agent, Signature Bank, in assisting with certain aspects of the administration of the Settlement, and directs them to continue to assist Class Representatives in completing the administration and distribution of the Settlement in accordance with the Settlement Agreement, this Judgment, any Plan of Allocation approved by the Court, and the Court’s other orders. 17. Judge Thomas S. Zilly Connolly v. Umpqua Bank, (February 28, 2019) No. C15-517 (TSZ) (W.D. Wash.): Notice of the proposed class action settlement and of the final approval hearing scheduled for February 21, 2019, was sent to all members of the Class in the manner described in the Declaration of Jennifer M. Keough, the Chief Executive Officer of JND Legal Administration, which is the Settlement Administrator for this matter… 22 the methods of transmitting notices to class members, along with the maintenance of a dedicated website, were the best notice practicable under the circumstances and comported with Federal Rule of Civil Procedure 23 and the Due Process Clause of the United States Constitution. 18. Judge Kathleen M. Daily Podawiltz v. Swisher Int’l, Inc., (February 7, 2019) No. 16CV27621 (Or. Cir. Ct.): The Court appoints JND Legal Administration as settlement administrator…The Court finds that the notice plan is reasonable, that it constitutes due, adequate and sufficient notice to all persons entitled to receive notice, and that it meets the requirements of due process, ORCP 32, and any other applicable laws. 19. Honorable Robert W. Lehrburger Hines v. CBS Television Studios, (February 5, 2019) No. 17-cv-7882 (PGG) (S.D.N.Y.): Class Members were provided with the best notice practicable under the circumstances. The Court further finds that the Notice and its distribution comported with all constitutional requirements, including those of due process. No Cass Member opted out of or objected to the Settlement. Moreover, approximately 57% of Class Members returned the Claim form, which represents a substantial response from the Settlement Class…On August 24, 2018 the Court preliminary appointed JND as the Settlement Claims Administrator in this action. JND is an experienced administrator of Class Action settlements nationwide. 20. Judge Naomi Reice Buchwald In re LIBOR-Based Fin. Instruments Antitrust Litig., (December 20, 2018) No. 11-md-2262 (NRB) (S.D.N.Y.): The Court hereby finds that the forms and methods of notifying the Lender Class of the Settlements and their terms and conditions met the requirements of the United 23

States Constitution (including the Due Process Clause), Rule 23 of the Federal Rules of Civil Procedure, and all other applicable law and rules; constituted the best notice practicable under the circumstances; and constituted due and sufficient notice to all Lender Class Members entitled thereto of these proceedings and the matters set forth herein, including the Settlements and Plan of Distribution. 21. Judge Kimberly E. West Reirdon v. Cimarex Energy Co., (December 18, 2018) No. 16-CIV-113 (KEW) (E.D. Okla.): The Court further finds that due and proper notice, by means of the Notice and Summary Notice, was given to the Settlement Class in conformity with the Settlement Agreement and Preliminary Approval Order…The Court also approves the efforts and activities of the Settlement Administrator, JND Legal Administration, and the Escrow Agent, Signature Bank, in assisting with certain aspects of the administration of the Settlement, and directs them to continue to assist Class Representative in completing the administration and distribution of the Settlement in accordance with the Settlement Agreement, this Judgment, any Plan of Allocation approved by the Court, and the Court’s other orders. 22. Honorable Kenneth J. Medel Huntzinger v. Suunto Oy, (December 14, 2018) No. 37-2018-27159 (CU) (BT) (CTL) (Cal. Super. Ct.): The Court finds that the Class Notice and the Notice Program implemented pursuant to the Settlement Agreement and Preliminary Approval Order constituted the best notice practicable under the circumstances to all persons within the definition of the Class and fully complied with the due process requirement under all applicable statutes and laws and with the California Rules of Court. 24

23. Judge Mark H. Cohen Liotta v. Wolford Boutiques, LLC, (November 30, 2018) No. 16-cv-4634 (N.D. Ga.): The Notice Program included written mail notice via post-card pursuant to addresses determined from a look-up on the telephone numbers using a historic look-up process designed to identify the owner of the relevant telephone numbers on July 7, 2016 and September 2, 2016. Keough Decl. ¶¶ 3-4. The Claims Administrator used multiple databases to determine addresses and names of the cellular telephone owners at the time the text messages were sent. Keough Decl. ¶ 3. The Parties’ filed evidence that the Claims Administrator provided notice in conformance with the Notice Program approved by the Court. Id. ¶ 4 & Ex. A; Settlement Agreement § C.4; Prelim. Approval Order at 16-17. This notice constituted the most effective and best notice practicable under the circumstances of the Settlement Agreement and the fairness hearing. The notice constituted due and sufficient notice for all other purposes to all persons entitled to receive notice. 24. Judge Kimberly E. West Cecil v. BP America Prod. Co., (November 19, 2018) No. 16-cv-410 (RAW) (E.D. Okla.): The form, content, and method of communicating the Notice of Settlement, together with the class settlement website referred to therein: (i) constituted the best notice practicable under the circumstances; (ii) constituted notice reasonably calculated, under the circumstances, to apprise potential Class Members of the pendency of the Litigation, the proposed Settlement Agreement, their right to exclude themselves from the proposed Settlement Agreement and resulting Settlement, their right to object to the same of any part thereof, and their right to appear at the Final Fairness Hearing; (iii) was reasonable and constituted due, adequate, and sufficient notice to all persons and entities entitled to such notice; and (iv) met all applicable requirements of the Federal Rules of Civil Procedure, the Due Process Clause of the United States Constitution, the Due Process protection of the State of Oklahoma, and any other applicable law. 25

25. Honorable Thomas M. Durkin In re Broiler Chicken Antitrust Litig., (November 16, 2018) No. 16-cv-8637 (N.D. Ill.): The notice given to the Class, including individual notice to all members of the Class who could be identified through reasonable efforts, was the best notice practicable under the circumstances. Said notice provided due and adequate notice of the proceedings and of the matters set forth therein, including the proposed settlement set forth in the Settlement Agreement, to all persons entitled to such notice, and said notice fully satisfied the requirements of Rules 23(c)(2) and 23(e)(1) of the Federal Rules of Civil Procedure and the requirements of due process. 26. Honorable Beth Labson Freeman Wahl v. Yahoo! Inc., (November 15, 2018) No. 17-cv-2745 (BLF) (N.D. Cal.): The Settlement Class was provided with adequate notice of the settlement and an opportunity to object or opt out. The notice satisfied all applicable legal requirements, including those under Federal Rule of Civil Procedure 23 and the United States Constitution. 27. Honorable Tanya Walton Pratt Pierce v Anthem Ins. Cos., (November 13, 2018) No. 15-cv-00562-TWP-TAB (S. D. Ind.): The Court hereby finds and concludes that Notice and the Supplemental Notice was disseminated to members of the Settlement Class in accordance with the terms of the Agreement and that the Notice and its dissemination were in compliance with the Agreement and this Court’s Preliminary Approval. The Court further finds and concludes that the Notice implemented pursuant to the Settlement Agreement constitutes the best practicable notice; is notice that is reasonably calculated, under the circumstances, to apprise Class Members of the pendency of the Action, their right to accept, object to or exclude themselves from the proposed settlement and to 26 appear at the fairness hearing; constitutes reasonable, due, adequate and sufficient notice to all persons entitled to receive notice; and meets all applicable requirements of the Federal Rules of Civil Procedure, the Due Process Clause of the United States Constitution and any Rules of the Court. 28. Judge Maren E. Nelson Granados v. County of Los Angeles, (October 30, 2018) No. BC361470 (Cal. Super. Ct.): JND’s Media Notice plan is estimated to have reached 83% of the Class. The overall reach of the Notice Program was estimated to be over 90% of the Class. (Keough Decl., at ¶12.). Based upon the notice campaign outlined in the Keough Declaration, it appears that the notice procedure was aimed at reaching as many class members as possible. The Court finds that the notice procedure satisfies due process requirements. 29. Judge Maren E. Nelson McWilliams v. City of Long Beach, (October 30, 2018) No. BC361469 (Cal. Super. Ct.): It is estimated that JND’s Media Notice plan reached 88% of the Class and the overall reach of the Notice Program was estimated to be over 90% of the Class. (Keough Decl., at ¶12.). Based upon the notice campaign outlined in the Keough Declaration, it appears that the notice procedure was aimed at reaching as many class members as possible. The Court finds that the notice procedure satisfies due process requirements. 30. Judge Cheryl L. Pollak Dover v. British Airways, PLC (UK), (October 9, 2018) No. 12-cv-5567 (E.D.N.Y.), in response to two objections: JND Legal Administration was appointed as the Settlement Claims Administrator, responsible for providing the required notices to Class Members and overseeing the 27 claims process, particularly the processing of Cash Claim Forms…the overwhelmingly positive response to the Settlement by the Class Members, reinforces the Court’s conclusion that the Settlement is fair, adequate, and reasonable. 31. Judge Edward J. Davila In re Intuit Data Litig., (October 4, 2018) No. 15-CV-1778-EJD (N.D. Cal.): The Court appoints JND Legal Administration (“JND”) to serve as the Settlement Administrator…The Court approves the program for disseminating notice to Class Members set forth in the Agreement and Exhibit A thereto (herein, the “Notice Program”). The Court approves the form and content of the proposed forms of notice, in the forms attached as Attachments 1 through 3 to Exhibit A to the Agreement. The Court finds that the proposed forms of notice are clear and readily understandable by Class Members. The Court finds that the Notice Program, including the proposed forms of notice, is reasonable and appropriate and satisfies any applicable due process and other requirements, and is the only notice to the Class Members of the Settlement that is required. 32. Judge Michael H. Watson O’Donnell v. Fin. American Life Ins. Co., (August 24, 2018) No. 14-cv-01071 (S.D. Ohio): The Court finds that the Class Notice and the notice methodology implemented pursuant to this Settlement Agreement (as evidenced by the Declaration of Settlement Administrator Keough, JND Legal Administration): (1) constituted the best practicable notice; (2) constituted notice that was reasonably calculated, under the circumstances, to apprise Class Members of the terms of the Proposed Settlement, the available relief, the release of claims, their right to object or exclude themselves from the proposed Settlement, and their right to appear at the fairness hearing; (3) were reasonable and constitute due, adequate, and sufficient notice to all persons entitled to receive notice; and (4) met all applicable requirements of the Federal Rules of Civil Procedure, the 28

Class Action Fairness Act, the United States Constitution (including the Due Process Clause), the Rules of the Court, and any other applicable law. 33. Judge Timothy J. Corrigan Finerman v. Marriott Ownership Resorts, Inc., (August 15, 2018) No. 14-cv-1154-J-32MCR (M.D. Fla.): Notice was given by Mail in accordance with the Settlement Agreement and the Preliminary Approval Order. The Class Notice, Claim Form, Preliminary Approval Order, Petition for Attorney’s Fees, and Settlement Agreement (without exhibits) were also posted on the Settlement Website at www.cruisefaresettlement.com. These forms of class notice fully complied with the requirements of Rule 23(c)(2)(B) and due process, constituted the best notice practicable under the circumstances, and were due and sufficient notice to all persons entitled to notice of the settlement of this lawsuit. 34. Honorable Kenneth J. Medel Huntzinger v. Suunto Oy, (August 10, 2018) No. 37-2018-27159 (CU) (BT) (CTL) (Cal. Super. Ct.): The Court finds that the notice to the Class Members regarding settlement of this Action, including the content of the notices and method of dissemination to the Class Members in accordance with the terms of Settlement Agreement, constitute the best notice practicable under the circumstances and constitute valid, due and sufficient notice to all Class Members, complying fully with the requirements of California Code of Civil Procedure 382, California Civil Code 1781, California Rules of Court Rules 3.766 and 3.769(f), the California and United States Constitutions, and any other applicable law. 29

35. Honorable Thomas M. Durkin In re Broiler Chicken Antitrust Litig., (June 22, 2018) No. 16-cv-8637 (N.D. Ill.): The proposed notice plan set forth in the Motion and the supporting declarations comply with Rule 23(c)(2)(B) and due process as it constitutes the best notice that is practicable under the circumstances, including individual notice vial mail and email to all members who can be identified through reasonable effort. The direct mail and email notice will be supported by reasonable publication notice to reach class members who could not be individually identified. 36. Honorable Stanley R. Chesler Muir v. Early Warning Services, LLC, (June 13, 2018) No. 16-cv-00521 (D.N.J.): Notice to the Class required by Rule 23(e) of the Federal Rules of Civil Procedure has been provided in accordance with the Court’s Preliminary Approval Order, and such notice has been given in an adequate and sufficient manner; constitutes the best notice practicable under the circumstances; and satisfies Rule 23(e) and due process. The Court is informed the Mail Notice was sent by first class mail to approximately 211 Settlement Class Members by JND Legal Administration, the third-party Settlement Administrator. 37. Honorable Lewis A. Kaplan Cline v. TouchTunes Music Corp., (May 24, 2018) No. 14-CIV-4744 (LAK) (S.D.N.Y.): The Court finds that the Notice Program has been implemented by the Claims Administrator and Parties, and that such Notice Program, including of the utilized Notice Form, constitutes the best notice practicable under the circumstances and fully satisfied due process, the requirements of Rule 23 of the Federal Rules of Civil Procedure, and all other applicable laws. 30

38. Judge Janet T. Neff Sullivan v. Wenner Media LLC, (May 22, 2018) No. 16–cv–00960–JTN–ESC (W.D. Mich.): The Settlement Administrator completed the delivery of Class Notice according to the terms of the Agreement. The Class Notice given by the Settlement Administrator to the Settlement Class, which set forth the principal terms of the Agreement and other matters, was the best practicable notice under the circumstances. 39. Judge Maren E. Nelson Djoric v. Justin Brands, Inc., (March 12, 2018) No. BC574927 (Cal. Super. Ct.): Based on the number of claims submitted the Court concludes that the notice was adequate and the best available means under the circumstances. 40. Judge Federico A. Moreno Brna v. Isle of Capri Casinos and Interblock USA, LLC, (February 20, 2018) No. 17-cv-60144 (FAM) (S.D. Fla.): Class Counsel has filed with the Court a Declaration from JND Legal Administration, the independent third-party Settlement Administrator for the Settlement, establishing the Settlement Notice and Claim Form were delivered by email and mail to the class members on November 27, 2017 and December 4, 2017, the Settlement website was established on November 27, 2017, and Claim Forms were also available electronically on the website. Adequate notice was given to the Settlement Class Members in compliance with the Settlement Agreement and the preliminary approval order. 31

41. Honorable Percy Anderson Nozzi v. Housing Authority for the City of Los Angeles, (February 15, 2018) No. CV 07-380 PA (FFMx) (C.D. Cal.): The notice given in this case was reasonably calculated to reach the Damages Class… Finally, a notice was published in the L.A. Times for three consecutive weeks on August 18, 2017, August 25, 2017, and September 1, 2017, and a 30-day internet advertising campaign was launched on Facebook, Instagram, and Twitter to inform Class Members about the settlement. (Keough Decl. ¶ 12.) The Court therefore concludes that the notice procedures satisfied the requirements of Due Process and Federal Rule of Civil Procedure 23(e). 42. Judge Ann D. Montgomery In re Wholesale Grocery Prod. Antitrust Litig., (November 16, 2017) No. 9-md-2090 (ADM) (TNL) (D. Minn.): Notice provider and claims administrator JND Legal Administration LLC provided proof that mailing conformed to the Preliminary Approval Order in a declaration filed contemporaneously with the Motion for Final Approval of Class Settlement. This notice program fully complied with Fed. R. Civ. P. 23, satisfied the requirements of due process, is the best notice practicable under the circumstances, and constituted due and adequate notice to the Class of the Settlement, Final Approval Hearing and other matters referred to in the Notice. 43. Honorable Robert S. Lasnik Gragg v. Orange Cab Co., (October 5, 2017) No. C12-0576RSL (W.D. Wash.): The Settlement Administrator completed the delivery of Class Notice according to the terms of the Agreement. The Class Notice given by the Settlement Administrator to the Settlement Class, which set forth the principal terms of the Agreement and other matters, was the best practicable notice under the circumstances…The Class 32

Notice given to the Settlement Class Members satisfied the requirements of Federal Rule of Civil Procedure 23 and the requirements of constitutional due process. 44. The Honorable Philip S. Gutierrez Harris v. Amgen, Inc., (April 4, 2017) No. CV 07-5442 PSG (PLAx) (C.D. Cal.): Class counsel retained JND to provide notice and administration services for this litigation. See generally Keough Decl. JND mailed 13,344 class action notices to class members by first-class mail on January 14, 2017. See Keough Decl., ¶ 6. If the mailings returned undeliverable, JND used skip tracing to identify the most updated addresses for class members. Id. To date, JND reports than only 179 notices are undeliverable. Id. ¶ 7. Moreover, as of March 21, 2017, the deadline for filing objections, JND had received no objections to the final settlement agreement. The lack of objections is an indicator that class members find the settlement to be fair, reasonable, and adequate. 33

IV. CASE EXPERIENCE Ms. Keough has played an important role in hundreds of matters throughout her career. A partial listing of her notice and claims administration case work is provided below. CASE NAME CASE NUMBER LOCATION Adair v. Michigan Pain Specialist, PLLC 14-28156-NO Mich. Cir. Adkins v. EQT Prod. Co. 10-cv-00037-JPJ-PMS W.D. Va. Adzhikosyan v. Denver Mgmt. BC648100 Cal. Super. Ct. Ahmed v. HSBC Bank USA, NA 15-cv-2057-FMO-SPx N.D. Ill. Allagas v. BP Solar Int’l, Inc. 14-cv-00560 (SI) N.D. Cal. Amin v. Mercedes-Benz USA, LLC 17-cv-01701-AT N.D. Ga. Andreas-Moses v. Hartford Fire Ins. Co. 17-cv-2019-Orl-37KRS M.D. Fla. Anger v. Accretive Health 14-cv-12864 E.D. Mich. Arthur v. Sallie Mae, Inc. 10-cv-00198-JLR W.D. Wash. Atkins v. Nat’l. Gen. Ins. Co. 16-2-04728-4 Wash. Super. Ct. Atl. Ambulance Corp. v. Cullum & Hitti MRS-L-264-12 N.J. Super. Ct. Backer Law Firm, LLC v. Costco Wholesale Corp. 15-cv-327 (SRB) W.D. Mo. Baker v. Equity Residential Mgmt., LLC 18-cv-11175 D. Mass. Bankhead v. First Advantage Background Services Corp. 17-cv-02910-LMM-CCB N.D. Ga. Barclays Dark Pool Sec. Litig. 14-cv-5797 (VM) S.D.N.Y. Barrett v. Nestle USA, Inc. 18-cv-167-DPM E.D. Ark. Belanger v. RoundPoint Mortgage Servicing 17-cv-23307-MGC S.D. Fla. Beltran v. InterExchange, Inc. 14-cv-3074 D. Colo. Bergman v. Thelen LLP 08-cv-05322-LB N.D. Cal. Bey v. Encore Health Res. 19-cv-00060 E.D. Tex. BlackRock Core Bond Portfolio v. Wells Fargo 65687/2016 N.Y. Super. Ct. Blasi, Jr. v. United Debt Services, LLC 14-cv-0083 S.D. Ohio Blocher v. Landry’s Inc. 14-cv-03213-MSS-JSS M.D. Fla. Bollenbach Enters. Ltd. P’ship. v. Oklahoma Energy Acquisitions 17-cv-134 W.D. Okla. Boskie v. Backgroundchecks.com 2019CP3200824 S.C. C.P. 34

CASE NAME CASE NUMBER LOCATION Briones v. Patelco Credit Union RG 16805680 Cal. Super. Ct. Brna v. Isle of Capri Casinos 17-cv-60144 (FAM) S.D. Fla. Broussard v. Stein Mart, Inc. 16-cv-03247 S.D. Tex. Browning v. Yahoo! C04-01463 HRL N.D. Cal. Calvert v. Xcel Energy 17-cv-02458-RBJ D. Colo. Cambridge v. Sheetz, Inc. 17-cv-01649-JEJ M.D. Pa. Careathers v. Red Bull North America, Inc. 13-cv-369 (KPF) S.D.N.Y. Carmack v. Amaya Inc. 16-cv-1884 D.N.J. Carson v. Cheers 17-2-29644-9 Wash. Super. Ct. Castro v. Cont’l Airlines, Inc. 14-cv-00169 C.D. Cal. Cecil v. BP America Prod. Co. 16-cv-410 (RAW) E.D. Okla. Chamblee v. TerraForm Power, Inc. 16 MD 2742 (PKC)(AJP) S.D.N.Y. Chanve c. E.I. Du Pont De Nemours 16-cv-00376-MAC-ZJH E.D. Tex. Chavez v. Our Lady of Lourdes Hosp. 12-2-50575-9 Wash. Super. Ct. Chester v. TJX Cos. 15-cv-1437 (ODW) (DTB) C.D. Cal. Chieftain Royalty Co. v. Marathon Oil Co. 17-cv-334 E.D. Okla. Chieftain Royalty Co. v. XTO Energy, Inc. 11-cv-00029-KEW E.D. Okla. City of Los Angeles v. Bankrate, Inc. 14-cv-81323 (DMM) S.D. Fla. Cline v Sunoco, Inc. 17-cv-313-JAG E.D. Okla. Cline v. TouchTunes Music Corp. 14-CIV-4744 (LAK) S.D.N.Y. Cobell v. Salazar 96-cv-1285 (TFH) D.D.C. Common Ground Healthcare Coop. v. United States 17-877C F.C.C. Connolly v. Umpqua Bank C15-517 (TSZ) W.D. Wash. Corona v. Sony Pictures Entm’t Inc. 14–CV–09600–RGK–E C.D. Cal. Courtney v. Avid Tech., Inc. 13-cv-10686-WGY D. Mass. Davis v. Carfax, Inc. CJ-04-1316L D. Okla. Dearth v. Hartford Fire Ins. Co. 16-cv-1603-Orl-37LRH M.D. Fla. DeFrees v. Kirkland and U.S. Aerospace, Inc. CV 11-04574 C.D. Cal. del Toro Lopez v. Uber Techs., Inc. 14-cv-6255 N.D. Cal. Delkener v. Cottage Health Sys. 30-2016-847934 (CU) (NP) (CXC) Cal. Super. Ct. DeMarco v. AvalonBay Communities, Inc. 15-cv-00628-JLL-JAD D.N.J. Diaz v. Lost Dog Pizza, LLC 17-cv-02228-WJM-NYW D. Colo. 35

CASE NAME CASE NUMBER LOCATION Dixon v. Zabka 11-cv-982 D. Conn. Djoric v. Justin Brands, Inc. BC574927 Cal. Super. Ct. Doan v. State Farm Gen. Ins. Co. 1-08-cv-129264 Cal. Super. Ct. Dougherty v. Barrett Bus. Serv., Inc. 17-2-05619-1 Wash. Super. Ct. Doughtery v. QuickSIUS, LLC 15-cv-06432-JHS E.D. Pa. Dover v. British Airways, PLC (UK) 12-cv-5567 E.D.N.Y. Dozier v. Club Ventures Invs. LLC 17BK10060 S.D.N.Y. Duran v. DirecTV 4850 (1-14-CV-274709) Cal. Super. Ct. Dwyer v. Snap Fitness, Inc. 17-cv-00455-MRB S.D. Ohio Easley v. The Reserves Network, Inc. 16-cv-544 N.D. Ohio Edwards v. Hearst Commc’ns., Inc. 15-cv-9279 (AT) (JLC) S.D.N.Y. EEOC v. Patterson-UTI Drilling Co. LLC 5-cv-600 (WYD) (CBS) D. Colo. Erica P. John Fund, Inc. v. Halliburton Co. 02-cv-1152 N.D. Tex. Espenshade v. Wilcox & Wilcox BC647489 Cal. Super. Ct. Essex v. The Children’s Place, Inc. 15-cv-5621 D.N.J. Expedia Hotel Taxes & Fees Litig. 05-2-02060-1 (SEA) Wash. Super. Ct. Family Med. Pharmacy LLC v. Impax Labs., Inc. 17-cv-53 S.D. Ala. Family Med. Pharmacy LLC v. Trxade Group Inc. 15-cv-00590-KD-B S.D. Ala. Farmer v. Bank of Am. 11-cv-00935-OLG W.D. Tex. Finerman v. Marriott Ownership Resorts, Inc. 14-cv-1154-J-32MCR M.D. Fla. Fitzgerald v. Lime Rock Res. CJ-2017-31 Okla. Dist. Ct. Fosbrink v. Area Wide Protective, Inc. 17-cv-1154-T-30CPT M.D. Fla. Fresno County Employees Ret. Assoc. v. comScore Inc. 16-cv-1820 (JGK) S.D.N.Y. Frost v. LG Elec. MobileComm U.S.A., Inc. 37-2012-00098755-CU-PL-CTL Cal. Super. Ct. FTC v. Consumerinfo.com SACV05-801 AHS (MLGx) C.D. Cal. Gehrich v. Howe 37-2018-00041295-CU-SL-CTL N.D. Ga. Gervasio v. Wawa, Inc. 17-cv-245 (PGS) (DEA) D.N.J. Gormley v. magicJack Vocaltec Ltd. 16-cv-1869 S.D.N.Y. Gragg v. Orange Cab Co. C12-0576RSL W.D. Wash. Granados v. County of Los Angeles BC361470 Cal. Super., Ct. Grant v. Ballard Mgmt, Inc. 18-2-54890-0 SEA Wash. Super. Ct. 36

CASE NAME CASE NUMBER LOCATION Hahn v. Hanil Dev., Inc. BC468669 Cal. Super. Ct. Hall v. Dominion Energy 18-cv-00321-JAG E.D. Va. Halperin v. YouFit Health Clubs 18-cv-61722-WPD S.D. Fla. Hanks v. Lincoln Life & Annuity Co. of New York 16-cv-6399 PKC S.D.N.Y. Harris v. Amgen, Inc. CV 07-5442 PSG (PLAx) C.D. Cal. Harrison v. Strategic Experiential Group RG16 807555 Cal. Super. Ct. Health Republic Ins. Co. v. United States 16-259C F.C.C. Hernandez v. Experian Info. Solutions, Inc. 05-cv-1070 (DOC) (MLGx) C.D. Cal. Hernandez v. United States Cold Storage of California, Inc. S-1500-CV-282297-SPC Cal. Super. Ct. Hines v. CBS Television Studios 17-cv-7882 (PGG) S.D.N.Y. Holt v. Murphy Oil USA, Inc. 17-cv-911 N.D. Fla. Hopwood v. Nuance Commc’n, Inc. 4:13-cv-02132-YGR N.D. Cal. Howard v. Southwest Gas Corp. 18-cv-01035-JAD-VCF D. Nev. Howell v. Checkr, Inc. 17-cv-4305 N.D. Cal. Huntzinger v. Suunto Oy 37-2018-27159 (CU) (BT) (CTL) Cal. Super. Ct. In re Air Cargo Shipping Servs. Antitrust Litig. 06-md-1775 (JG) (VVP) E.D.N.Y. In re Akorn, Inc. Sec. Litig. 15-c-1944 N.D. Ill. In re Am. Express Fin. Advisors Sec. Litig. 04 Civ. 1773 (DAB) S.D.N.Y. In re AMR Corp. (American Airlines Bankr.) 1-15463 (SHL) S.D.N.Y. In re Auction Houses Antitrust Litig. 00-648 (LAK) S.D.N.Y. In re AudioEye, Inc. Sec. Litig. 15-cv-163 (DCB) D. Ariz. In re Broiler Chicken Antitrust Litig. 16-cv-08637 N.D. Ill. In re Classmates.com C09-45RAJ W.D. Wash. In re ConAgra Foods Inc. 11-cv-05379-CJC-AGR C.D. Cal. In re CRM Holdings, Ltd. Sec. Litig. 10-cv-00975-RPP S.D.N.Y. In re Equifax Inc. Customer Data Sec. Breach Litig. 17-md-2800-TWT N.D. Ga. In re General Motors LLC Ignition Switch Litig. 2543 (MDL) S.D.N.Y. In re Global Tel*Link Corp. Litig. 14-CV-5275 W.D. Ark. In re GoPro, Inc. Shareholder Litig. CIV537077 Cal. Super. Ct. In re Guess Outlet Store Pricing JCCP No. 4833 Cal. Super. Ct. In re Initial Pub. Offering Sec. Litig. (IPO Sec. Litig.) No. 21-MC-92 S.D.N.Y. 37

CASE NAME CASE NUMBER LOCATION In re Intuit Data Litig. 15-CV-1778-EJD N.D. Cal. In re J.P. Morgan Stable Value Fund ERISA Litig. 12-cv-02548-VSB S.D.N.Y. In re Legacy Reserves LP Preferred Unitholder Litig. 2018-225 (JTL) Del. Ch. In re LIBOR-Based Fin. Instruments Antitrust Litig. 11-md-2262 (NRB) S.D.N.Y. In re MyFord Touch Consumer Litig. 13-cv-3072 (EMC) N.D. Cal. In re Navistar MaxxForce Engines Mktg., Sales Practices and Products 14-cv-10318 N.D. Ill. In re Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010 2179 (MDL) E.D. La. In re PHH Lender Placed Ins. Litig. 12-cv-1117 (NLH) (KMW) D.N.J. In re Pokémon Go Nuisance Litig. 16-cv-04300 N.D. Cal. In re Polyurethane Foam Antitrust Litig. 10-md-196 (JZ) N.D. Ohio In re Processed Egg Prod. Antitrust Litig. 08-MD-02002 E.D. Pa. In re Resistors Antitrust Litig. 15-cv-03820-JD N.D. Cal. In re Resonant Inc. Sec. Litig. 15-cv-1970 (SJO) (MRW) C.D. Cal. In re Stericycle, Inc. Sec. Litig. 16-cv-07145 N.D. Ill. In re Stryker Rejuvenate and ABG II Hip Implant Products Liab. Litig. 13-md-2441 D. Minn. In re SunTrust Banks, Inc. ERISA Litig. 08-cv-03384-RWS N.D. Ga. In re Tenet Healthcare Corp. Sec. CV-02-8462-RSWL (Rzx) C.D. Cal. In re The Engle Trust Fund 94-08273 CA 22 Fla. 11th Cir. Ct. In re Unilife Corp. Sec. Litig. 16-cv-3976 (RA) S.D.N.Y. In re Washington Mut. Inc. Sec. Litig. 8-md-1919 (MJP) W.D. Wash. In re Webloyalty.com, Inc. Mktg. & Sales Practices Litig. 06-11620-JLT D. Mass. In re Wholesale Grocery Prod. Antitrust Litig. 9-md-2090 (ADM) (TNL) D. Minn. In re Williams Sec. Litig. 02-CV-72-SPF (FHM) N.D. Okla. In re Yahoo! Inc. Sec. Litig. 17-cv-373 N.D. Cal. Ivery v. RMH Illinois, LLC and RMH Franchise Holdings, Inc. 17-CIV-1619 N.D. Ill. Jerome v. Elan 99, LLC 2018-02263 Tx. Dist. Ct. Jeter v. Bullseye Energy, Inc. 12-cv-411 (TCK) (PJC) N.D. Okla. Johnson v. MGM Holdings, Inc. 17-cv-00541 W.D. Wash. Jordan v. Things Remembered, Inc. 114CV272045 Cal. Super. Ct. 38

CASE NAME CASE NUMBER LOCATION Kellgren v. Petco Animal Supplies, Inc. 13-cv-644 (L) (KSC) S.D. Cal. Kissel v. Code 42 Software Inc. 15-1936 (JLS) (KES) C.D. Cal. Konecky v Allstate CV-17-10-M-DWM D. Mont. Krueger v. Ameriprise Fin., Inc. 11-cv-02781 (SRN/JSM) D. Minn. Langan v. Johnson & Johnson Consumer Co. 13-cv-01471 D. Conn. Lee v. Hertz Corp., Dollar Thrifty Auto. Grp. Inc. CGC-15-547520 Cal. Super. Ct. Lindsay v. Cutter Wireline Serv., Inc. 7-cv-01445 (PAB) (KLM) D. Colo. Linneman v. Vita-Mix Corp. 15-cv-748 S.D. Ohio Lion Biotechnologies Sec. Litig. 17-cv-02086-SI N.D. Cal. Liotta v. Wolford Boutiques, LLC 16-cv-4634 N.D. Ga. Lippert v. Baldwin 10-cv-4603 N.D. Ill. Lloyd v. CVB Fin. Corp. 10-cv-6256 (CAS) C.D. Cal. Loblaw Card Program Remediation Program Machado v. Endurance Int’l Grp. Holdings Inc. 15-cv-11775-GAO D. Mass. Martinez v. Rial de Minas, Inc. 16-cv-01947 D. Colo. McClellan v. Chase Home Fin. 12-cv-01331-JGB-JEM C.D. Cal. McFarland v. Swedish Med. Ctr. 18-2-02948-1 SEA Wash. Super. Ct. McGann v. Schnuck Markets Inc. 1322-CC00800 Mo. Cir. Ct. McKibben v. McMahon 14-2171 (JGB) (SP) C.D. Cal. McKnight Realty Co. v. Bravo Arkoma, LLC 17-CIV-308 (KEW) E.D. Okla. McNeal v. AccentCare, Inc. 4:15cv03304 N.D. Cal. McNeill v. Citation Oil & Gas Corp. 17-CIV-121 (KEW) E.D. Okla. McWilliams v. City of Long Beach BC361469 Cal. Super. Ct. Mild v. PPG Indus., Inc. 18-cv-04231 C.D. Cal. Millien v. Madison Square Garden 17-cv-04000 S.D.N.Y. Moeller v. Advance Magazine Publishers, Inc. 15-cv-05671 (NRB) S.D.N.Y. Mojica v. Securus Techs., Inc. 14-cv-5258 W.D. Ark. Molnar v. 1-800-Flowers Retail, Inc. BC 382828 Cal. Super. Ct. Monteleone v. Nutro Co. 14-cv-00801-ES-JAD D.N.J. Moodie v. Maxim HealthCare Servs. 14-cv-03471-FMO-AS C.D. Cal. Morel v. Lions Gate Entm’t Inc. 16-cv-1407 (JFC) S.D.N.Y. Muir v. Early Warning Services, LLC 16-cv-00521 D.N.J. 39

CASE NAME CASE NUMBER LOCATION Mylan Pharm., Inc. v. Warner Chilcott Pub. Ltd. 12-3824 E.D. Pa. Nasseri v. Cytosport, Inc. BC439181 Cal. Super. Ct. Nesbitt v. Postmates, Inc. CGC-15-547146 Cal. Super. Ct. New Orleans Tax Assessor Project Tax Assessment Program New York v. Steven Croman 450545/2016 N.Y. Super. Ct. NMPA Late Fee Program Groups I-IVA Remediation Program CRB Nozzi v. Housing Authority of the City of Los Angeles CV 07-0380 PA (FFMx) C.D. Cal. Nwabueza v. AT&T C 09-01529 SI N.D. Cal. O’Donnell v. Fin. American Life Ins. Co. 14-cv-01071 S.D. Ohio Ortez v. United Parcel Serv., Inc. 17-cv-01202 (CMA) (SKC) D. Colo. Paggos v. Resonant, Inc. 15-cv-01970-SJO C.D. Cal. Palazzolo v. Fiat Chrysler Auto. NV 16-cv-12803 E.D. Mich. Parker v. Time Warner Entm’t Co. 239 F.R.D. 318 E.D.N.Y. Parker v. Universal Pictures 16-cv-1193-CEM-DCI M.D. Fla. Parmelee v. Santander Consumer USA Holdings Inc. 16-cv-783-K N.D. Tex. Pemberton v. Nationstar Mortgage LLC 14-cv-1024-BAS (MSB) S.D. Cal. Petersen v. Costco Wholesale Co. 13-cv-01292-DOC-JCG C.D. Cal. Pickett v. Simos Insourcing Solutions Corp. 1:17-cv-01013 N.D. Ill. Pierce v Anthem Ins. Cos. 15-cv-00562-TWP-TAB S. D. Ind. Podawiltz v. Swisher Int’l, Inc. 16CV27621 Or. Cir. Ct. Press v. J. Crew Group, Inc. 56-2018-512503 (CU) (BT) (VTA) Cal. Super. Ct. Purcell v. United Propane Gas, Inc. 14-CI-729 Ky. 2nd Cir. Racies v. Quincy Bioscience, LLC 15-cv-00292 N.D. Cal. Ramos v. Hopele of Fort Lauderdale, LLC 17-cv-62100 S.D. Fla. Reirdon v. Cimarex Energy Co. 16-CIV-113 (KEW) E.D. Okla. Rice v. Insync 30-2014-00701147-CU-NP-CJC Cal. Super. Ct. Rice-Redding v. Nationwide Mut. Ins. Co. 18-cv-01203 N.D. Ga. Rich v. EOS Fitness Brands, LLC RIC1508918 Cal. Super. Ct. Rollo v. Universal Prop. & Cas. Ins. 2018-027720-CA-01 Fla. Cir. Ct. Roman v. Antelope Valley Newspapers, Inc. BC382639 Cal. Super. Ct. Rotatori v. TGI Fridays 14-0081-B Mass. Super. Ct. Rozeboom v. Dietz & Watson 17-cv-01266-RAJ W.D. Wash. 40

CASE NAME CASE NUMBER LOCATION Ruppel v. Consumers Union of United States, Inc. 16-cv-2444 (KMK) S.D.N.Y. Saccoccio v. JP Morgan Chase 13-cv-21107 S.D. Fla. San Antonio Fire & Police Pension Fund v. Dole Food Co. 15-cv-1140 (LPS) E.D. Del. Sanders v. Global Research Acquisition, LLC 18-cv-00555 M.D. Fla. Sanders v The CJS Solutions Group, LLC 17-cv-03809 S.D.N.Y. Schlesinger v. Ticketmaster BC304565 Cal. Super. Ct. Schourup v. Private Label Nutraceuticals, LLC 2015cv01026 C.D. Cal. Schwartz v. Intimacy in New York, LLC 13-cv-5735 (PGG) S.D.N.Y. Schwartz v. Opus Bank 16-cv-7991 (AB) (JPR) C.D. Cal. SEB Inv. Mgmt. AB v. Endo Int’l PLC 17-cv-3711-TJS E.D. Pa. Seegert v. P.F. Chang’s China Bistro 37-2017-00016131-CU-MC-CTL Cal. Super. Ct. Soderstrom v. MSP Crossroads Apartments LLC 16-cv-233 (ADM) (KMM) D. Minn. Solano v. Amazon Studios LLC 17-cv-01587 (LGS) S.D.N.Y. Soto v. Diakon Logistics (Delaware), Inc. 08-cv-33-L(WMC) S.D. Cal. Speed v. JMA Energy Co., LLC CJ-2016-59 Okla. Dist. Ct. Stanley v. Capri Training Ctr. ESX-L-1182-16 N.J. Super. Ct. Steele v. PayPal, Inc. 05-CV-01720 (ILG) (VVP) E.D.N.Y. Stillman v. Clermont York Assocs. LLC 603557/09E N.Y. Super. Ct. Stretch v. Montana DV-04-713 (A) Mont. 11th Dist. Ct. Strickland v. Carrington Mortgage Services, LLC 16-cv-25237 S.D. Fla. Stuart v. State Farm Fire & Cas. Co. 14-cv-04001 W.D. Ark. Sudunagunta v. NantKwest, Inc. 16-cv-01947-MWF-JEM C.D. Cal. Sullivan v Wenner Media LLC 16–cv–00960–JTN–ESC W.D. Mich. Swinton v. SquareTrade, Inc. 18-CV-00144-SMR-SBJ S.D. Iowa Szafarz v. United Parcel Serv., Inc. SUCV2016-2094-BLS2 Mass. Super. Ct. Terrell v. Costco Wholesale Corp. 16-2-19140-1-SEA Wash. Super. Ct. Timberlake v. Fusione, Inc. BC 616783 Cal. Super. Ct. Tkachyk v. Traveler’s Ins. 16-28-m (DLC) D. Mont. T-Mobile Remediation Program Remediation Program Tolliver v. Avvo, Inc. 16-2-5904-0 (SEA) Wash. Super. Ct. Townes, IV v. Trans Union, LLC 04-1488-JJF D. Del. 41

CASE NAME CASE NUMBER LOCATION Tschosik v. Diamond Freight Sys. 16-2-01247-1 Wash. Super. Ct. Tyus v. Gen. Info. Solutions LLC 2017CP3201389 S.C. C.P. United States v. City of Austin 14-cv-00533-LY W.D. Tex. United States v. City of Chicago 16-c-1969 N.D. Ill. United States v. Consol. City of Jacksonville 170-17M-393 U.S. D.O.J. United States v. Greyhound Lines, Inc. 16-67-RGA D. Del. USC Student Health Ctr. Settlement 18-cv-04258-SVW C.D. Cal. Viesse v. Saar’s Inc. 17-2-7783-6 (SEA) Wash. Super. Ct. Wahl v. Yahoo! Inc. 17-cv-2745 (BLF) N.D. Cal. Walton v. AT&T Servs., Inc. 15-cv-3653 (VC) N.D. Cal. Weber v. KASA Delivery LLC 16-2-13761-0 SEA Wash. Super. Ct. WellCare Sec. Litig. 07-cv-01940-VMC-EAJ M.D. Fla. Williams v. Naples Hotel Group, LLC 18-cv-422-Orl-37-DCI M.D. Fla. Williams v. Weyerhaeuser Co. 995787 Cal. Super. Ct. Wilson v. LSB Indus., Inc. 15-cv-07614-RA-GWG S.D.N.Y. Wornicki v. Brokerpriceopinion.com, Inc. 13-cv-03258 (PAB) (KMT) D. Colo. Wright v. Lyft, Inc. 14-cv-00421-BJR W.D. Wash. 42

Exhibit 15:

Notice Pursuant to the Class Action Fairness Act, 28 U.S.C. §1715

Wendy Bloom To Call Writer Directly: (312) 862-2343 wbloom @kirkland.com	300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

March __, 2020

VIA FIRST CLASS CERTIFIED MAIL

To:	All “Appropriate” Federal and State Officials Per 28 U.S.C. § 1715

(see attached Service List)

Re:	Notice of Proposed Class Action Settlement

In re: General Motors LLC Ignition Switch Litigation, 14-MD-2543 (S.D.N.Y.) (JMF)

In re: Motors Liquidation Company, et al., f/k/a/ General Motors Corp., et al., 09-50026 ( Bankr. S.D.N.Y.) (MG)

Ladies and Gentlemen:

We write on behalf of General Motors LLC (“New GM”) in the Multidistrict Litigation (“MDL”) matter of In re: General Motors LLC Ignition Switch Litigation, 14-MD-2543 (JMF), pending in the United States District Court for the Southern District of New York before the Honorable Jesse M. Furman, and the Motors Liquidation Company General Unsecured Creditors Trust (“the GUC Trust”) in the matter of In re: Motors Liquidation Company, et al., f/k/a/ General Motors Corp., et al., 09-50026 (MG), pending in the Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”) before the Honorable Martin Glenn.

In compliance with the Class Action Fairness Act of 2005, 28 U.S.C. § 1715 (“CAFA”), New GM and the GUC Trust hereby serve upon you notice that a motion for approval of a proposed class action settlement has been filed in the MDL Court. Counsel for Plaintiffs, counsel for New GM, and counsel for the GUC Trust (the “Parties”) engaged in arm’s-length negotiations over more than two years with the assistance of an experienced, court-appointed mediator, former United States Attorney and former United States District Judge Layn Phillips. These negotiations led to the Parties executing the enclosed Settlement Agreement.

Pursuant to 28 U.S.C. § 1715(b), New GM and the GUC Trust provide the following information in connection with the proposed class action settlement. Relevant documents, where available, are included on the enclosed USB drive.

Beijing    Hong Kong    Houston    London    Los Angeles    Munich    New York    Palo Alto    San Francisco    Shanghai    Washington, D.C.

CAFA Notice Recipients

March      , 2020

1.	Copy of the complaint, all materials filed with the complaint, and any amended complaints.

(a)

A true and correct copy of the the Fifth Amended Consolidated Complaint, filed on November 27, 2017 (MDL Docket 4838), is provided in a folder labeled Exhibit 1 on the enclosed USB drive. Copies of superseded complaints are publicly available on the official GM Ignition Switch Litigation (MDL No. 2543) website, created and maintained by the Parties at the request of the MDL Court[1], and are also available via the Court’s PACER system.[2]

2.	Notice of any scheduled judicial hearing.

(a)

The MDL Court has scheduled a hearing to consider preliminary approval of the proposed settlement for April 23, 2020 at 9:30 a.m., and a copy of the Notice of Joint Motion and Joint Motion for Preliminary Approval of Class Settlement is provided in a folder labeled Exhibit 2 on the enclosed USB drive.

3.	Any proposed or final notification to class members.

(a)

Enclosed are copies of the proposed Long Form Notice, Short Form Notice, and Summary Settlement Notice. These notices were submitted to the MDL Court as Exhibits 5, 11, and 12 to the Settlement Agreement attached to the Joint Motion for Preliminary Settlement Approval. These documents are provided in a folder labeled Exhibit 3 on the enclosed USB drive.

4.	Any proposed or final class action settlement.

(a)

Enclosed are copies of the Settlement Agreement, including exhibits; the Joint Motion for Preliminary Settlement Approval; and supporting memorandums of law submitted by the Parties. These documents are provided in a folder labeled Exhibit 4 on the enclosed USB drive.

[1]	The website is available at: https://gmignitionmdl.com/. In addition to the complaints, the website has, among other things, case orders, transcripts, and counsel information.
[2]	The Court’s PACER system can be accessed at https://ecf.nysd.uscourts.gov. Superseded complaints are available at MDL Docket Numbers 275, 347, 1139, 1915, and 3356.

CAFA Notice Recipients

March      , 2020

5.	Any settlement or other agreement contemporaneously made between class counsel and counsel for the Defendants.

(a)	No other settlement or agreement was made contemporaneously between class counsel and counsel for New GM or the GUC Trust.

6.	Any final judgment or notice of dismissal.

(a)	At this time, no final judgment or notice of dismissal has been proposed or entered in connection with this class settlement.

7.	Class members who reside in each State and the estimated proportionate share of the claims of such members to the entire settlement.

(a)

At this time, it is not feasible to provide names of class members who reside in each State. See 28 U.S.C. § 1715(b)(7)(B). A chart showing a reasonable estimate of the number of class members residing in each State and the estimated proportionate share of the claims of such members to the entire settlement is provided in a folder labeled Exhibit 5 on the enclosed USB drive.

8.	Any written judicial opinion relating to the materials described in items 3-6.

(a)	There has been no written judicial opinion relating to the materials described above.

Respectfully submitted,

/s/ Richard C. Godfrey, P.C.
/s/ Wendy L. Bloom
/s/ Andrew B. Bloomer, P.C.

Counsel for Defendant General Motors LLC

/s/ Kristin Going
McDermott Will & Emery
340 Madison Avenue
New York, NY 10173

Counsel for the GUC Trust

CAFA Notice Recipients

March      , 2020

SERVICE LIST

The Honorable William Barr	The Honorable Xavier Becerra
Attorney General of the United States	Office of the Attorney General
United States Department of Justice	c/o CAFA Coordinator
950 Pennsylvania Avenue, NW	Consumer Law Section
Washington, DC 20530-0001	455 Golden Gate Ave., Suite 11000
San Francisco, CA 94102

The Honorable Jay Clayton	The Honorable Phil Weiser
U.S. Securities and Exchange Commission	Office of the Colorado Attorney General
SEC Headquarters	Ralph L. Carr Judicial Building
100 F Street, NE	1300 Broadway, 10th Floor
Washington, DC 20549	Denver, CO 80203

The Honorable Kevin G. Clarkson	The Honorable William Tong
Office of the Alaska Attorney General	Office of the Connecticut Attorney General
1031 W. 4th Avenue	165 Capitol Avenue
Suite 200	Hartford, CT 06106
Anchorage, AK 99501-1994

The Honorable Steve Marshall	The Honorable Karl A. Racine
Office of the Alabama Attorney General	District of Columbia Attorney General
501 Washington Avenue	441 4th Street, NW
Montgomery, AL 36104	Suite 1100S
Washington, DC 20001

The Honorable Leslie Rutledge	The Honorable Kathy Jennings
Arkansas Attorney General Office	Delaware Department of Justice
323 Center Street	Carvel State Office Building
Suite 200	820 N. French Street
Little Rock, AR 72201	Wilmington, DE 19801

The Honorable Mark Brnovich	The Honorable Ashley Moody
Office of the Arizona Attorney General	Office of the Attorney General
2005 N. Central Avenue	State of Florida
Phoenix, AZ 85004-2926	PL-01 The Capitol
Tallahassee, FL 32399-1050

CAFA Notice Recipients

March      , 2020

The Honorable Chris Carr	The Honorable Derek Schmidt
Office of the Georgia Attorney General	Kansas Attorney General
40 Capitol Square, SW	120 S.W. 10th Ave., 2nd Floor
Atlanta, GA 30334	Topeka, KS 66612

The Honorable Clare E. Connors	The Honorable Daniel Cameron
Department of the Attorney General	Office of the Kentucky Attorney General
425 Queen Street	700 Capitol Avenue
Honolulu, HI 96813	Capitol Building, Suite 118
Frankfort, KY 40601

The Honorable Tom Miller	The Honorable Jeff Landry
Office of the Attorney General of Iowa	Office of the Louisiana Attorney General
Hoover State Office Building	P.O. Box 94095
1305 E. Walnut Street	Baton Rouge, LA 70804-4095
Des Moines, IA 50319

The Honorable Lawrence Wasden	The Honorable Maura Healey
Office of the Attorney General State of Idaho	Office of the Attorney General of
700 W. Jefferson Street, Suite 210	Massachusetts
P.O. Box 83720	ATTN: CAFA Coordinator/General Counsel’s Office
Boise, ID 83720-0010	One Ashburton Place
Boston, MA 02108-1518

The Honorable Kwame Raoul	The Honorable Brian Frosh
Illinois Attorney General	Office of the Maryland Attorney General
James R. Thompson Center	200 St. Paul Place
100 W. Randolph Street	Baltimore, MD 21202-2202
Chicago, IL 60601

The Honorable Curtis T. Hill, Jr.	The Honorable Aaron Frey
Office of the Indiana Attorney General	Office of the Maine Attorney General
Indiana Government Center South	6 State House Station
302 West Washington Street, 5th Floor	Augusta, ME 04333
Indianapolis, IN 46204

CAFA Notice Recipients

March      , 2020

The Honorable Dana Nessel	The Honorable Wayne Stenehjem
Office of the Michigan Attorney General	North Dakota Office of the Attorney General
P.O. Box 30212	State Capitol
525 W. Ottawa Street	600 E. Boulevard Avenue, Dept. 125
Lansing, MI 48909-0212	Bismarck, ND 58505-0040

The Honorable Keith Ellison	The Honorable Doug Peterson
Office of Minnesota Attorney General	Office of the Nebraska Attorney General
Attention: CAFA Coordinator	345 State Capitol
445 Minnesota Street, Suite 1400	P.O. Box 98920
St. Paul, MN 55101-2131	Lincoln, NE 68509-8920

The Honorable Eric Schmitt	The Honorable Gordon MacDonald
Office of the Missouri Attorney General	New Hampshire Attorney General
Supreme Court Building	33 Capitol Street
207 W. High Street	Concord, NH 03301
P.O. Box 899
Jefferson City, MO 65101

The Honorable Lynn Fitch	The Honorable Gurbir S. Grewal
Mississippi Attorney General’s Office	Office of the New Jersey Attorney General
Department of Justice	Richard J. Hughes Justice Complex
P.O. Box 220	25 Market Street, P.O. Box 080
Jackson, MS 39205	Trenton, NJ 08625

The Honorable Tim Fox	The Honorable Hector Balderas
Office of the Montana Attorney General	Office of the New Mexico Attorney General
Justice Bldg., Third Floor	P.O. Drawer 1508
P.O. Box 201401	Santa Fe, NM 87504-1508
215 N. Sanders Street
Helena, MT 59620-1401

The Honorable Josh Stein	The Honorable Aaron D. Ford
Office of the North Carolina Attorney General	Nevada Attorney General
Department of Justice	Old Supreme Ct. Bldg.
114 West Edenton Street	100 North Carson Street
Raleigh, NC 27603	Carson City, NV 89701

CAFA Notice Recipients

March      , 2020

The Honorable Letitia A. James	The Honorable Alan Wilson
Office of the New York Attorney General	South Carolina Attorney General
c/o CAFA Coordinator	Rembert C. Dennis Office Bldg.
28 Liberty St., 15th FL	P.O. Box 11549
New York, NY 10005	Columbia, SC 29211-1549

The Honorable Dave Yost	The Honorable Jason Ravnsborg
Ohio Attorney General	South Dakota Office of the Attorney General
State Office Tower	1302 East Highway 14, Suite 1
30 E. Broad Street, 14th Floor	Pierre, SD 57501-8501
Columbus, OH 43266

The Honorable Mike Hunter	The Honorable Herbert H. Slatery, III
Oklahoma Office of the Attorney General	Tennessee Office of the Attorney General and Reporter
313 NE 21st Street	P.O. Box 20207
Oklahoma City, OK 73105	Nashville, TN 37202-0207

The Honorable Ellen F. Rosenblum	The Honorable Ken Paxton
Office of the Oregon Attorney General	Office of the Attorney General of Texas
Oregon Department of Justice	Capitol Station
1162 Court Street, NE	P.O. Box 12548
Salem, OR 97301-4096	Austin, TX 78711-2548

The Honorable Josh Shapiro	The Honorable Sean Reyes
Pennsylvania Office of the Attorney General	Utah Office of the Attorney General
16th Floor, Strawberry Square	350 N State St., Suite 230
Harrisburg, PA 17120	Salt Lake City, UT 84114-2320

The Honorable Peter F. Neronha	The Honorable Mark Herring
Rhode Island Office of the Attorney General	Office of the Virginia Attorney General
150 South Main Street	202 North Ninth Street
Providence, RI 02903	Richmond, VA 23219

CAFA Notice Recipients

March      , 2020

The Honorable TJ Donovan	The Honorable Leevin T. Camacho
Office of the Attorney General of Vermont	Office of the Attorney General
109 State Street	590 S. Marine Corps Drive, Suite 901
Montpelier, VT 05609-3171	Tamuning, Guam 96913

The Honorable Bob Ferguson	The Honorable Edward Manibusan
Washington State Office of the Attorney General	Northern Mariana Islands Attorney General
1125 Washington St SE	Administration Building
P.O. Box 40100	Caller Box 10007
Olympia, WA 98504-0100	Saipan, MP 96950-8907

The Honorable Josh Kaul	The Honorable Dennise N. Longo Quinones
Office of the Wisconsin Attorney General	Puerto Rico Attorney General
Dept of Justice, State Capitol, RM 114 East	P.O. Box 902192
P.O. Box 7857	San Juan, PR 00902-0192
Madison, WI 53707-7857

The Honorable Patrick Morrisey	The Honorable Denise N. George
West Virginia Attorney General	Virgin Islands Attorney General, Department of Justice
State Capitol Complex	3438 Kronprindsens Gade
Bldg. 1, Room E-2	GERS Bldg, 2nd Floor
1900 Kanawha Blvd E	St. Thomas, VI 00802
Charleston, WV 25305

The Honorable Bridget Hill
Office of the Wyoming Attorney General
Kendrick Building
2320 Capitol Avenue
Cheyenne, WY 82002

The Honorable Talauega Eleasalo V. Ale
American Samoa Attorney General
American Samoa Government,
Exec. Ofc. Bldg, Utulei,
Territory of American Samoa
Pago Pago, AS 96799

Exhibit 5 to Exhibit 15:

Notice Pursuant to the Class Action Fairness Act, 28 U.S.C. § 1715

Estimate of the Number of Class Members

by State/Territory[1]

State/Territory	Estimated Number of Class Members	Percentage of Total Estimated Class Members
AK	38,021	0.11%
AL	616,077	1.84%
AR	372,030	1.11%
AZ	693,929	2.07%
CA	1,782,042	5.33%
CO	395,414	1.18%
CT	254,834	0.76%
DC	26,064	0.08%
DE	92,869	0.28%
FL	1,901,770	5.69%
GA	915,446	2.74%
HI	84,538	0.25%
IA	606,165	1.81%
ID	144,111	0.43%
IL	1,928,239	5.77%
IN	1,172,955	3.51%
KS	384,955	1.15%
KY	544,616	1.63%
LA	551,954	1.65%
MA	423,562	1.27%
MD	510,780	1.53%
ME	146,780	0.44%
MI	2,247,988	6.72%
MN	824,501	2.47%
MO	922,778	2.76%
MS	442,331	1.32%
MT	116,807	0.35%
NC	878,831	2.63%
ND	128,959	0.39%
NE	298,534	0.89%
NH	115,800	0.35%
NJ	744,600	2.23%
NM	222,654	0.67%
NV	243,607	0.73%
NY	1,642,539	4.91%
OH	2,145,478	6.42%
OK	504,182	1.51%
OR	189,766	0.57%

State/Territory	Estimated Number of Class Members	Percentage of Total Estimated Class Members
PA	1,571,569	4.70%
PR	41,574	0.12%
RI	77,912	0.23%
SC	461,351	1.38%
SD	167,170	0.50%
TN	746,135	2.23%
TX	2,578,969	7.71%
UT	230,809	0.69%
VA	692,413	2.07%
VT	61,284	0.18%
WA	370,722	1.11%
WI	879,984	2.63%
WV	233,699	0.70%
WY	73,704	0.22%

Source: New GM data; IHS/Polk vehicle registration data

[1]

The number of class members in each state/territory is estimated from New GM data identifying the vehicle identification number (“VIN”) for each vehicle subject to the Recalls and then excluding those vehicles for which the VIN does not appear in vehicle registration data obtained by New GM from IHS Markit/Polk for all the fifty States, the District of Columbia, and Puerto Rico. Such vehicle registration data is not available for Guam or the United States Virgin Islands. Also excluded were those vehicles only ever registered through the Recall Announcement Date to (1) daily rental fleet purchasers, owners and lessees and (2) governmental entities as identified in the data by IHS Markit/Polk, all of which are excluded from the Class. Using this process, New GM identified 13,796,508 Subject Vehicles. Next, for these 13,796,508 Subject Vehicles for which there were multiple owners, purchasers and/or lessees over the period from initial sale of the vehicle until the Recall Announcement Date, New GM excluded just those who were identified as daily rental fleet or governmental entities by the IHS Markit/Polk data. New GM then summed the total number of owners, purchasers and lessees remaining and utilized the vehicle registration data identifying the state in which the Subject Vehicle was registered to estimate the number of class members in each State. New GM does not have access to the names and addresses associated with each registration of a Subject Vehicle; rather, New GM knows only the state in which the Subject Vehicle was registered for each instance in which the Subject Vehicle is registered to a Person with both a different name and address than the prior registrant. Thus, New GM was unable to de-duplicate the data, which means that Class Members who purchased, owned, or leased multiple Subject Vehicles during the class period are counted multiple times in this data.

Note that New GM did not have access to vehicle registration data for the 114,498 model year 1997 vehicles subject to the Recalls; therefore, New GM is unable to estimate the number of class members associated with those model year 1997 Subject Vehicles nor the states in which they reside. Also, the State or U.S. territory of each owner, purchaser or lessee is recorded at the time of initial registration; the IHS Markit/Polk data does not provide subsequent registration information in the event the Class Member moved to another state/territory with the Subject Vehicle. Additionally, New GM does not have access to data for changes to the owner, purchaser or lessee of a Subject Vehicle where the new owner, purchaser and/or lessee did not register the Subject Vehicle because IHS Markit/Polk data is pulled from the States’ vehicle registration records; thus, any Class Member associated with such a transaction is not included in these estimates. Lastly, New GM’s estimates are subject to any errors that exist in the IHS Markit/Polk data and any errors in underlying registration data acquired by IHS Markit/Polk and provided to New GM.

(All capitalized terms referenced in this footnote have the same meaning as in the Settlement Agreement.)

Exhibit 16:

Initial Press Release

If You Owned or Leased a GM Vehicle that was Subject to Certain 2014 Recalls, You May Have Rights and Choices in a Proposed Settlement.

Seattle, WA, Month x, 2020/JND Legal Administration

A proposed class settlement of economic loss claims by persons who owned or leased certain GM vehicles that were recalled in 2014 has been submitted for approval to the federal district court. The recalls involved the ignition system, key rotation, electronic power steering and/or side airbag wiring. Plaintiffs claim that consumers overpaid when they bought or leased these vehicles. General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (“the GUC Trust”), and the Motors Liquidation Company Avoidance Action Trust (“the AAT”) deny these allegations. Plaintiffs, the GUC Trust, New GM and the AAT have agreed to a settlement to avoid the risk and cost of further litigation.

The proposed settlement class includes all persons (individuals, businesses and organizations) who, at any time on or before GM’s announcement of the 2014 recalls, owned, purchased, or leased a vehicle subject to any of the recalls in the United States, or its territories and/or possessions. Daily rental fleet businesses, governmental entities and certain other persons are not included in the class. Go to www.GMIgnitionSwitchEconomicSettlement.com, or call 1-877-545-0241, to see if your GM vehicle is covered by the settlement.

If approved, the settlement fund will be $121.1 million. Payment amounts to eligible class members will vary depending on which recall applied to their vehicle, settlement implementation costs, and the number of class members who file claims.

For details about the settlement, including the money that may be available to class members, and your eligibility to file a claim and receive a payment, review the Long Form Notice and the Amended Settlement Agreement available at www.GMIgnitionSwitchEconomicSettlement.com. All claims must be submitted online or by mail before the deadline which will be posted on the website, which will be no earlier than March 18, 2021.

Class members have other options too. The settlement will not include the release of any claims for personal injury, wrongful death or actual physical injury. However, if you want to keep your right to sue New GM, the GUC Trust and other parties about the economic loss claims, you must exclude yourself from the class. If you exclude yourself, you cannot receive benefits provided by the settlement. Your exclusion request must be postmarked by October 19, 2020. IF YOU DO NOT EXCLUDE YOURSELF AND THE SETTLEMENT IS APPROVED, YOU WILL BE BOUND BY THE RELEASE, WAIVER AND COVENANT NOT TO SUE. If you stay in the class, you may object to the settlement – that is, tell the District Court why you don’t like the settlement. Your objection must be filed by October 19, 2020. Information about how to exclude yourself or object to the settlement is available on the Settlement Website. The District Court will hold a hearing on December 18, 2020 at 9:30 a.m. eastern to consider whether to approve both the settlement and attorneys’ fees and expenses (up to a maximum of $34.5 million). The attorneys’ fees and expenses will not be deducted from the settlement fund. You may appear at the hearing, either yourself or through an attorney hired by you, but you do not have to. For more information, call 1-877-545-0241 or visit www.GMIgnitionSwitchEconomicSettlement.com.

Exhibit 17:

Reminder Press Release

Eligible Owners or Lessees of Certain GM Vehicles that were Subject to Certain Recalls, You Must File Your Claim before Month x, 2021.

Seattle, WA, Month x, 2020/JND Legal Administration

A proposed class settlement of economic loss claims by persons who owned or leased GM vehicles that were recalled in 2014 has been submitted for approval to the federal district court. The recalls involved the ignition system, key rotation, electronic power steering and/or side airbag wiring. Plaintiffs claim that consumers overpaid when they bought or leased these vehicles. General Motors LLC (“New GM”), the Motors Liquidation Company GUC Trust (“the GUC Trust”) and the Motors Liquidation Company Avoidance Action Trust (“the AAT”) deny these allegations. Plaintiffs, the GUC Trust, New GM and the AAT have agreed to a settlement to avoid the risk and cost of further litigation. The settlement will not include the release of any claims for personal injury, wrongful death or actual physical injury.

The proposed settlement class includes all persons (individuals, businesses and organizations) who, at any time as of or before GM’s announcement of the 2014 recalls, owned, purchased, or leased a vehicle subject to any of the recalls in the United States, or its territories and/or possessions. Daily rental fleet businesses, governmental entities and certain other persons are not included in the class.

Go to www.GMIgnitionSwitchEconomicSettlement.com to see if your GM vehicle is covered by the settlement and if you are eligible to file a claim. All claims must be received online or by mail before Month x, 2021.

If approved, the settlement fund will be $121.1 million. Payment amounts to eligible class members depend on which recall applied to their vehicle, settlement implementation costs, and the number of eligible class members who file claims.

Learn more by calling 1-877-545-0241 or visiting

www.GMIgnitionSwitchEconomicSettlement.com.

Exhibit 18:

Supplemental Notice Pursuant to the Class Action Fairness Act, 28 U.S.C. §1715

Wendy Bloom To Call Writer Directly: (312) 862-2343 wbloom @kirkland.com	300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

May XX, 2020

VIA FIRST CLASS CERTIFIED MAIL

To:	All “Appropriate” Federal and State Officials Per 28 U.S.C. § 1715
(see attached Service List)

Re:	Supplemental Notice of Proposed Class Action Settlement
In re: General Motors LLC Ignition Switch Litigation, 14-MD-2543 (S.D.N.Y.) (JMF)
In re: Motors Liquidation Company, et al., f/k/a/ General Motors Corp., et al., 09-50026 (Bankr. S.D.N.Y.) (MG)

Ladies and Gentlemen:

We write on behalf of General Motors LLC (“New GM”) in the Multidistrict Litigation (“MDL”) matter of In re: General Motors LLC Ignition Switch Litigation, 14-MD-2543 (JMF), pending in the United States District Court for the Southern District of New York before the Honorable Jesse M. Furman, and the Motors Liquidation Company General Unsecured Creditors Trust (“the GUC Trust”) and the Motors Liquidation Company Avoidance Action Trust (“the AAT”) in the matter of In re: Motors Liquidation Company, et al., f/k/a/ General Motors Corp., et al., 09-50026 (MG), pending in the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”) before the Honorable Martin Glenn.

This letter serves to supplement the prior notice sent on April 2, 2020 by New GM and the GUC Trust. In compliance with the Class Action Fairness Act of 2005, 28 U.S.C. § 1715 (“CAFA”), the AAT, New GM, the GUC Trust hereby serve upon you notice that the proposed class action settlement agreement originally filed in the MDL Court on March 27, 2020 is now amended to include the AAT as a released party. A filed copy of the Settlement Agreement, as amended on May 1, 2020 (“Amended Settlement Agreement”) is enclosed.

Pursuant to 28 U.S.C. § 1715(b), the AAT, New GM, the GUC Trust provide the following supplemental information in connection with the proposed class action settlement. Relevant documents, where available, are included on the enclosed USB drive.

Beijing Hong Kong Houston London Los Angeles Munich New York Palo Alto San Francisco Shanghai Washington, D.C.

CAFA Notice Recipients

May XX, 2020

1.	Copy of the complaint, all materials filed with the complaint, and any amended complaints.

A true and correct copy of the Fifth Amended Consolidated Complaint, filed on November 27, 2017 (MDL Docket 4838) was previously included with the prior letter sent on April 2, 2020 by New GM and the GUC Trust. It is provided again for reference in a folder labeled Exhibit 1 on the enclosed USB drive. Copies of superseded complaints are publicly available on the official GM Ignition Switch Litigation (MDL No. 2543) website, created and maintained by the Parties at the request of the MDL Court1, and are also available via the Court’s PACER system.2

2.	Notice of any scheduled judicial hearing.

The MDL Court has scheduled a fairness hearing in connection with the final approval of the proposed class settlement for December 18, 2020 at 9:30 a.m.

3.	Any proposed or final notification to class members.

Enclosed are copies of the notification documents approved by the MDL Court pursuant to the Court’s April 27, 2020 Order Granting Preliminary Approval Of Class Settlement, Directing Notice Under Rule 23(e), and Granting Related Relief. These documents are in a folder labeled Exhibit 2 on the enclosed USB drive. Additionally, the Parties submitted proposed amended notification documents to the MDL Court as exhibits to the Amended Settlement Agreement in order to incorporate the addition of AAT as Party to the settlement. Copies of these proposed amended notification documents are included in a folder labeled Exhibit 3 on the enclosed USB drive.

4.	Any proposed or final class action settlement.

Enclosed is a copy of the Amended Settlement Agreement, including amended exhibits 5, 11, 12, 16 and 17 and new exhibits 18-21. These documents are provided in a folder labeled Exhibit 4 on the enclosed USB drive.

[1]	The website is available at: https://gmignitionmdl.com/. In addition to the complaints, the website has, among other things, case orders, transcripts, and counsel information.
[2]	The Court’s PACER system can be accessed at https://ecf.nysd.uscourts.gov. Superseded complaints are available at MDL Docket Numbers 275, 347, 1139, 1915, and 3356.

CAFA Notice Recipients

May XX, 2020

5.	Any settlement or other agreement contemporaneously made between class counsel and counsel for the Defendants.

No other settlement or agreement was made contemporaneously between class counsel and counsel for New GM, the GUC Trust, or the AAT.

6.	Any final judgment or notice of dismissal.

At this time, no final judgment or notice of dismissal has been proposed or entered in connection with this class settlement.

7.	Class members who reside in each State and the estimated proportionate share of the claims of such members to the entire settlement.

At this time, it is not feasible to provide names of class members who reside in each State. See 28 U.S.C. § 1715(b)(7)(B). A chart showing a reasonable estimate of the number of class members residing in each State and the estimated proportionate share of the claims of such members to the entire settlement was included with the prior letter sent on April 2, 2020 by New GM and the GUC Trust. It is provided again for reference in a folder labeled Exhibit 5 on the enclosed USB drive.

8.	Any written judicial opinion relating to the materials described in items 3-6.

The MDL Court granted preliminary approval of the proposed class settlement in an order dated April 27, 2020. A copy of that order is provided in a folder labeled Exhibit 6 on the enclosed USB drive.

Respectfully submitted,

/s/ Richard C. Godfrey, P.C.
/s/ Wendy L. Bloom
/s/ Andrew B. Bloomer, P.C.

Counsel for Defendant General Motors LLC

/s/ Kristin Going
McDermott Will & Emery
340 Madison Avenue
New York, NY 10173

Counsel for the GUC Trust

CAFA Notice Recipients

May XX, 2020

/s/ Eric Fisher
Binder & Schwartz
366 Madison Avenue, Sixth Floor
New York, NY 10017

Counsel for the AAT

CAFA Notice Recipients

May XX, 2020

SERVICE LIST

The Honorable William Barr	The Honorable Xavier Becerra
Attorney General of the United States	Office of the Attorney General
United States Department of Justice	c/o CAFA Coordinator
950 Pennsylvania Avenue, NW	Consumer Law Section
Washington, DC 20530-0001	455 Golden Gate Ave., Suite 11000
San Francisco, CA 94102

The Honorable Jay Clayton	The Honorable Phil Weiser
U.S. Securities and Exchange Commission	Office of the Colorado Attorney General
SEC Headquarters	Ralph L. Carr Judicial Building
100 F Street, NE	1300 Broadway, 10th Floor
Washington, DC 20549	Denver, CO 80203

The Honorable Kevin G. Clarkson	The Honorable William Tong
Office of the Alaska Attorney General	Office of the Connecticut Attorney General
1031 W. 4th Avenue	165 Capitol Avenue
Suite 200	Hartford, CT 06106
Anchorage, AK 99501-1994

The Honorable Steve Marshall	The Honorable Karl A. Racine
Office of the Alabama Attorney General	District of Columbia Attorney General
501 Washington Avenue	441 4th Street, NW
Montgomery, AL 36104	Suite 1100S
Washington, DC 20001

The Honorable Leslie Rutledge	The Honorable Kathy Jennings
Arkansas Attorney General Office	Delaware Department of Justice
323 Center Street	Carvel State Office Building
Suite 200	820 N. French Street
Little Rock, AR 72201	Wilmington, DE 19801

The Honorable Mark Brnovich	The Honorable Ashley Moody
Office of the Arizona Attorney General	Office of the Attorney General
2005 N. Central Avenue	State of Florida
Phoenix, AZ 85004-2926	PL-01 The Capitol
Tallahassee, FL 32399-1050

CAFA Notice Recipients

May XX, 2020

The Honorable Chris Carr	The Honorable Derek Schmidt
Office of the Georgia Attorney General	Kansas Attorney General
40 Capitol Square, SW	120 S.W. 10th Ave., 2nd Floor
Atlanta, GA 30334	Topeka, KS 66612

The Honorable Clare E. Connors	The Honorable Daniel Cameron
Department of the Attorney General	Office of the Kentucky Attorney General
425 Queen Street	700 Capitol Avenue
Honolulu, HI 96813	Capitol Building, Suite 118
Frankfort, KY 40601

The Honorable Tom Miller	The Honorable Jeff Landry
Office of the Attorney General of Iowa	Office of the Louisiana Attorney General
Hoover State Office Building	P.O. Box 94095
1305 E. Walnut Street	Baton Rouge, LA 70804-4095
Des Moines, IA 50319

The Honorable Lawrence Wasden	The Honorable Maura Healey
Office of the Attorney General State of Idaho	Office of the Attorney General of
700 W. Jefferson Street, Suite 210	Massachusetts
P.O. Box 83720	ATTN: CAFA Coordinator/General Counsel’s
Boise, ID 83720-0010	Office
One Ashburton Place
Boston, MA 02108-1518

The Honorable Kwame Raoul	The Honorable Brian Frosh
Illinois Attorney General	Office of the Maryland Attorney General
James R. Thompson Center	200 St. Paul Place
100 W. Randolph Street	Baltimore, MD 21202-2202
Chicago, IL 60601

The Honorable Curtis T. Hill, Jr.	The Honorable Aaron Frey
Office of the Indiana Attorney General	Office of the Maine Attorney General
Indiana Government Center South	6 State House Station
302 West Washington Street, 5th Floor	Augusta, ME 04333
Indianapolis, IN 46204

CAFA Notice Recipients

May XX, 2020

The Honorable Dana Nessel	The Honorable Wayne Stenehjem
Office of the Michigan Attorney General	North Dakota Office of the Attorney General
P.O. Box 30212	State Capitol
525 W. Ottawa Street	600 E. Boulevard Avenue, Dept. 125
Lansing, MI 48909-0212	Bismarck, ND 58505-0040

The Honorable Keith Ellison	The Honorable Doug Peterson
Office of Minnesota Attorney General	Office of the Nebraska Attorney General
Attention: CAFA Coordinator	345 State Capitol
445 Minnesota Street, Suite 1400	P.O. Box 98920
St. Paul, MN 55101-2131	Lincoln, NE 68509-8920

The Honorable Eric Schmitt	The Honorable Gordon MacDonald
Office of the Missouri Attorney General	New Hampshire Attorney General
Supreme Court Building	33 Capitol Street
207 W. High Street	Concord, NH 03301
P.O. Box 899
Jefferson City, MO 65101

The Honorable Lynn Fitch	The Honorable Gurbir S. Grewal
Mississippi Attorney General’s Office	Office of the New Jersey Attorney General
Department of Justice	Richard J. Hughes Justice Complex
P.O. Box 220	25 Market Street, P.O. Box 080
Jackson, MS 39205	Trenton, NJ 08625

The Honorable Tim Fox	The Honorable Hector Balderas
Office of the Montana Attorney General	Office of the New Mexico Attorney General
Justice Bldg., Third Floor	P.O. Drawer 1508
P.O. Box 201401	Santa Fe, NM 87504-1508
215 N. Sanders Street
Helena, MT 59620-1401

The Honorable Josh Stein	The Honorable Aaron D. Ford
Office of the North Carolina Attorney General	Nevada Attorney General
Department of Justice	Old Supreme Ct. Bldg.
114 West Edenton Street	100 North Carson Street
Raleigh, NC 27603	Carson City, NV 89701

CAFA Notice Recipients

May XX, 2020

The Honorable Letitia A. James	The Honorable Alan Wilson
Office of the New York Attorney General	South Carolina Attorney General
c/o CAFA Coordinator	Rembert C. Dennis Office Bldg.
28 Liberty St., 15th FL	P.O. Box 11549
New York, NY 10005	Columbia, SC 29211-1549

The Honorable Dave Yost	The Honorable Jason Ravnsborg
Ohio Attorney General	South Dakota Office of the Attorney General
State Office Tower	1302 East Highway 14, Suite 1
30 E. Broad Street, 14th Floor	Pierre, SD 57501-8501
Columbus, OH 43266

The Honorable Mike Hunter	The Honorable Herbert H. Slatery, III
Oklahoma Office of the Attorney General	Tennessee Office of the Attorney General and
313 NE 21st Street	Reporter
Oklahoma City, OK 73105	P.O. Box 20207
Nashville, TN 37202-0207

The Honorable Ellen F. Rosenblum	The Honorable Ken Paxton
Office of the Oregon Attorney General	Office of the Attorney General of Texas
Oregon Department of Justice	Capitol Station
1162 Court Street, NE	P.O. Box 12548
Salem, OR 97301-4096	Austin, TX 78711-2548

The Honorable Josh Shapiro	The Honorable Sean Reyes
Pennsylvania Office of the Attorney General	Utah Office of the Attorney General
16th Floor, Strawberry Square	350 N State St., Suite 230
Harrisburg, PA 17120	Salt Lake City, UT 84114-2320

The Honorable Peter F. Neronha	The Honorable Mark Herring
Rhode Island Office of the Attorney General	Office of the Virginia Attorney General
150 South Main Street	202 North Ninth Street
Providence, RI 02903	Richmond, VA 23219

CAFA Notice Recipients

May XX, 2020

The Honorable TJ Donovan	The Honorable Leevin T. Camacho
Office of the Attorney General of Vermont	Office of the Attorney General
109 State Street	590 S. Marine Corps Drive, Suite 901
Montpelier, VT 05609-3171	Tamuning, Guam 96913

The Honorable Bob Ferguson	The Honorable Edward Manibusan
Washington State Office of the Attorney	Northern Mariana Islands Attorney General
General	Administration Building
1125 Washington St SE	Caller Box 10007
P.O. Box 40100	Saipan, MP 96950-8907
Olympia, WA 98504-0100

The Honorable Josh Kaul	The Honorable Dennise N. Longo Quinones
Office of the Wisconsin Attorney General	Puerto Rico Attorney General
Dept of Justice, State Capitol, RM 114 East	P.O. Box 902192
P.O. Box 7857	San Juan, PR 00902-0192
Madison, WI 53707-7857

The Honorable Patrick Morrisey	The Honorable Denise N. George
West Virginia Attorney General	Virgin Islands Attorney General, Department
State Capitol Complex	of Justice
Bldg. 1, Room E-2	3438 Kronprindsens Gade
1900 Kanawha Blvd E	GERS Bldg, 2nd Floor
Charleston, WV 25305	St. Thomas, VI 00802

The Honorable Bridget Hill
Office of the Wyoming Attorney General
Kendrick Building
2320 Capitol Avenue
Cheyenne, WY 82002

The Honorable Talauega Eleasalo V. Ale
American Samoa Attorney General
American Samoa Government,
Exec. Ofc. Bldg, Utulei,
Territory of American Samoa
P.O. Box 7
Pago Pago, AS 96799

Exhibit 19:

AAT Release Agreement

RELEASE AGREEMENT BY AND BETWEEN

GENERAL MOTORS LLC AND THE

MOTORS LIQUIDATION COMPANY AVOIDANCE ACTION TRUST

This Release Agreement (“AAT Release Agreement”) is made by and between General Motors LLC (“New GM”) and the Motors Liquidation Company Avoidance Action Trust (“AAT,” and with New GM, the “Parties”) and shall become effective on the AAT Distribution Date.

WHEREAS, New GM and the AAT have agreed to deliver releases to one another in the form of this Release Agreement, and New GM has agreed not to object to the AAT’s “Initial Distribution” as that term is defined in that certain Order Pursuant to Sections 105 and 1142 of the Bankruptcy Code and Bankruptcy Rules 3020 Approving the Distribution Plan to the Avoidance Action Trust’s Beneficiaries, entered on April 24, 2020 in the Bankruptcy Case [ECF No. 14731];

Accordingly, in consideration of the covenants and agreements in this AAT Release Agreement, the receipt and sufficiency of which are acknowledged, New GM and the AAT agree as follows:

Section 1. Definitions

As used in this AAT Release Agreement, the following terms have the following meanings, unless this AAT Release Agreement specifically provides otherwise:

1.1	“AAT” means the Motors Liquidation Company Avoidance Action Trust established pursuant to the Old GM Plan.

1.2	“AAT Administrator” means Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the AAT pursuant to the AAT Agreement.

1.3

“AAT Agreement” means that certain Fourth Amended and Restated Motors Liquidation Company Avoidance Trust Agreement, dated as of February 25, 2019, as such agreement may be amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

1.4	“AAT Approval Order” means the order to be entered by the Bankruptcy Court approving the AAT Motion.

1.5

“AAT Approval Order Effective Date” shall be the date on which the AAT Approval Order becomes a final order. For purposes of this AAT Release Agreement, the AAT Approval Order shall be considered a final order at such time that: (i) if no appeal has been taken from the AAT Approval Order, “AAT Approval Order Effective Date” means the date on which the time to appeal therefrom has expired; (ii) if any appeal has been taken from the AAT Approval Order, “AAT Approval Order Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing

1

en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the AAT Approval Order in all respects; or (iii) any other date if agreed upon in writing by all of Plaintiffs’ Class Counsel, New GM, and the AAT.

1.6	“AAT Counsel” means Binder & Schwartz LLP.

1.7

“AAT Distribution Date” means the earlier to occur of (i) the AAT Approval Order Effective Date, and (ii) the date on which the AAT makes the “Initial Distribution” as that term is defined in that certain Order Pursuant to Sections 105 and 1142 of the Bankruptcy Code and Bankruptcy Rules 3020 Approving the Distribution Plan to the Avoidance Action Trust’s Beneficiaries, entered on April 24, 2020 in the Bankruptcy Case [ECF No. 14731], which shall be deemed made on the date that the AAT commences distributions of Avoidance Action Proceeds (as defined in the AAT Agreement) to holders of Allowed General Unsecured Claims.

1.8	“AAT Monitor” means Arthur J. Gonzalez, solely in his capacity as trust monitor of the AAT pursuant to the AAT Agreement.

1.9

“AAT Motion” means a motion, in a form agreed to by the AAT, New GM, the GUC Trust and Plaintiffs’ Class Counsel, filed by the AAT in the Bankruptcy Case seeking, inter alia, an order of the Bankruptcy Court, pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019, (i) approving the AAT Administrator’s Actions, (ii) approving the Settlement Agreement and the AAT Release Agreement, and (iii) authorizing the allocation of AAT assets.

1.10

“AAT Released Parties” or “AAT Released Party” means the AAT, the AAT Administrator, the AAT Monitor, and any and all of each of their past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, unitholders, beneficiaries, trustees, insurers, reinsurers, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns. The Parties expressly acknowledge that each of the foregoing is included as an AAT Released Party even though not identified by name herein.

1.11

“Action” or “Actions” means (a) all economic loss claims relating to the Recalls, whether asserted as class, mass, or individual actions, however denominated, that are consolidated for pretrial proceedings in the MDL Court in In re: General Motors Ignition Switch Litigation, Case No. 14-MD-2543 (JMF) (“MDL 2543”), including those listed in Exhibit 1 to this AAT Release Agreement and all economic loss claims relating to the Recalls filed in the past, present or future in any federal or state court or other tribunal, and (b) all economic loss claims, whether asserted as class, mass, or individual claims, including all Late Claims Motions and all Proposed Proofs of Claims involving alleged economic loss, however denominated, filed or asserted in the Bankruptcy Case. For purposes of clarification, Actions does not include any action in the MDL or the Bankruptcy Case to the extent the litigant is seeking recovery for personal injury and/or wrongful death but does include economic loss claims asserted by any such litigant.

2

1.12	“Adjustment Shares” has the meaning set forth in Section 3.2(c) of the Sale Agreement.

1.13

“Allocation Counsel” means the following counsel who have been appointed by Plaintiffs’ Class Counsel to serve as separate counsel for and representing each Subclass for the purposes of advocating allocation of the Net Common Fund across the Subclasses: Marc Seltzer of Susman Godfrey LLP (Subclass 1), Kevin Dean of Motley Rice LLC (Subclass 2), Matthew Weinshall of Podhurst Orseck, P.A. (Subclass 3), Steven Davis of Boies Schiller Flexner LLP (Subclass 4), and John Tangren of DiCello Levitt Gutzler (Subclass 5). Mr. Seltzer was appointed by the MDL Court to the Executive Committee in MDL 2543 pursuant to Order No. 8 (Docket No. 249), and the other Allocation Counsel are each respectively law firm partners of individual counsel appointed by the MDL Court to the Executive Committee pursuant to Order No. 8. Mr. Dean is a partner with Joe Rice of Motley Rice LLC; Mr. Weinshall is a partner with Peter Prieto of Podhurst Orseck, P.A.; Mr. Davis is a partner with David Boies of Boies Schiller Flexner LLP; and Mr. Tangren is a partner with Adam Levitt of DiCello Levitt Gutzler.

1.14	“Bankruptcy Case” means the chapter 11 case pending in the Bankruptcy Court captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case No. 09-50026 (MG).

1.15	“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

1.16

“Class” means, for settlement purposes only, all Persons who, at any time as of or before the Recall Announcement Date of the Recall(s) applicable to the Subject Vehicle, own(ed), purchase(d), and/or lease(d) a Subject Vehicle in any of the fifty States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, and all other United States territories and/or possessions. The Class is comprised of five Subclasses as follows (the “Subclasses”), and a Class Member who own(ed), purchase(d), and/or lease(d) more than one Subject Vehicle is included within different Subclasses listed below and shall be a member of each applicable Subclass:

(a)

Subclass 1: The Delta Ignition Switch Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v047. Proposed Subclass 1 Counsel is Marc Seltzer of Susman Godfrey LLP.

(b)

Subclass 2: The Key Rotation Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall Nos. 14v355, 14v394, and 14v400. Proposed Subclass 2 Counsel are Joe Rice and Kevin Dean of Motley Rice LLC.

(c)

Subclass 3: The Camaro Knee-Key Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v346. Proposed Subclass 3 Counsel are Peter Prieto and Matthew Weinshall of Podhurst Orseck, P.A..

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(d)

Subclass 4: The Electronic Power Steering Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v153. Proposed Subclass 4 Counsel are David Boies and Steven Davis of Boies Schiller Flexner LLP.

(e)

Subclass 5: The Side Airbag Subclass, comprised of those Class Members who own(ed), purchase(d), and/or lease(d) a Subject Vehicle subject to NHTSA Recall No. 14v118. Proposed Subclass 5 Counsel are Adam Levitt and John Tangren of DiCello Levitt Gutzler.

Excluded from the Class are: (a) the MDL Court and the Bankruptcy Court and each of their personnel and the judicial officers presiding over the Actions and members of their immediate family and staffs; (b) authorized GM dealers who executed a dealer agreement with New GM or Old GM; (c) daily rental fleet purchasers, owners and lessees (including all registrants of a Subject Vehicle identified as “rental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (d) governmental or quasi-governmental bodies, political subdivisions, and any agency or instrumentality thereof (including all registrants of a Subject Vehicle designated as “governmental” in the IHS Markit / Polk vehicle registration data provided by New GM to the Class Action Settlement Administrator); (e) each Person who did not own, purchase, and/or lease a Subject Vehicle until after the Recall Announcement Date applicable to that Subject Vehicle; (f) all counsel (and their law firms) representing Plaintiffs in the Actions, including Plaintiffs’ Class Counsel, Allocation Counsel, Designated Counsel, and members of their immediate family; (g) all Persons who released claims relating to the Actions against all of the GUC Trust, the AAT, Old GM and New GM concerning a Subject Vehicle, including without limitation all Persons who signed a consumer release and received a payment from the Arizona Attorney General pursuant to the Consent Decree entered on March 8, 2018 by the Superior Court of the State of Arizona in the matter of Arizona v. General Motors LLC, No. CV 2014-014090 (Maricopa County, Ariz.), all Persons who signed a GM Ignition Compensation Claims Resolution Facility Release of All Claims and received payment from Claims Administrator Kenneth Feinberg, and Persons who signed and notarized a release to settle a lawsuit or unfiled claims with New GM pertaining to a motor vehicle accident involving the Subject Vehicle in which the release released claims relating to the Actions against all of the GUC Trust, Old GM and New GM concerning the Subject Vehicle; and (h) all Persons who are Opt-Outs.

1.17

“Class Action Settlement Administrator” means the third-party agent who must be agreed to by New GM and Plaintiffs’ Class Counsel as a condition precedent to appointment by the MDL Court, and then who shall be approved by and appointed by the MDL Court to implement notice and claims administration aspects of the Settlement Agreement. Jennifer M. Keough of JND Legal Administration shall serve as Class Action Settlement Administrator, subject to approval by the MDL Court.

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1.18	“Class Member” means a member of the Class.

1.19	“Common Fund” means the Qualified Settlement Fund.

1.20	“Designated Counsel” means Brown Rudnick LLP and Stutzman, Bromberg, Esserman & Plifka.

1.21

“Final Effective Date” means the latest date on which the Final Order and Final Judgment approving the Settlement Agreement becomes final. For purposes of the Settlement Agreement: (a) if no appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which the time to appeal therefrom has expired; or (b) if any appeal has been taken from the Final Order and/or Final Judgment in the MDL Court, then “Final Effective Date” means the date on which all appeals therefrom, including petitions for rehearing or re-argument, petitions for rehearing en banc and petitions for certiorari or any other form of review, have been finally disposed of in a manner that affirms the Final Order or Final Judgment in all respects; or (c) if Plaintiffs’ Class Counsel, New GM, and the GUC Trust all agree in writing, then the “Final Effective Date” can occur on any other agreed date, provided, however, that, pursuant to the direction of the MDL Court, the MDL Court must issue an Order approving any such date agreed upon by the parties. For the avoidance of doubt, this AAT Release Agreement shall become effective on the AAT Distribution Date, and not the Final Effective Date.

1.22	“Final Judgment” means the MDL Court’s final judgment entered in connection with the Final Order.

1.23	“Final Order” means the MDL Court’s order approving the Settlement and the Settlement Agreement.

1.24	“GUC Trust” means the Motors Liquidation Company GUC Trust established pursuant to the Old GM Plan.

1.25

“GUC Trust Agreement” means that certain Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of July 30, 2015, as such agreement may be amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

1.26

“Late Claims Motions” means, collectively, those motions filed in the Bankruptcy Case by or on behalf of Plaintiffs and Class Members seeking authority to file late proofs of claim, including, without limitation, the motions set forth at Bankruptcy Court docket ECF Nos. 13806, 13811, 13818, and 14280.

1.27	“Letter Regarding Adjustment Shares” means that certain letter regarding the Adjustment Shares dated September 23, 2011 by, among others, New GM, Old GM and the GUC Trust.

1.28	“MDL Court” means the United States District Court for the Southern District of New York.

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1.29	“New GM” means General Motors LLC.

1.30	“New GM’s Counsel” means Kirkland & Ellis LLP.

1.31	“New GM Released Parties” or “New GM Released Party” means:

(a)	General Motors Company, General Motors LLC, General Motors Holdings LLC, Vehicle Acquisition Holdings, LLC, and NGMCO, Inc.;

(b)

Any and all Persons, including dealerships, involved in the design, manufacture, assembly, testing, sale, repair, marketing, advertising, inspection, maintenance, recall, or distribution of a Subject Vehicle;

(c)	Any and all suppliers of materials, components, and/or services used in the manufacture of a Subject Vehicle; and

(d)

Any and all past, present, and future officers, directors, agents, employees, servants, associates, spouses, representatives, subsidiaries, affiliated companies, parent companies, joint-ventures and joint-venturers, partnerships and partners, members, stockholders, shareholders, bondholders, unitholders, beneficiaries, trustees, insurers, reinsurers, dealers, suppliers, vendors, advertisers, service providers, distributors and sub-distributors, divisions, agents, attorneys, administrators, advisors, predecessors, successors, heirs, and assigns of any person, company, or entity identified in subparagraphs a.-c. of this Paragraph.

(e)	The Parties expressly acknowledge that each of the foregoing is included as a New GM Released Party even though not identified by name herein.

1.32	“Old GM” means Motors Liquidation Company f/k/a General Motors Corporation.

1.33

“Old GM Bankruptcy Estates” means the Debtors’ (as defined in the Old GM Plan) estates created upon the commencement of the Bankruptcy Case, including, without limitation, all property, rights, defenses and claims included therein.

1.34	“Old GM Plan” means the Debtors’ Second Amended Joint Chapter 11 Plan, dated March 18, 2011, and as confirmed by the Bankruptcy Court on March 29, 2011.

1.35	“Opt-Outs” means all Persons within the definition of the Class who have excluded themselves from the Settlement Agreement.

1.36

“Person” or “Persons” means an individual, corporation, business, company, firm, partnership, association, proprietorship, trust, governmental or quasi-governmental body or political subdivision or any agency or instrumentality thereof, or any other entity or organization.

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1.37

“Plaintiffs” means Valeria Glenn, Gerald Smith, Marion Smoke, Camille Burns, Joe Glover, Nettleton Auto Sales, Inc., Grace Belford, Barbara Hill, Ray Wieters, Patricia Barker, Chimen Basseri, Michael Benton, Sylvia Benton, Kimberly Brown, Kellie Cereceres, Crystal Hardin, Yvonne James-Bivins, Javier Malaga, Winifred Mattos, Santiago Orosco, David Padilla, Esperanza Ramirez, William Rukeyeser, Michelle Thomas, Trina Bruche, John Marvin Brutche, Jr., Margaret Lesnansky, Yvonne Elaine Rodriguez, Annet Tivin, Nathan Terry, Wandell Littles Beazer, Stacey Bowens, Robert Deleo, Celeste Deleo, Michael Pesce, Lisa Teicher, Tracey Perillo, LaTonia Tucker, Joni Ferden-Precht, Debra Forbes, Kim Genovese, Rhonda Haskins, Maria E. Santiago, Harvey Sobelman, Verlena Walker, Neysa Williams, Rochelle Bankhead, Carla Cartwright, Dale Dowdy, Jennifer Dunn, Towana Ferguson, Jenny Mathis, Billy Mosley, Clifford Turner, Barry Wilborn, Dennis Walther, Patricia Backus, Susan Benner, Debra Cole, Charlene Kapraun, Keith Nathan, Patrick Painter, Cliff Redmon, Lane Blackwell, Jr., Martha Cesco, Heather Holleman, Valerie Mortz Rogers, Cheryl Reed, Karen Rodman, Heidi Wood, Alphonso Wright, James Dooley, Lyle Wirtles, Carl Bosch, Evelyn Bosch, Phyllis Hartzell, Philip Zivnuska, Elizabeth Stewart, Dawn Talbot, Frances Ann Fagans, Lori Green, Raymond Naquin, Lisa West, Debra Quinn, Harry Albert, Marc Koppleman, Madelaine Koppelman, Melody Lombardo, Jerrod Pinkett, Robert Wyman, Debra Companion, Colin Elliott, Richard Leger, Susan Viens, Brittany Vining, Sheree Anderson, Marquetta Chestnut, Diana Cnossen, Rafael Lanis, Sophia Marks, David Price, Brian Semrau, Jacqueline Smith, Bryan Wallace, Franklin Wloch, Anna Allshouse, David Cleland, Janelle Davis, William Hill, Christine Leonzal, Cynthia Shatek, Jennifer Sullivan, Larry Haynes, Frances Howard, Elizabeth D. Johnson, Ashley Murray, Youloundra Smith, Linda Wright, Brad Akers, Deloris Hamilton, Cynthia Hawkins, Kenneth Robinson, Ronald Robinson, Mario Stefano, Christopher Tinen, Patrice Witherspoon, Laurie Holzwarth, Susan Rangel, Bonnie Hensley, Sandra Horton, Wayne Wittenberg, Crystal Mellen, Michael Amezquita, Heather Francis, Anthony Juraitis, Gene Reagan, Steven Sileo, Javier Delacruz, Lorraine De Vargas, Arteca Heckard, Bernadette Romero, Irene Torres, Renate Glyttov, Sandra Levine, Nicole Mason, Donna Quagliana, Michael Rooney, William Ross, Richelle Draper, Gwen Moore, Leland Tilson, Jolene Mulske, Lisa Axelrod, Gail Bainbridge, Tracie Edwards, Georgianna Parisi, Peggy Robinson, Bradley Siefke, Steven M. Steidle, Bonnie Taylor, William Troiano, Reggie Welch, Carleta Burton, Deneise Burton, Debra Cummings, Jerrile Gordon, Paulette Hand, Jennifer Reeder, Bruce Wright, Denise Wright, William Bernick, Shelton Glass, Janice Bagley, Raymond Berg, Shawn Doucette, Shirley Gilbert, George Mathis, Paul Pollastro, David Schumacher, Greg Theobald, Mary Dias, Garrett Mancieri, Annette Hopkins, Frances James, Cassandra Legrand, Kimberly Mayfield, Edith Williams, Norma Lee Holmes, Catherine Senkle, Helen A. Brown, Alexis Byrd, Felisha Johnson, Sharon Newsome, Louise Tindell, Silas Walton, Gareebah Al-ghamdi, Dawn Bacon, Dawn Fuller, Michael Graciano, Shenyesa Henry, Keisha Hunter, Lisa McClellan, Lisa Simmons, Malinda Stafford, Alexis Crockett, Blair Tomlinson, Paul Jenks, Reynaldo Spellman, Michael Garcia, Tony Hiller, Stephanie Renee Carden, Melinda Graley, Nancy Bellow, Thomas Linder, Les Rouse, and Christy Smith.

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1.38

“Plaintiffs’ Class Counsel” means counsel for Plaintiffs in the Actions, who are: Steve W. Berman, of Hagens Berman Sobol Shapiro LLP, and Elizabeth J. Cabraser of Lieff Cabraser Heimann & Bernstein, LLP.

1.39	“Preliminary Approval Order” means the order entered by the MDL Court on April 27, 2020 preliminarily approving the Settlement.

1.40

“Proposed Proofs of Claim” mean the proposed class claims attached as exhibits to the Late Claims Motions, as well as any other proofs of claim that Plaintiffs or Class Members assert, or seek to assert, in connection with the Late Claims Motions.

1.41

“Qualified Settlement Fund” means a trust structured and operated in a manner so that it qualifies as a “qualified settlement fund” under section 468B of the Internal Revenue Code (the “Code”) and Treasury Regulation § l.468B-1 consistent with the terms of the Qualified Settlement Fund trust agreement, executed by New GM, the GUC Trust and Plaintiffs’ Class Counsel, upon entry of the Preliminary Approval Order by the MDL Court which, among other things, shall approve establishment of the Common Fund as a Qualified Settlement Fund Trust.

1.42

“Recalls” means the following seven motor vehicle recalls conducted by New GM in 2014 as described by National Highway Transportation Safety Administration (“NHTSA”) recall number: NHTSA Recall No. 14v047 (Delta Ignition Switch), NHTSA Recall No. 14v355 (Impala Key Rotation), NHTSA Recall No. 14v394 (Cadillac CTS/SRX Key Rotation), NHTSA Recall No. 14v400 (Malibu Key Rotation), NHTSA Recall No. 14v346 (Knee-to-Key Camaro), NHTSA Recall No. 14v118 (Side Airbag), and NHTSA Recall No. 14v153 (Electronic Power Steering).

1.43

“Recall Announcement Date” means the last day of the month in which New GM notified NHTSA in 2014 that it was including the Subject Vehicle in one of the Recalls. For a Subject Vehicle subject to more than one of the Recalls, the Recall Announcement Date shall be the last day of the month of such notice by New GM to NHTSA for whichever Recall came later in time.

1.44

“Releasing Parties” or “Releasing Party” means the Class, Plaintiffs, and each Class Member, on behalf of themselves and their heirs, beneficiaries, estates, executors, administrators, representatives, agents, counsel, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any legal, juridical, or natural person or entity who may claim by, through, under, or on behalf of them.

1.45

“Sale Agreement” means that certain Amended and Restated Master Sale and Purchase Agreement, dated as of July 5, 2009, by and among General Motors Corporation, certain of its affiliates, and NGMCO, Inc., and approved by the Bankruptcy Court on July 5, 2009, as amended, restated, or supplemented from time to time, and including all exhibits, schedules and addenda thereto.

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1.46

“Settlement” or “Settlement Agreement” means the document titled “Settlement Agreement, as Amended on May 1, 2020” filed simultaneously in In re: General Motors LLC Ignition Switch Litigation relating to “All Economic Loss Actions,” No. 14-MD-2543 (JMF), United States District Court Southern District of New York and the Bankruptcy Case and the exhibits attached thereto or incorporated therein, entered into by and among New GM, the GUC Trust, the AAT, Plaintiffs, and Plaintiffs’ Class Counsel to which this AAT Release Agreement is appended as an exhibit, and including any subsequent amendments and any exhibits to such amendments to the document titled “Settlement Agreement, as Amended on May 1, 2020.”

1.47

“Subject Vehicles” means the GM vehicles subject to the Recalls as defined by the VINs provided by New GM to the Class Action Settlement Administrator and which are comprised of the following GM vehicles:

(a)

“Production Part Recall 14v047 Vehicles,” which are those 2005-2007 Chevrolet Cobalt vehicles not also subject to Recall 14v153, those 2004-2007 Saturn Ion vehicles not also subject to Recall 14v153, 2006-2007 Chevrolet HHR vehicles, those 2007 Pontiac G5 vehicles not also subject to Recall 14v153, some 2005-2006 Pontiac Pursuit vehicles imported into the United States not also subject to Recall 14v153, 2007 Saturn Sky vehicles, 2003 Saturn Ion vehicles, and 2006-2007 Pontiac Solstice vehicles. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles is February 28, 2014.

(b)

“Production Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2005-2007 Chevrolet Cobalt vehicles subject to both Recalls, those 2007 Pontiac G5 vehicles subject to both Recalls, some 2004-2007 Saturn Ion vehicles, and some 2005-2006 Pontiac Pursuit vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Production Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

(c)

“Service Part Recall 14v047 Vehicles,” which are those 2008-2010 Chevrolet Cobalt vehicles not also subject to Recall 14v153, 2008 and 2011 Chevrolet HHR vehicles, those 2009-2010 Chevrolet HHR vehicles not also subject to Recall 14v153, those 2008-2010 Pontiac G5 vehicles imported into the United States not also subject to Recall 14v153, 2008-2010 Saturn Sky vehicles, and 2008-2010 Pontiac Solstice vehicles. The Recall Announcement Date for these Service Part Recall 14v047 Vehicles is March 31, 2014. Additionally, for 105 vehicles of various other makes, models and model years as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, the Recall Announcement Date is August 31, 2014.

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(d)

“Service Part Recall 14v047 Vehicles also subject to Recall 14v153,” which are those 2008-2010 Chevrolet Cobalt vehicles subject to both Recalls, those 2009-2010 Chevrolet HHR vehicles subject to both Recalls, and those 2008-2010 Pontiac G5 vehicles imported into the United States subject to both Recalls. The Recall Announcement Date for the Service Part Recall 14v047 Vehicles also subject to Recall 14v153 is March 31, 2014.

(e)	“Recall 14v346 Vehicles,” which are 2010-2014 Chevrolet Camaro vehicles. The Recall Announcement Date for the Recall 14v346 Vehicles is June 30, 2014.

(f)

“Recall 14v355 Vehicles,” which are 2005-2009 Buick Lacrosse vehicles, 2000 and 2006-2013 Chevrolet Impala vehicles, 2014 Chevrolet Impala Limited vehicles, 2000-2005 Cadillac Deville vehicles, 2006-2011 Cadillac DTS vehicles, 2006-2011 Buick Lucerne vehicles, 2006-2007 Chevrolet Monte Carlo vehicles, 2005-2009 Buick Allure vehicles, 2004 Buick Regal vehicles, 2002-2009 Cadillac Commercial Chassis vehicles, and 2000-2011 Cadillac Professional Chassis vehicles. The Recall Announcement Date for the Recall 14v355 Vehicles is June 30, 2014.

(g)

“Recall 14v394 Vehicles,” which are those 2003-2014 Cadillac CTS vehicles as identified by VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and those 2004-2006 Cadillac SRX as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator, and 2004-2007 Cadillac CTS-V vehicles. The Recall Announcement Date for the Recall 14v394 Vehicles is July 31, 2014, except that the Recall Announcement Date is August 31, 2014 for 2012-2014 Cadillac CTS vehicles and those 2011 Cadillac CTS vehicles as identified in the list of VINs provided by New GM for such Subject Vehicles to the Class Action Settlement Administrator.

(h)

“Recall 14v400 Vehicles,” which are 1997-2003 Chevrolet Malibu vehicles, 2000-2005 Chevrolet Impala vehicles, 2000-2005 Chevrolet Monte Carlo vehicles, 2004-2005 Chevrolet Classic vehicles, 1999-2004 Oldsmobile Alero vehicles, 1998-2002 Oldsmobile Intrigue vehicles, 1999-2005 Pontiac Grand Am vehicles, and 2004-2008 Pontiac Grand Prix vehicles. The Recall Announcement Date for the Recall 14v400 Vehicles is July 31, 2014.

(i)

“Recall 14v118 Vehicles,” which are those 2008-2009 Buick Enclave vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Buick Enclave vehicles, those 2009 Chevrolet Traverse vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 Chevrolet

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Traverse vehicles, those 2008-2009 GMC Acadia vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2010-2013 GMC Acadia vehicles, and 2008-2010 Saturn Outlook vehicles. The Recall Announcement Date for the Recall 14v118 Vehicles is March 31, 2014.

(j)

“Recall 14v153 Only Vehicles,” which are those 2004-2006 and 2008-2009 Chevrolet Malibu vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, the 2004-2005 Chevrolet Malibu Maxx, some 2006 Chevrolet Malibu Maxx as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, 2005 Pontiac G6 vehicles, those 2006 and 2008-2009 Pontiac G6 vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2008-2009 Saturn Aura vehicles as identified in the list of VINs for such Subject Vehicles provided by New GM to the Class Action Settlement Administrator, those 2005-2006 Pontiac G4 vehicles imported into the United States, and those 2006 Pontiac G5 Pursuit vehicles imported into the United States. The Recall Announcement Date for the Recall 14v153 Only Vehicles is March 31, 2014.

1.48

“Withdrawal Order” means the order entered by the MDL Court on April 23, 2020 partially withdrawing the reference of the Bankruptcy Case from the Bankruptcy Court in connection with the Settlement Agreement.

1.49	Other capitalized terms used in this AAT Release Agreement but not defined in this Section I shall have the meanings ascribed to them elsewhere in this AAT Release Agreement.

1.50	The terms “he or she,” “his or her,” and “their” include “it” or “its” where applicable.

Section 2. Release, Waiver And Covenant Not to Sue.

2.1

Effective automatically as of the AAT Distribution Date, and regardless of whether the Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, the AAT, on behalf of itself, as well as, to the fullest extent permitted under the Old GM Plan and applicable law, the Old GM Bankruptcy Estates (but excluding, for the avoidance of doubt, the GUC Trust, the MLC Asbestos PI Trust, and the Environmental Response Trust), and each of their past, present, and future unitholder, beneficiaries, administrators, monitors, representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of or in respect of the AAT (collectively, the “AAT Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the New GM Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but

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not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the AAT Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the New GM Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement, or the AAT Agreement (the “AAT Release”).

2.2

Effective automatically as of the AAT Distribution Date, and regardless of whether the Settlement Agreement receives preliminary approval or final approval by the MDL Court or whether there is a Final Effective Date, New GM, on behalf of itself, as well as its past, present, and future representatives, agents, counsel, trustees, insurers, reinsurers, subsidiaries, corporate parents, predecessors, successors, indemnitors, subrogees, assigns, and any natural, legal or juridical person or entity asserting any claim on behalf of New GM (collectively, the “New GM Releasing Parties”), fully, finally and forever releases, relinquishes, acquits, waives, discharges with prejudice, covenants not to sue, and holds harmless the AAT Released Parties, from any and all claims, demands, suits, arbitrations, mediations, petitions, liabilities, causes of action, rights, and damages of any nature whatsoever (including, but not limited to, compensatory, benefit-of-the-bargain, diminished value, lost time, lost earnings, out-of-pocket, injunctive or other equitable relief, exemplary, punitive, penalties, liens, expert and/or attorneys’ fees or by multipliers), whether past, present, or future, mature or not yet mature, existing now or arising in the future, whether or not concealed or hidden, developed or undeveloped, foreseen or unforeseen, known or unknown, suspected or unsuspected, contingent or non-contingent, derivative or direct, asserted or un-asserted, liquidated or unliquidated, whether or not such claims were or could have been raised or asserted, and whether based on federal, state or local law, statute, ordinance, regulation, code, contract, common law, consumer fraud, unfair business practices, fraudulent concealment, unjust enrichment, gross negligence, recklessness, willful misconduct, violation of the federal Racketeer Influenced and Corrupt Organizations Act or any similar state law, or any other source or theory, which any of the New GM Releasing Parties had, now has or have, or hereafter can, shall or may have, or could assert directly or indirectly in any forum against the AAT Released Parties, in each case arising out of, due to, resulting from, connected with, or involving or relating in any way to, directly or indirectly, the subject matter of the Actions, the Recalls, the Subject

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Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement or the AAT Agreement (the “New GM-AAT Release”). For the avoidance of doubt, the New GM-AAT Release includes, but is not limited to, any and all claims for reimbursement, contribution, indemnity, or subrogation arising from New GM’s settlement of personal injury and wrongful death claims asserted in the Bankruptcy Case.

2.3

The New GM Releasing Parties and the AAT Releasing Parties expressly agree that the New GM-AAT Release, the AAT Release, and the AAT Approval Order are, shall be, and may be raised as a complete defense to, and shall preclude any action or proceeding encompassed by, the New GM-AAT Release or the AAT Release.

2.4

The New GM Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the AAT Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this AAT Release Agreement. The AAT Releasing Parties shall not now or hereafter institute, maintain, prosecute, assert, and/or cooperate in the institution, commencement, filing, or prosecution of any suit, action, and/or proceeding, against the New GM Released Parties, either directly or indirectly, on their own behalf, on behalf of a class or on behalf of any other person or entity with respect to the claims, causes of action and/or any other matters released through this AAT Release Agreement.

2.5

If a New GM Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against an AAT Released Party for any claim released in the New GM-AAT Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective New GM Releasing Party’s cost, and (2) the respective AAT Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective New GM Releasing Party arising as a result of that New GM Releasing Party’s breach of their obligations under this AAT Release Agreement and the New GM-AAT Release, provided that, the AAT Released Party provides written notice to the New GM Releasing Party of their alleged breach and an opportunity to cure the breach. If an AAT Releasing Party commences, files, initiates, or institutes any new legal action or other proceeding against a New GM Released Party for any claim released in the AAT Release in any federal or state court, arbitral tribunal, or administrative or other forum, (1) such legal action or proceeding shall be dismissed with prejudice at the respective AAT Releasing Party’s cost, and (2) the respective New GM Released Party shall be entitled to recover any and all reasonable related costs and expenses (including attorneys’ fees) from that respective AAT Releasing Party arising as a result of that AAT Releasing Party’s breach of their obligations under this AAT Release Agreement and the AAT Release, provided that, the New GM Released Party provides written notice to the AAT Releasing Party of their alleged breach and an opportunity to cure the breach.

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2.6

In connection with this AAT Release Agreement, the New GM Releasing Parties and AAT Releasing Parties acknowledge that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true concerning the subject matter of the Bankruptcy Case, the Actions, and/or the New GM-AAT Release or the AAT Release. Nevertheless, it is the intention of New GM and the AAT in executing this AAT Release Agreement on behalf of the New GM Releasing Parties and the AAT Releasing Parties, respectively, to fully, finally and forever settle, release, discharge with prejudice, covenant not to sue, and hold harmless all such matters, and all claims relating thereto which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any action or proceeding) with respect to the Actions, the Recalls, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement, or the AAT Agreement.

2.7

The New GM Releasing Parties and the AAT Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise, and shall be deemed to have waived, relinquished, released with prejudice, and covenanted not to exercise, any and all rights and/or claims that they may have under any law, codal law, statute, regulation, adjudication, quasi-adjudication, decision, administrative decision, common law principle, or any other theory or source, that would otherwise limit the effect of the New GM-AAT Release or the AAT Release, including but not limited to any law that might limit a release to those claims or matters actually known or suspected to exist at the time of execution of the release. Without limiting the foregoing sentence, the New GM Releasing Parties and the AAT Releasing Parties expressly understand and acknowledge that they will be deemed by the AAT Approval Order to acknowledge, waive, relinquish, release with prejudice, and covenant not to exercise the benefits of Section 1542 of the Civil Code of the State of California, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The New GM Releasing Parties and the AAT Releasing Parties expressly waive, relinquish, release with prejudice, and covenant not to exercise any and all rights and benefits that they may have under, or that may be conferred upon them by, the provisions of Section 1542 of the California Civil Code, or any other law of any state, jurisdiction, or territory that is similar, comparable or equivalent to Section 1542.

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2.8

New GM and the AAT represent and warrant on behalf of the New GM Releasing Parties and AAT Releasing Parties, respectively, that such parties are the sole and exclusive owners of all claims that they personally are releasing under this AAT Release Agreement. New GM and the AAT further acknowledge on behalf of the New GM Releasing Parties and the AAT Releasing Parties, respectively, that such parties have not assigned, pledged, or in any manner whatsoever, sold, transferred, assigned, subrogated, or encumbered any right, title, interest or claim arising out of or in any way whatsoever, whether through insurance, indemnification, or otherwise, pertaining to the Actions, the Subject Vehicles, the Bankruptcy Case, the Sale Agreement, the Adjustment Shares, the Letter Regarding Adjustment Shares, the Old GM Plan, the GUC Trust Agreement or the AAT Agreement, including without limitation, any claim for benefits, proceeds or value, and that the AAT and New GM are not aware of any insurers, indemnitors, subrogees, or anyone other than themselves claiming any such interest, in whole or in part, or in any benefits, proceeds or values.

2.9

Without in any way limiting its scope, and, except to the extent otherwise specified in this AAT Release Agreement, the New GM-AAT Release and the AAT Release each includes, by example and without limitation, any and all claims for attorneys’ fees, costs, expert fees, or consultant fees, interest, or litigation fees, costs or any other fees, costs, and/or disbursements incurred by any attorneys of any New GM Releasing Party or any AAT Releasing Party.

2.10

New GM and the AAT acknowledge that they each have conducted sufficient independent investigation and discovery to enter into this AAT Release Agreement and that they each execute this AAT Release Agreement freely, voluntarily, and without being pressured or influenced by, or relying on any statements, representations, promises, or inducements, other than as set forth in this AAT Release Agreement.

2.11

The AAT Release and the New GM-AAT Release each shall be effective as of the AAT Distribution Date, and each shall remain binding, effective and enforceable regardless of the entry of the Final Order, entry of the Final Judgment, the termination of the Settlement Agreement, or the occurrence of the Final Effective Date.

2.12

The AAT and New GM are parties to the Settlement Agreement. However, this AAT Release Agreement, including the AAT Release and the New GM-AAT Release, shall be effective as of the AAT Distribution Date, and shall remain binding, effective and enforceable regardless of (i) the entry of a Final Order approving the Settlement Agreement, (ii) entry of the Final Judgment concerning the Settlement Agreement, or (iii) the occurrence of the Settlement Agreement’s Final Effective Date.

2.13

To the extent there are any inconsistencies and/or conflicts between the provisions of this AAT Release Agreement and the Settlement Agreement, the terms of this AAT Release Agreement control over the terms of the Settlement Agreement.

-- THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK --

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This AAT Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY NEW GM’S COUNSEL ON BEHALF OF NEW GM PER AUTHORIZATION OF NEW GM

BY /s/ Wendy L. Bloom

WENDY L. BLOOM KIRKLAND & ELLIS LLP

DATE: May 1, 2020

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This AAT Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO BY WILMINGTON TRUST COMPANY, AS TRUST ADMINISTRATOR AND TRUSTEE OF THE AAT

BY /s/ Michael Bochanski

MICHAEL BOCHANSKI

DATE: MAY 1, 2020

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This AAT Release Agreement is agreed to on the date indicated below.

APPROVED AND AGREED TO AS TO FORM BY AAT COUNSEL

BY /s/ Eric B. Fisher

ERIC B. FISHER
BINDER & SCHWARTZ LLP

DATE: May 1, 2020

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Exhibit 1 to Release Agreement

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Fifth Amended Consolidated Complaint, MDL 2543 Docket No. 4838 (filed 11/27/2017)

Alers v. General Motors LLC, No. 15-CV-0179

Andrews v. General Motors LLC, No. 14-CV-5351

Arnold, et al. v. General Motors LLC, et al., No. 14-CV-5325

Ashbridge v. General Motors LLC, et al., No. 14-CV-4781

Ashworth, et al. v. General Motors LLC, No. 14-CV-4804

Balls, et al. v. General Motors LLC, No. 14-CV-4691

Bedford Auto v. General Motors LLC, No. 14-CV-5356

Belt v. General Motors LLC, et al, No. 14-CV-8883

Bender v. General Motors LLC, No. 14-CV-4768

Benton, et al. v. General Motors LLC, No. 14-CV-4268

Biggs v. General Motors LLC, et al., No. 14-CV-5358

Bledsoe, et al. v. General Motors LLC, No. 14-CV-7631

Brandt, et al. v. General Motors LLC, No. 14-CV-4340

Brown, et al. v. General Motors LLC, No. 14-CV-4715

Burton, et al. v. General Motors LLC, et al., No. 14-CV-4771

Camlan, Inc., et al. v. General Motors LLC, No. 14-CV-4741

Childre, et al. v. General Motors LLC, et al., No. 14-CV-5332

Coleman, et al. v. General Motors LLC, No. 14-CV-4731

Corbett, et al. v. General Motors LLC, No. 14-CV-5754

Cox, et al. v. General Motors LLC, et al., No. 14-CV-4701

Darby, et al. v. General Motors LLC, et al., No. 14-CV-4692

Deighan, et al. v. General Motors LLC, et al., No. 14-CV-4858

DeLuco v. General Motors LLC, No. 14-CV-2713

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

DePalma, et al. v. General Motors LLC, et al., No. 14-CV-5501

DeSutter, et al. v. General Motors LLC, No. 14-CV-4685

Detton, et al. v. General Motors LLC, et al., No. 14-CV-4784

Deushane, et al. v. General Motors LLC, et al., No. 14-CV-4732

Dinco, et al. v. General Motors LLC, No. 14-CV-4727

Duarte v. General Motors LLC, et al., No. 14-CV-4667

Edwards, et al. v. General Motors LLC, et al., No. 14-CV-4684

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-8382

Elliott, et al. v. General Motors LLC, et al., No. 14-CV-5323

Emerson, et al. v. General Motors LLC, et al., No. 14-CV-4650

Espineira v. General Motors LLC, et. al., No. 14-CV-4637

Favro, et al. v. General Motors LLC, et al., No. 14-CV-4752

Forbes, et al. v. General Motors LLC, No. 14-CV-4798

Foster, et al. v. General Motors LLC, et al., No. 14-CV-4775

Fugate v. General Motors LLC, No. 14-CV-4714

Gebremariam, et al. v. General Motors LLC, No. 14-CV-5340

Groman v. General Motors LLC, No. 14-CV-2458

Grumet, et al. v. General Motors LLC, No. 14-CV-4690

Harris, et al. v. General Motors LLC et al., No. 14-CV-4672

Henry, et al. v. General Motors LLC, et al., No. 14-CV-4811

Heuler, et al. v. General Motors LLC, No. 14-CV-4345

Higginbotham, et al. v. General Motors LLC, et al., No. 14-CV-4759

Holliday, et al. v. General Motors LLC, et al., No. 14-CV-5506

Hurst, et al. v. General Motors Co., No. 14-CV-4707

Ibanez, et al. v. General Motors LLC, No. 14-CV-5880

2

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Jawad v. General Motors LLC, No. 14-CV-4348

Johnson, et al. v. General Motors LLC, No. 14-CV-5347

Jones v. General Motors LLC, No. 14-CV-5850

Jones v. General Motors LLC, No. 14-CV-4350

Kandziora v. General Motors LLC, et al., No. 14-CV-8386

Kelley, et al. v. General Motors Co., et al., No. 14-CV-4272

Kluessendorf, et al. v. General Motors LLC, et al., No. 14-CV-5035

Knetzke, et al. v. General Motors LLC, et al., No. 14-CV-4641

Kosovec, et al. v. General Motors LLC, et al., No. 14-CV-6830

Krause v. General Motors LLC, No. 14-CV-7977

Lannon, et al. v. General Motors LLC, et al., No. 14-CV-4676

LaReine, et al. v. General Motors LLC, et al., No. 14-CV-4717

Letterio, et al. v. General Motors LLC, et al., No. 14-CV-4857

Leval, et al. v. General Motors LLC, No. 14-CV-4802

Levine v. General Motors LLC, No. 14-CV-4661

Lewis, et al. v. General Motors LLC, et al., No. 14-CV-4720

Maciel, et al. v. General Motors LLC, No. 14-CV-4339

Malaga et al. v. General Motors LLC, No. 14-CV-4738

Markle, et al. v. General Motors LLC, et al., No. 14-CV-4662

Mazzocchi, et al. v. General Motors LLC, et al., No. 14-CV-2714

McCarthy v. General Motors LLC, et al., No. 14-CV-4758

McConnell, et al. v. General Motors LLC, No. 14-CV-4270

Mullins v. General Motors LLC, No. 14-CV-8885

Nava, et al. v. General Motors LLC, et al., No. 14-CV-4754

Nettleton Auto Sales Inc., et al. v. General Motors LLC, et al., No. 14-CV-4760

3

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Phaneuf, et al. v. General Motors LLC, No. 14-CV-3298

Phillip, et al. v. General Motors LLC, No. 14-CV-4630

Ponce, et al. v. General Motors LLC, et al., No. 14-CV-4265

Powell v. General Motors LLC, No. 14-CV-4778

Ramirez, et al. v. General Motors LLC, et al., No. 14-CV-4267

Ratzlaff, et al. v. General Motors LLC, No. 14-CV-4346

Roach, et al. v. General Motors LLC, et al., No. 14-CV-4810

Robinson, et al. v. General Motors LLC, et al., No. 14-CV-4699

Rollins, et al. v. General Motors LLC, et al., No. 14-CV-7242

Ross, et al. v. General Motors LLC, et al., No. 14-CV-4756

Roush, et al. v. General Motors LLC, et al., No. 14-CV-4704

Ruff, et al. v. General Motors LLC, et al., No. 14-CV-4764

Rukeyser, et al. v. General Motors LLC, No. 14-CV-5715

Saclo et al. v. General Motors LLC, et al., No. 14-CV-4751

Salazar, III, et al. v. General Motors LLC, et al., No. 14-CV-4859

Salerno, et al. v. General Motors LLC, et al., No. 14-CV-4799

Santiago, et al. v. General Motors LLC, No. 14-CV-4632

Satele, et al. v. General Motors LLC, No. 14-CV-4273

Sauer, et al. v. General Motors, et al., No. 14-CV-5752

Sesay, et al. v. General Motors LLC, et al., No. 14-CV-6018

Shollenberger v. General Motors LLC, No. 14-CV-4338

Silvas, et al. v. General Motors LLC, No. 14-CV-4342

Skillman, et al. v. General Motors LLC, et al., No. 14-CV-3326

Smith, et al. v. General Motors LLC, et al., No. 14-CV-5338

Spangler, et al. v. General Motors LLC, No. 14-CV-4755

4

Economic Loss Actions in In re: GM Ignition Switch Litig., 14-MD-2543 (JMF)

Stafford, et al. v. General Motors LLC, No. 14-CV-4808

Stafford-Chapman, et al. v. General Motors LLC, et al., No. 14-CV-5345

Stevenson v. General Motors LLC, No. 14-CV-5137

Taylor Deushane, et al. v. General Motors LLC, No. 14-CV-4732

Turpyn, et al. v. General Motors LLC, et al., No. 14-CV-5328

Villa, et al. v. General Motors LLC, et al., No. 14-CV-4801

Williams, et al. v. General Motors LLC, et al. No. 14-CV-7979

Witherspoon, et al. v. General Motors LLC, et al., No. 14-CV-4702

Woodward, et al. v. General Motors LLC, et al., No. 14-CV-4226

Yagman v. General Motors Company, et al., No. 14-CV-9058

5

Exhibit 20:

AAT Approval Order

UNITED STATE BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:
Chapter 11
MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al.	Case. No. 09-50026 (MG)

Debtors.	(Jointly Administered)

ORDER APPROVING AAT’S ENTRY INTO AMENDED SETTLEMENT

AGREEMENT AND THE AAT RELEASE AGREEMENT PURSUANT

TO FEDERAL RULE OF BANKRUPTCY PROCEDURE 9019

Upon the motion (the “Motion”) of the Motors Liquidation Company Avoidance Action Trust (the “AAT”) pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019 for approval of (i) the AAT’s entry into the settlement agreement, as amended on May 1, 2020 (the “Amended Settlement Agreement”) by and among the AAT, the GUC Trust, New GM,1 the Plaintiffs, and Plaintiffs’ Class Counsel (each a “Party,” and collectively, the “Parties”) and (ii) the AAT Release Agreement (attached as Exhibit 19 to the Amended Settlement Agreement) between the AAT and New GM (the “AAT Release Agreement”) dated as of May 1, 2020; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and due and proper notice of the Motion having been given, and no other or further notice being necessary; and the Court having reviewed the Motion, the Amended Settlement Agreement, the AAT Release Agreement and the other documents filed in connection therewith; and after due deliberation and for good cause shown,

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Motion or the Settlement Agreement, as applicable.

THE COURT FINDS:2

A.        The Court held a hearing on April 23, 2020 to consider the GUC Trust’s entry into the Settlement Agreement, and subsequently entered that certain Order (I) Approving the GUC Trust Administrator’s Actions, (II) Approving the Settlement Agreement and the Release Agreement Pursuant to Federal Rule of Bankruptcy Procedure 9019, and (III) Authorizing the Reallocation of GUC Trust Assets [ECF No. 14730] (the “GUC Trust Approval Order”) approving the Settlement Agreement solely with respect to the GUC Trust. Pursuant to the GUC Trust Approval Order, the Court ordered the Parties to file the Amended Settlement Agreement no later than May 1, 2020, in which the AAT would be added as a Party, and required the AAT to seek separate relief under Bankruptcy Rule 9019.

B.        The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.

C.        The Amended Settlement Agreement was negotiated by the Parties in good faith and at arm’s length.

D.        The AAT Release Agreement was negotiated by the AAT and New GM in good faith and at arm’s length.

E.        The Amended Settlement Agreement and the AAT Release Agreement and the actions contemplated thereby, including the releases given therein, meet the applicable legal standards for the approval of a compromise and settlement by a debtor in bankruptcy, and are

[2]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2

reasonable, fair, and equitable and supported by adequate consideration. The Court, however, does not express an opinion with respect to whether the Amended Settlement Agreement may be approved by Federal Rule of Civil Procedure 23, which is a matter left to the MDL Court (as defined in the Motion).

F.        The AAT’s request to allocate $2.2 million from its expense reserve for payment to the Common Fund, subject to the conditions set forth in the Amended Settlement Agreement, is hereby approved. The AAT’s payment to the Common Fund shall be deemed solely a distribution to holders of Allowed General Unsecured Claims for purposes of calculating distribution allocations with respect to any future distributions by the AAT beyond the Initial Distribution and shall not diminish in any manner any future distributions from the AAT to the DIP Lenders (as defined in the Motion).

G.        The Amended Settlement Agreement and the AAT Release Agreement, and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the AAT.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.        The Motion is GRANTED as set forth herein.

2.        The Amended Settlement Agreement and the AAT Release Agreement are APPROVED pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Sections 105(a), 363 and 1142, and the AAT is authorized to enter into the Amended Settlement Agreement and the AAT Release Agreement.

3.        The AAT is authorized to take all necessary steps pursuant to the terms and conditions of the Amended Settlement Agreement and the Release Agreement to effectuate the Amended Settlement Agreement and the AAT Release Agreement.

3

4.        As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been provided in accordance with the Court-approved notice procedures, and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

5.        The Provisions of this Order relating to the AAT Release Agreement are non-severable and mutually dependent, and shall remain binding, effective, and enforceable regardless of whether the Final Order is entered, the Final Effective Date occurs, or the Amended Settlement Agreement is hereafter terminated.

6.        Upon entry of this Order, and until the earlier to occur of (a) the occurrence of the Final Effective Date and (b) the termination of the Amended Settlement Agreement pursuant to its terms, all Persons shall be, and hereby are, stayed from commencing or pursuing any litigation in the Bankruptcy Court arising out of, in connection with, or related to the Amended Settlement Agreement.

7.        Upon entry of this Order, all Persons shall be permanently barred, enjoined and restrained from contesting or disputing the allocation of $2.2 million of AAT assets provided herein or the AAT Release Agreement.

8.        The failure to specifically include any particular provision of the Amended Settlement Agreement or the AAT Release Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Amended Settlement Agreement and the AAT Release Agreement, and all actions required for implementation of the Amended Settlement Agreement and the AAT Release Agreement, be approved in their entirety.

4

9.        For the avoidance of doubt, nothing in this Order shall preclude claims by the Parties to the Amended Settlement Agreement and the Parties to the AAT Release Agreement to enforce any obligations created therein.

10.        Nothing in this Order shall limit or modify the terms of the GUC Trust Approval Order.

11.        This Order is a final order within the meaning of 28 U.S.C. § 158(a), as it fully and finally resolves the Motion.

12.        This Order shall be immediately effective and enforceable upon entry.

13.        The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

Dated:
New York, New York	THE HONORABLE MARTIN GLENN
UNITED STATES BANKRUPTCY JUDGE

5

Exhibit 21:

[Proposed] Order Supplementing Order Granting Preliminary Approval of Class Settlement, Directing Notice Under Rule 23(E) And Granting Related Relief

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE:	No. 14-MD-2543 (JMF)

GENERAL MOTORS LLC IGNITION
SWITCH LITIGATION

This Document Relates to:

ALL ECONOMIC LOSS ACTIONS

[PROPOSED] ORDER SUPPLEMENTING ORDER GRANTING PRELIMINARY

APPROVAL OF CLASS SETTLEMENT, DIRECTING NOTICE UNDER RULE 23(E),

AND GRANTING RELATED RELIEF

Before the Court is the Parties’ Joint Motion for Entry of an Order Supplementing Order Granting Preliminary Approval of Class Settlement, Directing Notice Under Rule 23(e) and Granting Related Relief (the “Motion”), brought pursuant to Rule 23 of the Federal Rules of Civil Procedure.1

WHEREAS, Economic Loss Plaintiffs (“Plaintiffs”), General Motors LLC (“New GM”), and the Motors Liquidation Company GUC Trust (the “GUC Trust”) (collectively, the “Original Parties”) have entered into a Settlement Agreement (the “Settlement Agreement”) subject to preliminary and final approval by this Court.

WHEREAS, the Settlement Agreement included certain provisions related to the Motors Liquidation Company Avoidance Action Trust (the “AAT”), including as to how the Settlement would be amended if the Original Parties reached an agreement with the AAT.

[1]	Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Settlement Agreement.

WHEREAS, the Original Parties and the AAT reached an agreement-in-principle with respect to disputes related to the AAT on April 22, 2020.

WHEREAS, on April 27, 2020, the Court entered an Order Granting Preliminary Approval of Class Settlement, Directing Notice Under Rule 23(e) and Granting Related Relief (“Preliminary Approval Order”) directing the Parties to file an amended Settlement Agreement incorporating the AAT as a Party.

WHEREAS, the Original Parties and the AAT (collectively, the “Parties”) have now entered into the Settlement Agreement, as Amended on May 1, 2020 (“Amended Settlement Agreement”), which incorporates the AAT as a Party.

WHEREAS, on May 1, 2020, the Parties filed the Motion, which sought entry of an Order supplementing the Preliminary Approval Order, in order to obtain Court approval of the Amended Settlement Agreement.

IT IS HEREBY ORDERED AS FOLLOWS:

The Court hereby preliminarily approves the revised provisions of the Amended Settlement Agreement, including the amended Class Notice exhibits (Exhibits 5, 11, 12, 16 and 17), for substantially the same reasons as stated in the Preliminary Approval Order. At the time that the Court entered the Preliminary Approval Order, the Court had already been informed of the terms of the agreement-in-principle with the AAT and finds that the incorporation of those terms in the Amended Settlement Agreement does not alter any of its previous findings.

IT IS SO ORDERED.

Dated:
HONORABLE JESSE M. FURMAN UNITED STATES DISTRICT COURT JUDGE

2